UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Response Biomedical Corp.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock

(2)	Aggregate number of securities to which transaction applies:

11,136,048 shares of Common Stock (including shares subject to restricted stock units and shares of deferred stock units) and 708,526 shares of common stock underlying outstanding employee stock options with an exercise price of less than US $0.87 per share

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c), the filing fee of US $329 was determined by multiplying .0001007 by the aggregate Arrangement Consideration of US $3,262,954. The aggregate Arrangement Consideration was calculated based on the sum of 3,344,822 outstanding shares of Common Stock as of June 22, 2016 to be acquired pursuant to the Arrangement, and the 162,484 shares of common stock subject to restricted stock units and deferred stock units multiplied by the US $0.87 per share Arrangement Consideration and adding the foregoing sum to US $211,598 (the amount of stock-based compensation that may be issued prior to the closing of the merger), which is the product obtained by multiplying 708,526, representing the number of outstanding employee stock options, by approximately US $0.30, representing the per share merger consideration of US $0.87 less the approximately US $0.58 weighted average exercise price of the outstanding employee stock options. A filing fee of US $437.91 was previously paid in connection with the filing of the preliminary proxy statement on June 24, 2016.

(4)	Proposed maximum aggregate value of transaction:

US $3,262,954

(5)	Total fee paid:

US $329

☒	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Neither the U.S. Securities and Exchange Commission, which we refer to in this proxy statement as the “SEC,” nor any state securities commission has: approved or disapproved of the transactions described in this proxy statement, including the Arrangement; passed upon the merits or fairness of the transactions described in this proxy statement, including the Arrangement; or determined if the information contained in this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

PRELIMINARY

COPY-SUBJECT TO

COMPLETION

1781 - 75th Avenue W.

Vancouver, BC

V6P 6P2 CANADA

INVITATION TO SHAREHOLDERS

Dear Shareholder,

You are cordially invited to attend a special meeting of the shareholders of Response Biomedical Corp. (the “Company”), which we will hold at [●] a.m., Pacific Time, on [●] [●], 2016, at our corporate office located at 1781 - 75th Avenue W., Vancouver, BC (the “Special Meeting”). Formal notice of the Special Meeting, a proxy statement, and a proxy card accompany this letter.

The Company has faced increasing challenges in its key China market, as described in the Company’s previous press releases and regulatory filings. As competition increases in China, the Company has found it increasingly difficult to maintain and build a strong market position as a small public company with limited presence in China. In addition, the Company has struggled to meet scheduled interest and principal payments associated with its large existing debts and with the costs and competitive disadvantage of the disclosure requirements of being a public company. This, along with the resulting cash conservation efforts, have increasingly limited the Company’s ability to invest in sales and marketing initiatives as well as new product development.

The proposed Arrangement with the Purchaser Group described below and in this proxy statement offers an opportunity to leverage the Purchaser Group’s current strong sales and marketing leadership in China and the additional financial resources the Purchaser Group can potentially make available to the Company. After considering the Company’s cash position and limited prospects, and after considering that other possible alternative financing approaches or transactions were not available on commercially reasonable terms or at all, the Company’s board and management have concluded that it is in the best interest of shareholders to proceed with the proposed Arrangement.

At the Special Meeting, our shareholders will be asked to consider and, if thought advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”), the full text of which is set forth in Annex D to the accompanying proxy statement and management information circular (the “Circular”), approving an Arrangement (the “Arrangement”) under Division 5 of Part 9 of the Business Corporations Act (British Columbia) involving the Company, 1077801 B.C. Ltd. (the “Purchaser”), OrbiMed Asia Partners, L.P., OrbiMed Private Investments III, LP, OrbiMed Associates III, LP, and Shanghai Runda Medical Technology Co., Ltd., pursuant to an Arrangement Agreement by and among the Company and the Purchaser (the “Arrangement Agreement”) and Plan of Arrangement (“Plan of Arrangement”). Pursuant to the Arrangement Agreement, the Purchaser will, among other things, acquire all of the issued and outstanding common shares of the Company, all as more particularly described in the Circular (the “Arrangement”). If the Arrangement is completed, then each common share of the Company will be converted into the right to receive CDN $1.12 in cash (other than certain shares that will be rolled over into the Purchaser as set forth in the Arrangement Agreement).

The proposed Arrangement is a “going private transaction” under Securities and Exchange Commission (the “SEC”) rules. Following the Arrangement, all of the Common Stock of Purchaser will be beneficially owned by OrbiMed Asia Partners, L.P., OrbiMed Private Investments III, LP, OrbiMed Associates III, LP, OrbiMed Advisors LLC, OrbiMed Advisors Limited, Samuel D. Isaly, and Shanghai Runda Medical Technology Co., Ltd. (which we refer to as the “Purchaser Group”).

After taking into consideration, among other things, (i) the recommendation of the special committee of the board of directors of the Company, and (ii) the opinion of Bloom Burton & Co. Ltd. (“Bloom Burton”) as to the fairness, from a financial point of view, to the Company’s shareholders (excluding the Purchaser Group and any Rollover Shareholders) of the Consideration to be received by the Company’s shareholders pursuant to the Arrangement, our board of directors (the “Board”) (without Peter A. Thompson, and Jonathan J. Wang’s participation) has concluded that the Arrangement is in the best interests of the Company and has approved the Arrangement and authorized its submission to the Company’s shareholders. Accordingly, the Board UNANIMOUSLY recommends that shareholders vote FOR of the Arrangement Resolution. It is a condition to the completion of the Arrangement that the Arrangement Resolution be approved at the Special Meeting.

We are seeking approval of the Arrangement Resolution by the affirmative vote of (a) at least 66 2⁄3% of the votes cast by shareholders, present in person or represented by proxy at the Special Meeting, and (b) a majority of the votes cast by shareholders present in person or represented by proxy at the Special Meeting, other than those shareholders excluded pursuant to Section 8.1(2) of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

Whether or not you attend the Special Meeting, it is important that you use this opportunity to take part in the affairs of the Company by voting on the business to come before the Special Meeting. After reading the enclosed Circular, please promptly mark, sign, date and return the enclosed proxy or voting instruction form as instructed to ensure that your shares will be represented. Regardless of the number of common shares you own, your careful consideration of, and vote on, the matters before our shareholders is important.

Pursuant to rules of the SEC, you also will be asked to vote at the Special Meeting on a non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Arrangement, as described in the proxy statement. The Board (without Peter A. Thompson and Jonathan J. Wang’s participation) also recommends unanimously that the shareholders of the Company vote “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable to the Company’s named executive officers in connection with the Arrangement.

The enclosed proxy statement describes the Arrangement Agreement, the Arrangement and related agreements and provides specific information concerning the Special Meeting. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission. We urge you to read the entire proxy statement, including the annexes, carefully, as it sets forth the details of the Arrangement Agreement and other important information related to the Arrangement.

We look forward to seeing you at the meeting.

Sincerely yours,

/s/ Barbara R. Kinnaird, Ph.D.

Chief Executive Officer

1781-75th Avenue W.

Vancouver, BC

Canada V6P 6P2

The date of this proxy statement is [●], 2016 and it is being mailed to shareholders on or about [●], 2016.

Neither the U.S. Securities and Exchange Commission, which we refer to in this proxy statement as the “SEC,” nor any state securities commission has: approved or disapproved of the transactions described in this proxy statement, including the Arrangement; passed upon the merits or fairness of the transactions described in this proxy statement, including the Arrangement; or determined if the information contained in this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

PRELIMINARY COPY-SUBJECT TO COMPLETION

RESPONSE BIOMEDICAL CORP.

1781 - 75th Avenue W.

Vancouver, BC

V6P 6P2 CANADA

NOTICE OF SPECIAL MEETING OF
SHAREHOLDERS AND INFORMATION CIRCULAR

To the Shareholders of Response Biomedical Corp.:

Notice is hereby given that our Special Meeting of the Shareholders of Response Biomedical Corp., will be held on [●] [●], 2016 at [●] a.m. Pacific Time at 1781 – 75th Avenue W., Vancouver, BC for the following purposes:

(1)

to consider and, if thought advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”), the full text of which is set forth in Annex D to the accompanying proxy statement and management information circular (the “Circular”), approving an Arrangement Agreement (the “Arrangement Agreement”) and Plan of Arrangement (the “Plan of Arrangement”) under Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “BCBCA”) involving the Company, 1077801 B.C. Ltd. (the “Purchaser”), OrbiMed Asia Partners, L.P., OrbiMed Private Investments III, LP, OrbiMed Associates III, LP, and Shanghai Runda Medical Technology Co., Ltd., pursuant to which the Purchaser will, among other things, acquire all of the issued and outstanding common shares of the Company, all as more particularly described in the Circular (the “Arrangement”);

(2)

to consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Arrangement; and

(3)	to act upon other business that may properly come before the special meeting or any adjournment or postponement thereof.

Specific details of the matters proposed to be put before the Special Meeting are set forth in the Circular which accompanies this Notice of Special Meeting of Shareholders.

After taking into Consideration, among other things, (i) the recommendation of the special committee of the board of directors of the Company; and (ii) the opinion of Bloom Burton & Co., Ltd. as to the fairness, from a financial point of view, to the Company’s unaffiliated shareholders (which excludes OrbiMed Asia Partners, L.P., OrbiMed Private Investments III, LP, OrbiMed Associates III, LP, OrbiMed Advisors LLC, OrbiMed Advisors Limited, Samuel D. Isaly, and Shanghai Runda Medical Technology Co., Ltd. (collectively, the “Purchaser Group”) and any Rollover Shareholders) of the Consideration to be received by the Company’s shareholders pursuant to the Arrangement, our board of directors (the “Board”) has concluded that the Arrangement is in the best interests of the Company and has approved the Arrangement and authorized its submission to the Company’s shareholders. Accordingly, the Board (without Peter A. Thompson and Jonathan J. Wang’s participation) UNANIMOUSLY recommends that shareholders vote FOR the Arrangement Resolution. It is a condition to the completion of the Arrangement that the Arrangement Resolution be approved at the Special Meeting.

We are seeking approval of the Arrangement Resolution by the affirmative vote of (a) at least 66 2⁄3% of the votes cast by shareholders, present in person or represented by proxy at the Special Meeting, and (b) a majority of the votes cast by shareholders present in person or represented by proxy at the Special Meeting, other than those shareholders excluded pursuant to Section 8.1(2) of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

The record date for determining the shareholders entitled to receive notice of and to vote at the Special Meeting is the close of business on [●], 2016 (the “Record Date”). Only shareholders whose names have been entered in the register of the Company’s shareholders as of the close of business on the Record Date are entitled to receive notice of and to vote at the Special Meeting.

Your vote is important regardless of the number of shares you own. Shareholders are invited to attend the Special Meeting. Registered shareholders who are unable to attend the Special Meeting or any postponement or adjournment thereof in person are requested to complete, date, sign and return the enclosed form of proxy or, alternatively, to vote by telephone, or over the internet, in each case in accordance with the enclosed instructions. To be used at the Special Meeting, the completed proxy form must be deposited at the office of Computershare Investor Services Inc. (“Computershare”), Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 (Fax: 1-866-249-7775 (toll free within North America) or (416) 263-9524 (outside North America)) by mail or fax or the proxy vote is otherwise registered in accordance with the instructions thereon. Non-registered shareholders who receive these materials through their broker or other intermediary should complete and send the form of proxy or voting instruction form in accordance with the instructions provided by their broker or intermediary. To be effective, a proxy must be received by Computershare not later than [●] (Pacific time) on [●], 2016, or in the case of any postponement or adjournment of the Special Meeting, not less than 48 hours, Saturdays, Sundays and holidays excepted, prior to the time of the postponed or adjourned meeting. Late proxies may be accepted or rejected by the Chair of the Special Meeting in his or her discretion, and the Chair is under no obligation to accept or reject any particular late proxy.

Pursuant to the BCBCA, as modified by the Plan of Arrangement, the Interim Order and the Final Order (as defined in the Circular), registered shareholders have been granted the right to dissent in respect of the Arrangement Resolution. If the Arrangement becomes effective, a registered shareholder who dissents in respect of the Arrangement Resolution (a “Dissenting Shareholder”) is entitled to be paid the fair value of such Dissenting Shareholder’s shares, provided that such Dissenting Shareholder has delivered to the Company a written objection to the Arrangement Resolution not later than [●] (Pacific time) on [●], 2016, being the business day which is two business days immediately preceding the Special Meeting (or, if the Special Meeting is postponed or adjourned, the business day which is two business days immediately preceding the date of the postponed or adjourned Special Meeting) and has otherwise complied strictly with the dissent procedures described in the Circular, including the relevant provisions of Division 2 of Part 8 of the BCBCA, as modified by the Plan of Arrangement, the Interim Order and the Final Order. This right is described in detail in the Circular under the heading “Rights of Dissenting Shareholders”. The text of Division 2 of Part 8 of the BCBCA, which will be relevant in any dissent proceeding, is set forth in Annex C to the Circular.

Beneficial owners of shares registered in the name of a broker, investment dealer or other intermediary who wish to dissent should be aware that only registered owners of shares are entitled to dissent. Beneficial shareholders who wish to exercise dissent rights must cause each registered shareholder holding their shares to deliver the notice of dissent.

Failure to comply strictly with the dissent procedures described in the Circular may result in the loss of any right of dissent.

All shareholders are cordially invited to attend the Special Meeting.

The Arrangement is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the Arrangement Agreement is included as Annex A to the accompanying proxy statement.

By Order of the Board of Directors,

/s/ Lewis J. Shuster
Chairman of the Board
[●] [●], 2016

The date of this proxy statement is [●], 2016 and it is being mailed to shareholders on or about [●], 2016.

TABLE OF CONTENTS

Page

SUMMARY TERM SHEET	1

The Parties to the Arrangement Agreement	1
Purposes of the Transaction	2
The Arrangement	3
Conditions to the Arrangement	3
Expected Timing of the Arrangement	3
Arrangement Consideration	3
Interests of the Company’s Directors and Executive Officers	3
The Special Meeting	4
Treatment of Stock Options and Other Stock-Based Compensation and Warrants	5
Delisting and Deregistration of Our Common Stock	6
Recommendations of Our Board of Directors	6
Opinion of Response’s Financial Advisor	6
Fees and Expenses	7
Dissent Rights	7
Voting Agreements	7
Currency and Exchange Rates	8

SPECIAL FACTORS	9

Introduction	9
Background of the Arrangement	9
Reasons for the Arrangement; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Arrangement	14
Recommendation of the Board and the Company	18
Opinion of Financial Advisor to the Special Committee	19
Purchaser Group Members’ Purposes and Reasons for the Arrangement	28
Position of the Purchaser Group as to Fairness of the Arrangement	28
Plans for the Company After the Arrangement	31
Certain Effects of the Arrangement	32
Procedure for Exchange of Shares	35
Projected Financial Information	37
Financing	39
Interests of the Company’s Directors and Executive Officers in the Arrangement	39
Purchaser Group Members	43
Stock Options, Restricted Share Units, and Deferred Share Units	43
Indemnification/ Insurance	44
Compensation of the Special Committee	44
Material U.S. Federal Income Tax Consequences of the Arrangement	44
Material Canadian Federal Income Tax Consequences of the Arrangement	48
Residents of Canada	49
Fees and Expenses	52
Anticipated Accounting Treatment of the Arrangement	52

-i-

Cautionary Statement Concerning Forward-Looking Information	53

NOTICES TO SHAREHOLDERS IN CANADA	54

NOTICES TO SHAREHOLDERS OUTSIDE OF CANADA	55

THE PARTIES TO THE ARRANGEMENT	56

Response Biomedical Corp.	56

THE SPECIAL MEETING	57

Date, Time and Place	57
Voting Information	57
Beneficial Shareholders	58
Householding of Proxy Materials	59

THE ARRANGEMENT AGREEMENT	60

Representations and Warranties	60
Conditions Precedent to the Arrangement	61
Covenants	63
Termination of the Arrangement Agreement	75
Injunctive Relief	77
Expenses	77
Amendments	77

Regulatory Matters	78

Canadian Securities Law Matters	78
Competition Act (Canada)	80
Stock Exchange Approval	80
Other Regulatory Matters	80

AGREEMENTS INVOLVING COMMON STOCK	81

Voting Agreements	81

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS	84

IMPORTANT INFORMATION ABOUT RESPONSE	85

Company Background	85
Prior Public Offerings	85
Additional Financial and Business Information
Ratio of Earnings to Fixed Charges	85
Book Value Per Share	85
Trading in Securities to be Acquired	86
Previous Purchases and Sales	86
Previous Distributions	86
Dividend Policy	87
Security Ownership	87

DELISTING AND DEREGISTRATION OF COMMON STOCK	90

-ii-

ADVISORY VOTE REGARDING MERGER-RELATED COMPENSATION PROPOSAL	91

Golden Parachute Compensation	91
Vote Required and Board Recommendation	92

DISSENT RIGHTS	93

SUBMISSION OF STOCKHOLDER PROPOSALS	96

WHERE YOU CAN FIND MORE INFORMATION	97

APPROVAL OF DIRECTORS	98

ANNEX A
ANNEX B
ANNEX C
ANNEX D
ANNEX E
ANNEX F
ANNEX G
ANNEX H
ANNEX I

-iii-

SUMMARY TERM SHEET

This summary highlights selected information from this Circular related to the Arrangement involving Response Biomedical Corp. (the “Company”), 1077801 B.C. Ltd. (the “Purchaser”), OrbiMed Asia Partners, L.P., OrbiMed Private Investments III, LP, OrbiMed Associates III, LP, and Shanghai Runda Medical Technology Co., Ltd. and may not contain all of the information that is important to you. To understand the Arrangement more fully and for a more complete description of the legal terms of the Arrangement, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain any additional information referred to in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.” The Arrangement Agreement is attached as Annex A to this proxy statement. We encourage you to read the Arrangement Agreement, which is the legal document that governs the Arrangement, carefully and in its entirety.

The Parties to the Arrangement Agreement

Response Biomedical Corp.

Response Biomedical Corp., which we refer to as the “Company,” “we,” “our” or “us,” is a British Columbia, Canada corporation. The address of our principal executive office 1781 - 75th Avenue W., Vancouver, British Columbia, Canada.

We are engaged in the research, development, commercialization and distribution of diagnostic technologies for the medical central-lab testing, point of care (“POC”) testing and on-site environmental testing markets. POC, on-site diagnostic tests (or assays) are simple, non-laboratory based tests performed using portable hand-held devices, compact desktop analyzers, single-use test cartridges and/or dipsticks. RAMP® represents a paradigm in diagnostics that provides sensitive and reliable information in minutes. See “Important Information About Response — Company Background” beginning on page 84.

Additional information about the Company is contained in our annual report on Form 10-K for the fiscal year ended December 31, 2015, and in our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2016 attached to this proxy statement as Annexes G and H, respectively, and in our other public filings. See “Where You Can Find More Information” beginning on page 96.

1077801 B.C. Ltd.

1077801 B.C. Ltd. (“Purchaser”) is a newly formed British Columbia, Canada corporation. Purchaser was formed by Stikeman Elliot LLP, per and on behalf of the Purchaser Group. As of the date hereof, Purchaser is beneficially owned by OrbiMed Asia Partners, L.P., OrbiMed Private Investments III, LP, OrbiMed Associates III, LP, OrbiMed Advisors LLC, OrbiMed Advisors Limited, Samuel D. Isaly, and Shanghai Runda Medical Technology Co., Ltd. (together with the Purchaser, the “Purchaser Group”). Prior to the consummation of the Arrangement, the sole directors of the Purchaser are Jonathan Wang and Hui Liu, representatives of OrbiMed and Runda Medical, respectively. There are no executive officers of the Purchaser at this time. Purchaser has not engaged in any business other than in connection with the Arrangement and other related transactions. The principal executive offices of Purchaser are located at 601 Lexington Avenue, 54th Floor, New York, NY 10022. See “The Parties to the Arrangement” beginning on page 56 for additional information regarding the Purchaser.

OrbiMed Asia Partners, L.P.

OrbiMed Asia Partners, L.P. (“OAP”), a limited partnership organized under the laws of the Cayman Islands, is a venture capital fund that was formed for the purpose of making healthcare investments in Asia. OrbiMed Asia GP, L.P. (“OAP GP”), a limited partnership organized under the laws of the Cayman Islands, is the general partner of OAP. OrbiMed Advisors Limited (“OrbiMed Limited”), a corporation organized under the laws of the Cayman Islands, is the general partner of OAP GP. The principal business of each of OAP GP and OrbiMed Limited is making venture capital investments. The principal executive offices of OAP, OAP GP and OrbiMed Limited are located at 601 Lexington Avenue, 54th Floor, New York, NY 10022. See “The Parties to the Arrangement” beginning on page 56 for additional information.

OrbiMed Private Investments III, LP

OrbiMed Private Investments III, LP (“OPI III”), limited partnership organized under the laws of Delaware, is a venture capital fund that was formed for the purpose of making healthcare investments. OrbiMed Capital GP III LLC (“Capital GP III”), a limited liability company organized under the laws of Delaware, is the general partner of OPI III. OrbiMed Advisors LLC (“OrbiMed Advisors”) , a limited liability company organized under the laws of Delaware, is the sole managing member of Capital GP III. The controlling member of OrbiMed Advisors is Samuel D. Isaly. The principal business of each of Capital GP III and OrbiMed Advisors is making venture capital investments. The principal executive offices of OPI III, Capital GP III and OrbiMed Advisors, are located at 601 Lexington Avenue, 54th Floor, New York, NY 10022. See “The Parties to the Arrangement” beginning on page 56 for additional information.

OrbiMed Associates III, LP

OrbiMed Associates III, L.P. (“Associates III”), a limited partnership organized under the laws of Delaware, is a venture capital fund that was formed for the purpose of making healthcare investments. OrbiMed Advisors is the sole general partner of Associates III. The controlling member of OrbiMed Advisors is Samuel D. Isaly. The principal business of OrbiMed Advisors is making venture capital investments. The principal executive offices of Associates III and OrbiMed Advisors are located at 601 Lexington Avenue, 54th Floor, New York, NY 10022. See “The Parties to the Arrangement” beginning on page 56 for additional information.

Shanghai Runda Medical Technology Co., Ltd.

Shanghai Runda Medical Technology Co., Ltd., which we refer to as “Runda Medical,” is a Shanghai, China corporation. The address of Runda Medical principal executive office Room D-I, 15/F,Orient International Science & Technology Mansion, 58 Xiangcheng Rd., Pudong District, Shanghai, P.R. China.

Runda Medical is an integrated service provider of medical laboratory, founded in 1999, and listed in the Shanghai Stock Exchange. Using East China as a hub, Runda Medical is quickly expanding to the rest of China. Its core business is providing a full range of in vitro diagnostics (IVD) products and professional technical support for medical laboratories. Since its inception, Runda Medical has dedicated itself to establishing China’s leading in vitro diagnostics products circulation and service platform, offering high quality and wide-ranging in vitro diagnostics products and services to medical institutions, in order to satisfy the individualized demand of medical institutions. Since then, Runda Medical has become one of the leading companies in China’s in vitro diagnostics product circulation and service industry. See “The Parties to the Arrangement” beginning on page 56 for additional information.

Purposes of the Transaction (Page 28)

Immediately prior to the Arrangement, the Purchaser Group will hold approximately 54.4% of the outstanding shares of Common Stock of the Company.

The primary purposes of the Arrangement include providing the shareholders with a source of liquidity at a fair value, providing the Company the opportunity to leverage the Purchaser Group’s current strong sales and marketing leadership in China and the additional financial resources available to the Purchaser Group and enabling Response to deregister its Common Stock from Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to suspend its filing obligations under Section 15(d) of the Exchange Act. The Arrangement Consideration represents a premium of 51% over the closing price of the Common Stock on the Toronto Stock Exchange as of June 15, 2016, the last trading day prior to the public announcement of the Arrangement. Upon the completion of the Arrangement, the shareholders will be provided with a source of liquidity that the current public markets do not provide. Further, the Arrangement represents an opportunity for Response to continue to operate without the obligation and related expenses of compliance with public company reporting requirements. As a result of the Arrangement, public ownership of the Common Stock will be eliminated, thereby reducing the significant administrative and financial burdens associated with remaining a public company.

The Arrangement (Page 59)

The proposed transaction is the acquisition of Response by the Purchaser pursuant to the Arrangement Agreement. The acquisition will be effected by way of a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “BCBCA”).

Conditions to the Arrangement (Page 60)

Neither party is required to complete the Arrangement unless each of the following conditions is satisfied on or prior to the Effective Time, as defined in the Plan of Arrangement (as defined below), which conditions may only be waived, in whole or in part, by the mutual consent of each of the parties:

●	the Arrangement Resolution has been approved and adopted by the Company Shareholders at the Company Meeting in accordance with the Interim Order;

●

the Interim Order and the Final Order have each been obtained on terms consistent with this Agreement, and have not been set aside or modified in a manner unacceptable to either the Company or the Purchaser, each acting reasonably, on appeal or otherwise; and

●	no Law is in effect that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins the Company or the Purchaser from consummating the Arrangement.

Additional conditions to the Arrangement are listed in the section entitled “The Arrangement Agreement – Conditions Precedent to the Arrangement” beginning on page 60.

Expected Timing of the Arrangement

Response and the Purchaser Group are working to complete the Arrangement promptly, and we expect it to be completed by the fourth quarter of 2016. The Arrangement is subject, however, to various regulatory approvals and other conditions, which are described in more detail in this proxy statement, and it is possible that factors outside the control of either Response or the Purchaser Group could result in the Arrangement being completed at a later time, or not at all.

We expect to complete the Arrangement promptly following the receipt of all required regulatory approvals and the satisfaction or waiver of the other conditions precedent described in the Arrangement Agreement.

Arrangement Consideration (Page 3)

If the Arrangement is completed, each share of our Common Stock issued and outstanding immediately prior to the effective time of the Arrangement (other than the shares of Common Stock held by the Purchaser Group, any of their subsidiaries, or other Company shareholders who have agreed with the Purchaser Group to roll their shares into the Purchaser, or held by shareholders who are entitled to demand and have properly exercised dissent rights for such shares in accordance with, and who comply in all respects with the BCBCA), will be converted into the right to receive CDN $1.12 in cash, without interest and less any applicable withholding taxes, which we refer to in this proxy statement as the “Arrangement Consideration.” At or prior to the effective time of the Arrangement, the Purchaser Group will deposit or cause to be deposited sufficient funds to pay the aggregate Arrangement Consideration with the exchange agent.

Interests of the Company’s Directors and Executive Officers.

The Company’s executive officers (Dr. Kinnaird and Mr. Adams) are expected to continue in their current roles with the Surviving Company. Dr. Kinnaird and Mr. Adams will be employed under the terms of their existing employment agreements. In addition, the directors and executive officers will have any existing stock options in the Company accelerated in connection with the Arrangement. See Annex I for additional information about the Current Directors and executive officers of the Company.

The Special Meeting (Page 57)

Date, Time and Place (Page 57)

The Special Meeting will be held on [●], 2016 at [●] Pacific Time at 1781 – 75th Avenue W., Vancouver, British Columbia, Canada.

Purpose of the Special Meeting

At the Special Meeting, you will be asked to consider and vote upon:

(1)

a proposal to consider and to pass, with or without variation, a special resolution (the “Arrangement Resolution”), the full text of which is set forth in Annex D to the accompanying proxy statement and management information circular (the “Circular”), approving an Arrangement Agreement (the “Arrangement Agreement”) and Plan of Arrangement (the “Plan of Arrangement”) under Division 5 of Part 9 of the Business Corporations Act (British Columbia) involving the Company, 1077801 B.C. Ltd. (the “Purchaser”), OrbiMed Asia Partners, L.P., OrbiMed Private Investments III, LP, OrbiMed Associates III, LP, and Shanghai Runda Medical Technology Co., Ltd., pursuant to which the Purchaser will, among other things, acquire all of the issued and outstanding common shares of the Company, all as more particularly described in the Circular (the “Arrangement”); and

(2)

a proposal to approve, by non-binding, advisory vote, the compensation arrangements disclosed in this proxy statement that may become payable to Response’s named executive officers in connection with the completion of the Arrangement.

Record Date and Voting Information (Page 57)

Only shareholders who hold shares of our Common Stock at the close of business on [●], 2016, which we refer to in this proxy statement as the “record date,” will be entitled to vote at the special meeting. Each share of our Common Stock outstanding on the record date will be entitled to one vote on each matter submitted to our shareholders for approval at the special meeting. As of the record date, there were [●] outstanding shares of our Common Stock.

Quorum (Page 57)

Two people present at the meeting, in person or by proxy, and holding in the aggregate not less than 5% of the issued common shares entitled to vote at the special meeting is necessary and sufficient to constitute a quorum for the transaction of any business at the special meeting. As of the record date, [●] shares of our common stock will be required to obtain a quorum.

Required Vote; Effect of Abstentions and Broker Non-Votes (Page 57)

Adoption of the Arrangement Agreement requires the affirmative vote of (a) at least 66 2⁄3% of the votes cast by shareholders, present in person or represented by proxy at the Special Meeting, and (b) a majority of the votes cast by shareholders present in person or represented by proxy at the Special Meeting, other than those shareholders excluded pursuant to Section 8.1(2) of MI 61-101. Approval of the merger-related named executive officer compensation proposal (if a quorum is present) requires the affirmative vote of the holders of a majority of the shares of Response Common Stock that are present in person or by proxy and entitled to vote at the meeting.

Abstentions by registered shareholders who are present at the meeting for the purposes of quorum will have the same effect as votes “AGAINST” the merger-related named executive officer compensation proposal.

Shares not in attendance will have no effect on the outcome of any vote on the merger-related named executive officer compensation proposal or the Arrangement proposal.

If you hold your shares through a Nominee (as defined below) and do not instruct your Nominee on how you wish your shares of Response Common Stock to be voted using the voting instruction form provided by your Nominee, your Nominee may not vote uninstructed shares on the Arrangement proposal, or the merger-related named executive officer compensation proposal. When a Nominee is permitted to vote a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Broker non-votes will be counted as votes “AGAINST” the Arrangement proposal and the merger-related named executive officer compensation proposal (if a quorum is present).

Voting by Shareholders (Page 57)

Any Response shareholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail, through the internet or by telephone, or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Response Common Stock in “street name” through a broker, bank or other nominee, which we refer to in this proxy statement as a “Nominee,” you should instruct your Nominee on how you wish your shares of Response Common Stock to be voted using the instructions provided by your Nominee. The Nominee cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish your shares to be voted. If you are a street name holder and wish to vote the shares beneficially owned by you in person by ballot at the special meeting, you must provide a “legal proxy” from your Nominee, giving you the right to vote the shares at the special meeting.

Voting by Response’s Directors and Executive Officers (Page 58)

At the close of business on the record date, our directors and executive officers and their affiliates beneficially owned, in the aggregate, [●] shares of our Common Stock which they are entitled to vote at the special meeting, representing approximately [●]% of the shares of our Common Stock outstanding on that date and entitled to vote at the special meeting. Response’s directors and executive officers have entered into voting agreements and have agreed to vote their shares in favor of each of the proposals.

Treatment of Stock Options, Other Stock-Based Compensation and Warrants (Page 32)

Stock Options

Each option to purchase Common Stock outstanding (whether vested or unvested) granted under the Company’s amended and restated 2008 Stock Option Plan (the “Stock Plan”, which options are referred to as the “Options”) and outstanding immediately prior to the effective time will be deemed to be unconditionally vested and exercisable and will be eligible to receive cash from Response equal to the amount (if any) by which the Arrangement Consideration exceeds the exercise price per Common Share pursuant to such Option multiplied by the number of Common Shares issuable pursuant to such Option, less applicable withholdings.

Deferred Share Units

Each deferred share unit outstanding (whether vested or unvested) granted under the Company’s 2013 Deferred Share Unit Plan (the “DSU Plan”, which deferred share units are referred to as the “DSUs”) and outstanding immediately prior to the effective time will paid out in Common Shares of Response which will then be acquired for cash from the Purchaser Group in the Arrangement.

Restricted Share Units

Each restricted share unit outstanding (whether vested or unvested) granted under the Company’s 2013 Restricted Share Unit Plan (the “RSU Plan”, which restricted share units are referred to as the “RSUs”) and outstanding immediately prior to the effective time will be paid out in Common Shares of Response which will then be acquired for cash from the Purchaser Group in the Arrangement.

Warrants

As of the date of this proxy statement, we have 5,049,445 warrants to purchase our Common Stock at a weighted average exercise price of CDN $1.44. Any warrants that are not exercised prior to the effective time will remain and be exercisable in accordance with their terms.

Delisting and Deregistration of Our Common Stock (Page 89)

Upon completion of the Arrangement, we will remove our Common Stock from listing on the Toronto Stock Exchange and from quotation on the OTC market, and price quotations in the public market will no longer be available for our Common Stock, and the registration of our common stock under the Exchange Act will be terminated.

Recommendations of Our Board of Directors (Page 18)

After considering various reasons to approve the Arrangement Agreement, as well as certain countervailing factors, the Board members unanimously (other than Peter A. Thompson and Jonathan J. Wang, who recused themselves from the vote of the Board) determined that the Arrangement Agreement and transactions contemplated thereby, including the Arrangement, are in the best interests of and fair to Response’s shareholders (other than the Purchaser Group and any Rollover Shareholders), including the unaffiliated shareholders, and approved, adopted and declared advisable, the Arrangement Agreement and the Arrangement. Certain factors considered by the Board in reaching its decision to approve the Arrangement Agreement and the Arrangement can be found in the section titled “Special Factors - Reasons for the Arrangement; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Arrangement” beginning on page 14 of this proxy statement.

Opinion of Response’s Financial Advisor (Page 19 and Annex B)

Pursuant to an engagement letter dated May 10, 2016, Response retained Bloom Burton & Co., Ltd., which we refer to in this Circular as “Bloom Burton,” as its financial advisor in connection with the Arrangement.

At the meeting of the Special Committee on June 15, 2016, Bloom Burton rendered its oral opinion to the Special Committee that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Arrangement Consideration to be paid to holders of Response’s Common Stock in the Arrangement was fair, from a financial point of view, to such shareholders. Bloom Burton confirmed its June 15, 2016 oral opinion by delivering its written opinion to the Board, dated June 15, 2016, that, as of such date, the Arrangement Consideration to be paid to Response’s shareholders in the Arrangement was fair, from a financial point of view, to such shareholders.

The full text of the written opinion of Bloom Burton dated June 15, 2016, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of Bloom Burton set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Response’s shareholders are urged to read the opinion in its entirety. Bloom Burton’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Arrangement, was directed only to the Arrangement Consideration to be paid in the Arrangement and did not address any other aspect of the Arrangement. Bloom Burton expressed no opinion as to the fairness of the Consideration to the holders of any other class of securities, creditors or other constituencies of Response or as to the underlying decision by Response to engage in the Arrangement. The issuance of Bloom Burton’s opinion was approved by a fairness committee of Bloom Burton. The opinion does not constitute a recommendation to any shareholder of Response as to how such shareholder should vote with respect to the Arrangement or any other matter.

Fees and Expenses (Page 51)

All fees and expenses incurred in connection with the Arrangement Agreement, the Arrangement and the other transactions contemplated by the Arrangement Agreement will be paid by the party incurring such fees or expenses, whether or not the Arrangement or any of the other transactions contemplated by the Arrangement Agreement are completed, with certain exceptions expressly set forth in the Arrangement Agreement.

Dissent Rights (Page 92 and Annex C)

Under the Interim Order, registered holders of Common Shares are entitled to Dissent Rights but only if they follow the procedures specified in the BCBCA, as modified by Article 3 of the Plan of Arrangement, the Interim Order and the Final Order. Each Dissenting Shareholder is entitled to be paid the fair value (determined as of immediately before the passing of the Arrangement Resolution) of all, but not less than all, of the holder’s shares, provided that the holder duly dissents to the Arrangement Resolution and the Arrangement becomes effective.

Voting Agreements (Page 80)

On June 16, 2016, certain Company Securityholders who are also directors and officers of the Company entered into voting and support agreements (the “Voting Agreements”) with the Purchaser. The Voting Agreements set forth, among other things, the agreements of such Company Securityholders to vote their Subject Securities (as defined in the Voting Agreements) in favour of the approval of the Arrangement Resolution and any resolution approving the Arrangement Agreement and any actions required in furtherance of the Arrangement and against any Acquisition Proposal (as defined in the Arrangement Agreement) not made by or any person designated by OrbiMed Advisors LLC and Shanghai Runda Medical Technology Co., Ltd. and to oppose any action proposed by the Company or any other person that could reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement or that could reasonably be expected to impede, delay or interfere with the completion of the Arrangement. As of June 16, 2016 (the date on which the Arrangement was announced), the parties to the Voting Agreements owned approximately 9% of the outstanding Subject Securities that are eligible to vote in the Majority-of-the-Minority Vote and the parties to the Voting Agreements owned approximately 3% of all outstanding Subject Securities.

Currency and Exchange Rates

Unless otherwise indicated, all references to “US$” or “U.S. dollars” are to United States dollars and references to “$”, “CDN$” or “Canadian dollars” are to Canadian dollars. As at June 22, 2016, the noon spot rate for one United States dollar expressed in Canadian dollars, as quoted by the Bank of Canada, was US$1.00=CDN$1.2820 (or CDN$1.00=US$0.7800).

SPECIAL FACTORS

Introduction

The Response Biomedical board and management regularly reviews Response’s performance, prospects, cash flow projections, and strategy. In such reviews the board and management consider the Company’s current and planned products, competition, various markets around the world where the Company sells its products, and the Company’s balance sheet—including substantial long term liabilities from prior borrowing and associated with the lease of the Company’s primary facility in Vancouver, British Columbia. The Board has also discussed the Company’s challenges in continuing to operate as a public company, including the costs and expenses associated with complying with public company reporting requirements in both the US and Canada, as well as the competitive disadvantages of publicly disclosing information about its business, financial condition and results of operations. In particular, the Company’s management and board have focused on the China market—the Company’s largest source of revenue in recent years.

During 2013 and the first half of 2014 the Company’s operating performance deteriorated due to failed attempts to penetrate the US market and a transition in distributors in the Company’s key China market. In the third quarter of 2014 the Company’s CEO and SVP of Sales and Marketing both resigned, Dr. Anthony Holler was named as interim CEO, and Dr. Barb Kinnaird was promoted to COO. Shortly after these management changes the Company signed a series of agreements with Hangzhou Joinstar Biomedical Technology Co., Ltd. (“Joinstar”) that included an equity purchase and a product development and supply agreement. In early 2015 the Company signed an exclusive distribution agreement in China with Shanghai Elite Biotech Co., Ltd. (“Shanghai Elite”), a step the Company’s management believed would improve its sales in the large China market. Shortly thereafter in March 2015, the Company’s General Manager, its head of China sales and marketing, resigned.

In the third quarter of 2015 the Company learned that its exclusive distributor in China, Shanghai Elite, had purchased quantities of the Company’s product substantially in excess of its sales to end users and accordingly had accumulated a large inventory of the Company’s product. Starting in the third quarter of 2015 Shanghai Elite subsequently reduced its orders from the Company significantly below their order rate early in the year. Facing a significant shortfall in projected revenues, in the third quarter of 2015 the Company reduced its headcount and initiated additional steps to conserve cash. The Company also hired a new head of its China sales and marketing office.

In early March 2016, the Company’s China General Manager in charge of China sales and marketing resigned after less than eight months with the Company. In mid-March, Response terminated the exclusivity of the Shanghai Elite distribution agreement but continued the relationship on a non-exclusive basis. Late in the first quarter of 2016 the Company learned of several adverse developments in its key China market including disappointing progress in signing new sub-distributors and delays in projected orders from two key China partners and consequently began the search for a much larger distribution partner in China. Response management continues its efforts to strengthen existing and new sales efforts in China.

Background of the Arrangement

The following chronology summarizes key events and contacts that led to the signing of the Arrangement Agreement. It does not purport to detail every conversation among the Special Committee, members of our management or the Special Committee’s representatives and other parties with respect to the Arrangement.

During 2015 Dr. Jonathan Wang, Senior Managing Director and co-founder of OrbiMed Asia Partners, L.P. (OrbiMed) and a Response board member, in due course of his routine activities met with various leading executives in China involved with diagnostics and other medical products. One such individual was Mr. Liu, CEO of Shanghai Runda Medical Technology Co. Ltd. (“Runda Medical”).

On February 2, 2016, at the suggestion of Dr. Wang, Response CEO, Dr. Barb Kinnaird, hosted a meeting at Response headquarters in Vancouver with Mr. Liu. Dr. Kinnaird, Mr. William Adams, CFO of Response, and Mr. Mark Nah, Director of Research and Development of Response, shared a non-confidential corporate presentation and Response Director of Operations, Ms. Megan Eastwood, led Mr. Liu on a tour of the facility. This meeting was a general introduction of Response, there were no discussions regarding distribution in China or an investment in Response .

On March 2, 2016, in a meeting at the OrbiMed Offices in Shanghai, Ms. Caroline Chan, Chief Marketing Officer (Strategic Marketing) for Runda Medical, presented the overall business summary to Dr. Kinnaird. Mr. Liu from Runda Medical and Dr. Wang and Mr. Kenneth Xu from OrbiMed were present along with Mr. Liu’s financial advisor, Mr. Weidong Wang. This meeting was a general introduction of Runda’s business and strategy to Dr. Kinnaird. A conceptual discussion was held in Chinese between Dr. Wang and Mr. Liu regarding a potential investment and the idea of taking Response private was shared along with alternative options for executing such a transaction. There were no discussions around a distribution agreement structure or the structure of an equity transaction .

In late March, 2016, in response to increasingly challenging business conditions, Dr. Wang and Dr. Kinnaird, through extensive travel to China, continued searching for new business partner opportunities in China. In parallel Mr. Shuster attempted to revive past discussions with potential North American parties for a strategic transaction.

As part of Dr. Wang’s and Dr. Kinnaird’s efforts, on March 31, 2016, a meeting was held at Runda Medical headquarters with Dr. Wang and Mr. Xu from OrbiMed, Ms. Chang, Mr. Wang and Mr. Liu from Runda Medical, and Dr. Kinnaird from Response. A discussion was held in Chinese between Dr. Wang and Mr. Liu around the timeline and high level process for taking a Canadian Company private. There were no discussions regarding pricing. A verbal commitment was made around the future execution of a national distribution agreement between Runda Medical and Response .

On April 2, 2016, a meeting was held between Ms. Chan and Dr. Kinnaird to further discuss the potential national distribution agreement between Runda Medical and Response. The conversation was focused on the cardiac point of care market in China, Runda’s current distribution channels, marketing and logistics capabilities along with Response’s current challenges in the China market .

On April 6, 2016, in a meeting at the Runda Medical facility in Shanghai, Ms. Angela Carter, Director of Customer and Business Development for Response, and Mr.  Nah shared presentations with the Runda Medical sales team about Response’s cardiac products. There were no discussions on the distribution agreement .

The Response board (except Dr. Joseph Keegan) met by conference call on April 12, 2016 to hear Dr. Kinnaird’s update on the Company’s ongoing negotiations and revenue prospects in China. Dr. Kinnaird shared with the Board updates on exploratory discussions in progress with Runda Medical and with four other potential candidate Chinese company partners for distribution and investment. Mr. Adams presented updated cash flow projections for the Company. The board discussed the recent, sudden and unanticipated reduction in the Company’s projected cash flow, and discussed how to respond to that issue. Dr. Wang indicated that he was engaged in high-level discussions with a third-party about a potential business relationship and corresponding equity investment in Response. Dr. Wang noted that the discussions to date were explorative in nature. Mr. Shuster indicated that while he had approached various North American parties with respect to potential transactions, no parties had expressed firm interest in making a proposal for a strategic transaction. Mr. Shuster indicated he would continue to make inquiries in that regard.

On April 13, 2016, a potential North American acquirer indicated to Mr. Shuster that the firm would consider making an offer based on a low multiple of revenue less future Company debt and lease payments. The Company estimated that this offer might be worth CDN $0.10 to CDN $0.60 per share to the Response shareholders. Mr. Shuster informed the Response Board of the proposal and continued discussions with this party.

On April 14, 2016, after several discussions around the cardiac point of care market in China, pricing, revenue commitments and the overarching terms of a Distribution Agreement were agreed to between Dr. Kinnaird and Ms. Chan such that a list of key, non-binding terms were agreed to in writing.

The full Response Board met by conference call again on April 22, 2016. Dr. Kinnaird and Mr. Adams presented updates on ongoing negotiations and cash flow projections in light of continued lower than expected revenues. Dr. Kinnaird reported to the Response board that Runda Medical’s management team appeared highly professional and knowledgeable in Response’s business and market. Dr. Kinnaird indicated that she was negotiating a distribution agreement with Runda Medical and was hopeful that this new relationship would sharply accelerate Response’s penetration of the large China market. Separately, Dr. Wang indicated that the discussions regarding an investment in Response he previously mentioned at the April 12th meeting had concluded and that he expected to receive a formal investment proposal from Runda Medical (the previously undisclosed third-party that Dr. Wang referred to at the April 12th meeting) based on these discussions soon. Mr. Shuster indicated that his ongoing discussion with other parties had not resulted in any specific proposals for transactions.

On April 29, 2016, following negotiations and following the spirit of the terms agreed to on April 14, 2016 between Dr. Kinnaird and Ms. Chan, Mr. Liu of Runda Medical and Dr. Kinnaird of Response signed a national distribution contract. The agreement provided Runda Medical with non-exclusive rights to distribute Response products throughout China and included significant minimum purchase requirements.

On April 29, 2016, Response received two term sheets from a joint effort of OrbiMed and Runda Medical based on the discussions first mentioned by Dr. Wang at the April 12th meeting. One term sheet proposed a US $1 million convertible debt investment (“Debt Term Sheet”). The second term sheet proposed to acquire the remaining shares of Response not already held by OrbiMed through a Plan of Arrangement and then terminate the Company’s public share listing (“Going Private Term Sheet”), which included a preliminary pricing indication of $1.12 per share. The Going Private Term Sheet also contemplated granting OrbiMed and Runda Medical an exclusive right to negotiate an acquisition transaction with Response (“Exclusivity Agreement”). Runda Medical considered a number of factors in order to determine the offer price. Runda Medical considered the Company’s current business prospects, including the implied value that having Runda Medical as a business partner might provide to the Company, as well as the potential cost savings as a result of the Company being able to terminate its public reporting obligations if the offer is consummated. In addition, Runda Medical reviewed premiums in recent publicly announced acquisitions compared with the premium under their offer, which was approximately 24% based on the closing price of the Company’s common stock on April 29.

The full Response Board met by conference call on April 29, 2016. The board heard updates from Dr. Kinnaird on the distribution agreement with Runda Medical and other negotiations with current and potential customers and distributors in China. Mr. Adams presented updated cash flow projections. Dr. Wang then presented the joint OrbiMed/Runda Medical term sheet proposals. Following Dr. Wang’s presentation and a discussion with the full Board, the Board voted to create a Special Committee consisting of the non-employee independent directors who were not affiliated with any OrbiMed funds namely Mr. Shuster, Dr. Keegan, Dr. Anthony Holler and Mr. Clinton Severson. The Board proposed a Charter for the Special Committee .

Immediately following the full Response Board meeting, the newly created Special Committee met by separate conference call with counsel. In connection with the transaction proposed in the Going-Private Term Sheet, the Special Committee discussed the potential need for a financial advisor and a fairness opinion addressing the fairness of the transaction to minority shareholders. Then, counsel summarized the material terms of the Debt Term Sheet, including the convertible structure of the loan and the proposal as to how the loan would be secured against the assets of the Company .

On May 2, 2016, Mr. Shuster met with a third-party located in Asia identified by Dr. Kinnaird that had expressed interest in a potential strategic transaction with Response. The third-party had previously met with Dr. Kinnaird. Following Mr. Shuster’s discussion with this third-party, the Company provided this company a confidentiality agreement and information from the public record. However, the third party failed to respond to the Company’s subsequent correspondence. During this period Dr. Kinnaird had continued discussions with additional Asia strategic partner candidates. One withdrew from negotiations after reviewing potential distribution agreement terms with Dr. Kinnaird. The other two discussions were preliminary and failed to progress to due diligence or proposals.

On May 3, 2016, Response sent their markup of the Debt Term Sheet to OrbiMed’s counsel, Stikeman Elliott LLP (“Stikeman”), for review. In its markup, Response requested the ability to pay interest on the convertible loan in cash or common shares of Response and took the position that the debt should be subordinated to the Company’s existing bank debt, as opposed to a first priority lien. Response also proposed the governing law of the documents be changed from Ontario to British Columbia .

On May 5, 2016, Response sent its markup of the Going Private Term Sheet and the Exclusivity Agreement to Stikeman for review. In its markup of the Going Private Term Sheet, Response clarified, that in-the-money convertible securities, including the RSUs and DSUs, be paid out at closing and that all out-of-the-money convertible securities, including the RSUs and DSUs be cancelled, and requested details on the People’s Republic of China regulatory approvals required to complete the transaction and the anticipated structure of the special proposed acquisition vehicle. In the Exclusivity Agreement, Response proposed changes to narrow the scope of the restrictions on Response to deal with other parties and push out the deadline by which Response must notify OrbiMed and Runda Medical about any competing transaction proposals from 12 to 48 hours of receipt of a proposal .

On May 5, 2016, Stikeman delivered OrbiMed and Runda Medical’s response to Response’s markup of the Debt Term Sheet which reflected all of the changes proposed by Response .

On May 5, 2016, a meeting of the full Special Committee was held by conference call. The Special Committee approved the Debt Term Sheet and Response’s markup of the Going Private Term Sheet. In addition, the Special Committee authorized Lewis Shuster, the chair of the Special Committee, to work with Response management to finalize the term sheets on the terms proposed by Response and, if satisfied, to execute them and the Exclusivity Agreement .

On May 6, 2016, a meeting of the Board (except Dr. Wang) was held by conference call. The Board approved the recommendations of the Special Committee made at the May 5, 2016 meeting of the Special Committee .

On May 6, 2016, Response, OrbiMed and Runda Medical signed the Debt Term Sheet.

On May 6, 2016, OrbiMed responded to Response’s markup of the Going Private Term Sheet, and accepted all of the substantive changes proposed by Response .

On May 9, 2016, Response sent an executed OrbiMed Going Private Term Sheet reflecting all discussion held to that date to OrbiMed and Runda Medical along with an executed Exclusivity Agreement. The executed Going Private Term Sheet set out the non-binding terms for a transaction pursuant to which a special purpose acquisition entity that would be jointly controlled by OrbiMed and Runda Medical would acquire all of the issued and outstanding common shares of Response, not held by OrbiMed and Runda Medical. In the proposed transaction, the common shares of Response would be acquired for a cash amount in the range of CDN$ 1.10 and $1.14 per common share. In-the-money options and warrants, as well as DSUs and RSUs would be paid out at closing in cash, and any out-of-the-money options or warrants would be cancelled. The proposed transaction was to be subject to governmental approvals from the People’s Republic of China and the negotiation of a mutually acceptable definitive arrangement agreement containing customary terms and conditions for a transaction of this nature. The transaction would be structured as a plan of arrangement conducted under the Business Corporations Act (British Columbia) and subject to shareholder and court approval. Each director and senior officer of the company was required to enter into customary voting agreements by which they would each agree to vote in favor of the potential transaction .

On May 11, 2016, OrbiMed and Runda Medical delivered countersigned copies of the Going Private Term Sheet and the Exclusivity Agreement to Response.

On May 12, 2016, the full Special Committee met by conference call. At this meeting, counsel advised the Special Committee that the Purchaser Group now planned to invest US $1 million via an equity private placement instead of a convertible debt instrument .

On May 13, 2016, the Response board (except Dr. Wang) met by conference call. Dr. Kinnaird and Mr. Adams presented their updates on the ongoing negotiations and business development activities in China and the company’s cash projections and management activities, respectfully. Mr. Shuster presented the recommendations of the Special Committee and Mr. Adams and counsel briefed the Board on progress with respect to the equity placement and Plan of Arrangement .

On May 18, 2016, the full Response board held its regularly scheduled quarterly meeting. Dr. Kinnaird presented an update on the Company’s sales and marketing activities across its various markets. Dr. Kinnaird reviewed specific action plans regarding key current and prospective distribution partners, including the key new distribution relationship with Runda Medical. Mr. Adams presented updated financial projections for 2016 and 2017 and weekly cash flow projections through 2016. Mr. Adams noted several planned steps to improve the Company’s cash position. Counsel discussed equity placement transactions and Plan of Arrangement negotiations. Mr. Adams noted the proposed timelines to close these financings .

On May 27, 2016, the full Special Committee met by conference call. Dr. Kinnaird updated the Special Committee on her discussions with Runda Medical respecting the market for the Company’s products in China. Mr. Adams reviewed the Company’s projected cash flow and indicated that shortfalls in revenues continued. Counsel to the Company noted that the negotiations of the equity placement transactions and Plan of Arrangement had not progressed due to Runda Medical wishing to complete its due diligence investigations into Response’s China market situation. Company counsel also discussed with the Committee the legal implications of a cash negative position. Counsel also provided an update on discussions with the TSX respecting the continued listing of the Company on the exchange in the absence of a financing transaction .

On May 27, 2016, the full Response board met by conference call. Dr. Kinnaird summarized her discussions with Runda Medical (described above) and Mr. Adams discussed the current cash flow forecast. The delay of negotiations with Runda Medical and OrbiMed while diligence investigations were completed was noted. Counsel to the Company advised the board on legal options if a cash shortfall occurred in combination with no transaction that resulted in a cash injection into the Company being completed .

On May 30, 2016, final draft subscription agreements for the equity private placement were provided to counsel for OrbiMed and Runda Medical.

On May 31, 2016, Dr, Kinnaird met with Ms. Chan and Fei Li, president of Shanghai Yonsen Healthcare Consulting, a financial advisor to Runda Medical, to discuss the market situation and Response’s position and challenges in the market and sales declines that Response is facing in China .

On June 2, 2016, in a meeting at the Runda Medical facility in Shanghai, Dr. Kinnaird, Dr. Wang and Mr. Yu met with Mr. Liu to confirm product pricing and that the transaction was moving forward. No pricing of the equity transaction was discussed at this meeting .

On June 2, 2016, counsel for OrbiMed and Runda Medical sent the Company revised draft agreements for the acquisition transaction. In addition to other items, these drafts reflected two substantial changes from prior drafts: no break-fee was to be required from the Company in the event of a termination of the arrangement agreement and confirmation was given that local approvals needed by the Runda Medical to proceed with the transaction could be obtained on a much shorter time-line than earlier anticipated. On June 4, 2016, the Company provided comments on these agreements back to OrbiMed and Runda Medical’s counsel, including a request that the obligations of the Purchaser be guaranteed by its parents.

On June 6, 2016, the full Special Committee met by conference call with a view to approving the transaction in anticipation that OrbiMed and Runda Medical would be in a position to agree to the transaction as proposed. Bloom Burton, the financial advisor to the committee provided its opinion on the transaction and counsel to the committee outlined the terms of the transaction as specified in the draft agreements. The Special Committee, after considering the advice of its advisors and a report of management on the options available to the Company resolved to, conditional upon OrbiMed and Runda Medical agreeing to the terms of the agreements as presented to the committee, recommend to the board of the Company that it approve the transaction and recommend the transaction to the Company’s shareholders. After that meeting, counsel to OrbiMed and Runda Medical indicated that approval of the transaction had not yet been obtained from their clients, and that approval, if obtained, was not expected to be forthcoming until the evening of June 15, 2016, Vancouver time .

On June 7, 2016, the exclusivity agreement with OrbiMed and Runda Medical expired. Mr. Shuster approached the only other party that had discussed a potential transaction with the Company in the past who might have the ability to transact in the timeframe that Company required. Those discussions did not result in the receipt by the Company of any offers to negotiate or transact .

On June 15, 2016, the full Special Committee met by conference call to again consider the proposed transaction. The Special Committee met with its financial and legal advisors and received the advice of management with respect to the Plan Arrangement, the proposed equity private placement and any other alternative options available to the Company. The Special Committee reviewed the terms of the Arrangement Agreement and the Private Placement with financial and legal advisors. During the meeting, Bloom Burton provided their financial analysis regarding the Arrangement and the Private Placement and delivered an oral opinion to the Special Committee, later confirmed in writing, that the consideration to be received by the Shareholders pursuant to the Arrangement is fair, from a financial point of view, to the Shareholders, other than the Purchaser Group and their affiliates .

After careful consideration, including a thorough review of the Arrangement Agreement, the Private Placement, the financial presentations, legal advice, the oral opinion delivered by Bloom Burton to the Special Committee and other matters, the Special Committee unanimously recommended that the Board: (a) determine that the Arrangement and the Subscriptions are in the best interests of the Company and the Shareholders (other than the Purchaser Group), including the unaffiliated shareholders, (b) approve the Arrangement Agreement and the Subscription Agreements and (c) recommend that Shareholders holders vote in favour of the Arrangement Resolution .

Following the meeting of the Special Committee, the Board (except Mr. Severson) met to receive the recommendations of the Special Committee. After careful consideration, including a thorough review of the Arrangement Agreement, the financial and legal advice that had been received by the Special Committee and the factors set out below under the heading “Reasons for the Arrangement; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Arrangement”, the Board unanimously concluded that the Arrangement is in the best interests of the Company and unanimously recommended that Shareholders vote for the Arrangement Resolution to approve the Arrangement .

Throughout the evening of June 15, 2016 (Vancouver time), representatives the Company (Dr. Kinnaird, Mr. Shuster and Mr. Adams), OrbiMed and Runda Medical worked to finalize the draft agreements and late that evening the Company, OrbiMed and Runda Medical executed the Arrangement Agreement, and the Subscription Agreements and press releases announcing the Arrangement were subsequently disseminated on June 16, 2016 in China and in North America .

On or about June 30, 2016, following the filing of the preliminary proxy materials, Hangzhou Joinstar Medical Instrument & Reagent Co. Ltd., and Hangzhou Lizhu Medical Instrument & Reagent Co. Ltd. (collectively “Joinstar”) executed a Rollover Agreement pursuant to which Joinstar will roll the 1,800,000 common shares of the Company they own into 1077801 B.C. Ltd. in connection with the Arrangement. Pursuant to their agreement, in lieu of cash consideration in the Arrangement, Joinstar will instead receive shares of 1077801 B.C. Ltd. on a one-for-one basis, in exchange for the common shares of the Company they own immediately prior to the effective time of the Arrangement .

Reasons for the Arrangement; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Arrangement

On behalf of the Company, both the Special Committee and our Board believe, based on their consideration of the factors described below, that the Arrangement Agreement and the transactions contemplated thereby, including the Arrangement, are substantively and procedurally fair, to the Company’s unaffiliated shareholders .

The Special Committee

The Special Committee, with the advice and assistance of its independent legal and financial advisors, evaluated the Arrangement and the terms and conditions of the Arrangement Agreement. The Special Committee consists of Lewis Shuster (the Chairman of the Board and the Chairman of the Special Committee), Anthony Holler, Joseph Keegan and Clinton Severson. The Special Committee’s legal advisors are Wilson Sonsini Goodrich & Rosati P.C. and Blake, Cassels & Graydon LLP, who are also counsel to the Company, and the Special Committee’s financial advisors are Bloom Burton. Over the course of approximately two months, the Special Committee held six meetings and led negotiations with the Purchaser Group. At a meeting held on June 15, 2016, the Special Committee unanimously determined that the Arrangement Agreement and the transactions contemplated thereby, including the Arrangement, are advisable and in the best interests of the Company’s shareholders (other than the Purchaser Group and any Rollover Shareholders), including the unaffiliated shareholders. The Special Committee also unanimously recommended that our Board (i) determine that the Arrangement Agreement and the transactions contemplated thereby, including the Arrangement, are advisable and in the best interests of the Company’s shareholders (other than the Purchaser Group and any Rollover Shareholders) including the unaffiliated shareholders; (ii) approve the Arrangement Agreement and the transactions contemplated thereby, including the Arrangement; (iii) resolve to recommend that the shareholders of the Company approve the adoption of the Arrangement Agreement and the Arrangement; (iv) approve the transactions contemplated by the Arrangement Agreement, including the Arrangement, for purposes of the BCBCA; (v) approve the execution, delivery and performance of the Arrangement Agreement and the ancillary documentation to the Arrangement Agreement by the parties thereto for purposes of the BCBCA; and (vi) determine that the Company should retain Bloom Burton to serve as the valuation firm for purposes of delivering a valuation opinion .

In evaluating the Arrangement, the Arrangement Agreement, and the other transactions and agreements contemplated thereby, the Special Committee consulted with legal and financial advisors, consulted with our management and considered a number of factors, including, but not limited to, the following material factors (not necessarily in order of relative importance):

●

the growing challenge of the Company’s limited ability to compete as a small, independent company in the highly competitive China market as reflected by the Company’s fluctuating sales in China, ongoing changes of China distributors since 2013, and the high turnover rate of the Company’s China staff in recent years;

●

the Company’s large existing debts, and the associated cash drain from interest and principal payments which sharply limit investment in new product development and sales and marketing initiatives and threaten the Company’s ability to continue to operate;

●	the Company’s inability to refinance its maturing debt obligations or to raise new equity financing from sources other than the Purchaser Group;

●	the Company’s inability to find and develop effective distribution partners to penetrate the US market, and the Company’s inability to fund its own US sales force due to financial constraints;

●

the absence of other potential acquirers or strategic partners able to match the Purchaser Group’s proposed terms or to act with sufficient speed and certainty to meet the Company’s near term cash needs;

●

the fact that, as a condition to the closing of the Arrangement, the Arrangement Agreement must be adopted by a two third majority of our shareholders who vote in person or by proxy at a shareholder meeting, including a majority of those shareholders who are not part of the Purchaser Group or their affiliates, which allows for an informed vote by the shareholders on the merits of the Arrangement;

●

the fact that the Arrangement Consideration consists solely of cash, providing our shareholders with certainty of value and liquidity upon consummation of the Arrangement, particularly in light of the relatively limited trading volume of our stock;

●

recent and historical market prices for our Common Stock, as compared to the Arrangement Consideration, including the fact that the Arrangement Consideration of CDN $1.12 per share represents an approximate premium of 51% over the closing price of the Common Stock on the TSX on the last trading day prior to the public announcement of the Arrangement;

●

the Special Committee’s belief, based on negotiations with the Purchaser and their advisors, that the offer of CDN $1.12 per share in cash was the highest per share Consideration that the Purchaser Group would be willing to offer and higher than the high-end of the range discussed by the only other potential acquirer who suggested a price range;

●

the financial analysis reviewed by Bloom Burton with the Special Committee as well as the oral opinion of Bloom Burton rendered to the Special Committee on June 15, 2016 (which was confirmed by delivery of Bloom Burton’s written opinion, dated June 15, 2016, to the Special Committee) as to the fairness, from a financial point of view and as of such date, of the Arrangement Consideration to be received by holders of Company shares (other than the Purchaser Group and their affiliates) pursuant to the Arrangement Agreement, which financial analysis and conclusion the Special Committee adopts as its own. See “Opinion of Financial Advisor to the Special Committee”;

●	the Company’s legal and financial advisors were involved throughout the process and updated the Special Committee directly and regularly;

●

the Special Committee’s review of the structure of the Arrangement Agreement and the financial and other terms of the Arrangement Agreement, including, among others, the following specific terms of the Arrangement Agreement: (i) the requirement for approval by a two third majority of our shareholders who vote in person or by proxy at a shareholder meeting, including a majority of those shareholders who are not part of the Purchaser Group or their affiliates; (ii) the agreement allows Response to continue to receive Acquisition Proposals and is terminable by Response if it receives a Superior Proposal; (iii) no termination fee is payable by Response to the Purchaser Group in the event that Response terminates the Arrangement Agreement in accordance with its terms; (iv) the consideration payable for the shares of the Company entirely consists of cash; and (v) the Arrangement Agreement does not require Response to reimburse the Purchaser Group for expenses in the event the shareholders do not approve the transaction.

The Special Committee also considered a number of factors that are discussed below relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Arrangement. The Special Committee believes the following factors support its determinations and recommendations and provide assurance of the procedural fairness of the Arrangement to the Company’s minority shareholders:

Process of the Special Committee.

The Special Committee consisted solely of independent directors not affiliated with the Purchaser Group. The Special Committee was provided a clear mandate to retain independent legal and financial advisors and to determine whether to proceed with a transaction with the Purchaser Group and, if a decision was made to so proceed, to review and negotiate any such transaction. Our Board resolved that it would not approve or authorize a potential transaction involving the Company and the Purchaser Group without the prior favorable recommendation of the Special Committee. The Special Committee met six times to evaluate the proposal, the Arrangement and related matters. During these meetings, the Special Committee extensively deliberated and discussed the advantages and disadvantages of the Arrangement. At each meeting, the Special Committee excused management prior to the end of the meeting and allowed the special committee members to raise any concerns they may have without management present.

Opinion of Financial Advisor to the Special Committee

The receipt by the Special Committee of Bloom Burton’s opinion, dated June 15, 2016, to the Special Committee as to the fairness, from a financial point of view and as of such date, of the Arrangement Consideration to be received by holders of Company shares (other than the Purchaser Group and their affiliates) pursuant to the Arrangement Agreement, which opinion was based upon and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken, as further described in the section entitled “Opinion of Financial Advisor to the Special Committee” beginning on page 19.

Terms of the Arrangement Agreement

The terms and conditions of the Arrangement Agreement, including that the Company’s ability to terminate after November 30, 2016 if the Arrangement Agreement has not occurred on or prior to such date allows the Company to ensure that the Arrangement is consummated as negotiated by the Special Committee.

The Special Committee also considered a variety of potentially negative factors in its deliberations concerning the Arrangement Agreement and the transactions contemplated thereby, including, but not limited to, the following (not necessarily in order of relative importance):

●

the fact that, subsequent to completion of the Arrangement, the Company will no longer exist as an independent public company and that the nature of the transaction as a cash transaction would prevent our shareholders (other than the Purchaser Group) from participating in any value creation the business could generate, as well as any future appreciation in our value;

●

the fact that the Company was required to enter into an exclusivity agreement with the Purchaser Group whereby the Company and its directors, officers and employees were prohibited from soliciting, assisting, initiating, encouraging or otherwise facilitating any inquiry, proposal or offer that could reasonably be expected to constitute or lead to an acquisition proposal, among other things, until June 7, 2016;

●	the fact that if the Arrangement is not consummated:

–

our directors, officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction, and we will have incurred significant transaction costs attempting to consummate the transaction;

–

Runda Medical may not continue with the distribution agreement and the Company’s sales in China could suffer resulting in the need of the Company to secure alternate forms of financing in a short period of time and there can be no assurance that such financing could be secured under acceptable terms or in an acceptable time frame or at all;

–	the market’s perception of our continuing business could potentially result in a loss of customers, vendors, business partners, collaboration partners and employees; and

–	the trading price of our Common Stock would likely materially decrease;

●

the potential negative effect of the pendency of the Arrangement on our business and relationships with customers, vendors, business partners, collaboration partners and employees, including the risk that certain key members of our management might choose not to remain employed with the Company prior to the completion of the Arrangement, regardless of whether or not the Arrangement is completed.

The Special Committee expressly adopted the analysis and the opinion of Bloom Burton, among other factors considered, in assessing the value of the Company as a going concern and reaching its determination as to the fairness of the transactions contemplated by the Arrangement agreement.  The Special Committee notes that the Bloom Burton opinion states that public trading comparables, precedent transactions and discounted cash flow analyses were used to determine the going concern value of the Company.  The Special Committee did not consider the liquidation value of the Company because it believes that (i) liquidation sales generally result in proceeds substantially less than sales of going concerns, (ii) it is impracticable to determine a liquidation value given the significant execution risk involved in any breakup and (iii) the Company’s value is derived from the cash flows (if any) generated from its continuing operations rather than from the value of assets that might be realized in a liquidation  Further, the special committee did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. In addition, as of March 31, 2016, the Company had a negative book value.  Also, the Special Committee did not consider the value of the US $1 million private placement by the Purchaser Group because that purchase was done at the market value of the Company’s Common Stock at the time of the private placement, which is lower than the Arrangement Consideration.  The Special Committee was not aware of any firm offer, proposal or indication of interest for a merger, sale of all or substantial part of the Company’s assets, or a purchase of a controlling amount of the Company’s securities having been received by the Company from affiliated persons or third parties during the two years preceding the signing of the Arrangement Agreement .

The Special Committee concluded that the potential benefits that it expected the Company shareholders (other than the Purchaser Group and the Company’s chief executive officer) would achieve as a result of the Arrangement outweighed the risks and potentially negative factors relevant to the Arrangement. The foregoing discussion of the information and factors considered by the Special Committee is not intended to be exhaustive but includes the material factors considered by the Special Committee. In view of the variety of factors considered in connection with its evaluation of the Arrangement, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Special Committee did not undertake to make any specific determination as to whether any factor or any particular aspect of any factor supported or did not support its ultimate decision. The Special Committee based its recommendation on the totality of the information presented. Accordingly, the Special Committee has decided that it is in the best interest of the Company and the Company’s shareholders (other than the Purchaser Group), including the unaffiliated shareholders to undertake the going private transaction at this time for the reasons described above .

The foregoing discussion of the information and factors considered by the Special Committee is forward-looking in nature. This information should be read in light of the factors set forth in the section entitled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 52.

Recommendation of the Board and the Company

The Board consists of seven directors. On June 15, 2016, based in part on the unanimous recommendation of the Special Committee, as well as on the basis of the other factors described above, the Board (with Peter A. Thompson and Jonathan J. Wang recusing themselves) on behalf of the Company:

●

determined unanimously that the Arrangement Agreement and the Arrangement are advisable and are substantively and procedurally fair to, and in the best interests of, the Company and its shareholders (other than Purchaser Group Members and any Rollover Shareholders), including the unaffiliated shareholders;

●	approved unanimously the Arrangement Agreement and the Arrangement; and

●	resolved unanimously to recommend that the Company’s shareholders vote “FOR” the proposal to adopt the Arrangement Agreement and approve the Arrangement.

The Board (with Peter A. Thompson and Jonathan J. Wang recusing themselves) recommends unanimously that you vote “FOR” the adoption of the Arrangement Agreement and approve the Arrangement.

Our Board believes, based on their considerations of the factors described above, that the Arrangement Agreement and the transactions contemplated thereby, including the Arrangement, are substantively and procedurally fair to the Company’s unaffiliated shareholders. In adopting the Special Committee’s recommendations and concluding that the Arrangement Agreement and the transactions contemplated thereby, including the Arrangement, are in the best interests of the Company and its shareholders (other than Purchaser Group Members and any Rollover Shareholders), including the unaffiliated shareholders, our Board consulted with outside financial and legal advisors, considered and relied upon the same factors and Considerations that the Special Committee relied upon, as described above, and adopted as its own the Special Committee’s analysis in its analyses and conclusions in their entirety .

The Company entered into the Arrangement Agreement at this time because it believes that, in light of the ongoing decline and continuing challenges facing the business of Response, it will be challenging for the Company to compete as a public company. The Company believes that, as a private Company it will have greater operating flexibility, and management will be able to more effectively concentrate on long-term growth and reduce its focus on the quarter-to-quarter performance often emphasized by the public markets. Additionally, the Consideration offered under the Arrangement Agreement represents a significant premium to the historical trading prices for Common Stock and is payable in cash, providing the Company’s shareholders (other than the Purchaser Group Members and any Rollover Shareholders) an opportunity to receive a defined value for their shares of Common Stock. The Company believes that providing such liquidity to its shareholders at such a premium at this time is also in the best interests of its unaffiliated shareholders (other than the Purchaser Group Members and any Rollover Shareholders).

Opinion of Financial Advisor to the Special Committee

The Response Board requested Bloom Burton’s opinion, as investment bankers, as to the fairness, from a financial point of view (the “Opinion”), to the minority shareholders of Response of the proposed acquisition of all of the issued and outstanding common shares of Response (the “Common Shares”) by 1077801 B.C. Ltd., with the exception of certain rollover shareholders that will instead receive shares of 1077801 B.C. Ltd. on a one-for-one basis, for cash consideration of C$1.12 per Common Share (the “Consideration”), pursuant to an Arrangement Agreement and Plan of Arrangement (the “Transaction”). 1077801 B.C. Ltd. is a corporation incorporated under the laws of British Columbia, and is jointly owned by OrbiMed Asia Partners, LP, OrbiMed Private Investments III, LP, OrbiMed Associates III, LP (taken together, “OrbiMed”) and Shanghai Runda Medical Technology Co., Ltd. (“Runda”) (taken together, the “Purchasers”).

On June 15, 2016, Bloom Burton delivered to the Independent Committee of the Response Board, both orally and in writing, its opinion that, as of the date of the Opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such Opinion, the Transaction is fair, from a financial point of view, to the minority shareholders of Response.

The Response Board did not impose any limitations on Bloom Burton with respect to the investigations made or procedures followed in rendering its Opinion. In selecting Bloom Burton, the Response Board considered, among other things, the fact that Bloom Burton is a reputable investment banking firm with substantial experience advising companies in the healthcare and life sciences sector, in providing strategic advisory services in general, and Bloom Burton’s familiarity with Response and its business. Bloom Burton, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

The full text of the Opinion is attached to this proxy statement/prospectus as Annex B and is incorporated herein by reference. Response stockholders are encouraged to read the Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review undertaken by Bloom Burton in connection with the Opinion. Pursuant to an engagement letter (the “Engagement Letter”) dated May 10, 2016, Bloom Burton was retained by the special committee of independent directors (the “Independent Committee”) to evaluate the Transaction and, in accordance with MI 61-101, to provide an independent formal valuation and an opinion as to the fairness, from a financial point of view, to the shareholders of Response, other than the Purchasers (the “Minority Shareholders”). The Engagement Letter provides that Bloom Burton was to be paid a fixed fee of CDN$100,000 plus applicable taxes upon delivery of the Opinion as well as reimbursement of all reasonable out-of-pocket expenses incurred in connection with the rendering of the Opinion. The fees payable to Bloom Burton in connection with the Engagement Letter were not dependent in any way on the conclusions of the Opinion or the successful consummation of the Transaction. Response agreed to indemnify Bloom Burton from and against certain liabilities arising out of the performance of professional services rendered by Bloom Burton and its personnel under the Engagement Letter. Bloom Burton was not engaged to review any legal, tax or accounting aspects involving Response. However, Bloom Burton has performed research, financial analyses and testing of assumptions that it considered to be appropriate and necessary in the circumstances to support the conclusions reached in the Opinion. The Opinion was provided to the Independent Committee in an impartial and objective fashion to assist the members of the Independent Committee in discharging their fiduciary responsibilities as directors. Bloom Burton did not receive any instructions from Response or other parties in connection with the conclusions reached in the Opinion. The Opinion will be available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested equity security holder of the Company or representative who has been so designated in writing.

Scope of Review

In connection with rendering the Opinion, Bloom Burton has reviewed and analyzed and, where we deemed appropriate, has relied upon, among other things, the following:

i.	Review of an executed letter agreement between Response and the Purchasers dated May 6, 2016;

ii.	A draft of the Arrangement Agreement (“Draft Arrangement Agreement”) and Plan of Arrangement dated June 2, 2016;

iii.	A draft Rollover Agreement date May 31, 2016;

iv.	Voting and Support Agreement for Directors and Officers (undated);

v.	The Company’s corporate presentations;

vi.	Response management prepared audited and unaudited financial statements;

vii.

Material supply and distribution agreements and contracts with key distributors, including: Joinstar Collaboration Agreement and Joinstar Supply Agreement dated February 16, 2015; First Amendments to Joinstar Collaboration Agreement and Joinstar Supply Agreement dated September 28, 2015; Alere - Response Supply Agreement dated January 1, 2016; and Runda International Distribution Agreement dated April 29, 2016;

viii.	Term sheets, or summary terms, related to historical and prospective debt and equity financings;

ix.	Management prepared intellectual property summary;

x.	Management prepared internal financial projections;

xi.	Discussions with management of Response concerning the current business plan of the Company, its financial condition, and its future business prospects;

xii.	Certain internal information and market data prepared and provided to us by the management of Response concerning the historical performance and prospect of future performance;

xiii.	Recent and historical trading statistics of comparable public companies and financial metrics of precedent transactions sourced from third-party data providers and company filings;

xiv.	The state of the broader capital markets, specifically regarding North American life sciences companies;

xv.	Response’s and certain other companies’ websites;

xvi.	Corporate news releases and other public company disclosures;

xvii.

Representations from the senior officers of Response contained in certificate delivered to Bloom Burton, and dated June 14, 2016 as to, among other things, the accuracy and completeness of the information upon which the Opinion is based; and

xviii.	Other materials deemed appropriate in the professional judgment of Bloom Burton.

Bloom Burton has not, to the best of its knowledge, been denied access by Response to any information under its control requested by Bloom Burton. Bloom Burton did not meet with the auditors of Response and has assumed the accuracy and fair presentation of, and relied upon, all financial information, projections or other information provided by Response.

Assumptions and Limitations

The Opinion is subject to the assumptions and limitations as detailed in the full text of the Opinion in Annex B.

Bloom Burton relied upon the completeness, accuracy and fair presentation of all financial information, business plans, agreements and contracts, forecasts and other information, data, advice, opinions and representations obtained by us from public sources, or provided to us by Response and any respective directors, officers, associates, affiliates, consultants, advisors and representatives of the Company or otherwise obtained pursuant to our engagement relating to Response and its associates and affiliates (collectively, the “Information”). Senior Officers of Response represented to Bloom Burton, in a certificate dated June 14, 2016 that all the Information provided by or on behalf of Response was true and correct in all material aspects and contained no untrue statement of a material fact concerning Response or the Transaction, and did not omit to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. The Opinion is conditional upon such completeness, accuracy and fair presentation of such Information.

The Opinion was rendered as at June 15, 2016 (the “Opinion Date”) and on the basis of securities markets, economic, financial and general business conditions prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of Response, as they are reflected in the Information and as they were represented to Bloom Burton in its discussions with management.

Bloom Burton believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the conclusions of the Opinion. The preparation of a valuation and fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or component of the analysis.

Bloom Burton assumed, with the consent of the Response Board, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Transaction will be satisfied and not waived. In addition, Bloom Burton assumed that the definitive Arrangement Agreement and Rollover Agreement (collectively, the “Transaction Agreements”) would not differ materially from the drafts Bloom Burton reviewed. Bloom Burton also assumed that the Transaction will be consummated substantially on the terms and conditions described in the Transaction Agreements, without any waiver of material terms or conditions by Response or any other party and without any adjustment to the consideration set forth therein, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Transaction will not have an adverse effect on Response. Bloom Burton assumed that the Transaction will be consummated in a manner that complies with the applicable provisions of the Securities Act, the Exchange Act, and all other applicable federal and state statutes, rules and regulations. Bloom Burton further assumed that Response relied upon the advice of its counsel, independent accountants, and other advisors (other than Bloom Burton) as to all legal, financial reporting, tax, accounting, and regulatory matters with respect to Response, the Transaction, and the Transaction Agreements.

Bloom Burton’s Opinion was limited to whether the consideration to be paid by Acquirers to the holders of equity of Response in the Transaction pursuant to the Transaction Agreements was fair to the minority shareholders of Response, from a financial point of view, as of the date of the Opinion, and it did not address any other terms, aspects or implications of the Transaction including, without limitation, the form or structure of the Transaction, any consequences of the Transaction on any party to the Transaction, their stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Transaction or otherwise. Bloom Burton’s Opinion also does not consider, address or include: (1) any other strategic alternatives then (or which were or may be) contemplated by the Response Board or Response; (2) the legal, tax or accounting consequences of the Transaction on Response or the stockholders of Response, including, without limitation; (3) the fairness of the amount or nature of any compensation to any of the officers, directors or employees of any party to the Transaction, or class of such persons, relative to the consideration to be received in the Transaction or otherwise; or (4) whether the Acquirers have sufficient cash, available lines of credit or other sources of funds to enable them to pay the Transaction consideration to the holders of equity of Response at the closing of the Transaction.

Bloom Burton’s Opinion was necessarily based on economic, market, financial and other conditions as they existed, and on the information made available to Bloom Burton by or on behalf of Response, or information otherwise reviewed by Bloom Burton, as of the date of the Opinion. The Opinion states that subsequent developments may affect the conclusion reached in the Opinion and that Bloom Burton does not have any obligation to update, revise, or reaffirm the Opinion.

Bloom Burton’s Opinion was approved by Bloom Burton professionals who did not take part in the research, analysis, preparation of, or the determination of the final conclusions of the Opinion. Bloom Burton’s Opinion was for the information of, and directed to, the Response Board for its information and assistance in connection with its consideration of the financial terms of the Transaction. Bloom Burton’s Opinion does not constitute a recommendation to the Response Board as to how the Response Board should vote on the Transaction or to any stockholder of Response as to how any such stockholder should vote at any stockholders’ meeting at which the Transaction is considered, or whether or not any stockholder of Response should enter into a voting, stockholders’, or affiliates’ agreement with respect to the Transaction, or exercise any dissenters’ or appraisal rights that may be available to such stockholder. In addition, the Opinion does not address the underlying business decision of the Response Board or Response to proceed with or effect the Transaction. Bloom Burton was not requested to, and Bloom Burton did not, explore alternatives to the Transaction or solicit the interest of any other parties in pursuing transactions with Response.

The following represents a summary of the material financial analyses performed by Bloom Burton in connection with its Opinion. Some of the summaries of financial analyses performed by Bloom Burton include information presented in tabular format. In order to fully understand the financial analyses performed by Bloom Burton, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the information set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Bloom Burton.

Except as otherwise noted, the information utilized by Bloom Burton in its analyses, to the extent that it was based on market data, is based on market data as it existed on or before June 15, 2016 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

Definition of Fair Market Value

For the purposes of the Opinion and in accordance with MI 61-101, fair market value (“FMV”) was defined as the highest monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay to a prudent and informed seller, each acting at arm’s length with the other and under no compulsion to act. Bloom Burton did not make any downward adjustments to the FMV value of the Shares to take into account any consideration of the liquidity of the Shares or that the Shares held by the Minority Shareholders may not form a controlling interest, or make any adjustment to the fair market value of the Shares to reflect the effect of the Transaction on the Shares.

Summary of Valuation and Financial Analysis

This summary of the valuation and financial analyses conducted in reaching the conclusions of the Opinion, presents a summary of the principal valuation and financial analyses performed by Bloom Burton and presented to the Independent Committee in connection with Bloom Burton’s rendering of its opinion. The presentation to the Independent Committee was supplemented by Bloom Burton’s oral discussion, the nature and substance of which may not be fully described in the summary contained herein.

In valuing the Shares on a going concern basis, Bloom Burton relied on both market-based and fundamental value-based approaches. Bloom Burton relied on each of the above approaches equally in establishing the valuations and relied on its professional experience in determining the relevance of each approach and the underlying inputs and assumptions in reaching our valuation conclusions.

Market-based approaches:

●	Public trading comparables analysis
●	Precedent transaction analysis

Fundamental value-based approach:

●	Discounted cash flow (“DCF") analysis

Trading Comparables Valuation Analysis

Regarding the below described market-based valuation approaches, none of the companies used in the peer group for the trading comparables valuation analysis is identical or directly comparable to Response, and none of the selected precedent merger and acquisition transactions used in the precedent merger and acquisitions transactions analysis described below is identical or directly comparable to the Transaction. However, such companies and transactions were selected by Bloom Burton, for among other reasons, because they represented or involved target companies or transaction structures which may be considered broadly similar, in the context and purpose of Bloom Burton’s valuation and financial analyses, to Response based on Bloom Burton’s familiarity with the healthcare and life science capital markets.

Bloom Burton reviewed all publicly traded medical and environmental diagnostic companies globally to produce a list of 14 public companies that were deemed, in the professional judgment of Bloom Burton, the most comparable to Response (the “Medical Diagnostic Industry Peers”) based on similarities in overall business models, product and/or service offerings and markets served and other considerations including, among other things, the specific diagnostic products and technologies offered (including the type of test, target antigens, or clinical/environmental applications), perceived key business risk factors, and selected financial operating metrics including, but not limited to, gross margins and EBITDA margins.

Response Biomedical Corp - Medical Diagnostic Industry Peers

Illumina, Inc. (NASDAQ:ILMN)	Sysmex Corporation (Tokyo:6869)

Alere Inc. (NYSE:ALR)	DiaSorin S.p.A. (Milan:DIA)

Abaxis, Inc. (NASDAQ:ABAX)	Quidel Corporation (NASDAQ:QDEL)

Biocartis Group NV (Euronext Brussels:BCART)	Trinity Biotech Plc (NASDAQ:TRIB)

Chembio Diagnostics, Inc. (NASDAQ:CEMI)	Biomerica, Inc. (US OTC:BMRA)

Akers Biosciences, Inc. (NASDAQ:AKER, London:AKR)	LifeAssays AB Class B (Nordic Growth Market:LIFE.B)

CardioGenics Holdings Inc. (US OTC:CGNH)

Key: Company Name (Exchange:Trading Symbol)

Based on the significant variances in characteristics of the Medical Diagnostic Industry Peers as judged by large differences in market capitalization, sales, the diversification in product lines, equity research coverage, among other factors, Bloom Burton considered two additional comparables groups in our analysis.

As a Canadian company with a primary listing on the Toronto Stock Exchange, Bloom Burton reviewed a comparable company set of Canadian listed, commercial stage life science companies listed on the Toronto Stock Exchange and TSX Venture Exchange as summarized below. These companies were deemed a suitable proxy for the overall market implied valuations for Canadian listed and domiciled life science companies.

Response Biomedical Corp - Canadian Commercial Healthcare Peers

Valeant Pharmaceuticals Int. Inc. (TSX:VRX, NYSE:VRX)	Concordia Healthcare Corp. (TSX:CXR, NASDAQ:CXRX)

Knight Therapeutics, Inc. (TSX:GUD)	Medical Facilities Corporation (TSX:DR)

Aralez Pharmaceuticals Inc. (TSX:ARZ, NASDAQ:ARLZ)	Nobilis Health Corp. (TSX:NHC, NYSE MKT:HLTH)

CRH Medical Corporation (TSX:CRH, NYSE MKT:CRHM)	Cipher Pharmaceuticals Inc. (TSX:CPH, NASDAQ:CPHR)

Merus Labs International Inc. (TSX:MSL, NASDAQ:MSLI)	Theratechnologies Inc. (TSX:TH)

BioSyent Inc. (TSXV:RX)	Patient Home Monitoring Corp. (TSXV:PHM)

Medicure Inc. (TSXV:MPH)	Nuvo Pharmaceuticals Inc. (TSX:NRI)

Aeterna Zentaris Inc. (TSX:AEZ, NASDAQ:AEZS)	Centric Health Corporation (TSX:CHH)

Acerus Pharmaceuticals Corporation (TSX:ASP)

Key: Company Name (Exchange:Trading Symbol)

Using the trading comparable peer groups developed, Bloom Burton calculated the market observed multiples for current enterprise value divided by 2017 expected EBITDA based on current market prices, analyst consensus estimates (where available), and the publicly filed financial information of the peer companies. Using this data, the implied share price for Response was calculated using Bloom Burton’s projected 2017 EBITDA for Response of C$1.28M.

Response Biomedical Corp – Trading Comparables Valuation Summary

Response Biomedical Corp – Trading Comparables Valuation Summary

	2017E	Observed		Implied
Comparable Data Set	EBITDA	Multiple		Enterprise Value	Implied Share Price1

Diagnostic Industry Peers
EV / EBITDA - Adjusted Average	$1.28	13.7	x	$17.48	$1.24
EV / EBITDA - Median	$1.28	12.8	x	$16.39	$1.13

Canadian Commercial Healthcare Companies
EV / EBITDA - Adjusted Average	$1.28	6.0	x	$7.64	$0.29
EV/EBITDA - Median	$1.28	6.2	x	$7.88	$0.31

Long-run S&P 500 Healthcare Multiples
EV / EBITDA - Adjusted Average	$1.28	10.0	x	$12.79	$0.79
EV/EBITDA - Median	$1.28	9.6	x	$12.32	$0.74

Estimated Valuation

	Estimated TEV		Implied Share Price
	High	Low	High	Low

Estimated Share Price Range	$17.48	$7.64	$1.24	$0.29
FMV Estimate (Midpoint of Range)	$12.56		$0.76

(1) The implied share prices were based on Bloom Burton's estimates for net debt and common shares outstanding using the Treasury Stock Method as of the Opinion Date

Precedent Transaction Analysis

Bloom Burton reviewed all publicly disclosed transactions beginning on January 1, 2000 to identify transactions we deemed suitable for valuing Response, based on the similarities in, among other things, the industry of the target or acquirer, specific products and services acquired, markets served, clinical or therapeutic areas of focus, and the type of transaction. After our review we arrived at three separate groups of precedent transactions that were incorporated into the analysis. For precedent transaction analysis, Bloom Burton calculated the observed enterprise value (“EV”) to EBITDA multiples (“EV/EBITDA”), based on publicly disclosed financial information, and the share price premia paid in each transaction.

Bloom Burton believes that the key value driver for Response is the Point of care (“POC”) capabilities of the RAMP® system. Therefore we examined POC diagnostic M&A to determine the market implied multiples and premia most applicable in valuing Response.

Point of Care Diagnostics M&A

Announced Date	Date Closed	Target	Acquirer
Feb. 1, 2016	Pending Completion	Alere Inc	Abbott Laboratories
Jul. 6, 2011	Oct. 28, 2011	Axis-Shield Ltd	Alere Inc
Jan. 11, 2010	Feb. 28, 2010	Standard Diagnostics Inc	Alere Inc
Aug. 6, 2007	Nov. 6, 2007	HemoSense Inc	Alere Inc
Apr. 5, 2007	Jun. 29, 2007	Biosite Inc	Alere Inc
Feb. 10, 2004	Apr. 21, 2004	SYN X Pharma Inc	Nanogen Inc
Dec. 15, 2003	Jan. 28, 2004	i-STAT Corp	Abbott Laboratories

Bloom Burton also examined precedent, going private transactions for Canadian healthcare and life science companies.

Canadian Healthcare Sector Going Private Transactions

Announced Date	Date Closed	Target	Acquirer
Nov. 29, 2013	Feb. 13, 2014	Atrium Innovations Inc	Permira Holdings Ltd
Nov. 19, 2013	Mar. 11, 2014	Patheon Inc	JLL Partners Inc
Jul. 12, 2013	Sep. 18, 2013	Medicago Inc	Mitsubishi Tanabe Pharma Corp
Jan. 22, 2010	Jul. 22, 2010	Dragon Pharmaceutical Inc	Private Investor
Nov. 29, 2007	Feb. 25, 2008	Axcan Pharma Inc	TPG Capital Management LP
Jul. 14, 2006	Aug. 24, 2006	DTI Dental Technologies Inc	HealthpointCapital LLC
Nov. 14, 2005	Dec. 23, 2005	Viventia Biotech Inc	Dan Group

On account of the limited number of Canadian healthcare sector going private precedent transactions, Bloom Burton also examined precedent going private transactions for other North American healthcare companies. Based on the size of the Transaction, we limited the transaction size to a total transaction value of US$50M or less.

North American Healthcare Sector Going Private Transactions (Less than US$50M in total value)

Date Announced	Date Closed	Target	Acquirer
Apr. 2, 2012	Dec. 11, 2012	Winner Medical Group Inc	Management Buyout
Aug. 8, 2009	Dec. 22, 2009	MTS Medication Technologies Inc	Excellere Partners
May. 1, 2009	Jul. 23, 2009	NationsHealth Inc	ComVest Group Inc
May. 18, 2007	Aug. 9, 2007	Iomed Inc	ReAble Therapeutics Inc.
Sep. 8, 2006	Oct. 16, 2006	Bio-Lok International Inc	HealthpointCapital LLC
Jul. 14, 2006	Aug. 24, 2006	DTI Dental Technologies Inc	HealthpointCapital LLC
Jun. 30, 2005	Jul. 12, 2005	Coast Dental Services Inc	Intelident Solutions Inc

Response Biomedical Corp – Precedent Transactions Valuation Summary

	2017E EBITDA /	Observed		Implied
Data Set	Reference Share Price	Multiple / Premium		Enterprise Value	Implied Share Price1

Precedent Point-of-Care Diagnostic Transactions
TTV / EBITDA	$1.28	18.1	x	$23.20	$1.79
Adj. Avg. Premium to the Last Closing	$0.75	30.7%		$14.81	$0.98
Adj. Avg. Premium to 30-day average price	$0.79	39.3%		$16.08	$1.10
Adj. Avg. Premium to 90-day average price	$0.81	42.2%		$16.61	$1.16

North American Going Private Transactions in Healthcare Sector (TTV<US$50M)
TTV / EBITDA	$1.28	5.2	x	$6.62	$0.19
Adj. Avg. Premium to the Last Closing	$0.75	50.8%		$16.36	$1.13
Adj. Avg. Premium to 30-day average price	$0.79	45.0%		$16.55	$1.15
Adj. Avg. Premium to 90-day average price	$0.81	45.5%		$16.89	$1.18

Canadian Going Private Transactions in Healthcare Sector
TTV / EBITDA	$1.28	10.2	x	$13.05	$0.81
Adj. Avg. Premium to the Last Closing	$0.75	31.4%		$14.86	$0.99
Adj. Avg. Premium to 30-day average price	$0.79	38.1%		$15.98	$1.09
Adj. Avg. Premium to 90-day average price	$0.81	38.7%		$16.31	$1.13

Estimated Valuation

	Estimated TEV		Implied Share Price
	High	Low	High	Low
Estimated FMV Range	$23.20	$6.62	$1.79	$0.19
FMV Estimate (Midpoint of Range)	$14.91		$0.99

(1) The implied share prices were based on Bloom Burton's estimates for net debt and common shares outstanding using the Treasury Stock Method as of the Opinion Date

Discounted Cash Flow Valuation Analysis

Bloom Burton conducted DCF analysis on three separately projected operating scenarios (“Base Case”, “Upside”, and “Downside” scenarios) for Response that were derived from Bloom Burton’s review of management prepared forecasts. To produce our financial operating scenarios, Bloom Burton accepted many of the assumptions in the management prepared forecasts and extended the forecast period based on market research and other due diligence reviews including, among other things, discussions with Response management and the Independent Committee, review of market research reports, and a review of the historical financial performance of Response and other public companies in the medical and environmental diagnostics business.

The discount rate used in the DCF analysis was Bloom Burton’s estimate of the weighted average cost of capital (“WACC”) for Response with an additional, upward risk adjustment on the estimated cost of equity that Bloom Burton believes was appropriate to approximate the risks associated with equity ownership of Response. This additional risk adjustment was composed of two parts, 1) a risk premium to account for the large proportion of revenues derived from China that was estimated at 1.7%, which was the estimated difference between the current equity market risk premium in China versus North America; and 2) a 10% risk factor that we deemed appropriate to capture the financial and operational risks of Response based on its current market capitalization, reliance on distribution partners, commercial risk and the risk of emerging, competitive diagnostic technologies. The WACC estimate was based on Response’s cost of equity and the after-tax cost of debt and weighted by the assumed optimal capital structure. Bloom Burton relied on the capital asset pricing model (“CAPM”) to estimate the after-tax cost of equity for Response.

Bloom Burton used two methodologies in determining the terminal value for the DCF analysis: 1) an exit EBTIDA multiple approach to model a hypothetical sale of the company; and 2) a perpetual growth method to calculate the terminal value, under which the terminal year free cash flow is capitalized at the WACC less an assumed long term growth rate of free cash flow.

To determine the final DCF-based, fundamental valuation of Response, Bloom Burton applied probability weighting of the three scenarios based on our view of the relative likelihood for each of the projected scenarios to occur. Sensitivity analysis was performed to test key assumptions and value drivers for the DCF analysis.

Discounted Cash Flow Valuation Summary

	Discount Rate			Terminal Value			Implied EV		Implied Share Price1
DCF Analysis	Range			Range			High	Low	High	Low

Base Case
EXIT EBITDA Multiple Method	18%	-	22%	6x	-	8x	$26.50	$17.60	$1.79	$1.06
Perpetual Growth Method	18%	-	22%	0	-	4%	$21.74	$13.46	$1.40	$0.72

Upside Case
EXIT EBITDA Multiple Method	18%	-	22%	6x	-	8x	$37.84	$25.24	$2.51	$1.56
Perpetual Growth Method	18%	-	22%	0	-	4%	$31.52	$19.57	$2.04	$1.13

Downside Case
EXIT EBITDA Multiple Method	18%	-	22%	6x	-	8x	$16.60	$10.57	$1.01	$0.50
Perpetual Growth Method	18%	-	22%	0	-	4%	$12.71	$7.43	$0.68	$0.23

Proabability-weighted DCF		Implied Share Price1		Weighted Share Price
	Weighting	High	Low	High	Low

Base Case - Midpoint	70%	$1.59	$0.89	$1.11	$0.62
Upside Scenario - Midpoint	10%	$2.28	$1.34	$0.23	$0.13
Downside Scenario - Midpoint	20%	$0.85	$0.37	$0.17	$0.07
FMV Estimate (Probability Weighted Average)	100%			$1.51	$0.83
FMV Estimate (Midpoint of Range)				$1.17

(1) The implied share prices were based on Bloom Burton's estimates for net debt and common shares outstanding using the Treasury Stock Method as of the Opinion Date

Valuation Conclusion

Based upon and subject to the foregoing, including other matters as Bloom Burton deemed relevant, Bloom Burton concluded that, as of the Opinion Date, the fair market value of the common shares of Response was C$0.97 which is the midpoint of an estimated range of C$0.43 to C$1.51.

All Amounts in C$
	Share Price Estimate
Valuation Approach	High	Low
Trading Comparables	$1.24	$0.29
Precedent Transactions	$1.79	$0.19
DCF Analysis	$1.51	$0.83
Average	$1.51	$0.43
Midpoint equity value per common share	$0.97

Approach to Analyzing Fairness

In considering the fairness of the Transaction, from a financial point of view, to the Minority Shareholders, Bloom Burton principally considered and relied upon a comparison of the value provided to the Minority Shareholders from the Transaction to the fundamental value of the Shares of Response as estimated using the above summarized methodologies. Bloom Burton also performed a review of the historical trading performance of Response and analyzed potential and/or hypothetical alternative scenarios for the Company to pursue instead of the Transaction, including, but not limited to, the liquidation of all assets and a distribution of the net cash after retiring all liabilities, and assessed the likely benefits to shareholders under these alternative scenarios as compared to the Transaction.

Opinion Conclusion

Bloom Burton concluded that based upon and subject to the foregoing, including other matters as Bloom Burton deemed relevant, Bloom Burton was of the opinion that, as of the date hereof, the Consideration offered under the Transaction is fair, from a financial point of view to the Minority Shareholders of Response.

Purchaser Group Members’ Purposes and Reasons for the Arrangement

Under the SEC rules governing “going private” transactions, each Purchaser Group Member is required to express his, her or its purposes and reasons for the Arrangement to the Company’s “unaffiliated security holders” as defined under Rule 13e-3 of the Exchange Act. Each Purchaser Group Member is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each Purchaser Group Member should not be construed as a recommendation to any Company shareholder as to how that shareholder should vote on the proposal to adopt the Arrangement Agreement and approve the Arrangement.

For the Purchaser Group Members, a primary purpose for the Arrangement is to permit the Purchaser Group Members to acquire all shares of Common Stock not owned by them so that the Company can be operated as a privately held company. The Purchaser Group Members believe that in light of the ongoing decline and continuing challenges facing the business, it will be challenging for the Company to compete as a public company. The Purchaser Group Members believe that as a private company the Company will have greater operating flexibility, and management will be able to more effectively concentrate on long-term growth and reduce its focus on the quarter-to-quarter performance often emphasized by the public markets. Moreover, the Company will not be subject to certain obligations and constraints, and related costs, associated with having publicly traded equity securities.

An additional purpose of the Arrangement is to enable shareholders other than the Purchaser Group Members to immediately realize the value of their investment in the Company through their receipt of the Arrangement Consideration of CDN $1.12 in cash, representing a premium of approximately 24% over the closing trading price for Common Stock on the TSX on April 29, 2016, the date on which certain Purchaser Group Members initially proposed to acquire the Company, and a premium of 51% over the closing trading price on the TSX on June 15, 2016, the last trading day prior to the public announcement of the Arrangement.

Accordingly, the Purchaser Group Members have decided to undertake the going private transaction at this time for the reasons described above.

The Purchaser Group Members did not consider any other form of transaction because the Purchaser Group Members believed that structuring the transaction as an Arrangement was the most direct and effective way to acquire all of the outstanding shares of the Company held by shareholders other than the Purchaser Group Members for cash.

Position of the Purchaser Group as to Fairness of the Arrangement

Under the SEC rules governing “going private” transactions, each Purchaser Group Member is required to express his, her or its beliefs as to the fairness of the Arrangement to the Company’s “unaffiliated security holders” as defined under Rule 13e-3 of the Exchange Act. Each Purchaser Group Member is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of each Purchaser Group Member should not be construed as a recommendation to any Company shareholder as to how that shareholder should vote on the proposal to adopt the Arrangement Agreement and approve the Arrangement.

The Purchaser Group Members did not participate in the deliberations of the Special Committee regarding, or receive advice from the Company’s or the Special Committee’s legal or financial advisors as to, the substantive and procedural fairness of the Arrangement to the Company’s unaffiliated shareholders, nor did the Purchaser Group Members undertake any independent evaluation of the fairness of the Arrangement to the Company’s unaffiliated shareholders, or engage a financial advisor for such purposes. The Purchaser Group Members believe, however, that the Arrangement is substantively and procedurally fair to the Company’s unaffiliated shareholders based on the following factors, among others:

●

the Arrangement Consideration of CDN $1.12 per share represents a premium of approximately 24% over the closing trading price for the Common Stock on April 29, 2016, the date on which certain Purchaser Group Members initially proposed to acquire the Company, and a premium of 51% over the closing trading price on the TSX on June 15, 2016, the last trading day prior to the public announcement of the Arrangement;

●

the belief that the value to unaffiliated shareholders of the Company continuing as an independent public company would not be as great as the Arrangement Consideration, due to the public market’s emphasis on short term results, and the potential risks and uncertainties associated with the near-term and long-term prospects of the Company in light of the ongoing decline and continuing challenges facing the Company’s business;

●

the Arrangement will provide consideration to the Company’s shareholders entirely in cash, thus eliminating any uncertainty in valuing the Arrangement Consideration and allowing the Company’s shareholders to immediately realize a certain value for all of their shares of Common Stock, as a result of which the Company’s shareholders will no longer be exposed to the various risks and uncertainties related to continued ownership of the Common Stock, and will have the ability to pursue other investment alternatives;

●

the Arrangement will provide the unaffiliated shareholders with a source of liquidity for a relatively illiquid security, as, with an average daily trading volume over the 50 days prior to the announcement of the Arrangement of approximately 1,990 shares per day, the market for the Common Stock has been limited and relatively illiquid and the Purchaser Group Members believe there is little likelihood that a more active market will develop in the foreseeable future;

●

the Arrangement Agreement allows the Board or an independent committee of the Board (including the Special Committee) to withdraw or change its recommendation of the Arrangement Agreement in certain circumstances, and to terminate the Arrangement Agreement in certain circumstances;

●

the Board established a Special Committee of independent directors, consisting solely of directors who are not officers, employees or controlling shareholders of the Company and are not affiliated with the Purchaser Group Members, to evaluate the Purchaser Group Members’ proposal and negotiate with the Purchaser Group Members;

●

the Special Committee was deliberative in its process, taking over 1.5 months to determine whether the Arrangement was in the best interests of the Company’s unaffiliated shareholders and to analyze, evaluate and negotiate the terms of the Arrangement;

●

neither the Purchaser Group Members, nor their affiliates, participated in or had any influence on the deliberative process of, or the conclusions reached by, the Special Committee or the negotiating positions of the Special Committee;

●

the CDN $1.12 per share Arrangement Consideration, the lack of a break-up fee, the concurrent private placement and other terms and conditions of the Arrangement Agreement resulted from extensive negotiations between the Special Committee and its advisors and the Purchaser Group Members and their advisors;

●

the Special Committee unanimously determined that the Arrangement Agreement and the Arrangement are advisable, substantively and procedurally fair to, and in the best interests of the Company’s unaffiliated shareholders;

●

the Board (with Peter A. Thompson and Jonathan J. Wang recusing themselves) unanimously (i) approved and adopted the Arrangement Agreement, (ii) determined that the Arrangement is advisable, fair to and in the best interest of the Company’s unaffiliated shareholders and (iii) resolved to recommend that the shareholders of the Company approve the Arrangement Agreement;

●

the fact that the Special Committee received an opinion, dated June 15, 2016, from its financial advisor as to the fairness, from a financial point of view and as of such date, of the Arrangement Consideration to be received by holders of Company unaffiliated shares pursuant to the Arrangement Agreement, which opinion was based upon and subject to various assumptions made, procedures followed, factors considered and limitations on the review undertaken;

●

the Arrangement is conditioned upon the approval of at least 66 2⁄3% of the votes cast by shareholders, present in person or represented by proxy at the Special Meeting, as well as a majority of the votes cast by shareholders present in person or represented by proxy at the Special Meeting, other than those shareholders excluded pursuant to Section 8.1(2) of MI 61-101; and

●

shareholders who do not vote in favor of the Arrangement Agreement and who comply with certain procedural requirements will be entitled, upon completion of the Arrangement, to exercise statutory dissent rights under the BCBCA.

In the course of reaching their determination as to the fairness of the Arrangement to the Company’s unaffiliated shareholders, the Purchaser Group Members also considered a variety of risks and other countervailing factors related to the Arrangement Agreement and Arrangement, including the following:

●

the fact that the Company’s unaffiliated shareholders will have no ongoing equity participation in the Company following the Arrangement and that those unaffiliated shareholders will cease to participate in the Company’s future earnings or growth, if any, and will not benefit from increases, if any, in the value of the Common Stock;

●	the risk that the Arrangement might not be completed in a timely manner or at all;

●

the risk, if the Arrangement is not consummated, that the pendency of the Arrangement could affect adversely the relationship of the Company and its subsidiaries with their respective customers, employers, suppliers, agents and others with whom they have business dealings;

●

the fact that the Company will be prohibited from soliciting, assisting, initiating, encouraging or otherwise facilitating any inquiry, proposal or offer that could reasonably be expected to constitute or lead to an acquisition proposal, among other things;

●

the fact that the Company has incurred and will continue to incur significant transaction costs and expenses in connection with the potential transaction, regardless of whether the Arrangement is consummated; and

●	the fact that the Arrangement Consideration will be taxable to the Company’s taxpaying shareholders.

In making their determination as to the substantive fairness of the Arrangement to the unaffiliated shareholders, the Purchaser Group Members did not consider the prices paid by the Company or the Purchaser Group Members for past purchases of the Common Stock since such purchases were made at then-current trading prices of the Common Stock and do not reflect the Company’s present market value.

In making their determination as to the substantive fairness of the Arrangement to the unaffiliated shareholders, the Purchaser Group Members were not aware of any firm offers capable of acceptance during the prior two years by any person for (a) the merger or consolidation of the Company with another company, (b) the sale or transfer of all or substantially all of the Company’s assets or (c) a purchase of the Company’s securities that would enable the holder to exercise control of the Company.

The foregoing discussion of the information and factors considered and given weight by the Purchaser Group Members in connection with the fairness of the Arrangement is not intended to be exhaustive but includes all material factors considered by the Purchaser Group Members. The Purchaser Group Members did not find it practicable to, and did not, quantify or otherwise assign relative weights to the individual factors considered in reaching their conclusions as to the fairness of the Arrangement. Rather, the fairness determinations were made after consideration of all of the foregoing factors as a whole.

Plans for the Company After the Arrangement

It is expected that the Company’s operations will be conducted after the Arrangement substantially as they currently are being conducted. The Company’s directors will no longer be the directors of the Company immediately following the Arrangement. The Purchaser Group Members intend that, upon consummation of the Arrangement, certain executive officers of the Company will remain in their positions.

The Purchaser Group Members have advised the Company that they do not have any current intentions, plans or proposals to cause the Company to engage in any of the following:

●	an extraordinary corporate transaction following consummation of the Arrangement such as a merger, reorganization or liquidation;

●	relocation of any material operations or sale or transfer of a material amount of assets; or

●	any other material changes in its business or the composition of its management.

Nevertheless, following consummation of the Arrangement, the management of the Company and/or Board may initiate a review of the Company and its assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what changes, if any, would be desirable following the Arrangement to enhance the business and operations of the Company and may cause the Company to engage in the types of transactions set forth above if the management and/or Board decides that such transactions are in the best interest of the Company upon such review. The Purchaser Group Members expressly reserve the right to make any changes to the Company’s operations after consummation of the Arrangement that they deem appropriate in light of such evaluation and review or in light of future developments.

Certain Effects of the Arrangement

Following the consummation of the Arrangement, the registration of the Company’s Common Shares under the Exchange Act will be terminated. Due to this termination, the Company will no longer be required to file annual, quarterly and current reports with the SEC. Moreover, the Company will no longer be subject to the requirement to furnish proxy statements in connection with meetings of shareholders pursuant to Section 14(a) of the Exchange Act and the related requirement under the Exchange Act to furnish an annual report to Shareholders. Similarly, the Company will make an application to terminate its status as a reporting issuer under Canadian provincial and territorial securities laws, and will cease to file reports with Canadian securities regulatory authorities.

If the Arrangement is completed, the Company’s unaffiliated shareholders will have no interest in the Company’s net book value or net earnings. The table below sets forth the direct and indirect interests in the Company’s net book value and net earnings of the Purchaser Group Members prior to and immediately after the Arrangement, based upon the net book value of the Company at March 31, 2016, and the net income of the Company for the three months ended March 31, 2016 .

	Number of			Interest in Net Book Value(4)		Interest in Net Earnings (Loss)(5)
	Shares Pre-	% Owned Pre-	% Owned Post-	Pre-	Post-	Pre-	Post-
	Arrangement(1)	Arrangement(2)	Arrangement(3)	Arrangement	Arrangement	Arrangement	Arrangement
OrbiMed Private Investments III, LP	3,604,266	33.0%	53.9%	$(559,680)	$(914,144)	$(412,500)	$(673,750)
OrbiMed Asia Partners, LP	2,149,902	19.7%	32.2%	$(334,112)	$(546,112)	$(246,250)	$(402,500)
OrbiMed Associates III, LP	34,291	0.3%	0.5%	$(5,088)	$(8,480)	$(3,750)	$(6,250)
OrbiMed (as a group)	5,788,459	53.0%	86.6%	$(898,880)	$(1,468,736)	$(662,500)	$(1,082,500)
Shanghai Runda Medical Technology Co., Ltd.	—	—	13.4%	$-	$(227,264)	$-	$(167,500)

(1)	Reflects the number of common shares held by each of the filing persons prior to the consummation of the Arrangement.
(2)	Based on 10,917,269 common shares outstanding as of June 22, 2016.
(3)

Reflects ownership interest in 1077801 B.C. Ltd, which will own 100% of the capital stock of the Company following the consummation of the Arrangement. Assumes (i) the purchase of 892,858 common shares of the Company by Shanghai Runda Medical Technology Co. Ltd., prior to the consummation of the Arrangement and (ii) 1077801 B.C. Ltd. will be owned by the filing persons in proportion to their interest in the Company immediately prior to the consummation of the Arrangement (after giving effect to the exchange by the filing persons of the Company common shares they own for common shares of 1077801 B.C. Ltd. on a 1-for-1 basis pursuant to the Arrangement Agreement).

(4)	Based on total net book value of $(1,696,000) as of March 31, 2016.
(5)	Based on total net loss attributable to the Company of $(1,250,000) for the three months ended March 31, 2016.

A primary benefit of the Arrangement to the Company’s shareholders (other than Purchaser Group Members), including the unaffiliated shareholders, will be the right of such shareholders to receive the Arrangement Consideration as described above, representing a premium of approximately 24% over the closing trading price for Common Stock on the TSX on April 29, 2016, the date on which certain Purchaser Group Members initially proposed to acquire the Company, and a premium of 51% over the closing trading price on the TSX on June 15, 2016, the last trading day prior to the public announcement of the Arrangement. Additionally, such shareholders will avoid the risk of any possible decrease in the Company’s future earnings, growth or value, and the risks related to the Company’s additional leverage .

The primary detriments of the Arrangement to such shareholders include the lack of interest of such shareholders in the Company’s potential future earnings, growth or value. Additionally, the receipt of cash in exchange for shares of Common Stock pursuant to the Arrangement will generally be a taxable sale transaction for U.S. federal income tax purposes to our shareholders who surrender shares of the Common Stock in the Arrangement. Such shareholders also will not receive any benefit from the estimated cost savings of $850,000 per year that will be realized as a result of the Company ceasing its periodic reporting under the Securities Exchange Act of 1934 .

In connection with the Arrangement, the Purchaser Group Members will receive benefits and be subject to obligations that are different from, or in addition to, the benefits received by the Company’s shareholders generally. The primary benefits of the Arrangement to the Purchaser Group Members include their indirect interest in the Company’s potential future earnings and growth which, if they successfully execute their business strategies, could be substantial. Additionally, following the Arrangement, the Company will be a private company, and as such will be relieved of the burdens imposed on companies with publicly traded equity, including the requirements and restrictions on trading that the Company’s directors, officers and beneficial owners of more than 10% of the outstanding shares of Common Stock face as a result of the provisions of Section 16 of the Exchange Act. It is estimated that the Company will save approximately CDN $850,000 per year as a result of no longer being a public company. Additionally, following the Arrangement, management will retain their respective positions within the surviving corporation.

The primary detriments of the Arrangement to the Purchaser Group Members include the fact that all of the risk of any possible decrease in the Company’s earnings, growth or value following the Arrangement will be borne by the Purchaser Group. Additionally, the investment by the Purchaser Group Members in the Company will not be liquid, with no public trading market for such securities, and the equity securities will be subject to contractual restrictions on transfer.

In connection with the Arrangement, certain members of the Company’s management will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of the Company’s shareholders generally, as described in more detail under “Special Factors – Interests of the Company’s Directors and Executive Officers in the Arrangement” beginning on page 39. Those incremental benefits are expected to include, among others, certain executive officers continuing as executive officers of the surviving corporation .

The shares of Common Stock are currently registered under the Exchange Act and are traded on the Toronto Stock Exchange (“TSX”) under the trading symbol “RBM” and quoted on the OTC under the symbol “RPBIF.” As a result of the Arrangement, the Company will be a privately held corporation and there will be no public market for its shares. After the Arrangement, the shares of Common Stock will cease to be quoted on the TSX and the OTC and price quotations with respect to sales of shares of Common Stock in the public market will no longer be available. In addition, registration of the Common Stock under the Exchange Act will be terminated.

Dissent Shares

The Common Shares held by any of the Company’s shareholders properly exercising Dissent Rights (“Dissenting Shareholders”) shall be deemed to be transferred to the Purchaser (free and clear of any liens) without any further act or formality in consideration for the right to be paid the fair value of their Common Shares by the Purchaser in accordance with Article 3 of the Plan of Arrangement, and such Dissenting Shareholder shall cease to have any rights as holders of such Common Shares, the names of such Dissenting Shareholders shall be removed from the applicable registers of shareholders, and Purchaser shall be deemed transferee of such Common Shares and entered in the registers of the Common Shares maintained by or on behalf of the Company.

Rollover Shares

Each Common Share outstanding immediately prior to the effective time held by the Purchaser Group Members, as well as any shares held by current Company shareholders who agree with the Purchaser Group to roll their shares into the acquiring Company (the “Rollover Shares”) shall, without any further action of the Purchaser Group Member, be deemed to be assigned and transferred by the holder thereof to the Purchaser (free and clear of all liens) in exchange for one share of the Purchaser (the “Rollover Consideration”), and such Purchaser Group Member shall cease to have any rights as holders of such Common Shares other than the right to be paid the Rollover Consideration, the names of such Purchaser Group Members shall be removed from the applicable registers of shareholders, and Purchaser shall be deemed transferee of such Common Shares and entered in the registers of the Common Shares maintained by or on behalf the Company.

Common Shares

Each Common Share outstanding (including any Common Shares issued upon the due exercise of any Options prior to the effective time), other than Dissent Shares and Rollover Shares, held by any of the shareholders who are not a part of the Purchaser Group shall be deemed assigned and transferred by the holder thereof to Purchaser (free and clear of all liens) in exchange for the Arrangement Consideration per share of Common Stock, and such holder shall cease to have any rights as holders of such Common Shares other than the right to be paid the Arrangement Consideration per share, the names of such holder shall be removed from the applicable registers of shareholders, and Purchaser shall be deemed transferee of such Common Shares and entered in the registers of the Common Shares maintained by or on behalf of the Company.

Options

Each option to purchase Common Stock outstanding (whether vested or unvested) granted under the Company’s amended and restated 2008 Stock Option Plan (the “Stock Plan”, which options are referred to as the “Options”) and outstanding immediately prior to the effective time will be deemed to be unconditionally vested and exercisable and will be eligible to receive cash from Response equal to the amount (if any) by which the Arrangement Consideration exceeds the exercise price per Common Share pursuant to such Option multiplied by the number of Common Shares issuable pursuant to such Option, less applicable withholdings.

The Company’s Stock Plan (and any previous amendments and restatements of such plan) and all Options thereunder, and any related agreements, shall be terminated and neither the Purchaser Group nor the Company, nor any other person, shall have any liabilities or obligations with respect thereto, except for the payment of the consideration described herein.

RSUs

Each restricted share unit outstanding (whether vested or unvested) granted under the Company’s 2013 Restricted Share Unit Plan (the “RSU Plan”, which restricted share units are referred to as the “RSUs”) and outstanding immediately prior to the effective time will be paid out in Common Shares or Response which will then be acquired for cash from the Purchaser Group in the Arrangement.

The RSU Plan and any agreements related thereto shall be terminated and neither the Purchaser Group nor the Company, nor any other person, shall have any liabilities or obligations with respect thereto, except for the payment of the consideration described herein.

DSUs

Each deferred share unit outstanding (whether vested or unvested) granted under the Company’s 2013 Deferred Share Unit Plan (the “DSU Plan”, which deferred share units are referred to as the “DSUs”) and outstanding immediately prior to the effective time will be eligible to paid out in Common Shares of Response which will then be acquired for cash from the Purchaser Group in the Arrangement.

The DSU Plan and any agreements related thereto shall be terminated and neither the Purchaser Group nor the Company, nor any other person, shall have any liabilities or obligations with respect thereto, except for the payment of the consideration described herein.

Warrants

As of the date of this proxy statement, we have 5,049,445 warrants to purchase our Common Stock at a weighted average exercise price of CDN $1.44. Any warrants that are not exercised prior the effective time will remain and be exercisable in accordance with their terms.

Procedure for Exchange of Shares

Letter of Transmittal

A Letter of Transmittal (printed on yellow paper) has been mailed together with this information circular to each person who was a registered holder of common shares on the Record Date. Each registered shareholder must forward a properly completed and signed Letter of Transmittal, with accompanying share certificate(s), if applicable, in order to receive the consideration to which such shareholder is entitled under the Arrangement. It is recommended that shareholders complete, sign and return the Letter of Transmittal with accompanying share certificate(s) to Computershare Investor Services Inc. (the "Depositary") as soon as possible. All deposits of shares made under a Letter of Transmittal are irrevocable. In the event the Arrangement is not consummated the Depositary will promptly return any share certificates that have been deposited. Any use of the mail to transmit a share certificate (if applicable) and a related Letter of Transmittal is at the risk of the shareholder. If these documents are mailed, it is recommended that registered mail, properly insured, be used .

Whether or not shareholders forward the share certificate(s) (if applicable), upon completion of the Arrangement on the Effective Date, shareholders will cease to be shareholders of the Company and will only be entitled to receive the consideration to which they are entitled under the Arrangement or, in the case of shareholders who properly exercise Dissent Rights, the right to receive fair value for their shares in accordance with the dissent procedures. See “Rights of Dissenting Shareholders”.

The instructions for exchanging share certificate(s) (if applicable) and depositing such share certificate(s) with the Depositary are set out in the Letter of Transmittal. The Letter of Transmittal provides instructions with regard to lost share certificates. The Letter of Transmittal is available on SEDAR at www.sedar.com.

Registered shareholders will not actually receive their consideration until the Arrangement is completed and they have returned their properly completed documents, including the Letter of Transmittal and share certificates, if applicable, to the Depositary.

The exchange of shares for the consideration in respect of non-registered shareholders is expected to be made with the non-registered shareholder’s nominee (bank, trust company, securities broker or other nominee) account through the procedures in place for such purposes between CDS & Co. and such nominee. Non-registered shareholders should contact their intermediary if they have any questions regarding this process and to arrange for their nominee to complete the necessary steps to ensure that they receive payment for their shares as soon as possible following completion of the Arrangement.

Exchange Procedure

Prior to the effective time, the Purchaser Group will deliver or arrange to be delivered to the Depositary the cash representing the consideration required to be paid to the Company’s shareholders in accordance with Section 4.1 of the Plan of Arrangement, which cash will be held by the Depositary as agent and nominee for such former shareholders of the Company for distribution to such former shareholders of the Company in accordance with the provisions of Article 4 of the Plan of Arrangement.

Upon surrender to the Depositary for cancellation of a share certificate (if applicable) which immediately prior to the effective time represented common shares in the capital of the Company, together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the shareholder represented by such surrendered share certificate will be entitled to receive in exchange therefor, and the Depositary will deliver to such shareholder, a cheque representing the net cash payment which such shareholder has the right to receive under the Arrangement and any share certificate (if applicable) so surrendered will be cancelled.

Any exchange or transfer of shares pursuant to the Plan of Arrangement will be free and clear of any liens or other claims of third parties of any kind.

No holder of Common Shares or Options, will be entitled to receive any consideration or entitlement with respect to such Common Shares or Options, other than any consideration or entitlement to which such holder is entitled to receive in accordance with Section 2 of the Plan of Arrangement and the other terms of the Plan of Arrangement and, for greater certainty, no such holder with be entitled to receive any interest, dividends, premium or other payment in connection therewith, other than any declared but unpaid dividends.

Entitlement to Cash Consideration

In any case where the aggregate cash consideration payable to a particular shareholder under the Arrangement would include a fraction of a cent, the cash consideration payable will be rounded up to the next whole cent.

Return of Shares

If the Arrangement is not completed, any deposited common shares of the Company will be returned to the depositing shareholder at the Company’s expense upon written notice to the Depositary from the Company, by returning the deposited shares (and any other relevant documents) by first class insured mail in the name of and to the address specified by the shareholder in the Letter of Transmittal or, if such name and address is not so specified, in such name and to such address as shown on the register maintained by the Company’s transfer agent.

Lost Certificates

In the event any certificate which immediately prior to the effective time represented one or more outstanding Common Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, cash deliverable in accordance with such holder’s Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom such cash is to be delivered shall as a condition precedent to the delivery of such cash, give a bond satisfactory to the Purchaser and the Depositary (acting reasonably) in such sum as the Purchaser may direct, or otherwise indemnify the Purchaser and the Company in a manner satisfactory to the Purchaser and the Company, acting reasonably, against any claim that may be made against the Purchaser and the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

Cancellation of Rights

Until surrendered, each share certificate that immediately prior to the effective time represented common shares in the capital of the Company will be deemed after the effective time to represent only the right to receive upon such surrender the consideration to which the holder is entitled to receive in lieu of such share certificate as contemplated in Section 4.1 of the Plan of Arrangement, less any amounts withheld. Any such share certificate formerly representing common shares in the capital of the Company not duly surrendered on or before the third anniversary of the effective date will cease to represent a claim of any nature whatsoever and will be deemed to have been surrendered to the Purchaser Group or any successors and will be cancelled. On such date, such former shareholder will be deemed to have donated and forfeited to the Purchaser Group or its successors, any consideration held by the Depositary in trust for such former shareholder to which such former shareholder is entitled. None of the Company or Purchaser Group, or any of their respective successors, will be liable to any person in respect of any consideration (including any consideration previously held by the Depositary in trust for any such former holder) which is forfeited to the Company or Purchaser Group or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law .

Withholding Rights

The Purchaser, the Company or the Depositary will be entitled to deduct and withhold from any consideration payable or otherwise deliverable under the Plan of Arrangement such amounts as the Purchaser, the Company or the Depositary may be required or reasonably believe to be required to deduct and withhold therefrom with respect to any provision of any applicable law in respect of taxes. To the extent that amounts are so withheld, deducted and remitted, such amounts will be treated for all purposes hereof as having been paid to the person to whom such amounts would otherwise have been paid.

Projected Financial Information

Financial projections prepared by management were made available to the Board, the Special Committee, and Bloom Burton. The Special Committee permitted Bloom Burton to use and rely on the financial projections and other financial and business information summarized below for purposes of its financial analyses and opinion summarized under “Special Factors - Opinion of Financial Advisor to the Special Committee.” Summaries of these financial projections and forecasts are being included in this Circular not to influence your decision whether to vote for or against the proposal to adopt the Arrangement Agreement, but because these financial projections and forecasts were made available to the Board, the Special Committee and Bloom Burton .

These financial projections and forecasts are based upon a variety of estimates and numerous assumptions made by the Company’s management with respect to, among other matters, industry performance, general business, economic, market and financial conditions and other matters, including the factors described under “Cautionary Statement Concerning Forward-Looking Information” beginning on page 52, many of which are difficult to predict, are subject to economic and competitive uncertainties, and are beyond the Company’s control. In addition, since the financial projections and forecasts cover multiple years, such information by its nature becomes less reliable with each successive year. As a result, there can be no assurance that the projected results will be realized or that actual results will not be higher or lower than projected.

The financial projections and forecasts do not take into account any circumstances or events occurring after the date they were prepared, and, except as may be required in order to comply with applicable securities laws, the Company does not intend to update, or otherwise revise, the financial projections or forecasts, or the specific portions presented, to reflect circumstances existing after the date when they were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

The financial projections and forecasts were not prepared with a view toward public disclosure, soliciting proxies or complying with generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding financial projections and forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. Neither PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, nor any other independent registered public accounting firm has examined, compiled or performed any procedures with respect to the accompanying financial projections and forecasts, and, accordingly, neither PricewaterhouseCoopers LLP nor any other public accounting firm expresses an opinion or any other form of assurance with respect to such projections and forecasts.

	Fiscal Year Ending
	December 31, 2016E	December 31, 2017E
	($ millions)
Revenues, Net (1)	$8.67	$12.97
Revenue Growth %	(44%)	50%
Cost of Goods Sold	$5.15	$7.13
Gross Profit	$3.53	$5.84
Gross Margin from Product Sales (2)	39%	41%
Total Operating Expenses (3)	$6.02	$5.77
Adjusted EBITDA* (4)	$(1.18)	$1.28
Net Loss	$(2.71)	$(0.47)
Changed in Net Working Capital	$(0.05)	$(1.68)
Capital Expenditures	$(0.55)	$(0.10)

* Non-GAAP Measure

(1) Includes product sales and collaborative revenue
(2) Gross margin calculation excludes collaborative revenue
(3) Includes Research and Development, General and Administrative, and Sales and Marketing Expenses
(4) Net Loss adjusted for Net Interest Expense, Depreciation and Amortization, Taxes, Stock Based Compensation, and Unrealized Gain on Revaluation of Warrant Liability

A breakdown of the Company’s projected revenue from China and non-China sources for the fiscal years ended December 31, 2016 and 2017 is as follows (in millions):

	Fiscal Year Ending
	December 31, 2016E	December 31, 2017E
	($ millions)
China Product Sales	$3.66	$6.32
Non-China Product Sales	4.76	5.74
Total Product Sales	$8.42	$12.06
Collaborative Revenue	0.25	0.91
Total Revenues	$8.67	$12.97

The reconciliation of the projected non-GAAP financial measures for the fiscal years ended December 31, 2016 and 2017 is as follows (in millions):

	Fiscal Year Ending
	December 31, 2016E	December 31, 2017E
	($ millions)
GAAP Net Loss	$(2.71)	$(0.47)
Less: Unrealized Gain on Revaluation of Warrant Liability	0.30	-
Plus: Net Interest Expense	0.65	0.50
Plus: Depreciation and Amortization	0.90	0.98
Plus: Stock Based Compensation	0.28	0.27
Adjusted EBITDA (Non-GAAP)	$(1.18)	$1.28

Financing

The Company and the Purchaser Group estimate that the total amount of funds required to complete the Arrangement and related transactions and pay related fees and expenses will be approximately US $3.8 million. The Purchaser Groups expects this amount to be provided through working capital of the Purchaser Group. No alternative financing arrangements or alternative financing plans for the Arrangement and related transactions have been made by the Purchaser Group .

Interests of the Company’s Directors and Executive Officers in the Arrangement

In considering the recommendation of the Board that you vote to adopt the Arrangement Agreement, you should be aware that aside from their interests as shareholders of the Company, the Company’s directors and executive officers have interests in the Arrangement that are different from, or in addition to, those of other shareholders of the Company generally. The members of the Special Committee were aware of and considered these interests, among other matters, in evaluating and negotiating the Arrangement Agreement and the Arrangement, and in making it recommendations to the Board, which was also aware of and took into account these interests, among other matters, when making its recommendation to the shareholders of the Company that the Arrangement Agreement be adopted and the Arrangement approved. See “Special Factors – Background of the Arrangement” beginning on page 12, and “Special Factors –Reasons for the Arrangement; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Arrangement” beginning on page 14.

Interests of the Company’s Directors and Executive Officers

The Company’s executive officers (Dr. Kinnaird and Mr. Adams) are expected to continue in their current roles with the Surviving Company. Dr. Kinnaird and Mr. Adams will be employed under the terms of their existing employment agreements. In addition, the directors and executive officers will have any existing stock options in the Company accelerated in connection with the Arrangement .

The Company’s shareholders should take these interests into account in deciding whether to vote “FOR” the adoption of the Arrangement Agreement and the approval of the Arrangement. These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.

Purchaser Group Members

As of the closing of the Arrangement, the Company will be owned by 1077801 B.C. Ltd. (the “Purchaser”), and the Purchaser will be beneficially owned by OrbiMed Asia Partners, L.P., OrbiMed Private Investments III, LP, OrbiMed Associates III, LP, OrbiMed Advisors LLC, OrbiMed Advisors Limited, Samuel D. Isaly, and Shanghai Runda Medical Technology Co., Ltd., which we refer to in this Circular as the Purchaser Group Members, together with the Rollover Shareholders. For a description of the treatment of the Common Stock beneficially owned by the Purchaser Group Members in the Arrangement and a discussion of their continuing interest in the Company, see “Special Factors – Certain Effects of the Arrangement” beginning on page 32.

Stock Options, Restricted Share Units, and Deferred Share Units

If the Arrangement is completed, each share of Common Stock subject to awards granted under the Company’s Equity Plan and outstanding immediately prior to the effective time will vest and become free of restrictions and be eligible to receive the Arrangement Consideration, without interest, in the same manner as other shares of Common Stock, except that the Arrangement Consideration paid to such holders will be subject to any required withholding taxes, and will be paid by the surviving corporation.

We estimate the aggregate amount that would be payable to the Company’s directors and executive officers as a result of the full vesting and settlement of outstanding awards is approximately CDN $287,084.

For additional information about beneficial ownership of Common Stock by directors and executive officers, see “Important Information Regarding Response– Security Ownership” beginning on page 86.

Indemnification/Insurance

The Company’s bylaws provide for indemnification of directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers. In addition, pursuant to the Arrangement Agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification and the surviving corporation and coverage under directors’ and officers’ liability insurance policies. The indemnification and insurance provisions in the Arrangement Agreement are further described in the section entitled “The Arrangment Agreement - Covenants - Covenants Relating to Insurance and Indemnification” on page 69.

Compensation of the Special Committee

The Special Committee consists of four independent members of the Board: Lewis Shuster (Chairman), Anthony Holler, Clinton Severson and Joseph Keegan. At a meeting of the Board held on May 18, 2016, the Board approved a payment of CDN $500 per meeting attended by each Special Committee member, beginning April 29, 2016.

In recommending and approving the compensation structure, the Board considered, among other things, precedent compensation structures for special committees formed for purposes comparable to those for which the Special Committee was formed. The Board considered the nature and scope of the proposed transaction and the time expected to be required by the Special Committee member and chair. The Board also considered the advantages and disadvantages of alternative arrangements, including retainers and per-meeting fees, and determined that the fee structure chosen was consistent with the precedent for comparable transactions that it reviewed with counsel.

Material U.S. Federal Income Tax Consequences of the Arrangement

The following is a general discussion of the material U.S. federal income tax consequences of the Arrangement to U.S. holders (as defined below) of Common Stock whose shares are exchanged for cash pursuant to the Arrangement. This discussion is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. holder as a result of the Arrangement. This discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated under the Code, the Convention Between Canada and the United States of America With Respect to Taxes on Income and on Capital, signed 26 September 1980, as amended (the “Canada-U.S. Tax Convention”), judicial opinions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax considerations under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No opinion of counsel or ruling from the IRS has been requested or is intended to be sought with respect to the Arrangement.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Stock that is:

●	an individual citizen or resident of the United States;

●

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●

a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

●	an estate the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of Common Stock, other than a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, that is not a U.S. holder. This discussion does not address the U.S. federal income tax consequences of the Arrangement applicable to non-U.S. holders of Common Stock. Accordingly, a non-U.S. holder should consult its own tax advisor regarding all U.S. federal, state, local and non-U.S. tax consequences relating to the Arrangement.

This discussion applies only to beneficial owners of shares of Common Stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, controlled foreign corporations, passive foreign investment companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax provisions of the Code or (except to the limited extent discussed below) the federal surtax on net investment income, holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, qualified retirement plans, individual retirement accounts and other tax-deferred accounts, banks and certain other financial institutions, mutual funds, regulated investment companies, real estate investment trusts, certain expatriates, partnerships (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entities and investors therein, holders who hold shares of Common Stock as part of a hedge, straddle, constructive sale or conversion transaction, holders who own, directly or constructively, 10% or more of the total combined voting power of Company stock, holders who will hold, directly or indirectly, an equity interest in the surviving corporation, and holders who acquired their shares of Common Stock through the exercise of employee stock options or other compensation arrangements). This discussion also does not address the U.S. federal income tax considerations applicable to U.S. holders who are (a) U.S. expatriates or former long-term residents of the U.S. subject to Section 877 of the Code, (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Canada Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Common Stock in connection with carrying on a business in Canada; (d) persons whose Common Stock constitutes “taxable Canadian property” under the Canada Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding shares of Common Stock, you should consult your tax advisor.

Holders of Common Stock should consult their own tax advisors as to the specific tax consequences to them of the Arrangement, including the applicability and effect of the alternative minimum tax, and any U.S. federal non-income, state, local, non-U.S. or other tax laws.

Consequences to U.S. Holders

The receipt of cash by U.S. holders in exchange for shares of Common Stock pursuant to the Arrangement will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws.

In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Arrangement will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received (expressed in U.S. dollars) and (2) the U.S. holder’s adjusted tax basis (expressed in U.S. dollars) in such shares.

If a U.S. holder’s holding period in the shares of Common Stock surrendered in the Arrangement is greater than one year as of the date of the Arrangement, the gain or loss generally will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Common Stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Common Stock.

Gain or loss recognized by a U.S. holder on the exchange of Common Shares generally will be treated as “U.S. source” for purposes of applying the U.S. foreign tax credit rules unless the gain is subject to tax in Canada and is resourced as “foreign source” under the Canada-U.S. Tax Convention and such U.S. holder elects to treat such gain or loss as “foreign source.”

In addition to regular U.S. federal income tax, a U.S. holder that is an individual, estate or trust and whose income exceeds certain thresholds is subject to a 3.8% Medicare tax on all or a portion of such U.S. holder’s “net investment income,” which may include all or a portion of such U.S. holder’s gain from the disposition of shares of Common Stock. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to gain from the disposition of shares of Common Stock.

Passive Foreign Investment Company Consequences

A non-U.S. corporation is considered a Passive Foreign Investment Company ("PFIC") for any taxable year if either :

●	at least 75% of its gross income is passive income (the “income test”), or

●

at least 50% of the value of its assets (generally based on an average of the quarterly gross values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

For this purpose, cash is considered to be an asset that produces passive income. Passive income also includes dividends, interest, royalties, rents, annuities and the excess of gains over losses from the disposition of assets that produce passive income. The Company will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, more than 25% (by value) of the stock.

The Company does not believe that it was a PFIC for any taxable year. The Company does not expect to be a PFIC for its current taxable year. The Company’s expectation is based in part on its estimates of the value of its assets and the composition of its income. The Company’s actual PFIC status for any taxable year will not be determinable until the close of the taxable year and, accordingly, no assurance can be given that the Company will not be a PFIC for the current taxable year or that the IRS will not challenge the Company’s determination concerning PFIC status. In the absence of certain tax elections, if the Company was or is a PFIC for any taxable year during which a U.S. holder holds Company stock, the Company would continue to be treated as a PFIC with respect to such U.S. holder, regardless of whether the Company ceased to be a PFIC in one or more subsequent years.

If the Company was or is a PFIC for any taxable year during which a U.S. holder held Company stock (including Common Stock exchanged for cash in the Arrangement), in the absence of certain tax elections with respect to such stock, gain (but not loss) from the sale or exchange of such stock generally will be subject to U.S. federal income tax as ordinary income, and the following special adverse tax rules will apply:

●	First, the gain on such Company stock must be allocated ratably over the U.S. holder’s holding period.

●	Then, the amount of gain allocated to the current taxable year, and any taxable year prior to the first taxable year in which the Company was a PFIC, will be treated as ordinary income.

●

Finally, the amount of gain allocated to each other year will be subject to the highest tax rate in effect for that year and may not be offset by any deductions or losses, and an interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

A U.S. holder may make a mark-to-market election with respect to “marketable stock” (within the meaning of Section 1296 of the Code) in a PFIC, which may mitigate the adverse U.S. federal income tax consequences described above. If the Company was a PFIC for any taxable year during a U.S. holder’s holding period in the Company stock prior to the first taxable year in which a mark-to-market election is effective, then for the first taxable year of the election, the special adverse tax rules described above would apply to (i) the excess, if any, of the fair market value of the Company stock on the last day of such taxable year over the U.S. holder’s basis in such Company stock, as if such amount were gain recognized from the disposition of such stock (and the basis would be increased by such excess), and (ii) any actual disposition of the Company stock. If a U.S. holder has made a mark-to-market election for the Common Stock, gain realized on the exchange of Common Stock for cash in the Arrangement would be treated as ordinary income. Any loss realized on the exchange of Common Stock for cash in the Arrangement, to the extent it does not exceed the net mark-to-market gain previously included by the U.S. holder under the election for prior taxable years, would be ordinary loss.

If a U.S. holder held Common Stock in any year in which the Company was a PFIC, such U.S. holder will be required to file Internal Revenue Service Form 8621 regarding any gain realized on the disposition of the Common Stock in the Arrangement, and other reporting requirements may apply.

Receipt of Foreign Currency

The amount received by a U.S. holder in connection with the exchange of Common Shares pursuant to the Arrangement generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. holder that receives foreign currency and converts such foreign currency into U.S. dollars at a conversion rate other than the rate in effect on the date of receipt may have a foreign currency exchange gain or loss, which generally would be treated as U.S.-source ordinary income or loss. If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Each U.S. holder should consult its tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Information Reporting and Backup Withholding

Payments made to holders in exchange for shares of Common Stock pursuant to the Arrangement may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. In general, a non-U.S. holder will not be subject to U.S. federal backup withholding and information reporting with respect to cash payments to the non-U.S. holder pursuant to the Arrangement if the non-U.S. holder has provided an IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable version of IRS Form W-8.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the Internal Revenue Service in a timely manner.

This summary of certain material U.S. federal income tax consequences is for general information only and is not tax advice. Holders of Common Stock should consult their tax advisors as to the specific tax consequences to them of the Arrangement, including the applicability and effect of the alternative minimum tax and the effect of any federal, state, local, foreign and other tax laws.

Material Canadian Federal Income Tax Consequences of the Arrangement

The following is a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to a holder of our Common Stock (a “Response shareholder”) who, for purposes of the Tax Act, holds our Common Stock, as capital property, deals at arm’s length and is not affiliated with each of the Company, the Purchaser, OrbiMed Asia Partners, L.P., OrbiMed Private Investments III, LP, OrbiMed Associates III, LP, and Shanghai Runda Medical Technology Co., Ltd. and who disposes of our Common Stock pursuant to the Arrangement.

Our Common Stock generally will be considered capital property to a Response shareholder for purposes of the Tax Act unless the Response shareholder holds such Common Stock in the course of carrying on a business of buying and selling securities or the Response shareholder has acquired or holds them in a transaction or transactions considered to be an adventure or concern in the nature of trade. In circumstances where Common Stock may not otherwise constitute capital property to a particular holder who is resident in Canada for purposes of the Tax Act, such holder may be entitled to elect that Common Stock be deemed capital property by making an irrevocable election under subsection 39(4) of the Tax Act to deem every “Canadian security” (as defined in the Tax Act) owned by such holder in the taxation year of the election and in each subsequent taxation year to be capital property. Response shareholders contemplating such an election should first consult their own tax advisors.

This summary is based on the current provisions of the Tax Act and regulations thereto in force on the date hereof, and counsel’s understanding of the current published administrative policies and assessing practices of Canada Revenue Agency (the “CRA”). The summary takes into account all specific proposals to amend the Tax Act and regulations thereto publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and assumes that all Tax Proposals will be enacted in the form proposed. However, there is no certainty that the Tax Proposals will be enacted in the form currently proposed, if at all. The summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, or other changes in administrative policies or assessing practices of the CRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may materially differ from Canadian federal income tax legislation or considerations.

This summary does not apply to Response shareholders which are “financial institutions” for the purposes of the mark-to-market rules in the Tax Act, “specified financial institutions” or an interest in which would be a “tax shelter” or a “tax shelter investment” each as defined in the Tax Act. This summary also does not apply to a Response shareholder that has made a functional currency reporting election pursuant to the Tax Act or that has entered into or will enter into a “derivative forward agreement” with respect to their Common Stock. In addition, this summary does not address the tax considerations relevant to Response shareholders who acquired their shares on the exercise of an employee stock option. Such Response shareholders should consult their own tax advisors.

This summary also does not apply to holders of Rollover Shares, Options, RSUs or DSUs.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal, business or tax advice or representations to any particular Response shareholder. Accordingly, Response shareholders should consult their own tax advisors with respect to their particular circumstances, including the application and effect of the income and other tax laws of any country, province, state or local tax authority.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Stock, including interest, dividends, adjusted cost base and proceeds of disposition must be converted into Canadian dollars based on the relevant exchange rate applicable on the Effective Date (as determined in accordance with the Tax Act) of the related acquisition, disposition or recognition of income.

Residents of Canada

This part of the summary is applicable only to Response shareholders, who, for the purposes of the Tax Act and at all relevant times, are resident, or deemed to be resident, in Canada (“Resident Shareholders”).

Disposition of Common Stock for the Arrangement Consideration

As part of the Arrangement, each Common Stock will be exchanged for the Arrangement Consideration.

A Resident Shareholder whose Common Stock is exchanged for Arrangement Consideration pursuant to the Arrangement will be considered to have disposed of the Common Stock for proceeds of disposition equal to the aggregate fair market value, as at the time of the exchange, of the Arrangement Consideration so acquired by the Resident Shareholder. As a result, the Resident Shareholder will generally realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Resident Shareholder’s Common Stock immediately before the exchange. See “Taxation of Capital Gains and Losses” below for a general discussion of the treatment of capital gains and capital losses under the Tax Act.

Taxation of Capital Gains and Losses

Generally, a Resident Shareholder will be required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by it in that year. A Resident Shareholder will generally be entitled to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Shareholder in that year. Allowable capital losses in excess of taxable capital gains for a taxation year may be carried back to any of the three preceding taxation years or carried forward to any subsequent taxation year and deducted against net taxable capital gains realized in such years to the extent and under the circumstances specified in the Tax Act.

A Resident Shareholder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be required to pay an additional 10⅔% (subject to pro-ration for years that end after 2015 and begin before 2016) refundable tax on certain investment income, which includes taxable capital gains.

Capital gains realized by an individual or trust, other than certain specified trusts, may give rise to minimum tax under the Tax Act.

Dissenting Shareholders

A Resident Shareholder who is a Dissenting Shareholder (a “Dissenting Resident Shareholder”) and who disposes of Common Stock in consideration for a cash payment from the Purchaser will realize a capital gain (or capital loss) to the extent that the cash payment, net of any reasonable costs of base of disposition, exceeds (or are less than) the adjusted cost base of the Dissenting Resident Shareholder’s Common Stock.

A Dissenting Resident Shareholder will be required to include in computing its income any interest awarded by a court in connection with the Arrangement. In addition, a Dissenting Resident Shareholder that, throughout the relevant taxation year, is a “Canadian controlled private corporation” (as defined in the Tax Act) may be liable to pay a refundable tax of 10⅔% (subject to pro-ration for years that end after 2015 and begin before 2016) on its “aggregate investment income” (as defined in the Tax Act), including interest income. Dissenting Resident Shareholders should consult their own tax advisors with respect to the Canadian federal income tax consequences of exercising their dissent rights.

Non-Residents of Canada

This part of the summary is applicable to Response shareholders, who, for purposes of the Tax Act, have not been and will not be resident or deemed to be resident in Canada at any time while they have held or will hold Common Stock, and who do not use or hold, will not use or hold and are not and will not be, deemed to use or hold such Common Stock in carrying on a business in Canada (a “Non-Resident Shareholder”). Special rules, which are not discussed in this summary, may apply to a non-resident that is an insurer carrying on business in Canada and elsewhere.

Disposition of Common Stock for the Arrangement Consideration

A Non-Resident Shareholder will not be subject to tax under the Tax Act on the disposition of Common Stock unless the Common Stock constitutes “taxable Canadian property” of the Non-Resident Shareholder for purposes of the Tax Act and the Non-Resident Shareholder is not entitled to relief under an applicable income tax treaty or convention.

Generally, provided the Common Stock is listed on a “designated stock exchange” for purposes of the Tax Act (which currently includes the TSX) such shares will generally not constitute taxable Canadian property of a Non-Resident Shareholder unless at any time during the 60-month period immediately preceding the disposition (i) the Non-Resident Shareholder, persons with whom the Non-Resident Shareholder did not deal at arm’s length, partnerships in which the Non-Resident Shareholder or persons with whom the Non-Resident Shareholder does not deal at arm’s length, holds a membership interest directly, or indirectly, through one or more partnerships or the Non-Resident Shareholder together with all such persons, owned or was considered to own 25% or more of the issued shares of any class or series of shares of the capital stock of the applicable corporation, and (ii) more than 50% of the fair market value of the shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in, or for civil law rights in, any such properties (whether or not such property exists). Common Stock may also be deemed to be “taxable Canadian property” pursuant to the Tax Act.

Even if any of the Common Stock is taxable Canadian property to a Non-Resident Shareholder at a particular time such holder may be exempt from tax by virtue of an income tax treaty or convention to which Canada is a signatory.

In the event Common Stock is taxable Canadian property to a Non-Resident Shareholder at the time of disposition and such Non-Resident Shareholder is not exempt from tax by a tax treaty, the tax consequences described above under “Residents of Canada – Disposition of Common Stock for the Arrangement Consideration”, and “Residents of Canada – Taxation of Capital Gains and Losses” will generally apply.

Dissenting Shareholders

A Non-Resident Shareholder who is a Dissenting Shareholder (a “Dissenting Non-Resident Shareholder”) and disposes of Common Stock to the Purchaser in consideration for cash payment from the Purchaser will realize a capital gain or loss in the same manner as discussed above under “Resident of Canada - Dissenting Shareholders”.

A Dissenting Non-Resident Shareholder will generally not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition of Common Stock pursuant to the exercise of their dissent rights unless such Common Stock are considered to be “taxable Canadian property”, as discussed above, to such Dissenting Non-Resident Shareholder that is not exempt from tax under the Tax Act pursuant to the terms of an applicable income tax treaty or convention. Dissenting Non-Resident Shareholders whose Common Stock may constitute “taxable Canadian property” should consult their own tax advisors.

Where a Dissenting Non-Resident Shareholder receives interest in connection with the exercise of dissent rights in respect of the Arrangement, the interest will generally not be subject to Canadian withholding tax under the Tax Act.

Fees and Expenses

Whether or not the Arrangement is consummated, all fees and expenses incurred in connection with the Arrangement will be paid by the party incurring those fees and expenses, except that the Company will pay the costs of proxy solicitation and printing and mailing this proxy statement and the Schedule 13E-3 and all SEC filing fees with respect to the transaction. Total fees and expenses incurred or to be incurred by the Company in connection with the Arrangement are estimated at this time to be as follows:

Amount To Be Paid (In CDN $)
SEC registration fee	$1,000
Financial advisory fee and expenses	100,000
Legal, accounting and other professional fees	250,000
Proxy solicitation, printing and mailing costs	30,000
Transfer agent and paying agent fees and expenses	5,000
Total	$386,000

Anticipated Accounting Treatment of the Arrangement

The Arrangement will be accounted for in accordance with U.S. generally accepted accounting principles. The Company is currently researching whether the Arrangement constitutes a change of control under U.S. generally accepted accounting principles, which will impact whether the purchase method of accounting or historical book values will be used to account for the transaction.

QUESTIONS AND ANSWERS ABOUT THE
SPECIAL MEETING AND THE ARRANGEMENT

The following questions and answers address briefly some questions you may have regarding the special meeting, the Arrangement Agreement and the Arrangement. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	What will I receive in the Arrangement?

A:

If the Arrangement is completed and you do not properly exercise your dissent rights, you will be entitled to receive CDN $1.12 in cash, without interest, for each share of Common Stock that you own. You will not be entitled to receive shares in the surviving corporation.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to vote on the following proposals:

●	to adopt the Arrangement Agreement;

●	to approve, by non-binding, advisory vote, compensation that will or may become payable to the Company’s named executive officers in connection with the Arrangement; and

●	to act upon other business that may properly come before the special meeting or any adjournment or postponement thereof.

Q:	How does the Board recommend that I vote?

A:

Based in part on the unanimous recommendation of the Special Committee, the Board (other than Peter A. Thompson and Jonathan J. Wang, who recused themselves from the vote of the Board) recommends unanimously that our shareholders vote:

●	“FOR” the adoption of the Arrangement Agreement and approval of the Arrangement; and

●	“FOR” the non-binding, advisory proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Arrangement.

You should read “Reasons for the Arrangement; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Arrangement” beginning on page 17 for a discussion of the factors that the Special Committee and the Board (with Peter Thompson and Jonathan Wang recusing themselves) considered in deciding to recommend and/or approve, as applicable, the Arrangement Agreement. See also “Interests of the Company’s Directors and Executive Officers in the Arrangement” beginning on page 42.

Q:	What effects will the Arrangement have on Response?

A:

Our Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is traded on the Toronto Stock Exchange (TSX) under the trading symbol “RBM” and quoted on the OTC under the symbol “RPBIF.” As a result of the Arrangement, the Company will cease to be a publicly traded company.

Following the consummation of the Arrangement, the registration of the Common Stock and our reporting obligations with respect to the Common Stock under the Exchange Act will be terminated upon application to the SEC. In addition, upon the consummation of the Arrangement, the Common Stock will no longer be listed on any stock exchange or quotation system, including the TSX and the OTC.

Q:	What will happen if the Arrangement is not consummated?

A:

If the Arrangement is not consummated for any reason, the Company’s shareholders will not receive any payment for their shares in connection with the Arrangement. Instead, the Company will remain a public company and the Company’s Common Stock will continue to be listed and traded on the TSX and the OTC. However, prior to the announcement of the Arrangement, the Company was subject to delisting review by the TSX, and if the Arrangement is not consummated the TSX may re-open its delisting review. In addition, the Company will need to secure alternate forms of financing in a short period of time and there can be no assurance that such financing could be secured under acceptable terms or in an acceptable time frame or at all.

Q:	What will happen if shareholders do not approve the advisory proposal on executive compensation payable to the Company’s named executive officers in connection with the Arrangement?

A:

The approval of this proposal is not a condition to the completion of the Arrangement. The SEC rules require the Company to seek approval on a non-binding, advisory basis of certain payments that will or may be made to the Company’s named executive officers in connection with the Arrangement. The vote on this proposal is an advisory vote and will not be binding on the Company. If the Arrangement Agreement is adopted by the shareholders and the Arrangement is completed, the merger-related compensation may be paid to the Company’s named executive officers even if shareholders fail to approve this proposal.

Q:	What do I need to do now?

A:

We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement, as well as the related Schedule 13E-3, including the exhibits thereto, filed with the SEC, and to consider how the Arrangement affects you.

If you are a shareholder of record, you can ensure that your shares are voted at the special meeting by submitting your proxy via:

●	telephone, using the toll-free number listed on your proxy and voting instruction card;

●	the Internet, at the address provided on your proxy and voting instruction card; or

●	mail, by completing, signing, dating and mailing your proxy and voting instruction card and returning it in the envelope provided.

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by it regarding how to instruct it to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against adoption of the Arrangement Agreement.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:

No. After the Arrangement is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Common Stock for the per share Arrangement Consideration. If your shares of Common Stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the per share Arrangement Consideration. Do not send in your certificates now.

Q:	Can I revoke my proxy and voting instructions?

A:

Yes. You can revoke your proxy and voting instructions at any time before your proxy is voted at the special meeting. If you are a shareholder of record, you may revoke your proxy by notifying the Company at Response Biomedical Corp., 1781 - 75th Avenue W., Vancouver, BC V6P 6P2 Canada, Attention: Corporate Secretary, by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked, or by attending the special meeting and voting in person (but simply attending the special meeting will not cause your proxy to be revoked).

Please note that if you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your voting instructions.

Q:	What happens if I sell my shares of Common Stock before completion of the Arrangement?

A:

If you transfer your shares of Common Stock, you will have transferred your right to receive the Arrangement Consideration in the Arrangement. In order to receive the Arrangement Consideration, you must hold your shares of Common Stock through completion of the Arrangement.

The record date for shareholders entitled to vote at the special meeting is earlier than the date on which the Arrangement will be consummated. So, if you transfer your shares of Common Stock after the record date but before the special meeting, you will have transferred your right to receive the Arrangement Consideration in the Arrangement, but retained the right to vote at the special meeting.

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of proxy materials to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Common Stock held through brokerage firms. If your family has multiple accounts holding Common Stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Cautionary Statement Concerning Forward-Looking Information

Certain statements and information contained herein are not based on historical facts and constitute forward-looking information within the meaning of Canadian and United States securities laws. Such information includes estimates, forecasts and statements with respect to, among other things: the Arrangement; anticipated timing for holding the Special Meeting; the intentions, plans and future actions of the Purchaser or its permitted assignee and the Company; potential benefits, risks and effects of the Arrangement; our ability to consummate the Arrangement on the terms of the Arrangement Agreement; the likelihood of the Arrangement being completed; the timing for the completion of the Arrangement; timing and possible outcome of shareholder and regulatory matters; statements made in, and based upon, the Formal Valuation and Fairness Opinion; receipt of necessary approvals including court, shareholder, stock exchange, regulatory and other third-party approvals; de-listing from the TSX and OTC and de-registering from the Exchange Act; the Purchaser Group’s purposes for the Arrangement; the Purchaser Group’s position as to fairness of the Arrangement; financial projections and forecasts; funds required to complete the Arrangement; the completion of the financing; statements relating to the business and future activities of the Company and the Purchaser following consummation of the Arrangement including the assets, corporate and capital structure, capitalization, operations, business properties and personnel of the Company; our future strategy, structure, and business prospects and our ability to retain distributors and increase product sales in existing and new markets; the development of new products, regulatory approvals of new and existing products and the expansion of the market for our current products; implementing aspects of our business plan and strategies, including our strategy to increase our sales and distribution in China; our ability to attain and maintain profitability; our financing goals and plans; our ability to conserve cash and reduce costs; whether and how long our existing working capital and cash flows will be sufficient to fund our operations. Forward-looking statements are provided to help readers understand the Company’s views of their short and longer term prospects. Forward-looking information can typically be identified by words and phrases about the future such as “outlook”, “may”, “estimates”, “intends”, “believes”, “plans”, “anticipates” and “expects”. Forward-looking statements are not promises or guarantees of future performance; they represent the Company’s current views and may change significantly. Readers are cautioned that forward-looking statements may not be appropriate for other purposes. The Company assumes no obligation to update or revise forward-looking information contained herein, unless required to do so by securities laws.

The forward-looking information contained herein is based on a number of assumptions which could prove to be significantly incorrect. Such assumptions include: assumptions regarding the ability of the Company to receive, in a timely manner and on satisfactory terms, the necessary court, shareholder, stock exchange and regulatory approvals and consents; the ability of the parties to satisfy in a timely manner the conditions to the closing of the Arrangement.

Although management of the Company believes that the assumptions made and the expectations represented by such statements are reasonable, there can be no assurance that forward-looking information herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking information contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Factors which could cause actual results to differ materially from current expectations include: non-completion of the Arrangement, including due to the Company failing to receive, in a timely manner and on satisfactory terms, the necessary court, shareholder, stock exchange and regulatory approvals or consents or the inability of the parties to satisfy in a timely manner the other conditions to the closing of the Arrangement; financial projections and forecasts; general business, economic, competitive, political, regulatory and social uncertainties; risks related to factors beyond the control of the Purchaser or the Company; regulatory requirements; risks related to certain directors and executive officers of the Company having interests in the Arrangement that are different from other shareholders; risks relating to the fact that the Arrangement Agreement contains provisions that could discourage a competing acquirer of the Company; the risk factors otherwise described in this information circular; and the risks set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Readers are cautioned not to place undue reliance on forward-looking information due to the inherent uncertainty thereof.

NOTICES TO SHAREHOLDERS IN CANADA

This Circular is subject to the requirements of Section 14(a) of the Exchange Act, as well as applicable Canadian corporate and securities laws. Accordingly, this Circular has been prepared in accordance with disclosure requirements in effect in the United States and in Canada.

Financial statements and other financial information referred to in this Circular have been prepared in accordance with U.S. GAAP. Shareholders who are resident in Canada should be aware that U.S. GAAP is different from International Financial Reporting Standards generally applicable to Canadian-incorporated companies.

NOTICES TO SHAREHOLDERS OUTSIDE OF CANADA

The Company is a corporation incorporated under the laws of Canada. The solicitation of proxies and the transactions contemplated in this information circular involve securities of a Canadian corporation and are being effected in accordance with Canadian corporate law and Canadian and U.S. securities laws. The Company has prepared this information circular in accordance with the disclosure requirements of Canada and of the United States and the Arrangement is to be carried out in accordance with the applicable laws of Canada.

Shareholders who are not residents of Canada should be aware that the disposition of common shares pursuant to the Arrangement may have tax consequences both in Canada and in the jurisdiction in which they are resident (including the United States) which may not be described fully herein. The tax treatment of shareholders pursuant to the Arrangement is dependent on their individual circumstances and the tax jurisdiction applicable to such shareholders. It is recommended that shareholders consult their own tax advisors in this regard.

THE PARTIES TO THE ARRANGEMENT

Response Biomedical Corp.

For information about the Company, see “Important Information About Response– Company Background” beginning on page 84 and “Where You Can Find More Information” beginning on page 96.

1077801 B.C. Ltd.

1077801 B.C. Ltd. (“Purchaser”) is a newly formed British Columbia, Canada corporation. Purchaser was formed by Stikeman Elliot LLP, per and on behalf of the Purchaser Group. As of the date hereof, OrbiMed Asia Partners, L.P., OrbiMed Private Investments III, LP, OrbiMed Associates III, LP, and Shanghai Runda Medical Technology Co., Ltd. (collectively, the “Purchaser Group”) are the shareholders of Purchaser. Purchaser has not engaged in any business other than in connection with the Arrangement and other related transactions. The principal executive offices of Purchaser are located at 601 Lexington Avenue, 54th Floor, New York, NY 10022

Prior to the consummation of the Arrangement, the sole directors of the Purchaser are Jonathan Wang and Hui Liu, representatives of OrbiMed and Runda Medical, respectively. Mr. Wang is the Senior Managing Director of OAP. Mr. Wang’s principal business address is the same as that of OAP noted below. Mr. Wang is not a controlling person of OAP and serves at the direction and for the benefit of OAP on the board of the Purchaser. There are no executive officers of the Purchaser at this time. See Annex I to this proxy statement for additional information regarding the directors of the Purchaser.

OrbiMed Asia Partners, L.P.

OrbiMed Asia Partners, L.P. (“OAP”), a limited partnership organized under the laws of the Cayman Islands, is a venture capital fund that was formed for the purpose of making healthcare investments in Asia. OrbiMed Asia GP, L.P. (“OAP GP”), a limited partnership organized under the laws of the Cayman Islands, is the general partner of OAP. OrbiMed Advisors Limited (“OrbiMed Limited”), a corporation organized under the laws of the Cayman Islands, is the general partner of OAP GP. The directors of OrbiMed Limited are Samuel D. Isaly, Sven H. Borho, Carl L. Gordon, Jonathan T. Silverstein, W. Carter Neild, Geoffrey C. Hsu, Jonathan Wang, Sunny Sharma, David Wang and Alexander M. Cooper. Each of these individuals is also an employee of OrbiMed Limited, or one of its subsidiary entities. The principal business of each of OAP GP and OrbiMed Limited is making venture capital investments. The principal executive offices of OAP, OAP GP and OrbiMed Limited are located at 601 Lexington Avenue, 54th Floor, New York, NY 10022. The principal business office of each of the directors of OrbiMed Limited is the same as that of OAP, OAP GP and OrbiMed Limited. See Annex I to this proxy statement for additional information regarding the directors of OrbiMed Limited.

OrbiMed Private Investments III, LP

OrbiMed Associates III, L.P. (“Associates III”), a limited partnership organized under the laws of Delaware, is a venture capital fund that was formed for the purpose of making healthcare investments. OrbiMed Advisors is the sole general partner of Associates III. The controlling member of OrbiMed Advisors is Samuel D. Isaly. Mr. Isaly has served as portfolio manager of OrbiMed Advisors since 2011. The principal business of each of Capital GP III and OrbiMed Advisors is making venture capital investments. The principal executive offices of OPI III, Capital GP III and OrbiMed Advisors, are located at 601 Lexington Avenue, 54th Floor, New York, NY 10022. The principal business address of Mr. Isaly is the same as that of OPI III, Capital GP III and OrbiMed Advisors. See Annex I to this proxy statement for additional information regarding the Mr. Isaly.

OrbiMed Associates III, LP

OrbiMed Private Investments III, LP (“OPI III”), limited partnership organized under the laws of Delaware, is a venture capital fund that was formed for the purpose of making healthcare investments. OrbiMed Capital GP III LLC (“Capital GP III”), a limited liability company organized under the laws of Delaware, is the general partner of OPI III. OrbiMed Advisors LLC (“OrbiMed Advisors”), a limited liability company organized under the laws of Delaware, is the sole managing member of Capital GP III. The controlling member of OrbiMed Advisors is Samuel D. Isaly. Mr. Isaly has served as portfolio manager of OrbiMed Advisors since 2011. The principal business of OrbiMed Advisors is making venture capital investments. The principal executive offices of Associates III and OrbiMed Advisors are located at 601 Lexington Avenue, 54th Floor, New York, NY 10022. The principal business address of Mr. Isaly is the same as that of Associates III and OrbiMed Advisors. See Annex I to this proxy statement for additional information regarding the Mr. Isaly.

Shanghai Runda Medical Technology Co., Ltd.

Shanghai Runda Medical Technology Co., Ltd. is a Shanghai, China corporation. The address of Runda Medical principal executive office Room D-I, 15/F,Orient International Science & Technology Mansion, 58 Xiangcheng Rd., Pudong District, Shanghai, P.R. China. The directors of Runda Medical are Liu Hui, Huang Junchao, Chen Zheng, Hu Zhenning, Luo Qifeng, Wang Hongli, He Heping, Xu Jiqiang,  and Li Qing. Mr. Hui currently serves as the chairman of the board of directors. The executive officers of Runda Medical are Liu Hui, chairman of the Board; Huang Junchao, General Manager; Chen Zheng, Vice President; Hu Zhenning, Vice President; Lu Xiaoyan, Vice President and Secretary; Ling Haiqing, Finance Director; Wei Ming, Supervisor; and Lin Ying, Supervisor.

Runda Medical is an integrated service provider of medical laboratory, founded in 1999, and listed in the Shanghai Stock Exchange. Using East China as a hub, Runda Medical is quickly expanding to the rest of China. Its core business is providing a full range of in vitro diagnostics (IVD) products and professional technical support for medical laboratories. Since its inception, Runda Medical has dedicated itself to establishing China’s leading in vitro diagnostics products circulation and service platform, offering high quality and wide-ranging in vitro diagnostics products and services to medical institutions, in order to satisfy the individualized demand of medical institutions. Since then, Runda Medical has become one of the leading companies in China’s in vitro diagnostics product circulation and service industry.

THE SPECIAL MEETING

Date, Time and Place

This Circular is being furnished to our shareholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on [●], 2016, starting at [●] a.m., Pacific Time, at our corporate office located at 1781 - 75th Avenue W., Vancouver, British Columbia, Canada or at any adjournment or postponement thereof.

At the Special Meeting, our shareholders will be asked to consider and, if thought advisable, to pass, with or without variation, the Arrangement Resolution, the full text of which is set forth in Annex D to the Circular, approving the Arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) involving the Company and the Purchaser Group, pursuant to which the Purchaser Group will, among other things, acquire all of the issued and outstanding Common Shares of the Company.

In addition, in accordance with Section 14A of the Exchange Act, the Company is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to its named executive officers in connection with the Arrangement, the value of which is disclosed in the table in the section of the proxy statement entitled “Advisory Vote on Merger-Related Compensation” beginning on page 90. The vote on executive compensation payable in connection with the Arrangement is a vote separate and apart from the vote to adopt the Arrangement Agreement. Accordingly, a shareholder may vote to approve the executive compensation and vote against adoption of the Arrangement Agreement, or vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on the Company. Accordingly, because the Company is contractually obligated to pay the compensation if the Arrangement is approved, the compensation will become payable if the Arrangement closes, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

Voting Information

This information circular and the accompanying proxy card, the Notice, voting instructions and Letter of Transmittal are being mailed starting [●], 2016 to all shareholders of record entitled to vote at the Special Meeting.

A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a subsequent proxy prior to voting or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted “FOR” the Arrangement Resolution, approving the Arrangement Agreement and the Arrangement involving the Company, the Purchaser, and the Purchaser Group, pursuant to which the Purchaser will, among other things, acquire all of the issued and outstanding Common Shares of the Company.

The persons named in the enclosed form of proxy are officers of the Company. Each shareholder has the right to appoint a person or a company (who need not be a shareholder) to attend and act for him/her and on his/her behalf at the Special Meeting other than the persons designated in the enclosed form of proxy. Such right may be exercised by striking out the names of the persons designated on the enclosed form of proxy and by inserting such appointed person’s name in the blank space provided for that purpose or by completing another form of proxy acceptable to the board of directors.

On any ballot that may be called for, the common shares represented by a properly executed proxy given in favor of the person(s) designated by management of the Company in the enclosed form of proxy will be voted or withheld from voting in accordance with the instructions given on the form of proxy and, if the shareholder specifies a choice with respect to any matter to be acted upon, the common shares will be voted accordingly.

Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Such abstentions have the same effect as votes “against” the matters. “Broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

The Company’s authorized capital consists of an unlimited number of Common Shares and no other class of voting securities, and the Company does not have any classes of restricted securities. Shareholders of record at the close of business on [●], 2016 (the “Record Date”), will be entitled to vote at the Special Meeting or vote by proxy using the proxy card that was mailed to you with the Notice. As of the Record Date, [●] of our common shares without par value were outstanding. Each share of our Common Stock is entitled to one vote. Two people present at the meeting, in person or by proxy, and holding in the aggregate not less than 5% of the issued common shares entitled to vote at our Special Meeting constitutes a quorum. We are seeking approval of the Arrangement Resolution by the affirmative vote of (a) at least 66 2⁄3% of the votes cast by shareholders, present in person or represented by proxy at the Special Meeting, and (b) a majority of the votes cast by shareholders present in person or represented by proxy at the Special Meeting, other than those shareholders excluded pursuant to Section 8.1(2) of MI 61-101.

The cost of preparing, assembling, printing, distributing and mailing the Notice, information circular, and proxy card will be borne by the Company. The Company will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Upon request, we will reimburse such reasonable and direct out-of-pocket mailing expense. Solicitations may also be made by personal interview, mail, telephone, facsimile, email, or otherwise by officers (other than Dr. Kinnaird), and other employees of the Company, but the Company will not additionally compensate its officers, or other employees for these services .

Beneficial Shareholders

The following information is of significant importance to shareholders who do not hold stock in their own name. Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Special Meeting are those deposited by registered shareholders (those whose names appear on the records of the Company as the registered holders of stock) or as set out in the following disclosure.

If stock is listed in an account statement provided to a shareholder by a broker, then in almost all cases that stock will not be registered in the shareholder’s name on the records of the Company. Such stock will more likely be registered under the names of intermediaries.

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of meetings of shareholders. Every intermediary has its own mailing procedures and provides its own return instructions to clients. Beneficial Shareholders should also instruct their intermediary to complete the Letter of Transmittal regarding the Arrangement with respect to their shares in order to receive the consideration therefor.

There are two kinds of Beneficial Shareholders – those who object to their name being made known to the issuers of securities which they own (called “OBOs” for Objecting Beneficial Owners) and those who do not object to the issuers of the securities they own knowing who they are (called “NOBOs” for Non-Objecting Beneficial Owners).

The Company is not utilizing the provisions of National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer that permit it to deliver proxy-related materials directly to its NOBOs. The Company does not intend to pay for intermediaries to forward to OBOs under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer the proxy-related materials and Form 54-101F7 – Request for Voting Instructions made by Intermediary, and in the case of an OBO, the OBO will not receive the materials unless the OBO’s intermediary assumes the cost of delivery.

These security holder materials are being sent to both registered and non-registered owners of the securities of the Company. If you are a non-registered owner, and the Company or its agent has sent these materials directly to you, your name, address and information about your holdings of securities, were obtained in accordance with applicable securities regulatory requirements from the intermediary holding securities on your behalf.

Beneficial Shareholders who are OBOs should follow the instructions of their intermediary carefully to ensure that their stock is voted at the Special Meeting.

Householding of Proxy Materials

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our notice of Special Meeting, Circular and attached materials, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Shareholders who wish to participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the notice of special meeting, Circular, and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please notify your broker, direct your written request to Response Biomedical Corp., Investor Relations; 1781 – 75th Avenue W., Vancouver, BC ,V6P 6P2 or contact Response Biomedical Corp. at 604-456-6010. Shareholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their brokers.

If you participate in householding and wish to receive a separate copy of the Notice, Circular, and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Trust Company, N.A.

Additional information relating to the Company is available on SEDAR at www.sedar.com and EDGAR at www.sec.gov. To request hard copies of the Company’s filings, free of charge, shareholders should contact, Corporate Secretary, at Response Biomedical Corp., 1781 – 75th Avenue W., Vancouver, BC, telephone (604) 456-6010, or fax (604) 456-6066.

THE ARRANGEMENT AGREEMENT

The Arrangement will be carried out pursuant to the Arrangement Agreement and the Plan of Arrangement. The following is a summary of the principal terms of the Arrangement Agreement and Plan of Arrangement. This summary does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, which has been filed by the Company on its SEDAR profile at www.sedar.com, and to the Plan of Arrangement, which is appended hereto as Annex E.

Pursuant to the terms of the Arrangement Agreement, the Company and the Purchaser agreed that, subject to the terms and conditions set forth, will acquire all of the issued and outstanding Common Shares in the capital of the Company. Upon completion of the Arrangement, each shareholder of the Company (other than Dissenting Shareholders and the Rollover Shareholders) will receive, in exchange for each Common Share, CDN $1.12 in cash. The terms of the Arrangement Agreement are the result of negotiations conducted between representatives of the Board and the Purchaser and their respective advisors .

Representations and Warranties

The Arrangement Agreement contains representations and warranties made by the Company to the Purchaser and representations and warranties made by the Purchaser to the Company. Those representations and warranties were made solely for the purposes of the Arrangement Agreement and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including those included in the confidential disclosure made for the purposes of, among other things, allocating contractual risk between the parties rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. Moreover, some of the representations and warranties contained in the Arrangement Agreement are subject to a contractual standard of materiality (including a Material Adverse Effect) that is different from that generally applicable to the public disclosure to the Company’s shareholders or those standards used for the purpose of allocating risk between parties to an agreement .

The representations and warranties provided by the Company and its material subsidiaries, where applicable, in favour of the Purchaser relate to, among other things: organization and qualification; corporate authorization, execution and binding obligation; governmental authorization; non-contravention; capitalization; shareholders’ and similar agreements; subsidiaries; securities law matters; U.S. securities law matters; financial statements; disclosure controls and internal control over financing reporting; auditors; no undisclosed liabilities; absence of certain changes or events; ordinary course; long-term and derivative transactions; related party transactions; no “collateral benefit”; compliance with laws; authorizations and licenses; material contracts; real property; personal property; sufficiency of assets; operation and condition of tangibles; government incentives; intellectual property rights; restrictions on conduct of business; litigation; environmental matters; employees; collective agreements; employee plans; insurance; taxes; inventories; product warranties; disclosure; confidentiality agreements; opinion of financial advisors; brokers; board and special committee approval; money laundering; and anti-corruption.

The representations and warranties provided by the Purchaser in favour of the Company relate to, among other things: organization and qualification; corporate authorization; execution and binding obligation; governmental authorization; non-contravention; litigation; and funds available.

For purposes of the Arrangement Agreement, a “Material Adverse Effect” means any change, event, occurrence, effect, state of facts or circumstance that, individually or in the aggregate with other such changes, events, occurrences, effects, state of facts or circumstances: (a) is or could reasonably be expected to be material and adverse to the business, operations, results of operations, assets, properties, condition (financial or otherwise), or liabilities (contingent or otherwise) of the Company and its Subsidiaries, taken as a whole and would, or would reasonably be expected to, prevent or materially delay the Company from consummating the transactions contemplated by this Arrangement Agreement by November 30, 2016, except any such change, event, occurrence, effect, state of facts or circumstances resulting from: (i) any change affecting the medical or healthcare industries generally; (ii) any change in general financial, securities or credit market conditions in Canada; (iii) any change in Law or GAAP; (iv) any actions taken (or omitted to be taken) by the Company pursuant to this Arrangement Agreement or upon the request of the Purchaser; (v) the announcement of this Arrangement Agreement or the transactions contemplated hereby; or (vi) any change in the market price or trading volume of any securities of the Company (it being understood that the causes underlying such change in market price or trading volume may be taken into account in determining whether a Material Adverse Effect has occurred), provided, however, that with respect to clauses (i) through to and including (iii), such matter does not have a materially disproportionate effect on the current or future business, operations, results of operations, assets, properties, capitalization, condition (financial or otherwise), liabilities (contingent or otherwise), prospects or privileges (whether contractual or otherwise) of the Company and its Subsidiaries, taken as a whole, relative to other comparable companies and entities operating in the same industry or jurisdictions in which the Company and its Subsidiaries operate.

Conditions Precedent to the Arrangement

The obligations of the parties to complete the Arrangement under the Arrangement Agreement are subject to the satisfaction or waiver of certain conditions described below:

Mutual Conditions

Neither party is required to complete the Arrangement unless each of the following conditions is satisfied on or prior to the Effective Time, which conditions may only be waived, in whole or in part, by the mutual consent of each of the parties:

●	the Arrangement Resolution has been approved and adopted by the Company Shareholders at the Company Meeting in accordance with the Interim Order;

●

the Interim Order and the Final Order have each been obtained on terms consistent with this Arrangement Agreement, and have not been set aside or modified in a manner unacceptable to either the Company or the Purchaser, each acting reasonably, on appeal or otherwise; and

●	no Law is in effect that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins the Company or the Purchaser from consummating the Arrangement.

Additional Conditions in Favour of the Purchaser

The Purchaser is not required to complete the Arrangement unless each of the following conditions is satisfied on or before the Effective Time, which conditions are for the exclusive benefit of the Purchaser and may only be waived, in whole or in part, by the Purchaser in its sole discretion:

●

the representations and warranties of the Company which are qualified by reference to materiality or by the expression “Material Adverse Effect” and the representations and warranties of the Company regarding organization and qualification; corporate authorization execution and binding obligation; governmental authorization non-contravention; capitalization and brokers were true and correct as of the date of the Arrangement Agreement and are true and correct as of the Effective Time, in all respects, and all other representations and warranties of the Company were true and correct as of the date of the Arrangement Agreement and are true and correct as of the Effective Time, in all material respects, in each case except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of such specified date, and the Company has delivered a certificate confirming the same to the Purchaser, executed by two senior officers of the Company (in each case without personal liability) addressed to the Purchaser and dated the Effective Date;

●

the Company has fulfilled or compiled in all material respects with each of the covenants of the Company contained in the Arrangement Agreement to be fulfilled or compiled with by it on or prior to the Effective Time, and the Company has delivered a certificate confirming same to the Purchaser, executed by two senior officers of the Company (in each case without personal liability) addressed to the Purchaser and dated the Effective Date;

●

the approvals from the following Governmental Entities, or their provincial counterparts, in the People’s Republic of China in order for the Purchaser to complete the transactions contemplated by the Arrangement Agreement, shall have been obtained and shall remain in full force and effect, unamended, at the Closing Date: the National Development and Reform Commission; the Ministry of Commerce; and the State Administration of Foreign Exchange;

●

there is no legal action or proceeding (whether, for greater certainty, by a Governmental Entity or any other Person) pending or threatened in any jurisdiction to: (a) cease trade, enjoin, prohibit, or impose any limitations, damages or conditions on the Purchaser’s ability to acquire, hold or exercise full rights of ownership over, any Common Shares, including the right to vote the Common Shares; (b) prohibit restrict or impose terms or conditions beyond those terms and conditions which the Purchaser are required to accept pursuant to the Arrangement Agreement, or the ownership or operation by the Purchaser of the business or assets of the Purchaser, its affiliates and related entities, the Company or any of the Company’s Subsidiaries and related entities, or compel the Purchaser to dispose of or hold separate any of the business or assets of the Purchaser, its affiliates and related entities, the Company or any of the Company’s Subsidiaries and related entities as a result of the Arrangement; or (c) prevent or materially delay the consummation of the Arrangement, or if the Arrangement were to be consummated, have a Material Adverse Effect;

●	Dissent Rights have not been exercised with respect to more than 5% of the issued and outstanding Common Shares;

●	each of the Key Consents has been given or obtained on terms acceptable to the Purchaser, acting reasonably;

●	there shall not have been or occurred a Material Adverse Effect;

●	there has not been any breach of any of the Voting Agreements by any party to any such agreement other than the Purchaser; and

●	any Pre-Acquisition Reorganization has been completed.

Additional Conditions in Favour of the Company

The Company is not obligated to complete the Arrangement unless each of the following conditions is satisfied on or before the Effective Time, which conditions are for the exclusive benefit of the Company and may only be waived, in whole or in part, by the Company in its sole discretion:

●

the representations and warranties of the Purchaser which are qualified by references to materiality and the representations and warranties of the Purchaser regarding organization and qualification; corporate authorization; execution and binding obligation; governmental authorization; and non-contravention were true and correct as of the Effective Time, in all respects, and all other representations and warranties of the Purchaser were true and correct as of the date of the Arrangement Agreement and are true and correct as of the Effective Time, in all material respects, in each case except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of such specified date, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not materially impede completion of the Arrangement, and the Purchaser delivered a certificate confirming same to the Company, executed by two senior officers of the Purchaser (without personal liability) addressed to the Company and dated the Effective Date ; and

●

the Purchaser has fulfilled or complied in all material respects with each of the covenants of the Purchaser contained in the Arrangement Agreement to be fulfilled or complied with by it on or prior to the Effective Time, except where the failure to comply with such covenants, individually or in the aggregate, would not materially impede completion of the Arrangement, and the Purchaser has delivered a certificate confirming same to the Company, executed by two senior officers of the Purchaser (without personal liability) addressed to the Company and dated the Effective Date.

Covenants

In the Arrangement Agreement, each of the Company and the Purchaser has agreed to certain covenants, including using commercially reasonable acts to satisfy the conditions precedent to their respective obligations under the Arrangement Agreement.

Covenants of the Company Regarding the Conduct of Business

During the period from the date of the Arrangement Agreement until the earlier of the Effective Time and the time that the Arrangement Agreement is terminated in accordance with its terms, except with the express prior written consent of the Purchaser or as required or permitted by the Arrangement Agreement, the Company covenants and agrees that, subject to applicable law:

●	the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the Ordinary Course and in accordance with applicable law; and

●

the Company shall use its reasonable commercial efforts to maintain and preserve intact the current business organization, assets, properties and business of the Company, its Subsidiaries, keep available the services of the present employees and agents of the Company and its Subsidiaries and maintain good relations with, and the goodwill of, suppliers, customers, landlords, creditors, distributors, dealer-owners and all other Persons having business relationships with the Company and its Subsidiaries.

In addition, during the same period, subject to applicable law, the Company covenants and agrees that except with the prior written consent of the Purchaser, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

●	amend its articles of incorporation, articles of amalgamation or by-laws or, in the case of any Subsidiary which is not a corporation, its similar organizational documents;

●	split, combine or reclassify any shares of the Company or of any Subsidiary;

●	redeem, repurchase, or otherwise acquire or offer to redeem, repurchase or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries;

●

issue, grant, deliver, sell, pledge or otherwise encumber, or authorize the issuance, grant, delivery, sale, pledge or other encumbrance of any shares of capital stock, securities, options, warrants or similar rights exercisable or exchangeable for or convertible into such capital stock, of the Company or any of its Subsidiaries, except for the issuance of Common Shares issuable (i) upon the exercise of the currently outstanding Options and Warrants and (ii) pursuant to outstanding RSUs and DSUs;

●

acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, assets, securities, properties, interests or businesses;

●	reorganize, amalgamate or merge the Company or any Subsidiary;

●	reduce the stated capital of the shares of the Company or any of its Subsidiaries;

●	adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of the Company or any of its Subsidiaries;

●

sell, pledge, lease, dispose of, surrender, lose the right to use, mortgage, license, encumber or otherwise dispose of or transfer any assets of the Company or of any of its Subsidiaries or any interest in any assets of the Company or its Subsidiaries having a value greater than CDN $100,000 in the aggregate, other than inventory sold in the Ordinary Course;

●	except as disclosed to the Purchaser, make any capital expenditure or commitment to do so which individually or in the aggregate exceeds CDN $100,000;

●

make any material Tax election, information schedule, return or designation, except as required by Law and in a manner consistent with past practice, settle or compromise any material Tax claim, assessment, reassessment or liability, file any amended Tax Return, enter into any material agreement with a Governmental Entity with respect to Taxes, surrender any right to claim a material Tax abatement, reduction, deduction, exemption, credit or refund, consent to the extension or waiver of the limitation period applicable to any material Tax matter or materially amend or change any of its methods or reporting income, deductions or accounting for income Tax purposes except as may be required by Law;

●	make any loan or advance to, or any capital contribution or investment in, or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of, any Person;

●

prepay any long-term indebtedness before its scheduled maturity or increase, create, incur, assume or otherwise become liable, in one transaction or in a series of related transactions, with respect to any indebtedness for borrowed money or guarantees thereof in an amount, on a per transaction or series of related transactions basis, in excess of CDN $100,000 other than (i) in connection with advances in the Ordinary Course under the Company’s or any Subsidiary’s existing credit facilities, or (ii) indebtedness entered into in the Ordinary Course; provided that any indebtedness created, incurred, refinanced, assumed or for which the Company or any Subsidiary becomes liable in accordance with the foregoing shall be prepayable at the Effective Time without premium, penalty or other incremental costs (including breakage costs) in excess of CDN $100,000, in the aggregate or (iii) debt financing from Canadian government authorities;

●	enter into any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or similar financial instruments;

●	make any bonus or profit sharing distribution or similar payment of any kind;

●	make any change in the Company’s methods of accounting, except as required by concurrent changes in GAAP;

●	grant any general increase in the rate of wages, salaries, bonuses or other remuneration of any Company Employees;

●

except as required by Law: (i) adopt, enter into or amend any Employee Plan (other than entering into an employment agreement in the Ordinary Course with a new employee who was not employed by the Company or a Subsidiary on the date of this Arrangement Agreement); (ii) pay any benefit to any director or officer of the Company or any of its Subsidiaries or to any Company Employee that is not required under the terms of any Employee Plan in effect on the date of this Arrangement Agreement; (iii) grant, accelerate, increase or otherwise amend any payment, award or other benefit payable to, or for the benefit of, any director or officer of the Company or any of its Subsidiaries or to any Company Employee; (iv) make any material determination under any Employee Plan that is not in the Ordinary Course; or (v) take or propose any action to effect any of the foregoing;

●	cancel, waive, release, assign, settle or compromise any material claims or rights;

●

commence, waive, release, assign, settle or compromise any litigation, proceedings or governmental investigations in excess of an amount of CDN $100,000 individually or CDN $250,000 in the aggregate or which would reasonably be expected to impede, prevent or delay the consummation of the transactions contemplated by this Arrangement Agreement;

●	amend or modify or terminate or waive any right under any Material Contract or enter into any contract or agreement that would be a Material Contract if in effect on the date hereof;

●	enter into, amend or modify any union recognition agreement, Collective Agreement or similar agreement with any trade union or representative body;

●

except as contemplated in the insurance and indemnification requirements, amend, modify, terminate, cancel or let lapse any material insurance (or re-insurance) policy of the Company or any Subsidiary in effect on the date of this Arrangement Agreement, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the terminated, cancelled or lapsed policies for substantially similar premiums are in full force and effect;

●

in respect of any Company Assets, waive, release, surrender, let lapse, grant or transfer any material right or value or amend, modify or change, or agree to amend, modify or change, in any material respect any existing material Authorization, right to use, lease, contract, production sharing agreement, Intellectual Property, or other material document;

●

abandon or fail to diligently pursue any application for any material Authorizations, licenses, leases, or registrations or take any action, or fail to take any action, that could lead to the termination of any material Authorizations, licenses, leases or registrations;

●	enter into or amend any Contract with any broker, finder or investment banker, including any amendment of any of the Contracts specifically disclosed to the Purchaser; or

●	authorize, agree, resolve or otherwise commit, whether or not in writing, to do any of the foregoing.

In addition, if, on or after the date of the Arrangement Agreement, the Company declares or pays any dividend or other distribution on the Common Shares prior to the Effective Time, the Consideration per Common Share shall be reduced by the amount of such dividends or distributions.

Covenants of the Company Relating to the Arrangement

The Company shall, and shall cause its Subsidiaries to, perform all obligations required or desirable to be performed by the Company or any of its Subsidiaries under the Arrangement Agreement, co-operate with the Purchaser and do all such other commercially reasonable acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by the Arrangement Agreement and without limiting the generality of the foregoing, the Company shall and, where appropriate, shall cause each of its Subsidiaries to:

●	use all commercially reasonable efforts to satisfy all conditions precedent in the Arrangement Agreement and take all steps set forth in the Interim Order and Final Order applicable to it;

●

use all commercially reasonable efforts to obtain and maintain all third-party or other consents, waivers, permits, exemptions, orders, approvals, agreements, amendments or confirmations that are (a) necessary or advisable to be obtained under the Material Contracts in connection with the Arrangement or (b) required in order to maintain the Material Contracts in full force and effect following completion of the Arrangement (including the Key Consents), in each case, on terms that are reasonably satisfactory to the Purchaser, and without paying, and without committing itself or the Purchaser to pay, any consideration or incur any liability or obligation without the prior written consent of the Purchaser;

●

use all commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Company and its Subsidiaries relating to the Arrangement;

●

use all commercially reasonable efforts to, on prior written approval of the Purchaser, oppose, lift or rescind any injunction, restraining or other order, decree, judgment or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or the Arrangement Agreement;

●

not take any action, or refrain from taking any commercially reasonable action, or permitting any action to be taken or not taken, which is inconsistent with the Arrangement Agreement or which would reasonably be expected to prevent, delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by the Arrangement Agreement; and

●

assist in obtaining the resignations and releases (in a form satisfactory to the Purchaser, acting reasonably) of each member of the Board and each member of the board of directors of the Company’s Subsidiaries, and causing them to be replaced by Persons nominated by the Purchaser effective as of the Effective Time.

The Company shall also promptly notify the Purchaser in writing of:

●	any Material Adverse Effect or any change, effect, event, development, occurrence, circumstance or state of facts which could reasonably be expected to have a Material Adverse Effect;

●

any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or another Person) is or may be required in connection with the Arrangement Agreement or the Arrangement;

●

any notice or other communication from any supplier, marketing partner, licensor of Intellectual Property or Technology, customer, distributor, dealer-owner or reseller to the effect that such supplier, marketing partner, licensor of Intellectual Property or Technology, customer, distributor, dealer-owner or reseller is terminating, may terminate or is otherwise materially adversely modifying or may materially adversely modify its relationship with the Company or any of its Subsidiaries as a result of the Arrangement Agreement or the Arrangement;

●	any notice or other communication from any customer alleging a defect or claim in respect of any products supplied or sold by the Company or its Subsidiaries to such customer;

●

any notice or other communication from any bargaining agent representing Company Employees giving notice to bargain and as permitted by Law, copies of any proposals tabled by any such bargaining agent that, if implemented, would materially modify the terms of a Collective Agreement;

●

any notice or other communication from any Governmental Entity in connection with the Arrangement Agreement (and contemporaneously provide a copy of any such written notice or communication to the Purchaser); or

●

any filing, actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company, its Subsidiaries or the Company Assets.

The Company shall, in all material respects, subject to applicable law, conduct itself as to keep the Purchaser fully informed as to the material decisions required to be made or actions required to be taken with respect to the operation of its business. In addition, the Company shall, at its own expense, obtain the Fairness Opinion and Formal Valuation and provide copies of each to the Purchaser immediately upon receipt thereof by the Company.

Covenants of the Purchaser Relating to the Arrangement

The Purchaser shall perform all obligations required or desirable to be performed by it under the Arrangement Agreement, cooperate with the Company in connection therewith, and do all such other commercially reasonable acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by the Arrangement Agreement and, without limiting the generality of the foregoing, the Purchaser shall:

●	use all commercially reasonable efforts to satisfy all conditions precedent in the Arrangement Agreement and take all steps set forth in the Interim Order and Final Order applicable to it;

●	use all commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from it relating to the Arrangement;

●

use all commercially reasonable efforts to oppose, lift or rescind any injunction, restraining or other order, decree, judgment or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or the Arrangement Agreement;

●

promptly provide copies of all executed Rollover Agreements to the Company at least two Business Days prior to the Company Meeting and shall provide such assistance as may be required to exclude the votes of any Rollover Shareholders at the Company Meeting as may be required pursuant to MI 61-101;

●

not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with the Arrangement Agreement or the Arrangement or which would reasonably be expected to prevent, delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by the Arrangement Agreement, provided that nothing in the Arrangement Agreement prevents the Purchaser and all of their affiliates from conducting business in the ordinary course including planning, developing and opening new retail locations or other businesses; and

●

provide notice to the Company of any notice or other communication from any Governmental Entity in connection with the Arrangement Agreement (and contemporaneously provide a copy of any such written notice or communication to the Company).

Covenants Relating to Access to Information and Confidentiality

Subject to certain exceptions and limitations, the Company shall, and shall cause its Subsidiaries to, give the Purchaser and its officers, employees, agents, advisors, representatives, lenders and potential lenders: (a) upon reasonable notice, access during normal business hours to its and its Subsidiaries’ (i) premises, (ii) property and assets (including all books and records, whether retained internally or otherwise), (iii) Contracts, and (iv) officers, employees, independent auditors, advisors, representatives and agents; and (b) such financial and operating data or other information with respect to the assets or business of the Company as the Purchaser from time to time reasonably requests, including for the purpose of facilitating integration planning; provided that the Company shall not be required to provide any information containing Intellectual Property of the Company or any other commercially sensitive information to any party other than the OrbiMed Entities. Without limiting the foregoing: (a) the Purchaser and its officers, employees, agents, advisors, representatives, lenders and potential lenders shall, upon reasonable prior notice, have the right to conduct inspections of the Leased Properties; and (b) the Company shall, upon the Purchaser’s request, facilitate discussions between the Purchaser and any third-party from whom consent may be required.

Covenants Relating to Pre-Acquisition Reorganization

Subject to certain exceptions and limitations, the Company agrees that, upon request of the Purchaser, the Company shall (i) perform such reorganizations of its corporate structure, capital structure, business, operations and assets or such other transactions as the Purchaser may request, acting reasonably (each, a “Pre-Acquisition Reorganization”), and (ii) cooperate with the Purchaser and its advisors to determine the nature of the Pre-Acquisition Reorganizations that might be undertaken and the manner in which they would most effectively be undertaken, so long as with respect to any such Pre-Acquisition Reorganization, the Pre-Acquisition Reorganization:

●	can be completed prior to the Effective Date, and can be unwound in the event the Arrangement is not consummated without adversely affecting the Company in any material manner;

●	is not prejudicial to the Company in any material respect; and

●	does not impair the ability of the Company to consummate, and will not materially delay the consummation of, the Arrangement;

●

any Pre-Acquisition Reorganization shall not unreasonably interfere with the Company’s material operations prior to the Effective Time and shall not become effective until the Purchaser confirms in writing all other conditions precedent to the Effective Time in its favour have been satisfied or waived;

●	any Pre-Acquisition Reorganization shall not require the Company to contravene any applicable Laws, its organizational documents or any Material Contract; and

●

the Company shall not be obligated to take any action that could result in any Taxes being imposed on, or any adverse Tax or other consequences to, any Company Securityholder incrementally greater than the Taxes or other consequences to such party in connection with the consummation of the Arrangement in the absence of any Pre-Acquisition Reorganization.

Planning for and implementation of any such Pre-Acquisition Reorganization shall not be considered a breach of any covenant under the Arrangement Agreement and shall not be considered in determining whether a representation or warranty of the Company under the Arrangement Agreement has been breached. The Company shall not be liable for the failure of the Purchaser to benefit from any anticipated Tax efficiency as a result of a Pre-Acquisition Reorganization.

Covenants Relating to Insurance and Indemnification

Subject to certain exceptions and limitations, the Company shall purchase customary “tail” policies of directors’ and officers’ liability insurance and the Purchaser will, or will cause the Company to maintain such tail policies in effect without any reduction in scope or coverage for six (6) years from the Effective Date. The Purchaser shall also honor any existing indemnification or exculpation agreements with present and former employees, officers and directors of the Company and its Subsidiaries and the Purchaser acknowledges that such rights shall survive the completion of the Plan of Arrangement and shall continue in full force and effect in accordance with their terms for a period of note less than six (6) years from the Effective Date.

Mutual Covenant Regarding Acquisition Proposals

The Company shall, and shall cause its Subsidiaries and any officer, director, employee, representative (including any financial or other adviser) or agent of the Company of any of its Subsidiaries (collectively “Representatives”) to immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussion, negotiation, or other activities commenced prior to the date of the Arrangement Agreement with any Person (other than the Purchaser and its affiliates) with respect to any inquiry, proposal or other offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal. The Arrangement Agreement defines an “Acquisition Proposal” as, other than the transactions contemplated by the Arrangement Agreement, any offer, proposal or inquiry (written or oral) from any Person or group of Persons other than the Purchaser (or any affiliate of the Purchaser) after the date of the Arrangement Agreement relating to: (i) any direct or indirect sale, disposition, alliance or joint venture (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), in a single transaction or a series of related transactions, of assets representing 20% or more of the consolidated assets or contributing 20% or more of the consolidated revenue of the Company and its Subsidiaries or of 20% or more of the voting, equity or other securities of the Company or any of its Subsidiaries (or rights or interests therein or thereto); (ii) any direct or indirect take-over bid, tender offer, exchange offer, treasury issuance or other transaction that, if consummated, would result in a Person or group of Persons beneficially owning 20% or more of any class of voting, equity or other securities or any other equity interests (including securities convertible into or exercisable or exchangeable for securities or equity interests) of the Company or any of its Subsidiaries; (iii) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or exclusive license involving the Company or any of its Subsidiaries; (iv) any other similar transaction or series of transactions involving the Company or any of its Subsidiaries; or (v) any other transaction, the consummation of which could reasonably be expected to impede, prevent or delay the transactions contemplated by the Arrangement Agreement or the Arrangement.

Except as expressly provided in the Arrangement Agreement, the Company and its Subsidiaries shall not, directly or indirectly, through its Representatives, or otherwise, and shall not permit any such Person to:

●

solicit, assist, initiate, encourage or otherwise facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Company or any Subsidiary or entering into any form of agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal;

●

enter into or otherwise engage or participate in any discussions or negotiations with any Person (other than the Purchaser and its affiliates) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal;

●	withdraw, amend, modify or qualify, or publicly propose or state an intention to withdraw, amend, modify or qualify, the Board Recommendation;

●	accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any Acquisition Proposal; or

●	accept or enter into or publicly propose to accept or enter into any agreement, understanding or arrangement in respect of an Acquisition Proposal, subject to certain exceptions.

Notification of Acquisition Proposals

If the Company or any of its Subsidiaries or any of their respective Representatives, receives or otherwise becomes aware of any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal, or any request for copies of, access to, or disclosure of, confidential information relating to the Company or any Subsidiary in connection with an Acquisition Proposal, including but not limited to information, access, or disclosure relating to the properties, facilities, books or records of the Company or any Subsidiary, the Company shall promptly notify the Purchaser, at first orally, and then as soon as practicable and in any event within 24 hours in writing, of such Acquisition Proposal, inquiry, proposal, offer or request, including a description of its material terms and conditions, the identity of all Persons making the Acquisition Proposal, inquiry, proposal, offer or request, and shall provide the Purchaser with copies of all written documents, material or substantive correspondence or other material received in respect of, from or on behalf of any such Person. The Company shall keep the Purchaser fully informed on a current basis of the status of developments and (to the extent permitted by the Arrangement Agreement) negotiations with respect to any Acquisition Proposal, inquiry, proposal, offer or request, including any changes, modifications or other amendments to any such Acquisition Proposal, inquiry, proposal, offer or request and shall provide to the Purchaser copies of all material or substantive correspondence if in writing or electronic form, and if not in writing or electronic form, a description of the material terms of such correspondence communicated to the Company by or on behalf of any Person making any such Acquisition Proposal, inquiry, proposal, offer or request.

Responding to Acquisition Proposals

Notwithstanding the above limitations, if at any time prior to obtaining the approval by the Company Shareholders of the Arrangement Resolution, the Company receives a written Acquisition Proposal, the Company may (i) contact the Person making such Acquisition Proposal and its representatives solely for the purpose of clarifying the terms and conditions of such Acquisition Proposal, and (ii) engage in or participate in discussions or negotiations with such Person regarding such Acquisition Proposal, and may provide copies of, access to or disclosure of information, properties, facilities, books or records of the Company or its Subsidiaries for a maximum of 10 calendar days after the day on which access or disclosure is first afforded to the Person making the Acquisition Proposal, if any only if:

●

the Board first determines in good faith, after consultation with its financial advisors and its outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to constitute a Superior Proposal, and, after consultation with its outside legal counsel, that the failure to engage in such discussions or negotiations would be inconsistent with its fiduciary duties;

●

such Person was not restricted from making such Acquisition Proposal pursuant to an existing confidentiality, standstill, non-disclosure, use, business purpose or similar restriction with the Company or any of its Subsidiaries;

●	the Company has been, and continues to be, in compliance with the obligations regarding non-solicitation under the Arrangement Agreement;

●

prior to providing any such copies, access, or disclosure, the Company enters into a confidentiality and standstill agreement with such Person that contains a standstill provision that restricts such Person from acquiring, or publicly announcing an intention to acquire, any securities or assets of the Company (other than pursuant to a Superior Proposal) for a period of not less than 12 months from the date of such Arrangement Agreement (unless such Person is already a party to a confidentiality or standstill agreement with the Company) and any such copies, access or disclosure provided to such Person shall have already been (or simultaneously be) provided to the Purchaser; and

●

the Company promptly provides the Purchaser with: (i) two Business Days prior written notice stating the Company’s intention to participate in such discussions or negotiations and to provide such copies, access or disclosure and that the Board has determined that failure to take such action would be inconsistent with its fiduciary duties; and (ii) prior to providing any such copies, access or disclosure, a true, complete and final executed copy of the confidentiality and standstill agreement.

The Arrangement Agreement defines “Superior Proposal” as follows: any unsolicited bona fide written Acquisition Proposal from a Person who is an arm’s length third-party: (i) to acquire not less than all of the outstanding Common Shares not owned by the Person making such Acquisition Proposal or its affiliates or all or substantially all of the assets of the Company on a consolidated basis; (ii) that complies with Securities Laws and did not result from or involve a breach of this Arrangement Agreement or any agreement between the Person making such Acquisition Proposal and the Company; (iii) that is reasonably capable of being completed without undue delay, taking into account, all financial, legal, regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal; (iv) that is not subject to any financing contingency and in respect of which it has been demonstrated to the satisfaction of the Board, acting in good faith (after receipt of advice from its financial advisors and its outside legal counsel) that any required financing or other consideration to complete such Acquisition Proposal has been obtained; (v) that is not subject, either by the terms of such Acquisition Proposal or by virtue of any Law, to any requirement that the approval of the shareholders of the Person making the Acquisition Proposal be obtained; (vi) that is not subject to any due diligence and/or access condition; and (vii) in respect of which the Board and any relevant committee thereof determines, in its good faith judgment, after receiving the advice of its outside legal counsel and financial advisors and after taking into account all the terms and conditions of the Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Acquisition Proposal and the party making such Acquisition Proposal, would, if consummated in accordance with its terms, but without assuming away the risk of non-completion, result in a transaction which is more favourable, from a financial point of view, to Company Shareholders than the Arrangement (including any amendments to the terms and conditions of the Arrangement proposed by the Purchaser pursuant to its “right to match a Superior Proposal).

Right to Match

If the Company receives an Acquisition Proposal that constitutes a Superior Proposal prior to the approval of the Arrangement Resolution by the Company Shareholders the Board may, subject to compliance with the Arrangement Agreement, enter into a definitive agreement with respect to such Superior Proposal, if any only if:

●

the Person making the Superior Proposal was not restricted from making such Superior Proposal pursuant to an existing confidentiality, standstill, non-disclosure, use, business purpose or similar restriction with the Company or any of its Subsidiaries;

●	the Company has been, and continues to be, in compliance with its obligations under the Arrangement Agreement;

●

the Company has delivered to the Purchaser a written notice of the determination of the Board that such Acquisition Proposal constitutes a Superior Proposal and of the intention of the Board to enter into such definitive agreement with respect to such Superior Proposal, together with a written notice from the Board regarding the value and financial terms that the Board, in consultation with its financial advisors, has determined should be ascribed to any non-cash consideration offered under such Superior Proposal (the “Superior Proposal Notice”);

●	the Company has provided the Purchaser a copy of the proposed definitive agreement for the Superior Proposal and all supporting materials, including any financing documents supplied to the Company;

●

at least five Business Days have elapsed from the date that is the later of the date on which the Purchaser received the Superior Proposal Notice and the date on which the Purchaser received all of the materials set forth in the Arrangement Agreement;

●

during such five business day period, the Purchaser has had the opportunity (but not the obligation), in accordance with the Arrangement Agreement, to offer to amend the Arrangement Agreement and the Arrangement in order for such Acquisition Proposal to cease to be a Superior Proposal;

●

after such five business day period, the Board (i) has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal continues to constitute a Superior Proposal (if applicable, compared to the terms of the Arrangement as proposed to be amended by the Purchaser during such five business day period) and (ii) has determined in good faith, after consultation with its outside legal counsel, that the failure by the Board to enter into a definitive agreement with respect to such Superior Proposal would be inconsistent with its fiduciary duties; and

●	prior to or concurrently with entering into such definitive agreement the Company terminates the Arrangement Agreement.

Covenants Relating to Authorizations

As soon as reasonably practicable after the date of the Arrangement Agreement until the Effective Time, each of the Company and the Purchaser will cooperate with each other and use (and will cause their respective affiliates to use) commercially reasonable efforts to (i) promptly make all filings with, give all notices to, and obtain all Authorizations from, Governmental Entities that are required for the lawful completion of the transactions contemplated by the Arrangement Agreement and the Plan of Arrangement, and (ii) take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary, proper or advisable to obtain as promptly as practicable all such Authorizations from Governmental Entities.

The Purchaser shall lead and manage the processes to obtain any Authorizations and shall use its commercially reasonable efforts to obtain any Authorizations. The Purchaser and the Company shall cooperate with one another in connection with obtaining any Authorizations including providing or submitting on a timely basis, and as promptly as practicable, all documentation and information that is required, or in the opinion of the Purchaser, acting reasonably, advisable, and shall cooperate in the preparation and submission of all applications, notices, filings, and submissions to Governmental Entities.

Subject to certain limitations and exceptions, the Company and the Purchaser will:

●	promptly inform the other Party of any material communication received by that Party in respect of obtaining or concluding any Authorizations;

●

use commercially reasonable efforts to respond promptly to any request or notice from any Governmental Entity requiring the Parties, or any one of them, to supply additional information that is relevant to the review of the transactions contemplated by the Arrangement Agreement in respect of obtaining or concluding any Authorizations;

●

permit the other Party to review in advance any proposed applications, notices, filings and submissions to Governmental Entities (including responses to requests for information and inquiries from any Governmental Entity) in respect of obtaining or concluding any Authorizations, and will provide the other Parties a reasonable opportunity to comment thereon and consider those comments in good faith;

●

promptly provide the other Party with any filed copies of applications, notices, filings and submissions, (including responses to requests for information and inquiries from any Governmental Entity) that were submitted to a Governmental Entity in respect of obtaining or concluding any Authorizations;

●

not participate in any substantive meeting or discussion (whether in person, by telephone or otherwise) with Governmental Entities in respect of obtaining or concluding the Authorizations unless it consults with the other Party in advance and gives the other Party or its legal counsel the opportunity to attend and participate thereat, unless a Governmental Entity requests otherwise; and

●	keep the other Party promptly informed of the status of discussions relating to obtaining or concluding any Authorizations.

Notwithstanding the above requirements, where a party is required under the Arrangement Agreement to provide information to another party that such party deems to be competitively sensitive information or otherwise reasonably determines in respect thereof that disclosure should be restricted, such party may restrict the provision of such competitively sensitive and other information only to external legal counsel of the other party, provided that such party also provides the other party a redacted version of such information which does not contain any such competitively sensitive or other restricted information.

Covenants Relating to Public Communications

The Parties have agreed to co-operate in the preparation of presentations, if any, to the Company Securityholders or other persons regarding the Arrangement.

Covenants Relating to Notice and Cure Provisions

The Company and the Purchaser shall promptly notify the other Party of the occurrence, or failure to occur, of any event or state of facts which occurrence or failure would, or would reasonably likely to:

●

cause any of the representations or warranties of such Party contained in the Arrangement Agreement to be untrue or inaccurate in any material respect at any time from the date of the Arrangement Agreement to the Effective Time; or

●	result in the failure, in any material respect, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party under the Arrangement Agreement.

Termination of the Arrangement Agreement

The Arrangement Agreement may be terminated prior to the Effective Time in certain circumstances, including, as follows:

●	by mutual written agreement of the Company and the Purchaser;

●	by either the Company, on the one hand, or the Purchaser, on the other hand, if:

–

the Arrangement Resolution is not approved by the Company Shareholders at the Company Meeting in accordance with the Interim Order provided that a Party may not terminate the Arrangement Agreement if the failure to obtain the approval of the Company Shareholders has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under the Arrangement Agreement;

–

after the date of the Arrangement Agreement, any Law is enacted, made, enforced or amended, as applicable, that makes the consummation of the Arrangement illegal or otherwise permanently prohibits or enjoins the Company or the Purchaser from consummating the Arrangement, and such Law has, if applicable, become final and non-appealable; or

–

the Effective Time does not occur on or prior to November 30, 2016, provided that a Party may not terminate the Arrangement Agreement if the failure of the Effective Time to so occur has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under the Arrangement Agreement.

●	by the Company, if:

–

a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Purchaser under the Arrangement Agreement occurs that would cause the failure of any condition relating to the Purchaser’s breach of its representations, warranties or covenants, and such breach or failure is incapable of being cured on or prior to the November 30, 2016 or is not cured in accordance with the notice and cure provisions of the Arrangement Agreement; provided that any wilful or intentional breach shall be deemed to be incurable and the Company is not then in breach of the Arrangement Agreement so as to cause the Purchaser’s obligations to consummate the Arrangement with respect to the Purchaser’s representations and warranties and performance of covenants not to be satisfied;

–

assuming the Company is in compliance with its covenants regarding non-solicitation of Acquisition Proposals and with respect to the Purchaser’s right to match a Superior Proposal, prior to the approval by the Company Shareholders of the Arrangement Resolution, the Board authorizes the Company to enter into a written agreement with respect to a Superior Proposal in accordance with the terms of the Arrangement Agreement; and

–

the financing transaction contemplated by the Subscription Agreements does not close on or before June 30, 2016, unless such failure to close is due solely to the failure of the Company to comply with its obligations thereunder.

●	by the Purchaser, if:

–

a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company under the Arrangement Agreement occurs that would cause the failure of any condition relating to the Company’s breach of its representations, warranties or covenants, and such breach or failure is incapable of being cured on or prior to November 30, 2016 or is not cured in accordance with the notice and cure provisions of the Arrangement Agreement; provided that any wilful or intentional breach shall be deemed to be incurable and the Purchaser is not then in breach of the Arrangement Agreement so as to cause the Company’s obligations to consummate the Arrangement with respect to the Company’s representations and warranties and performance of covenants not to be satisfied;

–

(1) the Board or any committee of the Board fails to unanimously recommend or withdraws, amends, modifies or qualifies, or publicly proposes or states an intention to withdraw, amend, modify or qualify, the Board Recommendation, (2) the Board or any committee of the Board accepts, approves, endorses or recommends, or publicly proposes to accept, approve, endorse or recommend an Acquisition Proposal or takes no position or remains neutral with respect to a publicly announced, or otherwise publicly disclosed, Acquisition Proposal for more than five Business Days (or beyond the third Business Day prior to the date of the Company Meeting, if sooner)), (3) the Board or any committee of the Board accepts or enters into (other than a confidentiality agreement) or publicly proposes to accept or enter into any agreement, understanding or arrangement in respect of an Acquisition Proposal, (4) the Board or any committee of the Board fails to publicly recommend or reaffirm the Board Recommendation within five Business Days after having been requested in writing by the Purchaser to do so (or in the event that the Company Meeting is scheduled to occur within such five Business Day period, prior to the third Business Day prior to the date of the Company Meeting), or (E) the Company breaches the non-solicitation obligations under the Arrangement Agreement in any material respect;

–	the conditions with respect to Dissent Rights and Key Consents are not capable of being satisfied by November 30, 2016; or

–	there has occurred a Material Adverse Effect.

The Arrangement Agreement defines a “wilful breach” as a material breach that is a consequence of an act undertaken by the breaching party with the actual knowledge that the taking of such act would, or would be reasonably expected to, cause a breach of the Arrangement Agreement.

Injunctive Relief

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of the Arrangement Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunctive and other equitable relief to prevent breaches or threatened breaches of the Arrangement Agreement, and to enforce compliance with the terms of the Arrangement Agreement without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the Parties may be entitled at law or in equity.

Expenses

The parties have agreed that, except as provided in the Arrangement Agreement, all out-of-pocket third-party transaction expenses incurred in connection with the Arrangement Agreement and the Plan of Arrangement, including all costs, expenses and fees of the Company incurred prior to or after the Effective Time in connection with, or incidental to, the Plan of Arrangement, shall be paid by the Party incurring such expenses, whether or not the Arrangement is consummated.

Amendments

The Plan of Arrangement and the Arrangement Agreement may, at any time and from time to time before or after the holding of the Company Meeting but not later than the Effective Time, be amended by mutual written agreement of the Company and the Purchaser, without further notice to or authorization on the part of the Company Securityholders, and any such amendment may, subject to the Interim Order and the Final Order and Laws, without limitation:

●	change the time for performance of any of the obligations or acts of the Parties;

●	waive any representation or warranty contained in the Arrangement Agreement or in any document delivered pursuant to the Arrangement Agreement;

●	modify any of the covenants contained in the Arrangement Agreement and waive or modify performance of any of the obligations of the Parties; and/or

●	modify any mutual conditions contained in the Arrangement Agreement.

Regulatory Matters

Canadian Securities Law Matters

Multilateral Instrument 61-101

As a reporting issuer (or its equivalent) in all the provinces and territories of Canada, the Company is subject to applicable securities laws of such provinces and territories. The securities regulatory authorities in the Provinces of Ontario and Québec have adopted MI 61-101 which regulates transactions that raise the potential for conflicts of interest.

MI 61-101 regulates certain types of transactions to ensure fair treatment of security holders when, in relation to a transaction, there are persons in a position that could cause them to have an actual or reasonably perceived conflict of interest or informational advantage over other security holders. If MI 61-101 applies to a proposed acquisition of a reporting issuer, then enhanced disclosure in documents sent to security holders, the approval of security holders excluding, among others, “interested parties” (as defined in MI 61-101), and a formal valuation of the equity securities being acquired, prepared by an independent and qualified valuator, are all mandated (subject to exemptions that do not apply to the Arrangement). In addition, in certain circumstances MI 61-101 requires an independent committee of the board of the directors of the reporting issuer to carry out specified responsibilities relating to transactions covered by the instrument. There are rigorous criteria for independence of both the valuator and the directors on the independent committee. The security holder protections provided by MI 61-101 go substantially beyond the requirements of corporate law.

The protections afforded by MI 61-101 apply to, among other transactions, “business combinations” (as defined in MI 61-101) which may terminate the interests of security holders without their consent in circumstances where, at the time the transaction is agreed to, a “related party” of the issuer (as defined in MI 61-101) (a) is a party to any “connected transaction” (as defined in MI 61-101) to the business combination; (b) would, as a consequence of the transaction, directly or indirectly acquire the issuer or the business of the issuer, either alone or in concert with others; or (c) is entitled to receive, directly or indirectly, as a consequence of the transaction (i) consideration per equity security that is not identical in amount and form to the entitlement of the general body of holders in Canada of securities of the same class, or (ii) a “collateral benefit” (as defined in MI 61-101).

OrbiMed and the directors and the executive officers of the Company are all related parties of the Company.

Since OrbiMed is a related party that would, as a consequence of the Arrangement, acquire (directly or indirectly) the Company, the Arrangement is a business combination within the meaning of MI 61-101.

Pursuant to MI 61-101, a formal valuation is required for the Arrangement because the Arrangement is a business combination in which interested parties, OrbiMed and its affiliated entities, directly or indirectly, will acquire the Company as a consequence of the Arrangement. A summary of the formal valuation and fairness opinion prepared by Bloom Burton can be found under the heading “The Arrangement – Formal Valuation and Fairness Opinion,” and a copy of the Formal Valuation and Fairness Opinion is attached as Annex B to this information circular. A copy of the Formal Valuation and Fairness Opinion will be sent to any security holder upon request and without charge.

To the knowledge of the Company, the directors of the Company and the executive officers of the Company, after reasonable inquiry, there have been no prior valuations (as defined in MI 61-101) prepared in respect of the Company within the 24 months preceding the date of this information circular.

MI 61-101 requires that, in addition to any other required security holder approval, a business combination is subject to “minority approval” (as defined in MI 61-101) of every class of “affected securities” (as defined in MI 61-101) of the issuer, in each case voting separately as a class. As a result, the Arrangement Resolution will require the affirmative vote of a simple majority of the votes cast by all Shareholders present in person or by proxy at the Special Meeting other than (i) interested parties, (ii) any related party of an interested party, and (iii) any person that is a “joint actor” (as defined in MI 61-101) with any of the foregoing.

The common shares of the Company are affected securities in connection with the Arrangement. Based on the above, the members of the Purchaser Group, who are interested parties, any related party of the members of the Purchaser Group, and any joint actor with the Purchaser Group will have their votes excluded from the majority-of-the-minority vote required by MI 61-101.

To the knowledge of the Company after reasonable inquiry, as at the date hereof, the interested parties and their respective related parties and joint actors beneficially own, or exercise control or direction over, an aggregate of 5,934,931 common shares of the Company, representing an aggregate of approximately 54% of the outstanding common shares. Details of the holdings of the common shares by such excluded holders are set out in the table below.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)(8)
5% Shareholder:
OrbiMed Advisors LLC(1)(2)	5,788,459	53
Hangzhou Joinstar Medical Instrument & Reagent Co. Ltd.(3)	900,000	8.2
Hangzhou Lizhu Medical Instrument & Reagent Co. Ltd.(4)	900,000	8.2
Executive Officers and Directors:
Peter A. Thompson, M.D.(5)	96,884	0.9
Jonathan J. Wang, Ph.D.(6)	15,101	0.1
David Wang(7)	34,487	0.3

(1)	OrbiMed Advisors LLC’s address is 601 Lexington Avenue, 54th Floor, New York, NY, 10022.
(2)	OrbiMed Advisors LLC’s shares are beneficially owned through three entities: OrbiMed Private Investments III, LP, OrbiMed Asia Partners, LP, and OrbiMed Associates III, LP.
●	OrbiMed Private Investments III, LP beneficially owns 3,604,266 shares.
●	OrbiMed Asia Partners, LP beneficially owns 2,149,902 shares.
●	OrbiMed Associates III, LP beneficially owns 34,291 shares.
(3)	Hangzhou Joinstar Medical Instrument & Reagent Co. Ltd.’s address is Floor 1, Building 3, #519 Xingguo Rd, Qianjiang Economic Development Zone, Hangzhou, Zheijiang, China, 311106.
(4)	Hangzhou Lizhu Medical Instrument & Reagent Co. Ltd.’s address is 2F, Building 6, Zhijiang Hotel, 188-200 Moganshan Rd., Gongshu District, Hangzhou, Zheijiang, China, 311105.
(5)

Refer to footnotes 1 and 2. The individual listed herein may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by OrbiMed Advisors LLC. However, Peter Thompson disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(6)

Refer to footnotes 1 and 2. The individual listed herein may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by OrbiMed Advisors LLC. However, Jonathan J. Wang disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(7)

Refer to footnotes 1 and 2. The individual listed herein may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by OrbiMed Advisors LLC. However, David Wang disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(8)	Based on 10,917,269 common shares outstanding as at June 22, 2016.

There has been no bona fide prior offer capable of acceptance that relates to the subject matter of or is otherwise relevant to the Arrangement that was received by the Company during the 24 months before June 16, 2016.

Competition Act (Canada)

Under the Competition Act, the acquisition of voting shares of a corporation that carries on an operating business in Canada may require pre-merger notification if certain size of parties and size of transaction thresholds are exceeded. It has been determined that, at this time, no pre-merger notification is required in respect of the Arrangement. Whether or not a transaction is notifiable, the Commissioner of Competition (Canada) may challenge a transaction for up to one year after the transaction has been substantially completed if he is of the view that the transaction will lead to a substantial lessening or prevention of competition in a relevant market in Canada.

Stock Exchange Approval

As the proposed transaction involves insiders or other related parties of the Company and does not involve the issuance or potential issuance of securities of the Company, the approval of the TSX is required. It is a condition of closing that the Company will have obtained the approval of the TSX.

Other Regulatory Matters

Following the consummation of the Arrangement, the Company intends to apply to the TSX to have its common shares delisted. Subsequently, the registration of the common shares and the Company’s reporting obligations under the Exchange Act with respect to the common shares will be terminated upon application to the SEC. Similarly, the Company will make an application to cease to be a reporting issuer (or equivalent) in each of the provinces and territories of Canada following the implementation of which, the Company will cease to have public reporting obligations under securities laws.

AGREEMENTS INVOLVING COMMON SHARES

Voting Agreements

In connection with the Arrangement Agreement, all of the directors and officers of the Company including Barbara R. Kinnaird, William J. Adams, Anthony F. Holler, Joseph D. Keegan, Clinton H. Severson, Lewis J. Shuster, Peter A. Thompson, and Jonathan J. Wang (each a “Supporting Shareholder”) entered into the Voting Agreements on June 16, 2016 with the Rollover Shareholders whereby each Supporting Shareholder agreed to vote all of the Subject Securities (as defined below) in favor of:

●	approving, consenting, ratifying and adopting the Arrangement Resolution; and

●	approving, consenting, ratifying and adopting any resolution approving the Arrangement Agreement and any actions required in furtherance of the Arrangement.

In addition, each Supporting Shareholder has agreed to vote all of the Subject Securities against any resolution or to oppose any action proposed by the Company or any other person that could reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement or that could reasonably be expected to impede, delay or interfere with the completion of the Arrangement and the approval of any Acquisition Proposal not made by or any person designated by the Rollover Shareholders.

In addition, each Supporting Shareholder has agreed that each Supporting Shareholder will:

●

at any meeting of shareholders of the Company or in any other circumstances upon which a vote, consent or other approval of all or some of the shareholders of the Company is sought (including by written consent in lieu of a meeting), cause his or her Common Shares to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) his or her Common Shares against any Acquisition Proposal and/or any matter that could reasonably be expected to delay, prevent, impede or frustrate the successful completion of the Arrangement and each of the transactions contemplated by the Arrangement Agreement;

●

not option, transfer, sell, gift, pledge, hypothecate, encumber, or otherwise dispose of any of the Subject Securities, or enter into any agreement, arrangement or understanding in connection therewith, except with the prior written consent of the Rollover Shareholders;

●

not, and not permit any person under his or her control to: (a) solicit proxies, or become a participant, organize or act as part of a group in a solicitation in opposition to, or in competition with, the Arrangement or the Arrangement Agreement; (b) assist any person, entity or group in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the Rollover Shareholders in connection with the Arrangement or the Arrangement Agreement; or (c) act jointly or in concert with others with respect to voting securities of the Company for the purpose of opposing or competing with the Rollover Shareholders in connection with the Arrangement or the Arrangement Agreement;

●

not vote or grant to any persons other than the Rollover Shareholders, or any person designated by the Rollover Shareholders a proxy or power of attorney to vote, or deliver any voting instruction form, or enter into any voting agreement, voting trust, vote pooling or other agreement with respect to the right to vote the Subject Securities, other than pursuant to the Voting Agreement;

●

deliver, or cause to be delivered, to the Company’s transfer agent, or otherwise directed by OrbiMed Advisors LLC and Shanghai Runda Medical Technology Co., Ltd., after receipt of the proxy circular and other proxy materials for, and not less than ten (10) Business Days before the date of any meeting, a duly executed proxy (or voting instruction form or other similar voting document, as applicable) directing that the Subject Securities be voted at such meeting in favor of the Arrangement Resolution, the Arrangement Agreement and any actions required in furtherance of the Arrangement, and provide copies of all such documents to OrbiMed Advisors LLC and Shanghai Runda Medical Technology Co., Ltd. and provide notice to OrbiMed Advisors LLC and Shanghai Runda Medical Technology Co., Ltd. when the Subject Securities have been so voted; and

●	allow certain disclosures of the matters contemplated by the Voting Agreement.

Under the Voting Agreements, “Subject Securities” include all Common Shares now or hereafter beneficially owned, or in respect of which the voting is or may become, directly or indirectly, controlled or directed, by each Supporting Shareholder as of or after June 16, 2016, including any securities of the Company issued upon the conversion, exchange or exercise of any securities of the Company convertible into or exchangeable or exercisable for securities of the Company held by the Supporting Shareholder after June 16, 2016; and all Common Shares and other securities for which the Subject Securities may be exchanged or into which the Subject Securities may be converted or otherwise changed pursuant to any stock split, stock consolidation, merger, reorganization, recapitalization, amalgamation, plan of arrangement or other business combination. Each Supporting Shareholder has further agreed that any Common Shares or other securities of the Company purchased or acquired by the Supporting Shareholder after June 16, 2016 shall be subject to the terms of the Voting Agreements to the same extent as if they constituted Subject Securities.

If any of the Subject Securities are held though a nominee, corporation, trust or other legal entity, including but not limited to a broker or other financial intermediary, over which a Supporting Shareholder has control as defined in the legislation governing the ownership of the property of such nominee, corporation, trust or other legal entity (either alone or in conjunction with any other person), each Supporting Shareholder will vote or will cause to be voted such Subject Securities and exercise his or her power and authority to ensure that the Voting Agreement is complied with by such nominee, corporation, trust or other legal entity.

In addition, each Supporting Shareholder revokes any and all previous proxies granted or voting instructions forms or other voting documents delivered that may conflict or be inconsistent with the Voting Agreement and agrees not to, directly or indirectly, grant or deliver any other proxy, power of attorney or voting instruction form with respect to the Voting Agreement except as expressly required or permitted by the Voting Agreement. Each Supporting Shareholder also waives and agrees in favour of OrbiMed Advisors LLC and Shanghai Runda Medical Technology Co. Ltd. not to exercise, any rights of appraisal or rights of dissent that he or she may have arising in relation to the Arrangement.

The Voting Agreements will automatically terminate on the first to occur of: (i) the Effective Date; (ii) the date, if any, that the Arrangement Agreement is terminated in accordance with its terms; (iii) the date, if any, that OrbiMed Advisors LLC and Shanghai Runda Medical Technology Co., Ltd., without the Supporting Shareholders’ prior written consent, amend or otherwise vary the terms of the Arrangement Agreement in a manner that is materially adverse to the Supporting Shareholders; and (iv) the Outside Date. Each Voting Agreement may be terminated:

●	at any time upon the written agreement of a Supporting Shareholder and OrbiMed Advisors LLC and Shanghai Runda Medical Technology Co., Ltd.; or

●

by any Supporting Shareholder, only if (i) OrbiMed Advisors LLC and Shanghai Runda Medical Technology Co., Ltd. breach or are in default of any of their covenants or obligations under the Voting Agreement in a material way, or (ii) any of the representations or warranties of OrbiMed Advisors LLC and Shanghai Runda Medical Technology Co., Ltd. under the Voting Agreement shall have been at June 16, 2016, or subsequently become, untrue or incorrect in any material respect; provided, that the Supporting Shareholder shall have notified OrbiMed Advisors LLC and Shanghai Runda Medical Technology Co., Ltd. in writing of any of the foregoing events and the same has not been cured by OrbiMed Advisors LLC and Shanghai Runda Medical Technology Co., Ltd. within fifteen (15) calendar days of the date such notice was received by OrbiMed Advisors LLC and Shanghai Runda Medical Technology Co., Ltd.

In the event that a Voting Agreement terminates in accordance with the above terms of the Voting Agreement, no party will have liability to any other party, except in respect of a breach of any covenant, agreement or obligation under the Voting Agreement, or a misrepresentation in the Voting Agreement occurring prior to such termination.

In the event that: (i) OrbiMed Advisors LLC and Shanghai Runda Medical Technology Co., Ltd., with the agreement of the Company, determine in their good faith judgment that it is necessary or desirable to proceed with an alternative transaction structure, including, without limitation, a take-over bid or asset purchase, in conjunction with or instead of the Arrangement; and (ii) such alternative transaction provides the same, or better, financial treatment to all affected parties and the financial implications (including tax) for the Supporting Shareholders are the same or better, and the alternative transaction is on terms that are not more adverse than those contained in the Arrangement Agreement (a “Revised Transaction”), each Supporting Shareholder shall support the completion of the Revised Transaction in the same manner and to the same extent that each Supporting Shareholder has agreed to support the Arrangement under the Voting Agreement. In the event of any proposed Revised Transaction, the references in the Voting Agreements to the Arrangement shall be deemed to be changed to “Revised Transaction” and all terms, covenants, representations and warranties of the Voting Agreements shall be and shall be deemed to have been made in the context of the Revised Transaction.

Under the terms of the Voting Agreements with Supporting Shareholders who are directors or officers of the Company, the parties agreed that nothing in the applicable Voting Agreement is intended to restrict or limit the applicable Supporting Shareholder from taking any action required in connection with his or her fiduciary duties as a director or officer of the Company.

As of June 16, 2016 (the date on which the Arrangement was announced), the parties to the Voting Agreements owned approximately 9% of the outstanding Subject Securities that are eligible to vote in the Majority-of-the-Minority Vote and the parties to the Voting Agreements owned approximately 3% of all outstanding Subject Securities.

The form of Voting and Support Agreement has been filed with the SEC and on SEDAR as Exhibit (d)(2) the Company’s Schedule 13E-3 filed on June 24, 2016.

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS

No provision has been made (i) to grant the Company’s unaffiliated shareholders access to the corporate files of the Company, any other party to the Arrangement or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, or any other such party or affiliate.

IMPORTANT INFORMATION ABOUT RESPONSE

Company Background

The Company is engaged in the research, development, commercialization and distribution of diagnostic technologies for the medical central-lab testing, point of care (“POC”) testing and on-site environmental testing markets. POC, on-site diagnostic tests (or assays) are simple, non-laboratory based tests performed using portable hand-held devices, compact desktop analyzers, single-use test cartridges and/or dipsticks. RAMP represents a paradigm in diagnostics that provides sensitive and reliable information in minutes. The Company was incorporated in British Columbia in August 1980. Our principal offices are located at 1781 – 75th Avenue W., Vancouver, BC, V6P 6P2 and we have a representative office based in Shanghai, China. The Company’s wholly-owned US subsidiary, Response Point of Care Inc., was incorporated on November 9, 2012 in the State of Delaware.

Prior Public Offerings

During the past three years, the Company has not made any underwritten public offering of Common Stock for cash that was registered under the Securities Act of 1933 or exempt from registration under Regulation A.

Additional Financial and Business Information

Additional financial and business information about the Company, including our audited financial statements for the years ended December 31, 2014 and 2015 and our unaudited financial statements for the three months ended March 31, 2015, and 2016, may be found in our Annual Report on Form 10-K for the year ended December 31, 2015 attached to this proxy statement as Annex G and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2016 attached to this proxy statement as Annex H. Such financial statements should be read together with the notes thereto .

Ratio of Earnings to Fixed Charges

The following table presents our ratio of earnings to fixed charges for the fiscal periods indicated.

	Three Months Ended March 31,		Fiscal Year Ended December 31,
	2016	2015	2015	2014
	(unaudited)
	(dollars in thousands)
Earnings from continuing operations before income taxes	$(1,250)	$(1,100)	$(150)	$(2,090)
Less: Equity earnings
Add: Total fixed charges deducted from earnings	309	361	1,333	1,365
Unrealized loss (gain) on revaluation of warrant liability	441	(55)	(948)	(4,002)
Earnings available for payment of fixed charges	$(500)	$(794)	$235	$(4,727)
Fixed Charges:
Interest expense	$191	$235	$878	$874
Portion of operating lease rental deemed to be interest	118	126	455	491
Total fixed charges deducted from earnings	$309	$361	$1,333	$1,365
Ratio of earnings to fixed charges (1)	N/A	N/A	N/A	N/A

(1)

For the purpose of calculating such ratios, “earnings” consist of income from continuing operations before income taxes plus fixed charges and “fixed charges” consist of interest expense (net of capitalized portion), capitalized interest, amortization of debt discount and the portion of rental expense representative of interest expense. Earnings were inadequate to cover the fixed charges by approximately $1,098,000 and $6,092,000 for the years ended December 31, 2015 and 2014 and by approximately $809,000 and $1,155,000 for the three months ended March 31, 2016 and March 31, 2015, respectively.

Book Value Per Share

Our net book value per share of Common Stock as of March 31, 2016, was approximately CDN $(0.17) (calculated based on 9,925,256 shares of Common Stock outstanding as of such date).

Trading in Securities to be Acquired

Our common stock is traded on the TSX under the trading symbol “RBM” and quoted on the OTC under the symbol “RPBIF”. The high and low sales prices and the volume traded of our common stock as reported on the TSX for the periods indicated are as follows:

Response Biomedical Corp.	High	Low	Average Trading Volume
	(in CDN $)	(in CDN $)
YEAR ENDED DECEMBER 31, 2014
First quarter	$1.94	$1.41	2,189
Second quarter	1.60	1.41	1,730
Third quarter	1.80	1.22	3,254
Fourth quarter	1.37	0.70	5,250
YEAR ENDED DECEMBER 31, 2015
First quarter	$1.00	$0.66	1,153
Second quarter	0.92	0.68	873
Third quarter	0.99	0.38	1,910
Fourth quarter	0.80	0.34	3,676
YEAR ENDING DECEMBER 31, 2016
First quarter	$0.70	$0.40	1,477
Second Quarter (through June 22, 2016)	0.65	1.20	3,460

The closing price of the common shares on the TSX on June 15, 2016, the last trading day preceding the announcement of the Arrangement Agreement, was CDN $0.74 per common share. Following the consummation of the Arrangement, the Company will apply to delist the common shares from the TSX.

Previous Purchases and Sales

On June 17, 2016, the Company closed a non-brokered private placement with OrbiMed of 892,858 common shares at a price of US $0.56 per common share for total gross proceeds of US $500,000.

On June 17, 2016, the Company announced and entered into a subscription agreement for a non-brokered private placement with Shanghai Runda Medical Technology Co. of 892,858 common shares at a price of US $0.56 per common share for total gross proceeds of US $500,000. The private placement is expected to close in due course subject to certain regulatory approvals in China being received.

The Company intends to use the net proceeds of the above private placements to fund research and development and operating expenses and for general working capital purposes.

Previous Distributions

During the last five years, the Company has distributed securities as follows:

Date of Distribution	Number of Shares Distributed	Distribution Price per Share	Aggregate Proceeds
December 29, 2011	4,506,395	$1.492	$6,723,541
November 7, 2013	1,273,117	$2.45	$3,119,137
December 12, 2014	1,800,000	$1.21	$2,178,000

Dividend Policy

We have not declared or paid any dividends on the outstanding common shares since our inception and we do not anticipate that we will do so in the foreseeable future. The declaration of dividends on our common shares is within the discretion of the board of directors and will depend on the assessment of, among other factors, earnings, capital requirements and our operating and financial condition. At the present time, anticipated capital requirements are such that we intend to follow a policy of retaining earnings in order to finance the further development of the business.

Security Ownership

The following table sets forth information as of June 22, 2016 regarding the beneficial ownership of our common stock by (i) each person we know to be the beneficial owner of 5% or more of our common shares, (ii) each of our current executive officers, (iii) each of our directors and (iv) all of our current executive officers and directors as a group. Information with respect to beneficial ownership has been furnished by each director, executive officer or 5% or more shareholder, as the case may be. Percentage of beneficial ownership is calculated based on 10,917,269 common shares outstanding as of June 22, 2016. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of June 22, 2016. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the address for each person set forth on the table below is c/o Response Biomedical Corp., 1781 – 75th Avenue W, Vancouver, BC, V6P 6P2, Canada.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
5% Shareholder:
OrbiMed Advisors LLC(1)(2)(3)	9,547,826	65.1
Hangzhou Joinstar Medical Instrument & Reagent Co. Ltd.(4)	900,000	8.2
Hangzhou Lizhu Medical Instrument & Reagent Co. Ltd.(5)	900,000	8.2
Othmar Iseli(6)	777,540	7.0

Executive Officers and Directors:
William J. Adams(7)	185,686	1.7
Anthony F. Holler, M.D.(8)	210,321	1.9
Joseph D. Keegan, Ph.D.(9)	123,850	1.1
Barbara R. Kinnaird, Ph.D.(10)	153,662	1.4
Clinton H. Severson(11)	124,742	1.1
Lewis J. Shuster(12)	165,379	1.5
Peter A. Thompson, M.D.(13)(14)	9,861,376	66.2
Jonathan J. Wang, Ph.D.(15)(16)	9,669,222	65.4
All directors and executive officers as a group (eight (8) people)(17)	10,946,412	69.9

(1)	OrbiMed Advisors LLC’s address is 601 Lexington Avenue, 54th Floor, New York, NY, 10022.
(2)	Includes 5,788,459 shares held and 3,759,367 shares subject to 67,432,290 warrants exercisable within 60 days of June 22, 2016.

(3)	OrbiMed Advisors LLC’s shares are beneficially owned through three entities: OrbiMed Private Investments III, LP, OrbiMed Asia Partners, LP, and OrbiMed Associates III, LP.
•

OrbiMed Private Investments III, LP beneficially owns 5,943,771 shares which includes 2,339,505 shares subject to 41,961,797 warrants exercisable within 60 days of June 22, 2016. OrbiMed Capital GP III LLC (“Capital GP III”), a limited liability company organized under the laws of Delaware, is the general partner of OPI III. OrbiMed Advisors LLC (“OrbiMed Advisors”) , a limited liability company organized under the laws of Delaware, is the sole managing member of Capital GP III. Samuel D. Isaly (“Isaly”), a natural person, owns a controlling interest in OrbiMed Advisors pursuant to the terms of its limited liability company agreement. As a result, Isaly, OrbiMed Advisors and Capital GP III share power to direct the vote and disposition of the Shares held by OPI III and may be deemed directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the Shares held by OPI III.

•

OrbiMed Asia Partners, LP beneficially owns 3,547,498 shares which includes 1,397,596 shares subject to 25,070,914 warrants exercisable within 60 days of June 22, 2016. OrbiMed Asia GP, L.P. (“OAP GP”), a limited partnership organized under the laws of the Cayman Islands, is the general partner of OAP. OrbiMed Advisors Limited (“OrbiMed Limited”), a corporation organized under the laws of the Cayman Islands, is the general partner of OAP GP. As a result, OAP GP and OrbiMed Limited share the power to direct the vote and disposition of the Shares held by OAP, and both OAP GP and OrbiMed Limited may be deemed directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the Shares held by OAP.

•

OrbiMed Associates III, LP beneficially owns 56,557 shares which includes 22,266 shares subject to 399,579 warrants exercisable within 60 days of June 22, 2016. OrbiMed Advisors is the sole general partner of Associates III. As a result, Isaly and OrbiMed Advisors share power to direct the vote and disposition of the Shares held by OrbiMed Associates and may be deemed directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the Shares held by OrbiMed Associates.

(4)	Hangzhou Joinstar Medical Instrument & Reagent Co. Ltd.’s address is Floor 1, Building 3, #519 Xingguo Rd, Qianjiang Economic Development Zone, Hangzhou, Zheijiang, China, 311106.
(5)	Hangzhou Lizhu Medical Instrument & Reagent Co. Ltd.’s address is 2F, Building 6, Zhijiang Hotel, 188-200 Moganshan Rd., Gongshu District, Hangzhou, Zheijiang, China, 311105.
(6)	Othmar Iseli’s address is Am Oelberg 19 9500 Wil, Switzerland. Includes 237,040 shares subject to 2,802,042 warrants exercisable within 60 days of June 22, 2016.
(7)	Includes 130,540 shares subject to options exercisable within 60 days of June 22, 2016.
(8)

Includes 24,650 shares subject to warrants exercisable within 60 days of June 22, 2016, 50,000 shares subject to options exercisable within 60 days of June 22, 2016, and 50,154 deferred share units exercisable within 60 days of June 22, 2016.

(9)	Includes 50,000 shares subject to options exercisable within 60 days of June 22, 2016 and 27,491 shares subject to restricted share units exercisable within 60 days of June 22, 2016.
(10)	Includes 8,259 shares subject to warrants exercisable within 60 days of June 22, 2016 and 132,186 shares subject to options exercisable within 60 days of June 22, 2016.
(11)	Includes 50,000 shares subject to options exercisable within 60 days of June 22, 2016 and 27,352 shares subject to restricted share units exercisable within 60 days of June 22, 2016.
(12)

Includes 50,000 shares subject to options exercisable within 60 days of June 22, 2016, 20,273 shares subject to restricted share units exercisable within 60 days of June 22, 2016 and 36,764 shares subject to deferred share units exercisable within 60 days of June 22, 2016.

(13)	Includes 216,666 shares subject to options exercisable within 60 days of June 22, 2016.
(14)

Refer to footnotes 1 through 3. The individual listed herein may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by OrbiMed Advisors LLC. However, Peter Thompson disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(15)	Includes 50,000 shares subject to options exercisable within 60 days of June 22, 2016 and 56,295 shares subject to restricted share units exercisable within 60 days of June 22, 2016.
(16)

Refer to footnotes 1 through 3. The individual listed herein may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by OrbiMed Advisors LLC. However, Jonathan J. Wang disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein .

(17)	See footnotes 7 through 16 inclusive.

The direct and indirect benefits of accepting or refusing the Arrangement to any of the beneficial owners provided in the table above are described in this proxy statement. See “Special Factors – Background of the Arrangement” beginning on page 9 “Special Factors –Reasons for the Arrangement; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Arrangement” beginning on page 14 and “Advisory Vote Regarding Merger-Related Compensation Proposal – Golden Parachute Compensation” on page 90.

DELISTING AND DEREGISTRATION OF COMMON STOCK

If the Arrangement is completed, the Company’s shares of Common Stock will be delisted from the TSX and the OTC market and deregistered under the Exchange Act. As a result, we would no longer file periodic reports with the SEC on account of the shares of Common Stock.

ADVISORY VOTE REGARDING MERGER-RELATED COMPENSATION PROPOSAL

In accordance with Section 14A of the Exchange Act, the Company is providing its shareholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to its named executive officers in connection with the Arrangement. The following table and accompanying narrative provide the information about that compensation that is required to be disclosed and subject to the advisory vote pursuant to SEC rules. Pursuant to the SEC rules, the disclosure provided below includes compensation to the named executive officers, whether present, deferred or contingent, that is based on or otherwise relates to the Arrangement.

Golden Parachute Compensation

Name	Cash		Equity(2)		Total
Barbara R. Kinnaird, Chief Executive Officer	$702,000	(1)	$63,400	(3)	$765,400
William J. Adams, Chief Financial Officer	$—		$59,900	(4)	$59,900

(1)

The cash amount payable to Dr. Kinnaird consist of (a) a severance payment in an amount equal to 24 months of base salary and a prorated incentive payment based on the latest incentive payment made to her, each payable over a period of 24 months. This payment is “double-trigger,” meaning that it is due only upon Dr. Kinnaird’s termination following a change of control. For purposes of this table, we have assumed both of the triggering events required for these payments have occurred.

(2)

As described in more detail in the section captioned “Certain Effects of the Arrangement” (a) certain Options held by Dr. Kinnaird and Mr. Adams will vest and become eligible to receive cash from the Company equal to the amount (if any), by which the Arrangement Consideration exceeds the exercise price per Common Share pursuant to such Option multiplied by the number of Common Shares issuable pursuant to such Option, less applicable withholdings., Dr. Kinnaird and Mr. Adams do not hold any previously unvested DSUs and RSUs The amounts above assume a price per Common Share of CDN $1.12.

(3)

Includes $22,166 attributable to Options to purchase 55,311 common shares vested and exercisable as of June 30, 2016 and $41,234 attributable to unvested Options to purchase 116,689 common shares which will be accelerated immediately prior to the effective time of the Arrangement. Excludes Options to purchase 86,500 common shares that will be forfeited due to the strike price of such option exceeding the per share value of the Arrangement Consideration. See “Certain Effects of the Arrangement” for a general description of the treatment of equity awards held by the Company’s executive officers, directors and other employees at the effective time of the Arrangement.

(4)

Includes $20,723 attributable to Options to purchase 49,322 common shares which are vested and exercisable as of June 30, 2016 and $39,327 attributable to unvested Options to purchase 110,178 common shares, which will be accelerated immediately prior to the effective time of the Arrangement. Excludes Options to purchase 99,000 common shares that will be forfeited due to the strike price of such option exceeding the per share value of the Arrangement Consideration. See “Certain Effects of the Arrangement” for a general description of the treatment of equity awards held by the Company’s executive officers, directors and other employees at the effective time of the Arrangement.

Accordingly, we are asking our shareholders to approve the following non-binding resolution at the Special Meeting:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, as disclosed in the above table entitled ‘Golden Parachute Compensation,’ including the associated narrative discussion, is hereby APPROVED.”

Vote Required and Board Recommendation

The vote on this proposal is a vote separate and apart from the vote to approve the Arrangement. Accordingly, you may vote not to approve the Merger-Related Compensation Proposal and vote to approve the Arrangement and adopt the Arrangement Agreement and vice versa .

Approval of this resolution, commonly referred to as a “say-on-golden-parachute” resolution, requires the affirmative vote of a majority of the votes cast at the Special Meeting with respect to the merger-related Compensation Proposal. For purposes of this proposal, abstentions and shares deemed present at the meeting but not entitled to vote with respect to the proposal (because of either shareholder withholding or broker non-vote) are not deemed voted and therefore will have no effect on this proposal. If you fail to submit a proxy or vote in person at the Special Meeting, the shares of Common Stock not voted will not be counted in respect of, and will not have an effect on, this proposal.

Because the vote is advisory in nature only, it will not be binding on either the Company regardless of whether the Arrangement is completed. Approval of the merger-related Compensation Proposal is not a condition to completion of the Arrangement, and failure to approve this advisory matter will have no effect on the vote to approve the Arrangement. Because the compensation to be paid in connection with the Arrangement is based on contractual arrangements with the named executive officers, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the contractual conditions applicable thereto, if the Arrangement is completed.

Because the Purchaser Group beneficially holds more than a majority of our outstanding shares of Common Stock as of the record date, they can approve or disapprove the merger-related Compensation Proposal regardless of how any other shareholder votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE MERGER-RELATED COMPENSATION PROPOSAL.

DISSENT RIGHTS

The following is a summary of the provisions of the BCBCA relating to a shareholder’s dissent and appraisal rights in respect of the Arrangement Resolution. Such summary is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of its shares and is qualified in its entirety by reference to the full text of Sections 237 to 247 of the BCBCA (the full text of Sections 237 to 247 of the BCBCA is attached to this information circular as Annex C), as modified by Article 3 of the Plan of Arrangement, the Interim Order and the Final Order.

The statutory provisions dealing with the right of dissent are technical and complex. Any Dissenting Shareholders should seek independent legal advice, as failure to comply strictly with the provisions of Sections 237 to 247 of the BCBCA, as modified by Article 3 of the Plan of Arrangement, the Interim Order and the Final Order, may result in the loss of all Dissent Rights.

The Interim Order expressly provides registered holders of common shares with the right to dissent with respect to the Arrangement Resolution. Each Dissenting Shareholder is entitled to be paid the fair value (determined as of immediately before the passing of the Arrangement Resolution) of all, but not less than all, of the holder’s shares, provided that the holder duly dissents to the Arrangement Resolution and the Arrangement becomes effective.

In many cases, shares beneficially owned by a holder are registered either (a) in the name of an intermediary that the Beneficial Shareholder deals with in respect of such shares, such as, among others, banks, trust companies, securities brokers, trustees and other similar entities, or (b) in the name of a depository, such as CDS, of which the intermediary is a participant. Accordingly, a Beneficial Shareholder will not be entitled to exercise his, her or its rights of dissent directly (unless the shares are re-registered in the Beneficial Shareholder’s name).

With respect to common shares in connection to the Arrangement, pursuant to the Interim Order, a registered shareholder, other than an affiliate of the Company, may exercise rights of dissent under Division 2 of Part 8 of the BCBCA, as modified by the Plan of Arrangement, the Interim Order and the Final Order; provided that, notwithstanding Section 242(2) of the BCBCA, the written objection to the Arrangement Resolution must be sent to the Company by shareholders who wish to dissent not later than 5:00 p.m. (Vancouver time) on the day that is two business days immediately preceding the Special Meeting (as may be postponed or adjourned from time to time). The Company’s address for such purpose is 1781 – 75th Avenue W., Vancouver, BC, V6P 6P2.

To exercise Dissent Rights, a shareholder must dissent with respect to all shares of which it is the registered and beneficial owner. A registered shareholder who wishes to dissent must deliver written notice of dissent to the Company as set forth above and such notice of dissent must strictly comply with the requirements of Section 242 of the BCBCA. Any failure by a shareholder to fully comply with the provisions of the BCBCA, as modified by Article 3 of the Plan of Arrangement, the Interim Order and the Final Order, may result in the loss of that holder’s Dissent Rights. Beneficial Shareholders who wish to exercise Dissent Rights must cause each registered shareholder holding their shares to deliver the notice of dissent.

To exercise Dissent Rights, a registered shareholder must prepare a separate notice of dissent for him, her or itself, if dissenting on his, her or its own behalf, and for each other Beneficial Shareholder who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting; and must dissent with respect to all of the shares registered in his, her or its name or if dissenting on behalf of a Beneficial Shareholder, with respect to all of the shares registered in his, her or its name and beneficially owned by the Beneficial Shareholder on whose behalf the shareholder is dissenting. The notice of dissent must set out the number of shares in respect of which the Dissent Rights are being exercised (the “Notice Shares”) and: (a) if such shares constitute all of the shares of which the shareholder is the registered and beneficial owner and the shareholder owns no other shares beneficially, a statement to that effect; (b) if such shares constitute all of the shares of which the shareholder is both the registered and beneficial owner, but the shareholder owns additional shares beneficially, a statement to that effect and the names of the registered shareholders, the number of shares held by each such registered shareholder and a statement that written notices of dissent are being or have been sent with respect to such other shares; or (c) if the Dissent Rights are being exercised by a registered shareholder who is not the beneficial owner of such shares, a statement to that effect and the name and address of the Beneficial Shareholder and a statement that the registered shareholder is dissenting with respect to all shares of the Beneficial Shareholder registered in such registered holder’s name.

If the Arrangement Resolution is approved by shareholders, and the Company notifies a registered holder of Notice Shares of the Company’s intention to act upon the Arrangement Resolution pursuant to Section 243 of the BCBCA, in order to exercise Dissent Rights, such shareholder must, within one month after the Company gives such notice, send to the Company a written statement that such holder requires the purchase of all of the Notice Shares in respect of which such holder has given notice of dissent. Such written notice must be accompanied by the certificate or certificates representing those Notice Shares (including a written statement prepared in accordance with Section 244(1)(c) of the BCBCA if the dissent is being exercised by the shareholder on behalf of a Beneficial Shareholder), whereupon, subject to the provisions of the BCBCA relating to the termination of Dissent Rights, the shareholder becomes a Dissenting Shareholder, and is bound to sell and the Company is bound to purchase those shares. Such Dissenting Shareholder may not vote, or exercise or assert any rights of a shareholder in respect of such Notice Shares, other than the rights set forth in Division 2 of Part 8 of the BCBCA, as modified by Article 3 of the Plan of Arrangement, the Interim Order and the Final Order.

Dissenting Shareholders who are:

(a)     ultimately entitled to be paid fair value for their shares, will be paid an amount equal to such fair value by the Company, and will be deemed to have transferred such shares as of the Effective Time to the Company, without any further act or formality, and free and clear of all liens, claims and encumbrances; or

(b)     ultimately not entitled, for any reason, to be paid fair value for their shares, will be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting shareholder and will be entitled to receive only CDN $1.12 in exchange for each share held pursuant to the Plan of Arrangement.

If a Dissenting Shareholder is ultimately entitled to be paid by the Company for their Dissent Shares, such Dissenting Shareholder may enter an agreement with the Company for the payout value of such Dissent Shares. If such Dissenting Shareholder does not reach an agreement with the Company, such Dissenting Shareholder, or the Company, may apply to the Court, and the Court may determine the payout value of the Dissent Shares and make consequential orders and give directions as the Court considers appropriate. There is no obligation on the Company to make application to the Court. The Dissenting Shareholder will be entitled to receive the fair value that the shares had immediately before the passing of the Arrangement Resolution, excluding any appreciation or depreciation in anticipation of the vote (unless such exclusion would be inequitable). After a determination of the payout value of the Dissent Shares, the Company must then promptly pay that amount to the Dissenting Shareholder.

In no case will the Purchaser Group, the Depositary or any other person be required to recognize Dissenting Shareholders as shareholders of the Company after the Effective Time, and the names of such Dissenting Shareholders will be deleted from the central securities register as shareholders of the Company at the Effective Time.

In no circumstances will the Purchaser Group, the Company or any other person be required to recognize a person as a Dissenting Shareholder: (i) unless such person is the holder of the shares in respect of which Dissent Rights are purported to be exercised immediately prior to the Effective Time; (ii) if such person has voted or instructed a proxy holder to vote such Notice Shares in favour of the Arrangement Resolution; or (iii) unless such person has strictly complied with the procedures for exercising Dissent Rights set out in Division 2 of Part 8 of the BCBCA, as modified by Article 3 of the Plan of Arrangement, the Interim Order and the Final Order and does not withdraw such notice of dissent prior to the Effective Time.

In no circumstances will the Purchaser Group, the Company or any other person be required to recognize a Dissenting Shareholder as the holder of any share in respect of which Dissent Rights have been validly exercised at and after the completion of the steps contemplated in Section 2.3 of the Plan of Arrangement. Holders of Options will not be entitled to exercise Dissent Rights in respect of Options.

Dissent Rights with respect to Notice Shares will terminate and cease to apply to the Dissenting Shareholder if, before full payment is made for the Notice Shares, the Arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed, a court permanently enjoins or sets aside the corporate action approved by the Arrangement Resolution, or the Dissenting Shareholder withdraws the notice of dissent with the Company’s written consent. If any of these events occur, the Company must return the share certificates representing the shares to the Dissenting Shareholder and the Dissenting Shareholder regains the ability to vote and exercise its rights as a shareholder of the Company.

The discussion above is only a summary of the Dissent Rights, which are technical and complex. A shareholder who intends to exercise Dissent Rights must strictly adhere to the procedures established in Sections 237 to 247 of the BCBCA, as modified by Article 3 of the Plan of Arrangement, the Interim Order and the Final Order, and failure to do so may result in the loss of all Dissent Rights. Persons who are Beneficial Shareholders registered in the name of an intermediary, or in some other name, who wish to exercise Dissent Rights should be aware that only the registered owner of such shares is entitled to dissent.

If you dissent there can be no assurance that the amount you receive as fair value for your shares will be more than or equal to the consideration under the Arrangement.

Accordingly, each shareholder wishing to avail himself, herself or itself of the Dissent Rights should carefully consider and comply with the provisions of the Interim Order and Sections 237 to 247 of the BCBCA. The text of Division 2 of Part 8 of the BCBCA is attached to this Circular as Annex C and the Interim Order will be provided with the Circular when mailed.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the Arrangement is completed, we will not hold an annual meeting of shareholders in 2017 prior to its completion. If the Arrangement is not completed, you will continue to be entitled to attend and participate in our annual meetings of shareholders, and we will hold a 2017 annual meeting of shareholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2017 annual meeting will be held. If the 2017 meeting is held prior to the completion of the Arrangement, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2017 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act and our Code of Regulations, as described below.

Proposals of shareholders intended to be presented at our annual meeting of shareholders to be held in 2017 must be received by us no later than January 13, 2017, which is 120 days prior to the first anniversary of the mailing date of the 2016 proxy, in order to be included in our information circular and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in our information circular.

Shareholders may present proper proposals for inclusion in our information circular and for consideration at the next annual meeting of shareholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a shareholder proposal to be considered for inclusion in our information circular for our 2017 annual meeting of shareholders, our corporate secretary must receive the written proposal at our principal executive offices no later than January 13, 2017; provided, however, that in the event that we hold our 2017 annual meeting of shareholders more than 30 days before or after the one-year anniversary date of the 2016 annual meeting, we will disclose the new deadline by which shareholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform shareholders. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to Response Biomedical Corp., 1781 - 75th Avenue W., Vancouver, BC V6P 6P2 Canada, Attention: Corporate Secretary.

In the event that we hold our 2017 annual meeting of shareholders more than 30 days before or after the one-year anniversary date of the 2016 annual meeting, then notice of a shareholder proposal that is not intended to be included in our information circular must be received not later than the close of business on the later of the following two dates:

●	the 90th day before such annual meeting; or

●	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a shareholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

WHERE YOU CAN FIND MORE INFORMATION

Additional information relating to the Company is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year and its most recently completed interim period which are filed on SEDAR and EDGAR, and will be sent without charge to any shareholder upon request by requesting them in writing from the Company at Suite 1781 – 75th Avenue West, Vancouver, British Columbia, V6P 6P2.

The auditor of the Company is PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP was first appointed auditor of the Company on June 19, 2012.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with SEC on March 24, 2016, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016 filed with the SEC on May 16, 2016 are attached to this proxy statement as Annexes G and H, respectively, and are included in and constitute part of, this proxy statement (except with respect to any reference in such documents to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995) .

Because the Arrangement is a “going private” transaction, the Company, the Purchaser Group Members have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Arrangement. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC. We urge you to read the entire Schedule 13E-3 carefully, including the exhibits, in connection with your consideration of the Arrangement.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [●], 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

Securities legislation in the provinces and territories of Canada provides security holders of the Company with, in addition to any rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or notice that is required to be delivered to the security holders. However, such rights must be exercised within prescribed time limits. Security holders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it is made.

APPROVAL OF DIRECTORS

The contents of this proxy statement and the sending thereof to each security holder of the Company have been approved by the board of directors of the Company.

 Annex A

1077801 b.c. lTD.

and

RESPONSE BIOMEDICAL CORP.

ARRANGEMENT AGREEMENT

June 16, 2016

 (i)

ARTICLE6
CONDITIONS

Section 6.1	Mutual Conditions Precedent	37
Section 6.2	Additional Conditions Precedent to the Obligations of the Purchaser	38
Section 6.3	Additional Conditions Precedent to the Obligations of the Company	39
Section 6.4	Satisfaction of Conditions	40

ARTICLE7
TERM AND TERMINATION

Section 7.1	Term	40
Section 7.2	Termination	40
Section 7.3	Effect of Termination/Survival	42

ARTICLE8
GENERAL PROVISIONS

Section 8.1	Amendments	43
Section 8.2	Intentionally Deleted	43
Section 8.3	Expenses and Expense Reimbursement.	43
Section 8.4	Notices.	44
Section 8.5	Time of the Essence.	45
Section 8.6	Injunctive Relief.	45
Section 8.7	Third Party Beneficiaries.	45
Section 8.8	Waiver.	46
Section 8.9	Entire Agreement.	46
Section 8.10	Successors and Assigns.	46
Section 8.11	Severability.	46
Section 8.12	Governing Law.	47
Section 8.13	Rules of Construction.	47
Section 8.14	No Liability.	47
Section 8.15	Language.	47
Section 8.16	Counterparts.	47

SCHEDULES

SCHEDULE “A” PLAN OF ARRANGEMENT
SCHEDULE “B” ARRANGEMENT RESOLUTION
SCHEDULE “C” KEY CONSENTS
SCHEDULE “D” REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SCHEDULE “E” REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
SCHEDULE “F” FORM OF VOTING AGREEMENT

 (ii)

ARRANGEMENT AGREEMENT

THIS AGREEMENT is made as of June 16, 2016,

AMONG:

1077801 B.C. LTD., a corporation incorporated under the laws of British Columbia

(the “Purchaser”)

- and –

RESPONSE BIOMEDICAL CORP., a corporation incorporated under the laws of British Columbia

(the “Company”).

NOW THEREFORE, in consideration of the covenants and agreements herein contained, the Parties agree as follows:

Article 1
INTERPRETATION

Section 1.1	Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry (written or oral) from any Person or group of Persons other than the Purchaser (or any affiliate of the Purchaser) after the date of this Agreement relating to: (i) any direct or indirect sale, disposition, alliance or joint venture (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), in a single transaction or a series of related transactions, of assets representing 20% or more of the consolidated assets or contributing 20% or more of the consolidated revenue of the Company and its Subsidiaries or of 20% or more of the voting, equity or other securities of the Company or any of its Subsidiaries (or rights or interests therein or thereto); (ii) any direct or indirect take-over bid, tender offer, exchange offer, treasury issuance or other transaction that, if consummated, would result in a Person or group of Persons beneficially owning 20% or more of any class of voting, equity or other securities or any other equity interests (including securities convertible into or exercisable or exchangeable for securities or equity interests) of the Company or any of its Subsidiaries; (iii) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or exclusive license involving the Company or any of its Subsidiaries; (iv) any other similar transaction or series of transactions involving the Company or any of its Subsidiaries; or (v) any other transaction, the consummation of which could reasonably be expected to impede, prevent or delay the transactions contemplated by this Agreement or the Arrangement.

“affiliate” has the meaning specified in National Instrument 45-106 – Prospectus and Registration Exemptions.

“Agreement” means this arrangement agreement.

“Arrangement” means an arrangement under Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of this Agreement or made at the direction of the Court in the Final Order with the prior written consent of the Company and the Purchaser, each acting reasonably.

“Arrangement Resolution” means the special resolution approving the Plan of Arrangement to be considered at the Company Meeting substantially in the form set out in Schedule “B”.

“associate” has the meaning specified in the Securities Act (British Columbia).

“Authorization” means, with respect to any Person, any order, permit, approval, consent, waiver, licence or similar authorization of any Governmental Entity having jurisdiction over the Person.

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

“Board” means the board of directors of the Company as constituted from time to time.

“Board Recommendation” has the meaning ascribed thereto in Section 2.4(2).

“Breaching Party” has the meaning ascribed thereto in Section 4.8(3).

“Business Day” means any day of the year, other than a Saturday, Sunday, a public holiday or a day when banks in Vancouver, British Columbia are not generally open for business.

“Closing Certificate” has the meaning specified in the Plan of Arrangement.

“Collective Agreements” means collective agreements and related documents including benefit agreements, letters of understanding, letters of intent and other written communications (including arbitration awards) by which the Company and any of its Subsidiaries are bound.

“Common Shares” means the common shares in the capital of the Company.

“Company” has the meaning ascribed thereto in the Preamble.

“Company Assets” means all of the assets, properties, permits, rights or other privileges (whether contractual or otherwise) of the Company and its Subsidiaries and, for greater certainty, includes the Leased Properties.

“Company Circular” means the notice of the Company Meeting and accompanying management information circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to Company Securityholders in connection with the Company Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Company Disclosure Letter” means the disclosure letter dated the date of this Agreement and delivered by the Company to the Purchaser with this Agreement.

“Company Employees” means the officers and employees of the Company and its Subsidiaries.

“Company Filings” means all documents publicly filed by or on behalf of the Company on SEDAR since January 1, 2014.

“Company Meeting” means the special meeting of Company Shareholders and Company Warrantholders, including any adjournment or postponement of such special meeting in accordance with the terms of this Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution.

“Company Securityholders” means, collectively, the Company Shareholders, Company Warrantholders, the holders of Options, the holders of DSUs and the holders of RSUs.

“Company Shareholders” means the registered and/or beneficial holders of the Common Shares, as the context requires.

“Company Warrantholders” means the registered and/or beneficial holders of the Warrants, as the context requires.

“Company’s Constating Documents” means the articles of amalgamation and by-laws of the Company and all amendments to such articles or by-laws.

“Consideration” means $1.12 in cash per Common Share, without interest.

“Contract” means any agreement, commitment, engagement, contract, franchise, licence, lease (including the Leases), obligation, undertaking or joint venture (written or oral) to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or affected or to which any of their respective properties or assets is subject.

“Court” means the Supreme Court of British Columbia, or other court as applicable.

“Depositary” means Computershare Investor Services Inc.

“Disclosing Party” has the meaning ascribed thereto in Section 4.4(4).

“Dissent Rights” means the rights to demand repurchase of Common Shares in respect of the Arrangement described in the Plan of Arrangement.

“DSUs” means deferred share units of the Company issued pursuant to the Company’s deferred share unit plan dated June 18, 2013.

“Effective Date” has the meaning ascribed thereto in Section 2.8(1).

“Effective Time” has the meaning ascribed thereto in the Plan of Arrangement.

“Employee Plans” means all employee benefit, fringe benefit, health, welfare, medical, dental, life insurance, supplemental unemployment benefit, bonus, commissions, profit sharing, option, phantom stock, stock appreciation, savings, insurance, incentive, incentive compensation, deferred compensation, termination, severance, change of control, share purchase, share compensation, disability, retirement, pension, supplemental retirement plans and similar employee or director compensation or benefit plans, policies, trusts, funds, agreements or arrangements for the benefit of directors or former directors of the Company or any of its Subsidiaries, Company Employees or former Company Employees, which are maintained, sponsored or funded by or binding upon the Company or any of its Subsidiaries, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered, in respect of which the Company or any of its Subsidiaries may have any liability (contingent or otherwise), other than benefit plans established pursuant to statute.

“Environmental Laws” means all Laws and agreements with Governmental Entities and all other statutory requirements relating to public health and safety, noise control, pollution or the protection of the environment or to the generation, production, installation, use, storage, treatment, transportation, Release or threatened Release of Hazardous Substances, including civil responsibility for acts or omissions with respect to the environment, and all Authorizations issued pursuant to such Laws, agreements or other statutory requirements.

“Exchange” means the Toronto Stock Exchange.

“Fairness Opinion and Formal Valuation” means the joint fairness opinion and formal valuation of Bloom Burton & Co. Limited to the effect that, (i) as of the date of such opinion, the Consideration to be received by the Company Shareholders is fair, from a financial point of view, to the Company Shareholders, other than the OrbiMed Entities, Runda, the Rollover Shareholders and their respective affiliates and (ii) providing a valuation of the Company in accordance with Part 6 of MI 61-101.

“Final Order” means the final order of the Court in a form acceptable to the Company and the Purchaser, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of both the Company and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Company and the Purchaser, each acting reasonably) on appeal.

“GAAP” means those accounting principles which are recognized as being generally accepted in the United States from time to time at the relevant time applied on a consistent basis.

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, commissioner, minister, cabinet, governor in council, ministry, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or (iv) any stock exchange.

“Hazardous Substances” means any element, waste or other substance, whether natural or artificial and whether consisting of gas, liquid, solid or vapour that is prohibited, listed, defined, judicially interpreted, designated or classified as dangerous, hazardous, radioactive, explosive or toxic or a pollutant or a contaminant under or pursuant to any applicable Environmental Laws, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials or any substance which is deemed under Environmental Laws to be deleterious to natural resources or worker or public health and safety.

“Indemnified Persons” has the meaning ascribed to in Section 8.7(1).

“Intellectual Property” means domestic and foreign: (i) patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications; (ii) proprietary and non-public business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, trade secrets, confidential information, know-how, methods, processes, designs, technology, technical data, schematics, formulae and customer lists, and documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications for copyright registration; (iv) mask works, mask work registrations and applications for mask work registrations; (v) designs, design registrations, design registration applications and integrated circuit topographies; (vi) trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade-mark registrations, trade mark applications, trade dress and logos, and the goodwill associated with any of the foregoing; (vii) Software; and (viii) any other intellectual property and industrial property.

“Interim Order” means the interim order of the Court in a form acceptable to the Company and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as such order may be amended by the Court with the consent of the Company and the Purchaser, each acting reasonably.

“Key Consents” means (i) the consents listed on Schedule “C” hereto and (ii) any other third party consents, waivers, permits, orders and approvals that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the failure of which to obtain, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect or would be reasonably expected to be material and adverse to the Purchaser.

“Law” means, with respect to any Person, any and all applicable law (statutory, civil, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended unless expressly specified otherwise.

“Leases” means the leases, subleases, licenses or occupancy agreements pursuant to which the Company or one of its Subsidiaries is the tenant, subtenant, licensee or occupier, as applicable.

“Leased Properties” means the properties under lease set out in section 3.1(23)(e) of the Company Disclosure Letter.

“Lien” means any mortgage, charge, pledge, hypothec, security interest, prior claim, encroachments, option, right of first refusal or first offer, occupancy right, covenant, assignment, lien (statutory or otherwise), defect of title, or restriction or adverse right or claim, or other third party interest or encumbrance of any kind, in each case, whether contingent or absolute.

“Matching Period” has the meaning ascribed thereto in Section 5.4(1)(e).

“Material Adverse Effect” means any change, event, occurrence, effect, state of facts or circumstance that, individually or in the aggregate with other such changes, events, occurrences, effects, state of facts or circumstances:

(a)

is or could reasonably be expected to be material and adverse to the business, operations, results of operations, assets, properties, condition (financial or otherwise), or liabilities (contingent or otherwise) of the Company and its Subsidiaries, taken as a whole and would, or would reasonably be expected to, prevent or materially delay the Company from consummating the transactions contemplated by this Agreement by the Outside Date, except any such change, event, occurrence, effect, state of facts or circumstances resulting from:

(i)	any change affecting the medical or healthcare industries generally;

(ii)	any change in general financial, securities or credit market conditions in Canada;

(iii)	any change in Law or GAAP;

(iv)	any actions taken (or omitted to be taken) by the Company pursuant to this Agreement or upon the request of the Purchaser;

(v)	the announcement of this Agreement or the transactions contemplated hereby; or

(vi)

any change in the market price or trading volume of any securities of the Company (it being understood that the causes underlying such change in market price or trading volume may be taken into account in determining whether a Material Adverse Effect has occurred), provided, however, that with respect to clauses (i) through to and including (iii), such matter does not have a materially disproportionate effect on the current or future business, operations, results of operations, assets, properties, capitalization, condition (financial or otherwise), liabilities (contingent or otherwise), prospects or privileges (whether contractual or otherwise) of the Company and its Subsidiaries, taken as a whole, relative to other comparable companies and entities operating in the same industry or jurisdictions in which the Company and its Subsidiaries operate.

“Material Contract” means (1) any Contract: (i) that if terminated or modified or if it ceased to be in effect, would reasonably be expected to have a Material Adverse Effect; (ii) any partnership agreement, limited liability company agreement, joint venture agreement or similar agreement or arrangement relating to the formation, creation or operation of any partnership, limited liability company or joint venture in which the Company and/or its Subsidiaries have an interest; (iii) relating directly or indirectly to the guarantee of any liabilities or obligations or to indebtedness (currently outstanding or which may become outstanding) for borrowed money in excess of $500,000 in the aggregate; (iv) restricting the incurrence of indebtedness by the Company or any of its Subsidiaries or (including by requiring the granting of an equal and rateable Lien) the incurrence of any Liens on any properties or assets of the Company or any of its Subsidiaries, or restricting the payment of dividends by the Company or by any of its Subsidiaries; (v) under which the Company or any of its Subsidiaries is obligated to make or expects to receive payments on an annual basis in excess of $500,000 or in excess of $1,000,000 over the remaining term; (vi) that creates an exclusive dealing arrangement, right of first offer or refusal or “most favoured nation” obligation; (vii) that is a Collective Agreement or other agreement with a union; (viii) providing for employment, severance or change in control payments; (ix) providing for the purchase, sale or exchange of, or option to purchase, sell or exchange, any property or asset where the purchase or sale price or agreed value or fair market value of such property or asset exceeds $500,000; (x) that limits or restricts in any material respect (A) the ability of the Company or any Subsidiary to engage in any line of business or carry on business in any geographic area, or (B) the scope of Persons to whom the Company or any of its Subsidiaries may sell products or deliver services; (xi) that requires the consent of any other party to the Contract to a change in control of the Company or any of its Subsidiaries; or (xii) that is otherwise material to the Company and its Subsidiaries, taken as a whole; and (2) any Lease.

“MI 61-101” means Multilateral Instrument 61-101 - Protection of Minority Shareholders in Special Transactions.

“Misrepresentation” has the meaning ascribed thereto under Securities Laws.

“OHSA” has the meaning ascribed to in Paragraph (31) of Schedule “E”.

“officer” has the meaning ascribed thereto in the Securities Act (British Columbia).

“Options” means the outstanding options to purchase Common Shares issued pursuant to the Stock Option Plan.

“OrbiMed Entities” means, collectively, OrbiMed Asia Partners L.P., OrbiMed Private Investments III, L.P. and OrbiMed Associates III, L.P.

“Ordinary Course” means, with respect to an action taken by the Company, that such action is consistent with the past practices of the Company and is taken in the ordinary course of the normal day-to-day operations of the business of the Company.

“Outside Date” means November 30, 2016 or such later date as may be agreed to in writing by the Parties.

“Parties” means the Company and the Purchaser and “Party” means any one of them.

“Permitted Liens” means, in respect of the Company or any of its Subsidiaries, any one or more of the following:

(a)	Liens for Taxes which are not delinquent;

(b)

inchoate or statutory Liens of contractors, subcontractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of the construction, maintenance, repair or operation of the Company Assets, provided that such Liens are related to obligations not due or delinquent, are not registered against title to any Company Assets and in respect of which adequate holdbacks are being maintained as required by Law;

(c)

the right reserved to or vested in any Governmental Entity by any statutory provision or by the terms of any lease, licence, franchise, grant or permit forming part of the Company Assets, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition of their continuance; and

(d)	Liens listed and described in Section 1.1 of the Company Disclosure Letter.

“Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“Plan of Arrangement” means the plan of arrangement, substantially in the form set out in Schedule “A”, subject to any amendments or variations to such plan made in accordance with Section 8.1 or made at the direction of the Court in the Final Order with the prior written consent of the Company and the Purchaser, each acting reasonably.

“Pre-Acquisition Reorganization” has the meaning ascribed thereto in Section 4.6(1).

“Purchaser” has the meaning ascribed thereto in the Preamble.

“Receiving Party” has the meaning ascribed thereto in Section 4.4(4).

“Release” has the meaning prescribed in any Environmental Law and includes any sudden, intermittent or gradual release, spill, leak, pumping, addition, pouring, emission, emptying, discharge, migration, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, placement or introduction of a Hazardous Substance, whether accidental or intentional, into the environment.

“Representative” has the meaning ascribed thereto in Section 5.1(1).

“Rollover Agreements” has the meaning ascribed thereto in the Plan of Arrangement.

“Rollover Shareholders” has the meaning ascribed thereto in the Plan of Arrangement.

“RSUs” means restricted share units of the Company issued pursuant to the Company’s restricted share unit plan adopted on June 18, 2013.

“Runda” means Shanghai Runda Medical Technology Co., Ltd.

“Securities Authority” means the British Columbia Securities Commission and the applicable securities commissions or securities regulatory authority of a province or territory of Canada.

“Securities Laws” means the Securities Act (British Columbia) and any other applicable Canadian provincial and territorial securities laws, rules and regulations and published policies thereunder.

“SEDAR” means the System for Electronic Document Analysis and Retrieval.

“Special Committee” means the committee of independent directors of the Board consisting of Lewis Shuster, Anthony Holler, Clinton Severson and Joseph Keegan.

“Stock Option Plan” means the amended and restated 2008 stock option plan of the Company with an effective date of June 18, 2013.

“Subscription Agreements” mean the subscription agreements between the Company and each of the OrbiMed Entities to be entered into in respect of a non-brokered private placement for common shares of the Company.

“Subsidiary” means, with respect to a Person, any entity, whether incorporated or unincorporated: (i) of which such Person or any other Subsidiary of such Person is a general partner; or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person and/or by any one or more of its Subsidiaries; and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Superior Proposal” means any unsolicited bona fide written Acquisition Proposal from a Person who is an arm’s length third party: (i) to acquire not less than all of the outstanding Common Shares not owned by the Person making such Acquisition Proposal or its affiliates or all or substantially all of the assets of the Company on a consolidated basis; (ii) that complies with Securities Laws and did not result from or involve a breach of this Agreement or any agreement between the Person making such Acquisition Proposal and the Company; (iii) that is reasonably capable of being completed without undue delay, taking into account, all financial, legal, regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal; (iv) that is not subject to any financing contingency and in respect of which it has been demonstrated to the satisfaction of the Board, acting in good faith (after receipt of advice from its financial advisors and its outside legal counsel) that any required financing or other consideration to complete such Acquisition Proposal has been obtained; (v) that is not subject, either by the terms of such Acquisition Proposal or by virtue of any Law, to any requirement that the approval of the shareholders of the Person making the Acquisition Proposal be obtained; (vi) that is not subject to any due diligence and/or access condition; and (vii) in respect of which the Board and any relevant committee thereof determines, in its good faith judgment, after receiving the advice of its outside legal counsel and financial advisors and after taking into account all the terms and conditions of the Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Acquisition Proposal and the party making such Acquisition Proposal, would, if consummated in accordance with its terms, but without assuming away the risk of non-completion, result in a transaction which is more favourable, from a financial point of view, to Company Shareholders than the Arrangement (including any amendments to the terms and conditions of the Arrangement proposed by the Purchaser pursuant to Section 5.4(2) of this Agreement).

“Superior Proposal Notice” has the meaning specified in Section 5.4(1)(c).

“Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder, as amended from time to time.

“Tax Returns” means any and all returns, reports, declarations, elections, notices, forms, designations, filings, and statements (including estimated tax returns and reports, withholding tax returns and reports, and information returns and reports) filed or required to be filed in respect of Taxes.

“Taxes” means (i) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers’ compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (i) above or this clause (ii); (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iv) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party.

“Technology” has the meaning specified in Paragraph 28 of Schedule “D”

“Terminating Party” has the meaning specified in Section 4.8(3).

“Termination Notice” has the meaning specified in Section 4.8(3).

“Voting Agreements” means the agreements to vote in favour of the Arrangement from (i) each of the Company’s director and officers of the Company and (ii) certain significant shareholders of the Company mutually agreed to by the Company and the Purchaser, each such agreement in the form attached as Schedule “F” to this Agreement.

“Warrants” means the common share purchase warrants of the Company issued on (i) December 30, 2011, (ii) November 7, 2013, (iii) February 11, 2014 and (iv) December 15, 2014.

Section 1.2	Certain Rules of Interpretation.

In this Agreement, unless otherwise specified:

(1)

Headings, etc. The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Agreement.

(2)	Currency. All references to dollars or to $ are references to Canadian dollars unless otherwise specified.

(3)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(4)

Certain Phrases, etc. The words (i) “including”, “includes” and “include” mean “including (or includes or include) without limitation,” (ii) “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of,” and (iii) unless stated otherwise, “Article”, “Section”, and “Schedule” followed by a number or letter mean and refer to the specified Article or Section of or Schedule to this Agreement. The term “Agreement” and any reference in this Agreement to this Agreement or any other agreement or document includes, and is a reference to, this Agreement or such other agreement or document as it may have been, or may from time to time be, amended, restated, replaced, supplemented or novated and includes all schedules to it. The term “made available” means (i) copies of the subject materials were included in the Data Room (ii) copies of the subject materials were provided to the Purchaser, or (iii) the subject material was listed in the Company Disclosure Letter or referred to in the Data Room and copies were provided to the Purchaser by the Company if requested.

(5)	Capitalized Terms. All capitalized terms used in any Schedule or in the Company Disclosure Letter have the meanings ascribed to them in this Agreement.

(6)

Knowledge. Where any representation or warranty is expressly qualified by reference to the knowledge of the Company, it is deemed to refer to the knowledge of the Company or any of its officers and directors, after reasonable and diligent inquiry.

(7)

Accounting Terms. All accounting terms are to be interpreted in accordance with GAAP and all determinations of an accounting nature in respect of the Company required to be made shall be made in a manner consistent with GAAP.

(8)

Statutes. Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

(9)

Computation of Time. A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 4:30 p.m. on the next Business Day if the last day of the period is not a Business Day.

(10)	Time References. References to time are to local time, Vancouver, British Columbia.

(11)

Subsidiaries. To the extent any covenants or agreements relate, directly or indirectly, to a Subsidiary of the Company, each such provision shall be construed as a covenant by the Company to cause (to the fullest extent to which it is legally capable) such Subsidiary to perform the required action.

(12)

Consent. If any provision requires approval or consent of a Party and such approval or consent is not delivered within the specified time limit, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(13)	Schedules. The schedules attached to this Agreement form an integral part of this Agreement for all purposes of it.

Article 2
tHE aRRANGEMENT

Section 2.1	Arrangement

The Company and the Purchaser agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions of this Agreement and the Plan of Arrangement.

Section 2.2	Interim Order

As soon as reasonably practicable after the date of this Agreement, but in any event on or before June 24, 2016, the Company shall apply in a manner reasonably acceptable to the Purchaser pursuant to Part 9, Division 5 of the BCBCA and, in cooperation with the Purchaser, prepare, file and diligently pursue an application for the Interim Order, which must provide, among other things:

(i)	for the class of persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;

(ii)	that the required level of approval for the Arrangement Resolution shall be:

(A)	two-thirds of the votes cast on the Arrangement Resolution by Company Shareholders present in person or represented by proxy at the Company Meeting; and

(B)

to the extent required, a majority of the votes attached to Common Shares, voting as a separate class, held by Company Shareholders present in person or represented by proxy at the Company Meeting, excluding for this purpose votes attached to such Common Shares held by persons described in items (a) through (d) of section 8.1(2) of MI 61-101;

(iii)

that, subject to the foregoing and in all other respects, the terms, restrictions and conditions of the Company’s Constating Documents, including quorum requirements and all other matters, shall apply in respect of the Company Meeting;

(iv)	for the grant of the Dissent Rights to those Company Shareholders who are registered Company Shareholders as contemplated in the Plan of Arrangement;

(v)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(vi)

that the Company Meeting may be adjourned or postponed from time to time by the Company with the consent of the Purchaser in accordance with the terms of this Agreement without the need for additional approval of the Court;

(vii)

that the record date for the Company Shareholders entitled to notice of and to vote at the Company Meeting will not change in respect of any adjournment(s) of the Company Meeting, unless required by Law; and

(viii)	for such other matters as the Purchaser may reasonably require.

Section 2.3	The Company Meeting

(1)	The Company shall:

(a)

convene and conduct the Company Meeting in accordance with the Interim Order, the Company’s Constating Documents and Law on or before October 17, 2016 , for the purpose of considering the Arrangement Resolution and for any other proper purpose as may be set out in the Company Circular and agreed to by the Purchaser, and not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the Company Meeting without the prior written consent of the Purchaser, except as required or permitted under Section 2.3(1)(j), Section 4.8(3) or Section 5.4(5).

(b)

subject to the terms of this Agreement, use its commercially reasonable efforts to solicit proxies in favour of the approval of the Arrangement Resolution and against any resolution submitted by any Person that is inconsistent with the Arrangement Resolution and the completion of any of the transactions contemplated by this Agreement, including, if so requested by the Purchaser, acting reasonably, using dealer and proxy solicitation services firms and cooperating with any Persons engaged by the Purchaser to solicit proxies in favour of the approval of the Arrangement Resolution;

(c)

provide the Purchaser with copies of or access to information regarding the Company Meeting generated by any dealer or proxy solicitation services firm, as requested from time to time by the Purchaser;

(d)

permit the Purchaser to, on behalf of the management of the Company, directly or through a proxy solicitation services firm, actively solicit proxies in favour of the Arrangement Resolution on behalf of management of the Company in compliance with Law and disclose in the Company Circular that the Purchaser may make such solicitations;

(e)

consult with the Purchaser in fixing the date of the Company Meeting and the record date of the Company Meeting, give notice to the Purchaser of the Company Meeting and allow the Purchaser’s representatives and legal counsel to attend the Company Meeting;

(f)

promptly advise the Purchaser, at such times as the Purchaser may reasonably request and at least on a daily basis on each of the last 10 Business Days prior to the date of the Company Meeting, as to the aggregate tally of the proxies received by the Company in respect of the Arrangement Resolution;

(g)

promptly advise the Purchaser of any communication (written or oral) from or claims brought by (or threatened to be brought by) any Person in opposition to the Arrangement and/or purported exercise or withdrawal of Dissent Rights by Company Shareholders. The Company shall not settle or compromise, or agree to settle or compromise, any such claims without the prior written consent of the Purchaser;

(h)

not change the record date for the Company Shareholders entitled to vote at the Company Meeting in connection with any adjournment or postponement of the Company Meeting unless required by Law or approved by the Purchaser;

(i)

at the request of the Purchaser from time to time, provide the Purchaser with a list (in both written and electronic form) of (i) the Company Shareholders, together with their addresses and respective holdings of Common Shares, (ii) the names, addresses and holdings of all Persons having rights issued by the Company to acquire Common Shares (including Company Warrantholders, Company Optionholders, holders of DSUs, holders of RSUs, and holders of any other securities convertible, exercisable or exchangeable for Common Shares), and (iii) participants and book-based nominee registrants such as CDS & Co., CEDE & Co. and DTC, and non-objecting beneficial owners of Common Shares, together with their addresses and respective holdings of Common Shares. The Company shall from time to time require that its registrar and transfer agent furnish the Purchaser with such additional information, including updated or additional lists of Company Shareholders, and lists of securities positions and other assistance as the Purchaser may reasonably request in order to be able to communicate with respect to the Arrangement with the Company Shareholders and with such other Persons as are entitled to vote on the Arrangement Resolution; and

(j)

at the request of the Purchaser, adjourn or postpone the Company Meeting to a date specified by the Purchaser that is not later than 15 Business Days after the date on which the Company Meeting was originally scheduled and in any event to a date that is not later than five Business Days prior to the Outside Date.

Section 2.4	The Company Circular

(1)

The Company shall as promptly as reasonably practicable prepare and complete, in consultation with the Purchaser, the Company Circular together with any other documents required by Law in connection with the Company Meeting and the Arrangement including obtaining the Formal Valuation for inclusion in the Circular, and the Company shall, promptly after obtaining the Interim Order, cause the Company Circular and such other documents to be filed and sent to each Company Shareholder and other Person as required by the Interim Order and Law, in each case so as to permit the Company Meeting to be held by the date specified in Section 2.3(1).

(2)

The Company shall ensure that the Company Circular complies in all material respects with Law, does not contain any Misrepresentation (except that the Company shall not be responsible for any information relating to the Purchaser) and provides the Company Shareholders with sufficient information to permit them to form a reasoned judgement concerning the matters to be placed before the Company Meeting. Without limiting the generality of the foregoing, the Company Circular must include: (i) a copy of the Fairness Opinion and Formal Valuation (and any disclosure related required by MI 61-101 and applicable Laws), (ii) a statement that the Special Committee has received the Fairness Opinion and Formal Valuation, and has, after receiving legal and financial advice, unanimously recommended that the Board approve the Arrangement Agreement and that the Company Shareholders vote in favour of the Arrangement Resolution, (iii) a statement that the Board has received the Fairness Opinion and Formal Valuation, and has unanimously, after receiving legal and financial advice and the recommendation of the Special Committee, determined that the Arrangement Resolution is in the best interests of the Company and recommends that the Company Shareholders vote in favour of the Arrangement Resolution (the “Board Recommendation”) and (iv) a statement that each director and senior officer of the Company intends to vote all of such individual’s Common Shares in favour of the Arrangement Resolution.

(3)

The Company shall give the Purchaser and its legal counsel a reasonable opportunity to review and comment on drafts of the Company Circular and other related documents, and shall give reasonable consideration to any comments made by the Purchaser and its counsel, and agrees that all information relating solely to the Purchaser included in the Company Circular must be in a form and content satisfactory to the Purchaser, acting reasonably.

(4)

The Purchaser shall provide all necessary information concerning the Purchaser that is required by Law to be included by the Company in the Company Circular or other related documents to the Company in writing, and shall ensure that such information does not contain any Misrepresentation.

(5)

The Company shall promptly notify the Purchaser if it becomes aware that the Company Circular contains a Misrepresentation, or otherwise requires an amendment or supplement. The Parties shall cooperate in the preparation of any such amendment or supplement as required or appropriate, and the Company shall promptly mail, file or otherwise publicly disseminate any such amendment or supplement to the Company Shareholders, holders of Options, holders of DSUs and holders of RSUs and, if required by the Court or by Law, file the same with the Securities Authorities or any other Governmental Entity as required.

Section 2.5	Final Order

If the Interim Order is obtained and the Arrangement Resolution is passed at the Company Meeting as provided for in the Interim Order, the Company shall take all steps necessary or desirable to submit the Arrangement to the Court and diligently pursue an application for the Final Order pursuant to Part 9, Division 5 of the BCBCA as soon as reasonably practicable, but in any event not later than three Business Days after the Arrangement Resolution is passed at the Company Meeting or within such other time period as may be agreed upon by the parties, each acting reasonably.

Section 2.6	Court Proceedings

In connection with all Court proceedings relating to obtaining the Interim Order and the Final Order, the Company shall:

(1)	diligently pursue, and cooperate with the Purchaser in diligently pursuing, the Interim Order and the Final Order;

(2)

provide the Purchaser and its legal counsel with a reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, and will accept the reasonable comments of the Purchaser and its legal counsel;

(3)

provide legal counsel to the Purchaser on a timely basis with copies of any notice of appearance, evidence or other documents served on the Company or its legal counsel in respect of the application for the Interim Order or the Final Order or any appeal therefrom, and any notice, written or oral, indicating the intention of any Person to appeal, or oppose the granting of, the Interim Order or the Final Order;

(4)	ensure that all material filed with the Court in connection with the Arrangement is consistent in all material respects with the terms of this Agreement and the Plan of Arrangement;

(5)

not file any material with the Court in connection with the Arrangement or serve any such material, or agree to modify or amend any material so filed or served, except as contemplated by this Agreement or with the Purchaser’s prior written consent, acting reasonably, provided the Purchaser is not required to agree or consent to any increase in, or variation of the form of, the Consideration or other modification or amendment to such filed or served materials that expands or increases the Purchaser’s obligations, or diminishes or limits the Purchaser’s rights, set forth in any such filed or served materials or under this Agreement;

(6)

oppose any proposal from any Person that the Final Order contain any provision materially inconsistent with this Agreement, and if required by the terms of the Final Order or by Law to return to Court with respect to the Final Order do so only after notice to, and in consultation and cooperation with, the Purchaser; and

(7)

not object to legal counsel to the Purchaser making such submissions on the application for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided that the Company is advised of the nature of any submissions prior to the hearing and such submissions are not inconsistent with this Agreement or the Plan of Arrangement.

(8)

The Parties acknowledge and agree that no deduction will be claimed by the Company in respect of any payment made to a holder of Options in respect of the Options pursuant to the Plan of Arrangement who is a resident of Canada or who is employed in Canada (both within the meaning of the Tax Act) in computing the Company’s taxable income under the Tax Act, and the Company shall: (i) where applicable, make an election pursuant to subsection 110(1.1) of the Tax Act in respect of the cash payments made in exchange for the surrender of Options, and (ii) provide evidence in writing of such election to holders of Options, it being understood that holders of Options shall be entitled to claim any deductions available to such persons pursuant to the Tax Act in respect of the calculation of any benefit arising from the surrender of Options.

Section 2.7	The Arrangement

(1)	The Plan of Arrangement is the agreed plan of arrangement and shall not be amended, modified, supplemented, changed or varied, except in accordance with its terms.

Section 2.8	Effective Date

(1)

The Arrangement shall be effective at the Effective Time on the date that is the earlier of: (i) the date that is two Business Days after the satisfaction or waiver (subject to applicable Laws) of the conditions set forth in Article 6 (other than the delivery of items to be delivered on the Effective Date and the satisfaction of those conditions that, by their terms, cannot be satisfied until the Effective Date); and (ii) such date as is mutually agreed to in writing by the Parties (the “Effective Date”).

(2)	From and after the Effective Time, the Plan of Arrangement will have all of the effects provided by applicable Law, including the BCBCA.

(3)	The closing of the Arrangement will take place at the offices of Stikeman Elliott LLP, or at such other location as may be agreed upon by the Parties.

Section 2.9	Payment of Consideration

The Purchaser shall, immediately prior to the Effective Date, provide the Depositary with (i) the Rollover Consideration and (ii) with sufficient funds to satisfy the aggregate Consideration for the Common Shares as provided in the Plan of Arrangement, to be held in escrow (the terms and conditions of such escrow to be satisfactory to the Company and the Purchaser, each acting reasonably).

Section 2.10	Withholding Taxes

The Purchaser, the Company and the Depositary, as applicable, shall be entitled to deduct and withhold from any consideration otherwise payable or otherwise deliverable to any Company Securityholders under the Plan of Arrangement such amounts as the Purchaser, the Company or the Depositary, as applicable, are required or reasonably believe to be required to deduct and withhold from such consideration under any provision of any Laws in respect of Taxes. Any such amounts will be deducted, withheld and remitted from the consideration payable pursuant to the Plan of Arrangement and shall be treated for all purposes under this Agreement as having been paid to the Company Securityholders in respect of which such deduction, withholding and remittance was made; provided that such deducted and withheld amounts are actually remitted to the appropriate Governmental Entity.

Article 3
REPRESENTATIONs AND WARRANTIES

Section 3.1	Representations and Warranties of the Company

(1)

Except as set forth in the Company Disclosure Letter (it being expressly understood and agreed that the disclosure of any fact or item in any section of the Company Disclosure Letter shall only be deemed to be an exception to (or, as applicable, disclosure for the purposes of) the representations and warranties of the Company that are contained in the corresponding section of this Agreement), the Company represents and warrants to the Purchaser as set forth in Schedule “D” and acknowledges and agrees that the Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement.

(2)	The representations and warranties of the Company contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated at the Effective Time.

Section 3.2	Representations and Warranties of the Purchaser

(1)

The Purchaser represents and warrants to the Company as set forth in Schedule “E” and acknowledge and agree that the Company is relying upon such representations and warranties in connection with the entering into of this Agreement.

(2)	The representations and warranties of the Purchaser contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated at the Effective Time.

Article 4
COVENANTS

Section 4.1	Conduct of Business of the Company.

(1)

The Company covenants and agrees that, subject to applicable law, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except with the express prior written consent of the Purchaser or as required or permitted by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the Ordinary Course and in accordance with applicable law.

(2)

Without limiting the generality of Section 4.1(1), subject to applicable law, the Company covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except with the express prior written consent of the Purchaser or as required or permitted by this Agreement, the Company shall use its reasonable commercial efforts to maintain and preserve intact the current business organization, assets, properties and business of the Company, its Subsidiaries, keep available the services of the present employees and agents of the Company and its Subsidiaries and maintain good relations with, and the goodwill of, suppliers, customers, landlords, creditors, distributors, dealer-owners and all other Persons having business relationships with the Company and its Subsidiaries and, except with the prior written consent of the Purchaser, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a)	amend its articles of incorporation, articles of amalgamation or by-laws or, in the case of any Subsidiary which is not a corporation, its similar organizational documents;

(b)	split, combine or reclassify any shares of the Company or of any Subsidiary;

(c)	redeem, repurchase, or otherwise acquire or offer to redeem, repurchase or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries;

(d)

issue, grant, deliver, sell, pledge or otherwise encumber, or authorize the issuance, grant, delivery, sale, pledge or other encumbrance of any shares of capital stock, securities, options, warrants or similar rights exercisable or exchangeable for or convertible into such capital stock, of the Company or any of its Subsidiaries, except for the issuance of Common Shares issuable (i) upon the exercise of the currently outstanding Options and Warrants and (ii) pursuant to outstanding RSUs and DSUs, in each case specified in Section 3.1(6)(b), (c) or (f) of the Company Disclosure Letter;

(e)

acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, assets, securities, properties, interests or businesses;

(f)	reorganize, amalgamate or merge the Company or any Subsidiary;

(g)	reduce the stated capital of the shares of the Company or any of its Subsidiaries;

(h)	adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of the Company or any of its Subsidiaries;

(i)

sell, pledge, lease, dispose of, surrender, lose the right to use, mortgage, license, encumber or otherwise dispose of or transfer any assets of the Company or of any of its Subsidiaries or any interest in any assets of the Company or its Subsidiaries having a value greater than $100,000 in the aggregate, other than inventory sold in the Ordinary Course;

(j)	Except as set out in the Company Disclosure Letter, make any capital expenditure or commitment to do so which individually or in the aggregate exceeds $100,000;

(k)

make any material Tax election, information schedule, return or designation, except as required by Law and in a manner consistent with past practice, settle or compromise any material Tax claim, assessment, reassessment or liability, file any amended Tax Return, enter into any material agreement with a Governmental Entity with respect to Taxes, surrender any right to claim a material Tax abatement, reduction, deduction, exemption, credit or refund, consent to the extension or waiver of the limitation period applicable to any material Tax matter or materially amend or change any of its methods or reporting income, deductions or accounting for income Tax purposes except as may be required by Law;

(l)	make any loan or advance to, or any capital contribution or investment in, or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of, any Person;

(m)

prepay any long-term indebtedness before its scheduled maturity or increase, create, incur, assume or otherwise become liable, in one transaction or in a series of related transactions, with respect to any indebtedness for borrowed money or guarantees thereof in an amount, on a per transaction or series of related transactions basis, in excess of $100,000 other than (i) in connection with advances in the Ordinary Course under the Company’s or any Subsidiary’s existing credit facilities, or (ii) indebtedness entered into in the Ordinary Course; provided that any indebtedness created, incurred, refinanced, assumed or for which the Company or any Subsidiary becomes liable in accordance with the foregoing shall be prepayable at the Effective Time without premium, penalty or other incremental costs (including breakage costs) in excess of $100,000, in the aggregate or (iii) debt financing from Canadian government authorities;

(n)	enter into any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or similar financial instruments;

(o)	make any bonus or profit sharing distribution or similar payment of any kind;

(p)	make any change in the Company’s methods of accounting, except as required by concurrent changes in GAAP;

(q)	grant any general increase in the rate of wages, salaries, bonuses or other remuneration of any Company Employees;

(r)

except as required by Law: (i) adopt, enter into or amend any Employee Plan (other than entering into an employment agreement in the Ordinary Course with a new employee who was not employed by the Company or a Subsidiary on the date of this Agreement); (ii) pay any benefit to any director or officer of the Company or any of its Subsidiaries or to any Company Employee that is not required under the terms of any Employee Plan in effect on the date of this Agreement; (iii) grant, accelerate, increase or otherwise amend any payment, award or other benefit payable to, or for the benefit of, any director or officer of the Company or any of its Subsidiaries or to any Company Employee; (iv) make any material determination under any Employee Plan that is not in the Ordinary Course; or (v) take or propose any action to effect any of the foregoing;

(s)	cancel, waive, release, assign, settle or compromise any material claims or rights;

(t)

commence, waive, release, assign, settle or compromise any litigation, proceedings or governmental investigations in excess of an amount of $100,000 individually or $250,000 in the aggregate or which would reasonably be expected to impede, prevent or delay the consummation of the transactions contemplated by this Agreement;

(u)	amend or modify or terminate or waive any right under any Material Contract or enter into any contract or agreement that would be a Material Contract if in effect on the date hereof;

(v)	enter into, amend or modify any union recognition agreement, Collective Agreement or similar agreement with any trade union or representative body;

(w)

except as contemplated in Section 4.9, amend, modify, terminate, cancel or let lapse any material insurance (or re-insurance) policy of the Company or any Subsidiary in effect on the date of this Agreement, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the terminated, cancelled or lapsed policies for substantially similar premiums are in full force and effect;

(x)

in respect of any Company Assets, waive, release, surrender, let lapse, grant or transfer any material right or value or amend, modify or change, or agree to amend, modify or change, in any material respect any existing material Authorization, right to use, lease, contract, production sharing agreement, Intellectual Property, or other material document;

(y)

abandon or fail to diligently pursue any application for any material Authorizations, licenses, leases, or registrations or take any action, or fail to take any action, that could lead to the termination of any material Authorizations, licenses, leases or registrations;

(z)	enter into or amend any Contract with any broker, finder or investment banker, including any amendment of any of the Contracts listed in Section 8.3(2) of the Company Disclosure Letter; or

(aa)	authorize, agree, resolve or otherwise commit, whether or not in writing, to do any of the foregoing.

(3)

If, on or after the date of this Agreement, the Company declares or pays any dividend or other distribution on the Common Shares prior to the Effective Time, the Consideration per Common Share shall be reduced by the amount of such dividends or distributions.

Section 4.2	Covenants of the Company Relating to the Arrangement

(1)

The Company shall perform, and shall cause its Subsidiaries to perform, all obligations required or desirable to be performed by the Company or any of its Subsidiaries under this Agreement, cooperate with the Purchaser in connection therewith, and do all such other commercially reasonable acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, the Company shall and, where appropriate, shall cause each of its Subsidiaries to:

(a)	use all commercially reasonable efforts to satisfy all conditions precedent in this Agreement and take all steps set forth in the Interim Order and Final Order applicable to it;

(b)

use all commercially reasonable efforts to obtain and maintain all third party or other consents, waivers, permits, exemptions, orders, approvals, agreements, amendments or confirmations that are (A) necessary or advisable to be obtained under the Material Contracts in connection with the Arrangement or (B) required in order to maintain the Material Contracts in full force and effect following completion of the Arrangement (including the Key Consents), in each case, on terms that are reasonably satisfactory to the Purchaser, and without paying, and without committing itself or the Purchaser to pay, any consideration or incur any liability or obligation without the prior written consent of the Purchaser;

(c)

use all commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Company and its Subsidiaries relating to the Arrangement;

(d)

use all commercially reasonable efforts to, on prior written approval of the Purchaser, oppose, lift or rescind any injunction, restraining or other order, decree, judgment or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or this Agreement;

(e)

not take any action, or refrain from taking any commercially reasonable action, or permitting any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement; and

(f)

assist in obtaining the resignations and releases (in a form satisfactory to the Purchaser, acting reasonably) of each member of the Board and each member of the board of directors of the Company’s Subsidiaries, and causing them to be replaced by Persons nominated by the Purchaser effective as of the Effective Time.

(2)	The Company shall promptly notify the Purchaser in writing of:

(a)	any Material Adverse Effect or any change, effect, event, development, occurrence, circumstance or state of facts which could reasonably be expected to have a Material Adverse Effect;

(b)

any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or another Person) is or may be required in connection with this Agreement or the Arrangement;

(c)

any notice or other communication from any supplier, marketing partner, licensor of Intellectual Property or Technology, customer, distributor, dealer-owner or reseller to the effect that such supplier, marketing partner, licensor of Intellectual Property or Technology, customer, distributor, dealer-owner or reseller is terminating, may terminate or is otherwise materially adversely modifying or may materially adversely modify its relationship with the Company or any of its Subsidiaries as a result of this Agreement or the Arrangement;

(d)	any notice or other communication from any customer alleging a defect or claim in respect of any products supplied or sold by the Company or its Subsidiaries to such customer;

(e)

any notice or other communication from any bargaining agent representing Company Employees giving notice to bargain and as permitted by Law, copies of any proposals tabled by any such bargaining agent that, if implemented, would materially modify the terms of a Collective Agreement;

(f)	any notice or other communication from any Governmental Entity in connection with the Agreement (and contemporaneously provide a copy of any such written notice or communication to the Purchaser); or

(g)

any filing, actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company, its Subsidiaries or the Company Assets.

(3)

The Company will, in all material respects, subject to applicable law, conduct itself so as to keep the Purchaser fully informed as to the material decisions required to be made or actions required to be taken with respect to the operation of its business.

(4)	The Company shall, at its own expense, obtain the Fairness Opinion and Formal Valuation and provide copies of each to the Purchaser immediately upon receipt thereof by the Company.

Section 4.3	Covenants of the Purchaser Relating to the Arrangement

(1)

The Purchaser shall perform all obligations required or desirable to be performed by it under this Agreement, cooperate with the Company in connection therewith, and do all such other commercially reasonable acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, the Purchaser shall:

(a)	use all commercially reasonable efforts to satisfy all conditions precedent in this Agreement and take all steps set forth in the Interim Order and Final Order applicable to it;

(b)	use all commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from it relating to the Arrangement;

(c)

use all commercially reasonable efforts to oppose, lift or rescind any injunction, restraining or other order, decree, judgment or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or this Agreement;

(d)

promptly provide copies of all executed Rollover Agreements to the Company at least two Business Days prior to the Company Meeting and shall provide such assistance as may be required to exclude the votes of any Rollover Shareholders at the Company Meeting as may be required pursuant to MI 61-101;

(e)

not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or the Arrangement or which would reasonably be expected to prevent, delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement, provided that nothing in this Agreement prevents the Purchaser and all of their affiliates from conducting business in the ordinary course including planning, developing and opening new retail locations or other businesses; and

(f)

provide notice to the Company of any notice or other communication from any Governmental Entity in connection with the Agreement (and contemporaneously provide a copy of any such written notice or communication to the Company).

Section 4.4	Authorizations

(1)

As soon as reasonably practicable after the date hereof until the Effective Time, each of the Company and the Purchaser will cooperate with each other and use (and will cause their respective affiliates to use) commercially reasonable efforts to (i) promptly make all filings with, give all notices to, and obtain all Authorizations from, Governmental Entities that are required for the lawful completion of the transactions contemplated by this Agreement and the Plan of Arrangement, and (ii) take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary, proper or advisable, to obtain as promptly as practicable all such Authorizations from Governmental Entities.

(2)

The Purchaser shall lead and manage the processes to obtain any Authorizations and shall use its commercially reasonable efforts to obtain any Authorizations. The Parties shall cooperate with one another in connection with obtaining any Authorizations including providing or submitting on a timely basis, and as promptly as practicable, all documentation and information that is required, or in the opinion of the Purchaser, acting reasonably, advisable, and shall cooperate in the preparation and submission of all applications, notices, filings, and submissions to Governmental Entities.

(3)	Subject to Section 4.4(4), each Party will:

(a)	promptly inform the other Party of any material communication received by that Party in respect of obtaining or concluding any Authorizations;

(b)

use commercially reasonable efforts to respond promptly to any request or notice from any Governmental Entity requiring the Parties, or any one of them, to supply additional information that is relevant to the review of the transactions contemplated by this Agreement in respect of obtaining or concluding any Authorizations;

(c)

permit the other Party to review in advance any proposed applications, notices, filings and submissions to Governmental Entities (including responses to requests for information and inquiries from any Governmental Entity) in respect of obtaining or concluding any Authorizations, and will provide the other Parties a reasonable opportunity to comment thereon and consider those comments in good faith;

(d)

promptly provide the other Party with any filed copies of applications, notices, filings and submissions, (including responses to requests for information and inquiries from any Governmental Entity) that were submitted to a Governmental Entity in respect of obtaining or concluding any Authorizations;

(e)

not participate in any substantive meeting or discussion (whether in person, by telephone or otherwise) with Governmental Entities in respect of obtaining or concluding the Authorizations unless it consults with the other Party in advance and gives the other Party or its legal counsel the opportunity to attend and participate thereat, unless a Governmental Entity requests otherwise; and

(f)	keep the other Party promptly informed of the status of discussions relating to obtaining or concluding any Authorizations.

(4)

Notwithstanding any other requirement in this Section 4.4 where a Party (a “Disclosing Party”) is required under this Section 4.4 to provide information to another Party (a “Receiving Party”) that the Disclosing Party deems to be competitively sensitive information or otherwise reasonably determines in respect thereof that disclosure should be restricted, the Disclosing Party may restrict the provision of such competitively sensitive and other information only to external legal counsel of the Receiving Party, provided that the Disclosing Party also provides the Receiving Party a redacted version of such information which does not contain any such competitively sensitive or other restricted information.

Section 4.5	Access to Information; Confidentiality

(1)

From the date hereof until the earlier of the Effective time and the termination of this Agreement, subject to applicable law, the Company shall, and shall cause its Subsidiaries to, give the Purchaser and its officers, employees, agents, advisors, representatives, lenders and potential lenders: (a) upon reasonable notice, access during normal business hours to its and its Subsidiaries’ (i) premises, (ii) property and assets (including all books and records, whether retained internally or otherwise), (iii) Contracts, and (iv) officers, employees, independent auditors, advisors, representatives and agents; and (b) such financial and operating data or other information with respect to the assets or business of the Company as the Purchaser from time to time reasonably requests, including for the purpose of facilitating integration planning; provided that the Company shall not be required to provide any information containing Intellectual Property of the Company or any other commercially sensitive information to any party other than the OrbiMed Entities. Without limiting the foregoing: (a) the Purchaser and its officers, employees, agents, advisors, representatives, lenders and potential lenders shall, upon reasonable prior notice, have the right to conduct inspections of the Leased Properties; and (b) the Company shall, upon the Purchaser’s request, facilitate discussions between the Purchaser and any third party from whom consent may be required.

(2)

Investigations made by or on behalf of the Purchaser, whether under this Section 4.5 or otherwise, will not waive, diminish the scope of, or otherwise affect any representation or warranty made by the Company in this Agreement.

Section 4.6	Pre-Acquisition Reorganization

(1)

Subject to Section 4.6(2), the Company agrees that, upon request of the Purchaser, the Company shall (i) perform such reorganizations of its corporate structure, capital structure, business, operations and assets or such other transactions as the Purchaser may request, acting reasonably (each a “Pre-Acquisition Reorganization”), and (ii) cooperate with the Purchaser and its advisors to determine the nature of the Pre-Acquisition Reorganizations that might be undertaken and the manner in which they would most effectively be undertaken.

(2)	The Company will not be obligated to participate in any Pre-Acquisition Reorganization under Section 4.6(1) unless such Pre-Acquisition Reorganization:

(a)	can be completed prior to the Effective Date, and can be unwound in the event the Arrangement is not consummated without adversely affecting the Company in any material manner;

(b)	is not prejudicial to the Company in any material respect; and

(c)	does not impair the ability of the Company to consummate, and will not materially delay the consummation of, the Arrangement;

(d)

any Pre-Acquisition Reorganization shall not unreasonably interfere with the Company’s material operations prior to the Effective Time and shall not become effective until the Purchaser confirms in writing all other conditions precedent to the Effective Time in its favour have been satisfied or waived;

(e)	any Pre-Acquisition Reorganization shall not require the Company to contravene any applicable Laws, its organizational documents or any Material Contract; and

(f)

the Company shall not be obligated to take any action that could result in any Taxes being imposed on, or any adverse Tax or other consequences to, any Company Securityholder incrementally greater than the Taxes or other consequences to such party in connection with the consummation of the Arrangement in the absence of any Pre-Acquisition Reorganization.

(3)

The Purchaser must provide written notice to the Company of any proposed Pre-Acquisition Reorganization at least 10 Business Days prior to the Effective Date. Upon receipt of such notice, the Company and the Purchaser shall work cooperatively and use their best efforts to prepare prior to the Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to such Pre-Acquisition Reorganization, including any amendment to this Agreement or the Plan of Arrangement and shall seek to have any such Pre-Acquisition Reorganization made effective as of the last moment of the Business Day ending immediately prior to the Effective Date.

(4)

The Purchaser agrees that it will be responsible for all costs and expenses associated with any Pre-Acquisition Reorganization to be carried out at its request and shall indemnify and save harmless the Company and its affiliates, directors, officers and employees from and against any and all liabilities, losses, damages, claims, costs, expenses, interest awards, judgements and penalties suffered or incurred by any of them in connection with or as a result of any such Pre-Acquisition Reorganization if after participating in any Pre-Acquisition Reorganization the Arrangement is not completed other than due to a breach by the Company of the terms and conditions of this Agreement.

(5)

The Purchaser acknowledges and agrees that the planning for and implementation of any Pre-Acquisition Reorganization shall not be considered a breach of any covenant under this Agreement and shall not be considered in determining whether a representation or warranty of the Company hereunder has been breached. The Company shall not be liable for the failure of the Purchaser to benefit from any anticipated Tax efficiency as a result of a Pre-Acquisition Reorganization.

Section 4.7	Public Communications

The Parties shall cooperate in the preparation of presentations, if any, to the Company Securityholders regarding the Arrangement. A Party must not issue any press release or make any other public statement or disclosure with respect to this Agreement or the Arrangement without the consent of the other Parties (which consent shall not be unreasonably withheld or delayed), and the Company must not make any filing with any Governmental Entity with respect to this Agreement or the Arrangement without the consent of the Purchaser (which consent shall not be unreasonably withheld or delayed); provided that any Party that, in the opinion of its outside legal counsel, is required to make disclosure by Law may do so and shall use its best efforts to give the other Parties prior oral or written notice and a reasonable opportunity to review or comment on the disclosure or filing (other than with respect to confidential information contained in such disclosure or filing). The Party making such disclosure shall give reasonable consideration to any comments made by the other Parties or their counsel, and if such prior notice is not possible, shall give such notice immediately following the making of such disclosure or filing.

Section 4.8	Notice and Cure Provisions

(1)	Each Party shall promptly notify the other Parties of the occurrence, or failure to occur, of any event or state of facts which occurrence or failure would, or would be reasonably likely to:

(a)

cause any of the representations or warranties of such Party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time; or

(b)	result in the failure, in any material respect, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party under this Agreement.

(2)

Notification provided under this Section 4.9 will not affect the representations, warranties, covenants, agreements or obligations of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement.

(3)

The Purchaser may not elect to exercise its right to terminate this Agreement pursuant to Section 7.2(1)(d)(i) and the Company may not elect to exercise its right to terminate this Agreement pursuant to Section 7.2(1)(c)(i), unless the Party seeking to terminate the Agreement (the “Terminating Party”) has delivered a written notice (“Termination Notice”) to the other Party (the “Breaching Party”) specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Terminating Party asserts as the basis for termination. After delivering a Termination Notice, provided the Breaching Party is proceeding diligently to cure such matter and such matter is capable of being cured prior to the Outside Date, the Terminating Party may not exercise such termination right until the earlier of (a) the Outside Date, and (b) the date that is 10 Business Days following receipt of such Termination Notice by Breaching Party, if such matter has not been cured by such date. If the Terminating Party delivers a Termination Notice prior to the date of the Company Meeting, unless the Parties agree otherwise, the Company shall postpone or adjourn the Company Meeting to the earlier of (a) five Business Days prior to the Outside Date and (b) the date that is 10 Business Days following receipt of such Termination Notice by the Breaching Party.

Section 4.9	Insurance and Indemnification

(1)

Prior to the Effective Date, the Company shall purchase customary “tail” policies of directors’ and officers’ liability insurance providing protection no less favourable in the aggregate than the protection provided by the policies maintained by the Company which are in effect immediately prior to the Effective Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date and the Purchaser will, or will cause the Company to maintain such tail policies in effect without any reduction in scope or coverage for six (6) years from the Effective Date; provided that the Purchaser will not be required to pay any amounts in respect of such coverage prior to the Effective Time and provided further that the cost of such policies shall not exceed 200% of the Company’s current annual aggregate premium for policies currently maintained by the Company.

(2)

The Purchaser shall honour all rights to indemnification or exculpation now existing in favour of present and former employees, officers and directors of the Company and its Subsidiaries to the extent that they have been disclosed to the Purchaser prior to the date of this Agreement, and acknowledges that such rights, to the extent that they have been so disclosed, shall survive the completion of the Plan of Arrangement and shall continue in full force and effect in accordance with their terms for a period of not less than six (6) years from the Effective Date. The provisions of this Section 4.9 shall be binding, jointly and severally, on all successors of the Purchaser.

(3)

If the Company or any of its Subsidiaries or any of their respective successors or assigns (i) consolidates or amalgamates with or merges or liquidates into any other Person and is not a continuing or surviving corporation or entity of such consolidation, amalgamation, merger or liquidation, or (ii) transfers all or substantially all of its properties and assets to any Person, the Purchaser shall ensure that any such successor or assign (including, as applicable, any acquirer of substantially all of the properties and assets of the Company or its Subsidiaries) assumes all of the obligations set forth in this Section 4.9.

Article 5
additional cOVENANTS regarding non-solicitation

Section 5.1	Non-Solicitation

(1)

Except as expressly provided in this Article 5, the Company and its Subsidiaries shall not, directly or indirectly, through any officer, director, employee, representative (including any financial or other adviser) or agent of the Company or of any of its Subsidiaries (collectively “Representatives”), or otherwise, and shall not permit any such Person to:

(a)

solicit, assist, initiate, encourage or otherwise facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Company or any Subsidiary or entering into any form of agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal;

(b)

enter into or otherwise engage or participate in any discussions or negotiations with any Person (other than the Purchaser and its affiliates) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal;

(c)	withdraw, amend, modify or qualify, or publicly propose or state an intention to withdraw, amend, modify or qualify, the Board Recommendation;

(d)

accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to a publicly announced, or otherwise publicly disclosed, Acquisition Proposal for a period of no more than five Business Days following such public announcement or public disclosure will not be considered to be in violation of this Section 5.1 provided the Board has rejected such Acquisition Proposal and affirmed the Board Recommendation before the end of such five Business Day period (or in the event that the Company Meeting is scheduled to occur within such five Business Day period, prior to the third Business Day prior to the date of the Company Meeting)); or

(e)

accept or enter into (other than a confidentiality agreement permitted by and in accordance with Section 5.3) or publicly propose to accept or enter into any agreement, understanding or arrangement in respect of an Acquisition Proposal.

(2)

The Company shall, and shall cause its Subsidiaries and its Representatives to, immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussion, negotiation, or other activities commenced prior to the date of this Agreement with any Person (other than the Purchaser and its affiliates) with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal, and in connection therewith, the Company will:

(a)

immediately discontinue access to and disclosure of all information, including any data room and any confidential information, properties, facilities, books and records of the Company or any of its Subsidiaries; and

(b)

promptly request, and exercise all rights it has to require (i) the return or destruction of all copies of any confidential information regarding the Company or any Subsidiary provided to any Person, and (ii) the destruction of all material including or incorporating or otherwise reflecting such confidential information regarding the Company or any Subsidiary, using its commercially reasonable efforts to ensure that such requests are fully complied with in accordance with the terms of such rights or entitlements.

(3)

The Company represents and warrants that the Company has not waived any confidentiality, standstill or similar agreement or restriction to which the Company or any Subsidiary is a Party, and further covenants and agrees (i) that the Company shall take all necessary action to enforce each confidentiality, standstill, non-disclosure, non-solicitation, use, business purpose or similar agreement, restriction or covenant to which the Company or any Subsidiary is a party, and (ii) that neither the Company, nor any Subsidiary or any of their respective Representatives have or will, without the prior written consent of the Purchaser (which may be withheld or delayed in the Purchaser’s sole and absolute discretion), release any Person from, or waive, amend, suspend or otherwise modify such Person’s obligations respecting the Company, or any of its Subsidiaries, under any confidentiality, standstill, non-disclosure, non-solicitation, use, business purpose or similar agreement, restriction or covenant to which the Company or any Subsidiary is a party (it being acknowledged by the Purchaser that the automatic termination or release of any standstill restriction of any such agreements as the result of entering into this Agreement will not constitute a breach of this Section 5.1(3)).

Section 5.2	Notification of Acquisition Proposals

(1)

If the Company or any of its Subsidiaries or any of their respective Representatives, receives or otherwise becomes aware of any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal, or any request for copies of, access to, or disclosure of, confidential information relating to the Company or any Subsidiary in connection with an Acquisition Proposal, including but not limited to information, access, or disclosure relating to the properties, facilities, books or records of the Company or any Subsidiary, the Company shall promptly notify the Purchaser, at first orally, and then as soon as practicable and in any event within 24 hours in writing, of such Acquisition Proposal, inquiry, proposal, offer or request, including a description of its material terms and conditions, the identity of all Persons making the Acquisition Proposal, inquiry, proposal, offer or request, and shall provide the Purchaser with copies of all written documents, material or substantive correspondence or other material received in respect of, from or on behalf of any such Person. The Company shall keep the Purchaser fully informed on a current basis of the status of developments and (to the extent permitted by Section 5.3) negotiations with respect to any Acquisition Proposal, inquiry, proposal, offer or request, including any changes, modifications or other amendments to any such Acquisition Proposal, inquiry, proposal, offer or request and shall provide to the Purchaser copies of all material or substantive correspondence if in writing or electronic form, and if not in writing or electronic form, a description of the material terms of such correspondence communicated to the Company by or on behalf of any Person making any such Acquisition Proposal, inquiry, proposal, offer or request.

Section 5.3	Responding to an Acquisition Proposal

(1)

Notwithstanding Section 5.1, if at any time prior to obtaining the approval by the Company Shareholders of the Arrangement Resolution, the Company receives a written Acquisition Proposal, the Company may (i) contact the Person making such Acquisition Proposal and its representatives solely for the purpose of clarifying the terms and conditions of such Acquisition Proposal, and (ii) engage in or participate in discussions or negotiations with such Person regarding such Acquisition Proposal, and may provide copies of, access to or disclosure of information, properties, facilities, books or records of the Company or its Subsidiaries for a maximum of 10 calendar days after the day on which access or disclosure is first afforded to the Person making the Acquisition Proposal, if and only if in the case of this clause (ii):

(a)

the Board first determines in good faith, after consultation with its financial advisors and its outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to constitute a Superior Proposal, and, after consultation with its outside legal counsel, that the failure to engage in such discussions or negotiations would be inconsistent with its fiduciary duties;

(b)

such Person was not restricted from making such Acquisition Proposal pursuant to an existing confidentiality, standstill, non-disclosure, use, business purpose or similar restriction with the Company or any of its Subsidiaries;

(c)	the Company has been, and continues to be, in compliance with its obligations under this Article 5;

(d)

prior to providing any such copies, access, or disclosure, the Company enters into a confidentiality and standstill agreement with such Person that contains a standstill provision that restricts such Person from acquiring, or publicly announcing an intention to acquire, any securities or assets of the Company (other than pursuant to a Superior Proposal) for a period of not less than 12 months from the date of such Agreement (unless such Person is already a party to a confidentiality or standstill agreement with the Company) and any such copies, access or disclosure provided to such Person shall have already been (or simultaneously be) provided to the Purchaser; and

(e)	the Company promptly provides the Purchaser with:

(i)

two Business Days prior written notice stating the Company’s intention to participate in such discussions or negotiations and to provide such copies, access or disclosure and that the Board has determined that failure to take such action would be inconsistent with its fiduciary duties; and

(ii)	prior to providing any such copies, access or disclosure, a true, complete and final executed copy of the confidentiality and standstill agreement referred to in Section 5.3(1)(d).

Section 5.4	Right to Match

(1)

If the Company receives an Acquisition Proposal that constitutes a Superior Proposal prior to the approval of the Arrangement Resolution by the Company Shareholders the Board may, subject to compliance with Article 7, enter into a definitive agreement with respect to such Superior Proposal, if and only if:

(a)

the Person making the Superior Proposal was not restricted from making such Superior Proposal pursuant to an existing confidentiality, standstill, non-disclosure, use, business purpose or similar restriction with the Company or any of its Subsidiaries;

(b)	the Company has been, and continues to be, in compliance with its obligations under this Article 5;

(c)

the Company has delivered to the Purchaser a written notice of the determination of the Board that such Acquisition Proposal constitutes a Superior Proposal and of the intention of the Board to enter into such definitive agreement with respect to such Superior Proposal, together with a written notice from the Board regarding the value and financial terms that the Board, in consultation with its financial advisors, has determined should be ascribed to any non-cash consideration offered under such Superior Proposal (the “Superior Proposal Notice”);

(d)

the Company has provided the Purchaser a copy of the proposed definitive agreement for the Superior Proposal and all supporting materials, including any financing documents supplied to the Company in connection therewith;

(e)

at least five Business Days (the “Matching Period”) have elapsed from the date that is the later of the date on which the Purchaser received the Superior Proposal Notice and the date on which the Purchaser received all of the materials set forth in 5.4(1)(d);

(f)

during any Matching Period, the Purchaser has had the opportunity (but not the obligation), in accordance with Section 5.4(2), to offer to amend this Agreement and the Arrangement in order for such Acquisition Proposal to cease to be a Superior Proposal;

(g)

after the Matching Period, the Board (i) has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal continues to constitute a Superior Proposal (if applicable, compared to the terms of the Arrangement as proposed to be amended by the Purchaser under Section 5.4(2)) and (ii) has determined in good faith, after consultation with its outside legal counsel, that the failure by the Board to enter into a definitive agreement with respect to such Superior Proposal would be inconsistent with its fiduciary duties; and

(h)	prior to or concurrently with entering into such definitive agreement the Company terminates this Agreement pursuant to Section 7.2(1)(c)(ii).

(2)

During the Matching Period, or such longer period as the Company may approve in writing for such purpose: (a) the Board shall review any offer made by the Purchaser under Section 5.4(1)(f) to amend the terms of this Agreement and the Arrangement in good faith in order to determine whether such proposal would, upon acceptance, result in the Acquisition Proposal previously constituting a Superior Proposal ceasing to be a Superior Proposal; and (b) the Company shall negotiate in good faith with the Purchaser to make such amendments to the terms of this Agreement and the Arrangement as would enable the Purchaser to proceed with the transactions contemplated by this Agreement on such amended terms. If the Board determines that such Acquisition Proposal would cease to be a Superior Proposal, the Company shall promptly so advise the Purchaser and the Company and the Purchaser shall amend this Agreement to reflect such offer made by the Purchaser, and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing.

(3)

Each successive amendment or modification to any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Company Shareholders or other material terms or conditions thereof shall constitute a new Acquisition Proposal for the purposes of this Section 5.4, and the Purchaser shall be afforded a new five Business Day Matching Period from the later of the date on which the Purchaser received the Superior Proposal Notice and the date on which the Purchaser received all of the materials set forth in Section 5.4(1)(d) with respect to the new Superior Proposal from the Company.

(4)

The Board shall promptly reaffirm the Board Recommendation by press release after any Acquisition Proposal which is not determined to be a Superior Proposal is publicly announced or publicly disclosed or the Board determines that a proposed amendment to the terms of this Agreement as contemplated under Section 5.4(2) would result in an Acquisition Proposal no longer being a Superior Proposal. The Company shall provide the Purchaser and its outside legal counsel with a reasonable opportunity to review the form and content of any such press release and shall make all reasonable amendments to such press release as requested by the Purchaser and its counsel.

(5)

If the Company provides a Superior Proposal Notice to the Purchaser after a date that is less than 10 Business Days before the Company Meeting, the Company shall either proceed with or shall postpone the Company Meeting to a date that is not more than 10 Business Days after the scheduled date of the Company Meeting, as directed by the Purchaser acting reasonably.

(6)

Nothing in this Agreement shall prevent the Board from complying with Section 2.17 of MI 62-104 and similar provisions under Securities Laws relating to the provision of a directors’ circular in respect of an Acquisition Proposal for the Company.

(7)

The Company shall advise its Subsidiaries and their respective Representatives of the prohibitions set out in this Article 5 and any violation of the restrictions set forth in this Article 5 by the Company, its Subsidiaries or their respective Representatives is deemed to be a breach of this Article 5 by the Company.

Article 6
CONDITIONS

Section 6.1	Mutual Conditions Precedent

The Parties are not required to complete the Arrangement unless each of the following conditions is satisfied on or prior to the Effective Time, which conditions may only be waived, in whole or in part, by the mutual consent of each of the Parties:

(1)	Arrangement Resolution. The Arrangement Resolution has been approved and adopted by the Company Shareholders at the Company Meeting in accordance with the Interim Order.

(2)

Interim and Final Order. The Interim Order and the Final Order have each been obtained on terms consistent with this Agreement, and have not been set aside or modified in a manner unacceptable to either the Company or the Purchaser, each acting reasonably, on appeal or otherwise.

(3)	Illegality. No Law is in effect that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins the Company or the Purchaser from consummating the Arrangement.

Section 6.2	Additional Conditions Precedent to the Obligations of the Purchaser

The Purchaser is not required to complete the Arrangement unless each of the following conditions is satisfied on or before the Effective Time, which conditions are for the exclusive benefit of the Purchaser and may only be waived, in whole or in part, by the Purchaser in its sole discretion:

(1)

Representations and Warranties. The representations and warranties of the Company which are qualified by references to materiality or by the expression “Material Adverse Effect” and the representations and warranties set forth in Paragraphs (1), (2), (3), (4), (5), (6) and (42) of Schedule “D” were true and correct as of the date of this Agreement and are true and correct as of the Effective Time, in all respects, and all other representations and warranties of the Company were true and correct as of the date of this Agreement and are true and correct as of the Effective Time, in all material respects, in each case except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of such specified date, and the Company has delivered a certificate confirming same to the Purchaser, executed by two senior officers of the Company (in each case without personal liability) addressed to the Purchaser and dated the Effective Date.

(2)

Performance of Covenants. The Company has fulfilled or complied in all material respects with each of the covenants of the Company contained in this Agreement to be fulfilled or complied with by it on or prior to the Effective Time, and the Company has delivered a certificate confirming same to the Purchaser, executed by two senior officers of the Company (in each case without personal liability) addressed to the Purchaser and dated the Effective Date.

(3)

Chinese Government Approvals. The approvals from the following Governmental Entities, or their provincial counterparts, in the People’s Republic of China in order for the Purchaser to complete the transactions contemplated by this Agreement, shall have been obtained and shall remain in full force and effect, unamended, at the Closing Date:

(a)	the National Development and Reform Commission;

(b)	the Ministry of Commerce; and

(c)	the State Administration of Foreign Exchange.

(4)	No Legal Action. There is no action or proceeding (whether, for greater certainty, by a Governmental Entity or any other Person) pending or threatened in any jurisdiction to:

(a)

cease trade, enjoin, prohibit, or impose any limitations, damages or conditions on, the Purchaser’s ability to acquire, hold, or exercise full rights of ownership over, any Common Shares, including the right to vote the Common Shares;

(b)

prohibit, restrict or impose terms or conditions beyond those terms and conditions which the Purchaser are required to accept pursuant to Section 4.4 on the Arrangement, or the ownership or operation by the Purchaser of the business or assets of the Purchaser, its affiliates and related entities, the Company or any of the Company’s Subsidiaries and related entities, or compel the Purchaser to dispose of or hold separate any of the business or assets of the Purchaser, its affiliates and related entities, the Company or any of the Company’s Subsidiaries and related entities as a result of the Arrangement; or

(c)	prevent or materially delay the consummation of the Arrangement, or if the Arrangement were to be consummated, have a Material Adverse Effect.

(5)	Dissent Rights. Dissent Rights have not been exercised with respect to more than 5% of the issued and outstanding Common Shares.

(6)	Key Consents. Each of the Key Consents has been given or obtained on terms acceptable to the Purchaser, acting reasonably.

(7)	Material Adverse Effect. There shall not have been or occurred a Material Adverse Effect.

(8)	Voting Agreements. There has not been any breach of any of the Voting Agreements by any party to any such agreement other than the Purchaser.

(9)	Pre-Acquisition Reorganization. Any Pre-Acquisition Reorganization shall have been completed.

Section 6.3	Additional Conditions Precedent to the Obligations of the Company

The Company is not required to complete the Arrangement unless each of the following conditions is satisfied on or before the Effective Time, which conditions are for the exclusive benefit of the Company and may only be waived, in whole or in part, by the Company in its sole discretion:

(1)

Representations and Warranties. The representations and warranties of the Purchaser which are qualified by references to materiality and the representations and warranties set forth in Paragraphs (1), (2), (3), (4) and (5) of Schedule “E” were true and correct as of the date of this Agreement and are true and correct as of the Effective Time, in all respects, and all other representations and warranties of the Purchaser were true and correct as of the date of this Agreement and are true and correct as of the Effective Time, in all material respects, in each case except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of such specified date, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not materially impede completion of the Arrangement, and the Purchaser has delivered a certificate confirming same to the Company, executed by two senior officers of the Purchaser (without personal liability) addressed to the Company and dated the Effective Date.

(2)

Performance of Covenants. The Purchaser have fulfilled or complied in all material respects with each of the covenants of the Purchaser contained in this Agreement to be fulfilled or complied with by it on or prior to the Effective Time, except where the failure to comply with such covenants, individually or in the aggregate, would not materially impede completion of the Arrangement, and the Purchaser has delivered a certificate confirming same to the Company, executed by two senior officers of the Purchaser (without personal liability) addressed to the Company and dated the Effective Date.

Section 6.4	Satisfaction of Conditions

The conditions precedent set out in Section 6.1, Section 6.2 and Section 6.3 will be conclusively deemed to have been satisfied, waived or released at the Effective Time.

Article 7
TERM AND TERMINATION

Section 7.1	Term

This Agreement shall be effective from the date hereof until the earlier of the Effective Date and the termination of this Agreement in accordance with its terms.

Section 7.2	Termination

(1)	This Agreement may be terminated prior to the Effective Time by:

(a)	the mutual written agreement of the Parties; or

(b)	either the Company, on the one hand, or the Purchaser, on the other hand, if:

(i)

the Arrangement Resolution is not approved by the Company Shareholders at the Company Meeting in accordance with the Interim Order provided that a Party may not terminate this Agreement pursuant to this Section 7.2(1)(b)(i) if the failure to obtain the approval of the Company Shareholders has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under this Agreement;

(ii)

after the date of this Agreement, any Law is enacted, made, enforced or amended, as applicable, that makes the consummation of the Arrangement illegal or otherwise permanently prohibits or enjoins the Company or the Purchaser from consummating the Arrangement, and such Law has, if applicable, become final and non-appealable; or

(iii)

the Effective Time does not occur on or prior to the Outside Date, provided that a Party may not terminate this Agreement pursuant to this Section 7.2(1)(b)(iii) if the failure of the Effective Time to so occur has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under this Agreement; or

(c)	the Company if:

(i)

a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Purchaser under this Agreement occurs that would cause any condition in Section 6.3(1) or Section 6.3(2) not to be satisfied, and such breach or failure is incapable of being cured on or prior to the Outside Date or is not cured in accordance with the terms of Section 4.8(3); provided that any wilful or intentional breach shall be deemed to be incurable and the Company is not then in breach of this Agreement so as to cause any condition in Section 6.2(1) or Section 6.2(2) not to be satisfied;

(ii)

prior to the approval by the Company Shareholders of the Arrangement Resolution, the Board authorizes the Company to enter into a written agreement (other than a confidentiality agreement permitted by and in accordance with Section 5.3) with respect to a Superior Proposal in accordance with Section 5.4, provided the Company is then in compliance with Article 5; or

(iii)

the financing transaction contemplated by the Subscription Agreements does not close on or before June 30, 2016, unless such failure to close is due solely to the failure of the Company to comply with its obligations thereunder.

(d)	the Purchaser if:

(i)

a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company under this Agreement occurs that would cause any condition in Section 6.2(1) or Section 6.2(2) not to be satisfied, and such breach or failure is incapable of being cured on or prior to the Outside Date or is not cured in accordance with the terms of Section 4.8(3); provided that any wilful or intentional breach shall be deemed to be incurable and the Purchaser is not then in breach of this Agreement so as to cause any condition in Section 6.3(1) or Section 6.3(2) not to be satisfied;

(ii)

(A) the Board or any committee of the Board fails to unanimously recommend or withdraws, amends, modifies or qualifies, or publicly proposes or states an intention to withdraw, amend, modify or qualify, the Board Recommendation, (B) the Board or any committee of the Board accepts, approves, endorses or recommends, or publicly proposes to accept, approve, endorse or recommend an Acquisition Proposal or takes no position or remains neutral with respect to a publicly announced, or otherwise publicly disclosed, Acquisition Proposal for more than five Business Days (or beyond the third Business Day prior to the date of the Company Meeting, if sooner)), (C) the Board or any committee of the Board accepts or enters into (other than a confidentiality agreement permitted by and in accordance with Section 5.3) or publicly proposes to accept or enter into any agreement, understanding or arrangement in respect of an Acquisition Proposal, (D) the Board or any committee of the Board fails to publicly recommend or reaffirm the Board Recommendation within five Business Days after having been requested in writing by the Purchaser to do so (or in the event that the Company Meeting is scheduled to occur within such five Business Day period, prior to the third Business Day prior to the date of the Company Meeting), or (E) the Company breaches Article 5 in any material respect;

(iii)	the conditions set forth in Section 6.2(5) or Section 6.2(6) are not capable of being satisfied by the Outside Date; or

(iv)	there has occurred a Material Adverse Effect.

(2)

The Party desiring to terminate this Agreement pursuant to this Section 7.2 (other than Pursuant to Section 7.2(1)(a)) shall give notice of such termination to the other Party, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

Section 7.3	Effect of Termination/Survival

(1)

If this Agreement is terminated pursuant to Section 7.2, this Agreement shall become void and of no further force or effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party to this Agreement, except that: (a) in the event of termination under Section 7.1 as a result of the Effective Time occurring, Section 4.9 shall survive for a period of six (6) years following such termination; and (b) in the event of termination under Section 7.2, this Section 7.3 and 8.3 through to and including Section 8.16 shall survive, and provided further that no Party shall be relieved of any liability for any wilful breach by it of this Agreement.

(2)

As used in Section 7.2 and Section 7.3, “wilful breach” means a material breach that is a consequence of an act undertaken by the breaching party with the actual knowledge that the taking of such act would, or would be reasonably expected to, cause a breach of this Agreement.

Article 8
GENERAL PROVISIONS

Section 8.1	Amendments

This Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Company Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, without further notice to or authorization on the part of the Company Securityholders, and any such amendment may, subject to the Interim Order and Final Order and Laws, without limitation:

(a)	change the time for performance of any of the obligations or acts of the Parties;

(b)	modify any representation or warranty contained in this Agreement or in any document delivered pursuant to this Agreement;

(c)	modify any of the covenants contained in this Agreement and waive or modify performance of any of the obligations of the Parties; and/or

(d)	modify any mutual conditions contained in this Agreement.

Section 8.2	Intentionally Deleted

Section 8.3	Expenses and Expense Reimbursement.

(1)

Except as provided in Section 4.6(4), all out-of-pocket third party transaction expenses incurred in connection with this Agreement and the Plan of Arrangement, including all costs, expenses and fees of the Company incurred prior to or after the Effective Time in connection with, or incidental to, the Plan of Arrangement, shall be paid by the Party incurring such expenses, whether or not the Arrangement is consummated.

(2)

The Company confirms that other than the fees disclosed in Section 8.3(2) of the Company Disclosure Letter, no broker, finder or investment banker is or will be entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.

Section 8.4	Notices.

Any notice, or other communication given regarding the matters contemplated by this Agreement must be in writing, sent by personal delivery, courier, facsimile or email and addressed:

(a)	to the Purchaser, c/o:

OrbiMed Advisors LLC

Unit 4706, Raffles City Shanghai Office Tower

268 Xizang Middle Road, Shanghai 20001, P.R. China

Attention:      Jonathan Wang, Managing Director

Facsimile:     ____________________
Email:          wangj@orbimed.com

Shanghai Runda Medical Technology Co., Ltd.
Room D-I, 15/F

Orient International Science & Technology Mansion
58 Xiangcheng Rd., Pudong District, Shanghai, P.R. China
Post: 200122

Attention:      Liu Hui, Chairman

Facsimile:     ____________________
Email:          liuhui@rundamedical.com

with a copy to:

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, Canada M5L 1B9

Attention:      Curtis Cusinato

Facsimile:      (416) 947-0866

Email:           ccusinato@stikeman.com

(b)	to the Company, at:

Response Biomedical Corp.

1781 75th Avenue W.

Vancouver, B.C.

V6P 6P2

Attention:      Chief Executive Officer

Facsimile:     (604) 456-6066

Email:          bkinnaird@responsebio.com

with a copy to:

Blake, Cassels & Graydon LLP
595 Burrard Street
Three Bentall Centre, Suite 2600
Vancouver, BC V7X 1L3

Attention:      Steve McKoen

Facsimile:     604-631-3309
Email:           Steven.Mckoen@blakes.com

Any notice or other communication is deemed to be given and received (i) if sent by personal delivery or same day courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, (ii) if sent by overnight courier, on the next Business Day, (iii) if sent by facsimile, on the Business Day following the date of confirmation of transmission by the originating facsimile or (iv) if sent by email, the Business Day after the email was sent. Sending a copy of a notice or other communication to a Party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the notice or other communication to that Party. The failure to send a copy of a notice or other communication to legal counsel does not invalidate delivery of that notice or other communication to a Party.

Section 8.5	Time of the Essence.

Time is of the essence in this Agreement.

Section 8.6	Injunctive Relief.

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunctive and other equitable relief to prevent breaches or threatened breaches of this Agreement, and to enforce compliance with the terms of this Agreement without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the Parties may be entitled at law or in equity.

Section 8.7	Third Party Beneficiaries.

(1)

Except as provided in Section 4.6(4) which, without limiting its terms, is intended as stipulations for the benefit of the third Persons mentioned in such provisions (such third Persons referred to in this Section 8.7 as the “Indemnified Persons”), the Company, the Purchaser intends that this Agreement will not benefit or create any right or cause of action in favour of any Person, other than the Parties and that no Person, other than the Parties, shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

(2)

Despite the foregoing, the Parties acknowledge to each of the Indemnified Persons their direct rights against the applicable Party under Section 4.6(4) and Section 4.9, respectively, of this Agreement, which are intended for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her legal representatives, and for such purpose, the Company or the Purchaser, as applicable, confirms that it is acting as trustee on their behalf, and agrees to enforce such provisions on their behalf. The Parties reserve their right to vary or rescind the rights at any time and in any way whatsoever, if any, granted by or under this Agreement to any Person who is not a Party, without notice to or consent of that Person, including any Indemnified Person.

Section 8.8	Waiver.

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

Section 8.9	Entire Agreement.

This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

Section 8.10	Successors and Assigns.

(1)

This Agreement becomes effective only when executed by the Company and the Purchaser. After that time, it will be binding upon and enure to the benefit of the Company and the Purchaser and their respective successors and permitted assigns.

(2)

Neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by any Party without the prior written consent of the other Party, provided that the Purchaser may assign all or part of its rights under this Agreement to, and its obligations under this Agreement may be assumed by, any of its affiliates, provided that if such assignment and/or assumption takes place, the Purchaser shall continue to be liable joint and severally with such affiliate, as the case may be, for all of its obligations hereunder.

Section 8.11	Severability.

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 8.12	Governing Law.

(1)	This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(2)

Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

Section 8.13	Rules of Construction.

The Parties to this Agreement waive the application of any Law or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

Section 8.14	No Liability.

No director or officer of the Purchaser shall have any personal liability whatsoever to the Company under this Agreement or any other document delivered in connection with the transactions contemplated hereby on behalf of the Purchaser. No director or officer of the Company or any of its Subsidiaries shall have any personal liability whatsoever to the Purchaser under this Agreement or any other document delivered in connection with the transactions contemplated hereby on behalf of the Company or any of its Subsidiaries.

Section 8.15	Language.

The Parties expressly acknowledge that they have requested that this Agreement and all ancillary and related documents thereto be drafted in the English language only. Les parties aux présentes reconnaissent avoir exigé que la présente entente et tous les documents qui y sont accessoires soient rédigés en anglais seulement.

Section 8.16	Counterparts.

This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the Parties have executed this Arrangement Agreement.

1077801 B.C. LTD.

Per:	/s/ Liu Hiu
Name: Liu Hiu
Title: Chairman, Shanghai Runda Medical Technology Co., Ltd.

RESPONSE BIOMEDICAL CORP.

Per:	/s/ William J. Adams
Name: William J. Adams
Title: Chief Financial Officer

ANNEX B

 June 15, 2016

Independent Committee of the Board of Directors

Response Biomedical Corp

1781 – 75th Avenue West

Vancouver, British Columbia

V6P 6P2

Members of the Independent Committee of Board of Directors,

Bloom Burton & Co. Limited ("Bloom Burton", “we”, “our” or “us”) understands that The Board of Directors (the “Board”) of Response Biomedical Corp (“Response”, “RBM”, “you” or the “Corporation”) has established a special committee of independent directors (the “Independent Committee”) to evaluate a proposed transaction (the “Transaction”) through which 1077801 B.C. Ltd., a corporation incorporated under the laws of British Columbia and owned by OrbiMed Asia Partners, LP, OrbiMed Private Investments III, LP, OrbiMed Associates III, LP (taken together, “OrbiMed”) and Shanghai Runda Medical Technology Co., Ltd. (“Runda”)(taken together, the “Purchasers”), will acquire all of the issued and outstanding common shares of Response (the “Common Shares”) for cash consideration of C$1.12 per Common Share (the “Consideration”), with the exception of certain rollover shareholders that will instead receive shares of 1077801 B.C. Ltd. on a one-for-one basis, by way of a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia). Pursuant to the Arrangement, all issued and outstanding stock options to purchase Common Shares will be deemed to be unconditionally vested and exercisable and be deemed to be assigned, transferred and disposed of to the Company in exchange for a cash payment from the Company equal to the amount, if any, by which the Consideration exceeds the price per Common Share issuable subject to the exercise of the options. The options shall subsequently be immediately cancelled pursuant to the Arrangement. All outstanding Deferred Share Units (“DSU”) and Restricted Share Units (“RSU”) will be paid out in common shares of Response which will then be acquired for cash in the Arrangement. The complete terms and conditions of the Transaction will be more fully described in the arrangement agreement between Response and the Purchasers and in an information circular (the “Information Circular”) to be mailed to Response shareholders in connection to the Transaction. Bloom Burton further understands that the Transaction would be classified as a business combination under Multilateral Instrument 61-101 - Protection of Minority Shareholders in Special Transactions (“MI 61-101”). In accordance with MI 61-101, the Independent Committee has retained Bloom Burton to provide an independent formal valuation and an opinion as to the fairness, from a financial point of view, to the shareholders of Response, other than the Purchasers (the “Minority Shareholders”).

By letter agreement dated May 10, 2016 (the “Engagement Letter”), the Company retained Bloom Burton to perform a formal valuation of Response and fairness opinion (the “Opinion”) for the Independent Committee. Bloom Burton was first contacted by Response’s senior management regarding the potential transaction and the preparation of the Opinion on May 2, 2016. The Engagement Letter provides that Bloom Burton is to be paid a fixed fee upon delivery of the Opinion as well as reimbursement of all reasonable out-of-pocket expenses incurred in connection with the rendering of the Opinion. The fees payable to Bloom Burton in connection with the Engagement Letter are not dependent in any way on the conclusions reached in the Opinion. Response has agreed to indemnify Bloom Burton from and against certain liabilities arising out of the performance of professional services rendered by Bloom Burton and its personnel under the Engagement Letter. Bloom Burton has not been engaged to review any legal, tax or accounting aspects involving Response. However, Bloom Burton has performed research, financial analyses and testing of assumptions that it considered to be appropriate and necessary in the circumstances to support the conclusions reached in the Opinion. This Opinion is provided to the Independent Committee in an impartial and objective fashion to assist the members of the Independent Committee in discharging their fiduciary responsibilities as directors. Bloom Burton has received no instructions from Response or other parties in connection with the conclusions reached in the Opinion. This Opinion has been prepared in accordance with the Disclosure Standards for Formal Valuations and Fairness Opinions of the Investment Industry Regulatory Organization of Canada (“IIROC”) but IIROC has not been involved in the preparation or review of this valuation.

Relationship with Interested Parties

Neither Bloom Burton nor any of its affiliates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of Response, the Purchasers or any of their respective associates or affiliates. Bloom Burton has not been engaged to provide any financial advisory services nor has it participated in any financing involving Response, the Purchasers or any of their respective associates or affiliates, within the past two years other than the services provided under the Engagement Letter. Bloom Burton has not acted as a financial advisor, agent or underwriter to Response within the past two years. There are no understandings, agreements or commitments between Bloom Burton and Response, the Purchasers or any of their respective associates or affiliates with respect to any future business dealings. Bloom Burton may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for Response or the Purchasers.

Bloom Burton does not have any position in the securities of Response. As an investment dealer, Bloom Burton conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to Response or the Purchasers.

Bloom Burton believes that it is an independent valuator with respect to the Transaction in accordance to MI 61-101.

Credentials of Bloom Burton

Bloom Burton is an investment banking firm specializing in the life science and healthcare industries. Founded in 2009 in Toronto, Ontario, Bloom Burton is a member of the Investment Industry Regulatory Organization of Canada (IIROC) and is also a member of the Canadian Investor Protection Fund (CIPF). We offer our clients investment banking services including corporate finance and mergers and acquisitions advisory services. Our client types include privately-held and public life science or healthcare companies looking for corporate finance or commercialization advice and institutional investors looking to invest in healthcare companies. Bloom Burton is Canada’s most active, healthcare-focused investment bank and has acted on behalf of our clients in over 90 transactions, including 12 formal valuation and/or fairness opinions to public or private company boards. Bloom Burton is unique among its Canadian investment banking peers in that, in addition to our capital markets and corporate finance professionals, Bloom Burton also has a dedicated scientific due diligence team that employs 5 full-time professionals with advanced, graduate level degrees and expertise in the scientific, medical, regulatory, commercial, and intellectual property and other legal aspects of life science and healthcare companies. The Opinion expressed herein is the opinion of Bloom Burton.

Scope of Review

In connection with rendering the Opinion, Bloom Burton has reviewed and analyzed and, where we deemed appropriate, has relied upon, among other things, the following:

i.	Review of an executed letter agreement between Response and the Purchasers dated May 6, 2016;

ii.	A draft of the Arrangement Agreement (“Draft Arrangement Agreement”) and Plan of Arrangement dated June 2, 2016;

iii.	A draft Rollover Agreement dated May 31, 2016;

iv.	Voting and Support Agreement for Directors and Officers (undated);

v.	Response corporate presentations;

vi.	Response management prepared audited and unaudited financial statements;

vii.

Material supply and distribution agreements and contracts with key distributors, including: Joinstar Collaboration Agreement and Joinstar Supply Agreement dated February 16, 2015; First Amendments to Joinstar Collaboration Agreement and Joinstar Supply Agreement dated September 28, 2015; Alere - Response Supply Agreement dated January 1, 2016; and Runda International Distribution Agreement dated April 29, 2016;

viii.	Term sheets, or summary terms, related to historical and prospective debt and equity financings;

ix.	Draft subscription agreements dated May 17, 2016 for a private placement of US$1 million in common shares of Response;

x.	A Management prepared intellectual property summary;

xi.	A Management prepared internal financial projections;

xii.	Discussions with management of Response concerning the current business plan of the Company, its financial condition, and its future business prospects;

xiii.	Certain internal information and market data prepared and provided to us by the management of Response concerning the historical performance and prospect of future performance;

xiv.	Recent and historical trading statistics of comparable public companies and financial metrics of precedent transactions sourced from third party data providers and company filings;

xv.	The state of the broader capital markets, specifically regarding North American life sciences companies;

xvi.	Response’s and certain other companies’ websites;

xvii.	Corporate news releases and other public company disclosures;

xviii.

Representations from the senior officers of Response contained in certificate delivered to Bloom Burton, and dated June 14, 2016 as to, among other things, the accuracy and completeness of the information upon which the Opinion is based; and

xix.	Other materials deemed appropriate in the professional judgment of Bloom Burton.

Bloom Burton has not, to the best of its knowledge, been denied access by Response to any information under its control requested by Bloom Burton. Bloom Burton did not meet with the auditors of Response and has assumed the accuracy and fair presentation of, and relied upon, all financial information, projections or other information provided by Response.

Assumptions and Limitations

In rendering the Opinion, we have relied upon the completeness, accuracy and fair presentation of all financial information, business plans, agreements and contracts, forecasts and other information, data, advice, opinions and representations obtained by us from public sources, or provided to us by Response and any respective directors, officers, associates, affiliates, consultants, advisors and representatives of the Company or otherwise obtained pursuant to our engagement relating to Response and its associates and affiliates (collectively, the “Information”). Senior Officers of Response have represented to Bloom Burton, in a certificate dated June 14, 2016 that all the Information provided by or on behalf of Response is true and correct in all material aspects and contains no untrue statement of a material fact concerning Response or the Transaction, and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. The Opinion is conditional upon such completeness, accuracy and fair presentation of such Information. Subject to the exercise of our professional judgment, Bloom Burton has not been requested to, or attempted to verify independently the completeness, accuracy or fair presentation of any of the Information. In addition, we have not assumed any obligation to conduct any physical inspection of any properties, facilities or other physical assets of Response or to verify the good-standing of any intellectual property or other intangible assets of Response. In connection with the Opinion, Bloom Burton has assumed that the Transaction will be consummated in accordance with the terms and conditions of, and substantially within the timeframes specified within, the Draft Arrangement Agreement and all documents incorporated by reference therein without any waiver or amendment of any material term or condition thereof, that the final version of the Arrangement Agreement will conform in all material respects to the Draft Arrangement Agreement and all documents incorporated by reference therein, and that any governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect. Response has represented to Bloom Burton that there have been no prior valuations and no bone fide prior offers, as defined in MI 61-101, of Response or that are otherwise relevant to the Transaction.

With respect to any financial models, forecasts, projections, estimates and/or budgets prepared by Response and provided to Bloom Burton and used in its analyses, Bloom Burton notes that projecting future results of any company is inherently subject to uncertainty. Bloom Burton has assumed, however, that such financial models, forecasts, projections, estimates and/or budgets were prepared using the assumptions identified therein, which, in the opinion of Response, are (or were at the time and continue to be) reasonable in the circumstances .

The Opinion is rendered as at the date hereof and on the basis of securities markets, economic, financial and general business conditions prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of Response, as they are reflected in the Information and as they were represented to Bloom Burton in its discussions with management. In its analyses and in connection with the preparation of the Opinion, Bloom Burton made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of Bloom Burton or Response. It should be understood that subsequent developments may affect the Opinion and that Bloom Burton does not have any obligation to update, revise, or reaffirm the Opinion. Bloom Burton is expressing no opinion herein as to the price at which the common shares, warrants, or any other securities of Response will trade at any future time.

Bloom Burton has consented to the inclusion of the full text of the Opinion, in its entirety, by the Company in an information circular to be distributed to Response shareholders, or other Response shareholder communications and/or filings with the applicable securities commissions or similar regulatory authorities in Canada or the United States .

Bloom Burton disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of Bloom Burton after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Opinion after the date hereof, Bloom Burton reserves the right to change, modify or withdraw the Opinion.

Bloom Burton believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the conclusions of the Opinion. The preparation of a valuation and fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or component of the analysis. The Opinion is not to be construed as a recommendation to any shareholder or prospective investor of Response to buy or sell securities of the Company. The Opinion should not be used to make any investment decisions.

Approach to Valuation and Fairness Analysis

In valuing the Shares on a going concern basis, Bloom Burton relied on both market-based and fundamental value-based approaches. The market-based approaches used were the calculation and review of valuation multiples for comparable public companies and of valuation multiples and observed acquisition premia for precedent transactions deemed, in the professional opinion of Bloom Burton, to be the most relevant to Response. The fundamental valuation approach used was discounted cash flow analysis, including the probability weighting of various DCF model outputs based on projected financial performance scenarios for Response. In arriving at the valuation for the Opinion, Bloom Burton relied on each of the above approaches equally in establishing the valuations and relied on its professional experience in determining the relevance of each approach and the underlying inputs and assumptions in reaching our valuation conclusions. For the purposes of the Opinion and in accordance with MI 61-101, fair market value (“FMV”) is defined as the highest monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay to a prudent and informed seller, each acting at arm’s length with the other and under no compulsion to act. Bloom Burton did not make any downward adjustments to the FMV value of the Shares to take into account any consideration of the liquidity of the Shares or that the Shares held by the Minority Shareholders may not form a controlling interest, or make any adjustment to the fair market value of the Shares to reflect the effect of the Transaction on the Shares.

In considering the fairness of the Transaction, from a financial point of view, to the Minority Shareholders, Bloom Burton principally considered and relied upon a comparison of the value provided to the Minority Shareholders from the Transaction to the fundamental value of the Shares of Response as estimated using the approaches outlined above. Bloom Burton also performed a review of the historical trading performance of Response and analyzed potential and/or hypothetical alternative scenarios for the Company to pursue instead of the Transaction. Finally, Bloom Burton assessed if all reasonable efforts were made to ensure that the value received from the Transaction was fair based on the projected future financial performance of Response and the current market conditions in the global medical diagnostics sector and the broader capital markets.

We have not been requested to, and did not initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to any potential transaction involving Response or any alternative to the Transaction. We did not participate, directly or indirectly, in the negotiation of the terms of the Transaction or advise the Independent Committee with respect to alternatives to the Transaction. Finally, we were not requested to consider, and our Opinion does not address, the merits of the underlying business decision by Response and its Board to compelete the Transaction, subject to shareholder approval, or the relative merits of the Transaction as compared to any alternative transactions or business strategies.

Conclusion

Based upon and subject to the foregoing, including other matters as Bloom Burton deemed relevant, Bloom Burton is of the opinion that, as of the date hereof, the Consideration offered under the Transaction is fair, from a financial point of view to the Minority Shareholders of Response.

Yours truly,

/s/ Bloom Burton & Co. Limited

BLOOM BURTON & CO. LIMITED

ANNEX C

RIGHT TO DISSENT

DIVISION 2 OF PART 8 OF THE BCBCA

Definitions and application

237 (1) In this Division:

“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

“payout value” means,

(a)	in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b)

in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement,

(c)

in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, or

(d)

in the case of a dissent in respect of a community contribution company, the value of the notice shares set out in the regulations, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2) This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a)	the court orders otherwise, or

(b)	in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

238 (1) A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:

(a)	under section 260, in respect of a resolution to alter the articles

(i)	to alter restrictions on the powers of the company or on the business the company is permitted to carry on, or

(ii)	without limiting subparagraph (i), in the case of a community contribution company, to alter any of the company’s community purposes within the meaning of section 51.91;

(b)	under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c)	under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

(d)	in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e)	under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

(f)	under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g)	in respect of any other resolution, if dissent is authorized by the resolution;

(h)	in respect of any court order that permits dissent.

(2) A shareholder wishing to dissent must

(a)	prepare a separate notice of dissent under section 242 for

(i)	the shareholder, if the shareholder is dissenting on the shareholder’s own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting,

(b)	identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c)	dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3) Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a)	dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b)	cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent

239 (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2) A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a)	provide to the company a separate waiver for

(i)	the shareholder, if the shareholder is providing a waiver on the shareholder’s own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is providing a waiver, and

(b)	identify in each waiver the person on whose behalf the waiver is made.

(3) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder’s own behalf, the shareholder’s right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a)	the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b)

any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240 (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2) If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a statement advising of the right to send a notice of dissent.

(3) If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors’ resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a)	a copy of the resolution,

(b)	a statement advising of the right to send a notice of dissent, and

(c)	if the resolution has passed, notification of that fact and the date on which it was passed.

(4) Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241 If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a)	a copy of the entered order, and

(b)	a statement advising of the right to send a notice of dissent.

Notice of dissent

242 (1) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) must,

(a)

if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b)	if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)	if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i)	the date on which the shareholder learns that the resolution was passed, and

(ii)	the date on which the shareholder learns that the shareholder is entitled to dissent.

(2) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1)(g) must send written notice of dissent to the company

(a)	on or before the date specified by the resolution or in the statement referred to in section 240(2) (b) or (3)(b) as the last date by which notice of dissent must be sent, or

(b)	if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3) A shareholder intending to dissent under section 238(1)(h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a)	within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b)	if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4) A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a)

if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b)

if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c)	if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i)	the name and address of the beneficial owner, and

(ii)	a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder’s name.

(5) The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243 (1) A company that receives a notice of dissent under section 242 from a dissenter must,

(a)	if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i)	the date on which the company forms the intention to proceed, and

(ii)	the date on which the notice of dissent was received, or

(b)	if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2) A notice sent under subsection (1)(a) or (b) of this section must

(a)	be dated not earlier than the date on which the notice is sent,

(b)	state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c)	advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244 (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a)	a written statement that the dissenter requires the company to purchase all of the notice shares,

(b)	the certificates, if any, representing the notice shares, and

(c)	if section 242(4)(c) applies, a written statement that complies with subsection (2) of this section.

(2) The written statement referred to in subsection (1)(c) must

(a)	be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b)	set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	that dissent is being exercised in respect of all of those other shares.

(3) After the dissenter has complied with subsection (1),

(a)	the dissenter is deemed to have sold to the company the notice shares, and

(b)	the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4) Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5) Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6) A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245 (1) A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a)	promptly pay that amount to the dissenter, or

(b)	if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2) A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a)

determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)	join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244(1), and

(c)	make consequential orders and give directions it considers appropriate.

(3) Promptly after a determination of the payout value for notice shares has been made under subsection (2)(a) of this section, the company must

(a)

pay to each dissenter who has complied with section 244(1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or

(b)	if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4) If a dissenter receives a notice under subsection (1)(b) or (3)(b),

(a)

the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)

if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5) A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a)	the company is insolvent, or

(b)	the payment would render the company insolvent.

Loss of right to dissent

246 The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a)	the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b)	the resolution in respect of which the notice of dissent was sent does not pass;

(c)	the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d)	the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e)	the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f)	a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g)	with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h)	the notice of dissent is withdrawn with the written consent of the company;

(i)	the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247 If, under section 244(4) or (5), 245(4)(a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a)

the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244(1)(b) or, if those share certificates are unavailable, replacements for those share certificates,

(b)	the dissenter regains any ability lost under section 244(6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c)	the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

Annex d
Arrangement Resolution

BE IT RESOLVED THAT:

1.

The arrangement (the “Arrangement”) under Part 9, Division 5 of the Business Corporations Act (British Columbia) of Response Biomedical Corp. (the “Company”), pursuant to the arrangement agreement (the “Arrangement Agreement”) between the Company and 1077801 B.C. Ltd., dated June 16, 2016, all as more particularly described and set forth in the proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 of the Company dated [●], 2016 (the “Circular”), accompanying this notice of meeting (as the Arrangement may be modified or amended in accordance with its terms) is hereby authorized, approved and adopted.

2.

The plan of arrangement (as it has been or may be amended, modified or supplemented in accordance with the Arrangement Agreement and its terms, the “Plan of Arrangement”), the full text of which is set out as Appendix E to the Circular, is hereby authorized, approved and adopted.

3.

The (i) Arrangement Agreement and related transactions, (ii) actions of the directors of the Company in approving the Arrangement Agreement, and (iii) the actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement, and any amendments, modifications or supplements thereto, are hereby ratified and approved.

4.

Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the Company Shareholders (as defined in the Arrangement Agreement) or that the Arrangement has been approved by the Supreme Court of British Columbia (the “Court”), the directors of the Company are hereby authorized and empowered, at their discretion, without notice to or approval of the Company Shareholders: (i) to amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement; and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement.

5.

Any officer or director of the Company be and is hereby authorized for and on behalf of the Company to make an application to the Court for an order approving the Arrangement and to execute, under corporate seal or otherwise, and to deliver or cause to be delivered, a certificate of arrangement and all such other documents and instruments as are necessary or desirable to give effect to the Arrangement in accordance with the Arrangement Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement or any such other document or instrument.

Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such other document or instrument or the doing of any other such act or thing.

annex E

Schedule “A”

Plan of Arrangement

PLAN OF ARRANGEMENT UNDER DIVISION 5 OF PART 9
OF THE BUSINESS CORPORATIONS ACT (British Columbia)

Article 1
INTERPRETATION

Section 1.1	Definitions

Unless indicated otherwise, where used in this Plan of Arrangement, capitalized terms used but not defined shall have the meanings specified in the Arrangement Agreement and the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings):

“Arrangement” means the arrangement under Section 288 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations made in accordance with the terms of the Arrangement Agreement or Section 5.1 of this Plan of Arrangement or made at the direction of the Court in the Final Order with the prior written consent of the Company and the Purchaser, each acting reasonably.

“Arrangement Agreement” means the arrangement agreement made as of June 16, 2016 between the Purchaser and the Company (including the Schedules thereto) as it may be amended, modified or supplemented from time to time in accordance with its terms.

“Arrangement Resolution” means the special resolution approving this Plan of Arrangement to be considered at the Company Meeting by Common Shareholders.

“BCBCA” means the Business Corporations Act (British Columbia).

“Business Day” means any day of the year, other than a Saturday, Sunday, a public holiday or any day when banks in Vancouver, British Columbia are not generally open for business.

“Closing Certificate” means a certificate in the form attached hereto as Appendix A which, when signed by an authorized representative of each of the Parties, will constitute acknowledgement by the Parties that the conditions precedent to the implementation of this Plan of Arrangement pursuant to the Arrangement Agreement have been satisfied to their respective satisfaction.

“Common Shareholders” means the registered and/or beneficial holders of Common Shares, as the context requires.

“Common Shares” means the common shares in the capital of the Company.

“Company” means Response Biomedical Corp., a corporation incorporated under the laws of British Columbia.

“Company Circular” means the notice of the Company Meeting and accompanying management information circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to Company Shareholders in connection with the Company Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Arrangement Agreement.

“Company Meeting” means the special meeting of Common Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Arrangement Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution.

“Company Securityholders” means, collectively, the Common Shareholders, the holders of Options, the holders of DSUs and the holders of RSUs.

“Consideration” means $0.87 in cash per Common Share, without interest.

“Court” means the Supreme Court of British Columbia, or other court as applicable.

“Depositary” means such Person as the Purchaser may appoint to act as depositary for the Common Shares in relation to the Arrangement, with the approval of the Company, acting reasonably.

“Dissent Rights” has the meaning specified in Section 3.1.

“Dissenting Holder” means a registered Common Shareholder who has validly exercised its Dissent Rights and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights, but only in respect of the Common Shares in respect of which Dissent Rights are validly exercised by such registered Common Shareholder.

“DSU Plan” means the Company’s deferred share unit plan dated June 18, 2013.

“DSUs” means the outstanding deferred share units issued under the DSU Plan.

“Effective Date” means the date upon which the Arrangement becomes effective, as set out in Section 2.9(1) of the Arrangement Agreement.

“Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date, or such other time as the Parties agree to in writing before the Effective Date.

“Final Order” means the final order of the Court in a form acceptable to the Company and the Purchaser, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of both the Company and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Company and the Purchaser, each acting reasonably) on appeal.

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, commissioner, minister, cabinet, governor in council, ministry, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing or (iv) any stock exchange.

“Interim Order” means the interim order of the Court in a form acceptable to the Company and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as such order may be amended by the Court with the consent of the Company and the Purchaser, each acting reasonably.

“Law” means, with respect to any Person, any and all applicable law (statutory, civil, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended unless expressly specified otherwise.

“Lien” means any mortgage, charge, pledge, hypothec, security interest, prior claim, encroachment, option, right of first refusal or first offer, occupancy right, covenant, assignment, lien (statutory or otherwise), defect of title, or restriction or adverse right or claim, or other third party interest or encumbrance of any kind, in each case, whether contingent or absolute.

“Letter of Transmittal” means the letter of transmittal sent to registered holders of Common Shares for use in connection with the Arrangement.

“Options” means the outstanding options to purchase Common Shares issued pursuant to the Stock Option Plan.

“Parties” means the Company and the Purchaser and “Party” means any one of them.

“Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“Plan of Arrangement” means this plan of arrangement under Section 288 of the BCBCA, and any amendments or variations made in accordance with the Arrangement Agreement or Section 5.1 or made at the direction of the Court in the Final Order with the prior written consent of the Company and the Purchaser, each acting reasonably.

“Purchaser” means 1077801 B.C. Ltd., a corporation incorporated under the laws of British Columbia.

“Rollover Agreement” means the rollover agreements between the Purchaser and each of the Rollover Shareholders pursuant to which, inter alia, each Rollover Shareholder consents and agrees to the transfer of all of the Common Shares held by such Rollover Shareholder to the Purchaser pursuant to this Plan of Arrangement.

“Rollover Consideration” means the consideration to be received by the Rollover Shareholders pursuant to this Plan of Arrangement in respect of each Common Share, comprising (1) common share of Purchaser.

“Rollover Shareholders” means those Persons who are or will become shareholders of the Purchaser prior to or at the Effective Time.

“Rollover Shares” means common shares in the capital of the Purchaser.

“RSU Plan” means the Company’s restricted share unit plan adopted on June 18, 2013.

“RSUs” means the restricted share units issued under the RSU Plan.

“Stock Option Plan” means the amended and restated 2008 stock option plan of the Company with an effective date of June 18, 2013.

“Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder as amended from time to time.

Section 1.2	Certain Rules of Interpretation

In this Plan of Arrangement, unless otherwise specified:

(1)

Headings, etc. The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Plan of Arrangement.

(2)	Currency. All references to dollars or to $ are references to Canadian dollars, unless specified otherwise.

(3)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(4)

Certain Phrases, etc. The words (i) “including”, “includes” and “include” mean “including (or includes or include) without limitation,” (ii) “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of,” and (iii) unless stated otherwise, “Article”, “Section”, and “Schedule” followed by a number or letter mean and refer to the specified Article or Section of or Schedule to this Plan of Arrangement.

(5)

Statutes. Any reference to a statute refers to such statute and all rules, resolutions and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

(6)

Computation of Time. A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 4:30 p.m. on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Plan of Arrangement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

(7)	Time References. References to time herein or in any Letter of Transmittal are to local time, Vancouver, British Columbia.

Article 2
THE ARRANGEMENT

Section 2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to the Arrangement Agreement.

Section 2.2	Binding Effect

This Plan of Arrangement and the Arrangement will become effective, and be binding on the Purchaser, the Company, all holders and beneficial owners of Common Shares, Options, DSUs and RSUs, including Dissenting Holders, the registrar and transfer agent of the Company, the Depositary and all other Persons, at and after, the Effective Time without any further act or formality required on the part of any Person.

Section 2.3	Arrangement

At the Effective Time each of the following events shall occur and shall be deemed to occur sequentially as set out below without any further authorization, act or formality, in each case, unless stated otherwise, effective as at five minute intervals starting at the Effective Time:

(a)

each Option outstanding immediately prior to the Effective Time (whether vested or unvested), notwithstanding the terms of the Stock Option Plans, shall be deemed to be unconditionally vested and exercisable, and such Option shall, without any further action by or on behalf of a holder of Options, be deemed to be assigned, transferred, and disposed of by such holder to the Company in exchange for a cash payment from the Company equal to the amount (if any) by which the Consideration exceeds the exercise price per Common Share pursuant to the Option multiplied by the number of Common Shares issuable pursuant to such Options less applicable withholdings, and such Option shall immediately be cancelled and, for greater certainty, where such amount is a negative, neither the Company nor the Purchaser shall be obligated to pay the holder of such Option any amount in respect of such Option;

(b)

(i) each holder of Options shall cease to be a holder of such Options, (ii) such holder’s name shall be removed from each applicable register, (iii) the Stock Option Plans and all agreements relating to the Options shall be terminated and shall be of no further force and effect, and (iv) such holder shall thereafter have only the right to receive the consideration to which they are entitled pursuant to Section 2.3(a) at the time and in the manner specified in Section 2.3(a);

(c)

each DSU or RSU outstanding immediately prior to the Effective Time (whether vested or unvested), notwithstanding the terms of the DSU Plan or the RSU Plan, as applicable, shall, without any further action by or on behalf of a holder of DSUs or RSUs, be paid out in Common Shares in accordance with the terms of the DSU and RSU Plan, as applicable;

(d)

the Common Shares held by Dissenting Holders in respect of which Dissent Rights have been validly exercised shall be deemed to have been transferred without any further act or formality to the Purchaser (free and clear of all Liens) in consideration for the right to be paid the fair value of their Common Shares by the Purchaser, as applicable, in accordance with Article 3, and:

(i)

such Dissenting Holders shall cease to be the holders of such Common Shares and to have any rights as holders of such Common Shares, other than the right to be paid fair value for such Common Shares as set out in Section 3.1;

(ii)	such Dissenting Holders’ names shall be removed as the holders of such Common Shares from the registers of Common Shares maintained by or on behalf of the Company; and

(iii)	the Purchaser shall be deemed to be the transferee of such Common Shares, free and clear of all Liens, and shall be entered in the registers of Common Shares maintained by or on behalf of the Company;

(e)

each Common Share outstanding immediately prior to the Effective Time held by a Rollover Shareholder shall, without any further action by or on behalf of a Rollover Shareholder, be deemed to be assigned and transferred by the holder thereof to the Purchaser (free and clear of all Liens) in exchange for the Rollover Consideration for each Common Share held, and:

(i)

the holders of such Common Shares shall cease to be the holders thereof and to have any rights as holders of such Common Shares other than the right to be paid the Rollover Consideration per Common Share in accordance with this Plan of Arrangement;

(ii)	such holders’ names shall be removed from the register of the Common Shares maintained by or on behalf of the Company; and

(iii)

the Purchaser shall be deemed to be the transferee of such Common Shares (free and clear of all Liens) and shall be entered in the register of the Common Shares maintained by or on behalf of the Company; and

(f)

each Common Share outstanding immediately prior to the Effective Time, other than (i) Common Shares held by a Rollover Shareholder and (ii) Common Shares held by a Dissenting Holder who has validly exercised such holder’s Dissent Right, shall, without any further action by or on behalf of a holder of Common Shares, be deemed to be assigned and transferred by the holder thereof to the Purchaser (free and clear of all Liens) in exchange for the applicable Consideration for each Common Share held, and:

(i)

the holders of such Common Shares shall cease to be the holders thereof and to have any rights as holders of such Common Shares other than the right to be paid the Consideration per Common Share in accordance with this Plan of Arrangement;

(ii)	such holders’ names shall be removed from the register of the Common Shares maintained by or on behalf of the Company; and

(iii)

the Purchaser shall be deemed to be the transferee of such Common Shares (free and clear of all Liens) and shall be entered in the register of the Common Shares maintained by or on behalf of the Company.

Section 2.4	Adjustment to Consideration

If, on or after the date of the Arrangement Agreement, the Company sets a record date for any dividend or other distribution on the Common Shares that is prior to the Effective Time or the Company pays any dividend or other distribution on the Common Shares prior to the Effective Time: (i) to the extent that the amount of such dividends or distributions per Common Share does not exceed the Consideration per Common Share, the Consideration per Common Share shall be reduced by the amount of such dividends or distributions, as applicable; and (ii) to the extent that the amount of such dividends or distributions per Common Share exceeds the Consideration per Common Share, such excess amount shall be placed in escrow for the account of the Purchaser or another Person designated by the Purchaser.

Article 3
RIGHTS OF DISSENT

Section 3.1	Rights of Dissent

Registered Common Shareholders may exercise dissent rights with respect to the Common Shares held by such holders (“Dissent Rights”) in connection with the Arrangement pursuant to and in the manner set forth in Sections 242 to 247 of the BCBCA, as modified by the Interim Order and this Section 3.1; provided that, notwithstanding (a) Subsection 242(1)(a) of the BCBCA, the written objection to the Arrangement Resolution referred to in Subsection 242(1)(a) of the BCBCA must be received by the Company not later than 5:00 p.m. (Vancouver time) two Business Days immediately preceding the date of the Company Meeting, and (b) Section 245 of the BCBCA, the Purchaser and not the Company shall be required to pay the fair value of such Common Shares. Dissenting Holders who duly exercise their Dissent Rights shall be deemed to have transferred the Common Shares held by them and in respect of which Dissent Rights have been validly exercised to the Purchaser free and clear of all Liens, as provided in Section 2.3(c) and if they:

(a)

ultimately are entitled to be paid fair value for such Common Shares: (i) shall be deemed not to have participated in the transactions in Article 2 (other than Section 2.3(c)); (ii) will be entitled to be paid the fair value of such Common Shares, which fair value, notwithstanding anything to the contrary contained in Part 8 of the BCBCA, shall be determined as of the close of business, in respect of the Common Shares, on the day before the Arrangement Resolution was adopted; and (iii) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights in respect of such Common Shares; or

(b)

ultimately are not entitled, for any reason, to be paid fair value for such Common Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Common Shares.

Section 3.2	Recognition of Dissenting Holders

(a)

In no circumstances shall the Purchaser, the Company or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is the registered holder of those Common Shares in respect of which such rights are sought to be exercised.

(b)

For greater certainty, in no case shall the Purchaser, the Company or any other Person be required to recognize Dissenting Holders as holders of Common Shares in respect of which Dissent Rights have been validly exercised after the completion of the transfer under Section 2.3(c), and the names of such Dissenting Holders shall be removed from the registers of holders of the Common Shares in respect of which Dissent Rights have been validly exercised at the same time as the event described in Section 2.3(c) occurs. In addition to any other restrictions under Division 2 of Part 8 of the BCBCA, none of the following shall be entitled to exercise Dissent Rights: (i) holders of Options, holders of DSUs or holders of RSUs; and (ii) Common Shareholders who have failed to exercise all the voting rights carried by the Common Shares held by such holders against the Arrangement Resolution.

Article 4
CERTIFICATES AND PAYMENTS

Section 4.1	Payment of Consideration

(a)

Prior to the Effective Date, the Purchaser shall deposit, or arrange to be deposited, for the benefit of holders of Common Shares (other than Rollover Shareholders), cash with the Depositary in the aggregate amount equal to the payments in respect thereof required by this Plan of Arrangement, with the amount per Common Share in respect of which Dissent Rights have been exercised being deemed to be the Consideration per Common Share for this purpose, net of applicable withholdings for the benefit of the holders of Common Shares (other than Rollover Shareholders). The cash deposited with the Depositary by or on behalf of the Purchaser shall be held in an interest-bearing account, and any interest earned on such funds shall be for the account of the Purchaser.

(b)

Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Common Shares that were transferred pursuant to Section 2.3(f), together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the Common Shareholders (other than Rollover Shareholders) represented by such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the cash which such holder has the right to receive under the Arrangement for such Common Shares less any amounts withheld pursuant to Section 4.4, and any certificate so surrendered shall forthwith be cancelled.

(c)

On the Effective Date, the Company shall pay the amounts to be paid to holders of Options, DSUs and RSUs, either (i) pursuant to the normal payroll practices and procedures of the Company, or (ii) in the event that payment pursuant to the normal payroll practices and procedures of the Company is not practicable for any such holder, by cheque or delivery of share certificates, as applicable (delivered to such holder of Options, DSUs or RSUs, as applicable, as reflected on the register maintained by or on behalf of the Company in respect of the Options, DSUs and RSUs).  Any payment of cash shall be net of applicable withholding taxes, and any payment by way of share certificate will be delivered after the Company has received a payment of cash equal in amount to the amount of any applicable withholding taxes.

(d)

Until surrendered as contemplated by this Section 4.1, each certificate that immediately prior to the Effective Time represented Common Shares shall be deemed after the Effective Time to represent only the right to receive upon such surrender a cash payment in lieu of such certificate as contemplated in this Section 4.1, less any amounts withheld pursuant to Section 4.4. Any such certificate formerly representing Common Shares not duly surrendered on or before the third anniversary of the Effective Date shall cease to represent a claim by or interest of any former holder of Common Shares of any kind or nature against or in the Company or the Purchaser. On such date, all cash to which such former holder was entitled shall be deemed to have been surrendered to the Purchaser or the Company, as applicable, and shall be paid over by the Depositary to the Purchaser or as directed by the Purchaser.

(e)

Any payment to be made by way of cheque or delivery of share certificates by the Depositary (or the Company, if applicable) pursuant to this Plan of Arrangement that has not been deposited or has been returned to the Depositary (or the Company) or that otherwise remains unclaimed, in each case, on or before the third anniversary of the Effective Time, and any right or claim to payment hereunder that remains outstanding on the third anniversary of the Effective Time shall cease to represent a right or claim of any kind or nature and the right of the holder to receive the applicable consideration for the Common Shares, the Options, the DSUs and the RSUs pursuant to this Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to the Purchaser or the Company, as applicable, for no consideration.

(f)

No holder of Common Shares, Options, DSUs or RSUs shall be entitled to receive any consideration with respect to such Common Shares, Options, DSUs or RSUs other than any cash payment or delivery of share certificates to which such holder is entitled to receive in accordance with Section 2.3 and this Section 4.1 and, for greater certainty, no such holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith.

Section 4.2	Payment of Rollover Consideration

(a)

The Purchaser shall deposit, or arrange to be deposited, for the benefit of Rollover Shareholders, share certificates representing the Rollover Consideration to which such Rollover Shareholders have the right to receive under the Arrangement in respect of their Rollover Shares.

(b)

Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Rollover Shares that were transferred pursuant to Section 2.3(e), together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the Rollover Shareholders represented by such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the Rollover Consideration which such holder has the right to receive under the Arrangement for such Rollover Shares less any amounts withheld pursuant to Section 4.4, and any certificate so surrendered shall forthwith be cancelled.

(c)

Until surrendered as contemplated by this Section 4.2, each certificate that immediately prior to the Effective Time represented Rollover Shares shall be deemed after the Effective Time to represent only the right to receive upon such surrender share certificates representing the Rollover Consideration in lieu of such certificate as contemplated in this Section 4.2. Any such certificate formerly representing Rollover Shares not duly surrendered on or before the third anniversary of the Effective Date shall cease to represent a claim by or interest of any former holder of Rollover Shares of any kind or nature against or in the Company or the Purchaser. On such date, all Rollover Shares to which such former holder was entitled shall be deemed to have been surrendered to the Purchaser or the Company, as applicable, and shall be returned by the Depositary to the Purchaser or as directed by the Purchaser.

Section 4.3	Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Common Shares that were transferred pursuant to Section 2.3 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, cash deliverable in accordance with such holder’s Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom such cash is to be delivered shall as a condition precedent to the delivery of such cash, give a bond satisfactory to the Purchaser and the Depositary (acting reasonably) in such sum as the Purchaser may direct, or otherwise indemnify the Purchaser and the Company in a manner satisfactory to the Purchaser and the Company, acting reasonably, against any claim that may be made against the Purchaser and the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.4	Withholding Rights

The Purchaser, the Company and the Depositary, as applicable, shall be entitled to deduct and withhold from any consideration otherwise payable or otherwise deliverable to any Company Securityholders under the Plan of Arrangement such amounts as the Purchaser, the Company or the Depositary, as applicable, are required or reasonably believe to be required to deduct and withhold from such consideration under any provision of any Laws in respect of Taxes. Any such amounts will be deducted, withheld and remitted from the consideration payable pursuant to the Plan of Arrangement and shall be treated for all purposes under this Agreement as having been paid to the Company Securityholders in respect of which such deduction, withholding and remittance was made; provided that such deducted and withheld amounts are actually remitted to the appropriate Governmental Entity.

Section 4.5	No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.

Section 4.6	Paramountcy

From and after the Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all Common Shares, Options, DSUs and RSUs issued or outstanding prior to the Effective Time and any plans or agreements governing such securities, (b) the rights and obligations of the Company Securityholders, the Company, the Purchaser, the Depositary and any transfer agent or other depositary therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Common Shares, Options, DSUs or RSUs shall be deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement.

Section 4.7	No Election with Respect to Option Consideration

The Parties acknowledge and agree that no deduction will be claimed by the Company in respect of any payment made to a holder of Options in respect of the Options pursuant to the Plan of Arrangement who is a resident of Canada or who is employed in Canada (both within the meaning of the Tax Act) in computing the Company’s taxable income under the Tax Act, and the Company shall: (i) where applicable, make an election pursuant to subsection 110(1.1) of the Tax Act in respect of the cash payments made in exchange for the surrender of Options, and (ii) provide evidence in writing of such election to holders of Options, it being understood that holders of Options shall be entitled to claim any deductions available to such persons pursuant to the Tax Act in respect of the calculation of any benefit arising from the surrender of Options.

Article 5
AMENDMENTS

Section 5.1	Amendments to Plan of Arrangement

(a)

The Company and the Purchaser may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must (i) be set out in writing, (ii) be approved by the Company and the Purchaser, each acting reasonably, (iii) filed with the Court and, if made following the Company Meeting, approved by the Court, and (iv) communicated to the Common Shareholders if and as required by the Court.

(b)

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company or the Purchaser at any time prior to the Company Meeting (provided that the Company or the Purchaser, as applicable, shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)

Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if (i) it is consented to in writing by each of the Company and the Purchaser (in each case, acting reasonably), and (ii) if required by the Court, it is consented to by some or all of the Common Shareholders voting in the manner directed by the Court.

(d)

Purchaser may, at any time following the Effective Date, amend, modify or supplement this Plan of Arrangement without the approval of Company Shareholders provided that each amendment, modification or supplement (i) must be set out in writing, (ii) must concern a matter which, in the reasonable opinion of each of the Purchaser is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement, (iii) is not adverse to the economic interests of any former Common Shareholders, and (iv) need not be filed with the Court or communicated to former Common Shareholders.

Article 6
FURTHER ASSURANCES

Section 6.1	Further Assurances

Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order to further document or evidence any of the transactions or events set out in this Plan of Arrangement.

Appendix “A” to the Plan of Arrangement – Closing Certificate

Re:	Arrangement Agreement dated June 16, 2016 between 1077801 B.C. Ltd. and Response Biomedical Corp. (the “Arrangement Agreement”)

Defined terms used but not defined in this certificate shall have the meaning ascribed thereto in the Arrangement Agreement.

Each of the undersigned hereby confirms that the undersigned is satisfied that the conditions precedent to its respective obligations to complete the Arrangement have been satisfied and that the Arrangement is completed and the Plan of Arrangement shall be filed in the minute books of the Company as of the Effective Time on _____________, 2016 (the “Effective Date”).

1077801 B.C. Ltd.

By:
Name:
Title:

RESPONSE BIOMEDICAL CORP.

By:
Name:
Title:

ANNEX F

CONSENT OF BLOOM BURTON & CO. LTD.

To: The Board of Directors of Response Biomedical Corp.

Reference is made to our formal valuation and fairness opinion dated June 15, 2016, which we prepared for the Independent Committee of the Response Board in connection with the proposed Arrangement involving Response Biomedical Corp. and the Purchaser.

We hereby consent to the filing of the Formal Valuation and Fairness Opinion with the applicable securities regulatory authorities and the inclusion of a summary of the Formal Valuation and Fairness Opinion in this definitive proxy statement and management information circular of Response Biomedical Corp. dated June 24, 2016. In providing such consent, we do not intend that any person other than the Independent Committee and the Board of Response Biomedical Corp. rely upon the Formal Valuation and Fairness Opinion of Bloom Burton & Co. Ltd.

All terms used but not defined herein have the meanings ascribed herein.

Bloom Burton & Co. Ltd.

Vancouver, British Columbia, June 24, 2016

ANNEX G

RESPONSE BIOMEDICAL CORP.

Form 10-K – ANNUAL REPORT

(Selected Portions)

For the Fiscal Year Ended December 31, 2015

-i-

ITEM 7.     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes, included in Item 8 of this Report. Unless otherwise specified, all dollar amounts are Canadian dollars.

OVERVIEW

Response Biomedical Corp. develops manufactures and sells diagnostic tests for use with its proprietary RAMP® System, a portable fluorescence immunoassay-based diagnostic testing platform. Our RAMP® technology utilizes a unique method to account for sources of error inherent in conventional lateral flow immunoassay technologies, thereby providing the ability to quickly and accurately detect and quantify an analyte present in a liquid sample. Consequently, an end-user in a medical facility’s central-lab or in a point-of-care diagnostic testing setting can rapidly obtain important diagnostic information. We currently have sixteen tests available for clinical and environmental testing applications, and we have plans to commercialize additional tests.

Sales to the Company’s national distributor in China represented 62% of product sales during the year ended December 31, 2015. While this distributor met its contractual minimums for purchases of products from the Company in the first six months of the year, it advised the Company that it has built up inventory at a higher rate than its current sales to end-users. Consequently, this distributor made lower purchases from the Company during the last two quarters of the year compared to the first two quarters of 2015. This national distributor is still in the process of expanding into additional territories within China and determining end-user buying patterns. No returns of the products purchased by the national distributor are either expected or permitted under the terms of its distribution agreement.

To address the recent expected near term reductions in our shipments to this China distributor, we implemented several cash conservation and cost reduction initiatives during the third quarter in 2015 to extend our available cash resources. These actions included selected staff layoffs and work-sharing programs, reductions in discretionary spending, and additional efforts to sell inventory accumulated late in the second quarter. In parallel, our China office staff are now actively engaged in expanding our sales and marketing activities in China working with our distributor. As a further step to strengthen our financial position, the Company is also seeking additional financing alternatives. While the Company is pursuing these various initiatives, there is no assurance that these efforts will be sufficient to fund the Company’s operations or that quarter-over-quarter product sales will increase.

We have thus far financed our operations through a series of equity financings, debt financings, and collaborative arrangements. On October 15, 2014, we entered into a funded Technology Development Agreement and on February 16, 2015, a Collaboration Agreement with Hangzhou Joinstar Biomedical Technology Co. Ltd. (“Joinstar”) to support the co-development by Response and Joinstar of components and multiple assays that will run on a high throughput rapid immunoassay analyzer developed by Joinstar. Under the terms of the agreements, we have received milestones totaling US$3.0 million to date and are eligible to receive a further US$0.8 million for the last development milestone that is expected to be paid to Response during the remaining six month project period. In conjunction with the signing of the Collaborative Agreement, we entered into a definitive Supply Agreement with Joinstar whereby we will provide certain materials required for Joinstar to manufacture and sell the developed assays specifically to run on their analyzer. Under the terms of the Supply Agreement, we are eligible to receive a guaranteed US$1.78 million in revenue-based payments over the first five years of commercialization of the co-developed assays. To date, commercialization of the co-developed assays has not commenced.

In addition to the Joinstar agreements, the Company has a term loan from Silicon Valley Bank (“SVB”) with an outstanding principal balance of approximately US$0.9 million as of December 31, 2015, which is being repaid monthly over the next seventeen months. We believe that with a combination of some or all of the various cost reduction, cash conservation, sales and marketing, and, if necessary, financing initiatives and with the targeted execution under the Joinstar Agreements and strengthening of our China sales/distribution, based on the projected level of operations, our cash and cash equivalent balances, including cash generated from operations, will be sufficient to meet our anticipated cash requirements through the next twelve months. However, due to our history of losses, the challenges of our sales activities in our China market and uncertain success of our various cost, cash, and financing efforts, there is substantial doubt over our ability to continue as a going concern as we are dependent on expanding distribution in China and meeting the development milestones required to earn the additional US$0.8 million in development fees under the Collaboration Agreement with Joinstar, achieving profitable operations, and/or additional financings, the outcomes of which cannot be predicted at this time. In the event that we are unable to generate adequate revenues, cash flow or earnings, to support our operations, or we are unable to raise sufficient capital to do so, we may be forced to cease operations and either sell our business or liquidate our assets.

RECENT DEVELOPMENTS

●

On February 6, 2015, we announced that we had expanded the scope of our agreement with Shanghai Elite to distribute our Cardiovascular portfolio of RAMP® products effective April 23, 2015. Under the agreement, Shanghai Elite became our exclusive national distributor in China. Effective March 3, 2016 Shanghai Elite no longer has exclusive rights to sell our products in China.

●

On February 16, 2015, we announced that we had earned the second milestone of US$720,000 in the funded Technology Development Agreement with Joinstar. We received the milestone payment upon the signing of the definitive Collaboration Agreement.

●

On April 14, 2015, we earned the third milestone of US$360,000 in the Collaboration Agreement with Joinstar. We earned the milestone upon the delivery of certain components for the high throughput rapid immunoassay analyzer developed by Joinstar.

●	On May 19, 2015, we announced that Dr. Barbara Kinnaird, Ph.D. was promoted to our Chief Executive Officer.

●	On August 6, 2015, following a successful search process, we hired Julius Wu as our new General Manager for China..

●

On September 9, 2015, we received the fourth milestone of US$648,000 in the funded Collaboration Agreement with Joinstar. We earned this milestone during the quarter ended September 30, 2015 upon the delivery of certain components for the high throughput rapid immunoassay analyzer developed by Joinstar.

●

On November 19, 2015, we announced that we received notice that the Toronto Stock Exchange (“TSX”) has initiated a review of the continued listing of our common shares. The TSX initiated its review because the price of our shares traded below $0.68 for 30 consecutive trading days, and as a result, the market value of the publicly held common shares (as defined by the TSX) did not meet the minimum threshold of $2 million required under the TSX rules. TSX rules exclude shares held by certain of our significant shareholders and directors and officers, which total approximately 70% of our outstanding shares, from their calculation. As of March 21, 2016, the TSX has granted a thirty (30) day extension of their review.

●

On December 8, 2015, we announced that, effective January 5, 2016, Alere Medical Co., Ltd. (“Alere Japan”) became the exclusive national distributor in Japan for the marketing and sales of Response manufactured BNP tests and readers. Shionogi & Co. Ltd will continue to supply biological reagents to us under separate license and supply agreements.

●

On December 30, 2015, we announced that we earned the fifth milestone of US$720,000 in the Collaboration Agreement with Joinstar. We earned this milestone upon the receipt of certain reports for the high throughput rapid immunoassay analyzer developed by Joinstar.

●

On January 11, 2016, we announced that we received Health Canada approval and CE Mark for our new RAMP® diagnostic test that measures levels of Procalcitonin (“PCT”). PCT is a biomarker elevated in the blood of patients suffering from sepsis.

●

On February 18, 2016, we announced that we launched the RAMP® Dengue Environmental test at the American Mosquito Control Association annual general meeting. The RAMP® Dengue Environmental test is a rapid, quantitative test for detection of Dengue antigen in mosquitoes that transmit Dengue virus.

RESULTS OF OPERATIONS

REVENUES, COST OF GOODS SOLD AND GROSS MARGIN (IN THOUSANDS EXCEPT PERCENTAGES)

	Year ended December 31,			Change 2014 to 2015		Change 2013 to 2014
	2015	2014	2013	Increase / (Decrease)	Percent Change	Increase / (Decrease)	Percent Change
Product sales	11,973	10,828	11,531	1,145	11%	(703)	(6% )
Collaborative revenue	3,445	186	-	3,259	1,752%	186	100%
Total revenue	15,418	11,014	11,531	4,404	40%	(517)	(4% )
Cost of Sales	7,339	6,647	6,588	692	10%	59	1%
Gross profit	8,079	4,367	4,943	3,712	85%	(576)	12%
Gross margin on product sales	38.7%	38.6%	42.9%

FISCAL 2015 VERSUS FISCAL 2014

Product Sales

Product sales increased 11%, or $1.1 million, in fiscal 2015 as compared to fiscal 2014. The change is due primarily to an increase in worldwide instrument and cardiovascular test sales worldwide with the largest increase coming from China. As mentioned above, our national distributor in China met its contractual minimums in each of the first two quarters of 2015 but as a new national distributor still in the process of expanding into additional territories within China and determining end-user buying patterns, they built up inventory at a higher rate than their current sales to end-users. Consequently, the distributor made fewer purchases from us during the second half of 2015.

Collaborative Revenue

Collaborative revenue increased by $3.3 million in fiscal 2015 due to recognition of revenue associated with the collaboration with Joinstar signed in the fourth quarter of 2014. We earned three of the four substantive milestones under the collaboration agreement during the year ended December 31, 2015.

Gross Profit

Gross profit increased 85%, or $3.7 million, in fiscal 2015 as compared to fiscal 2014. Excluding the collaborative revenue, gross profit increased 11%, or $0.5 million. Gross margin on product sales stayed relatively the same due to the following factors:

●	A 4% decrease in manufacturing overhead costs leading to a lower cost per unit; and
●	Inflation and foreign exchange fluctuations from an appreciated US dollar relative to the Canadian dollar during the year.

Offsetting the above was:

●	A significant increase in subsidized promotional reader placement programs intended to increase our customer base and stimulate future test sales growth;
●	An increase in our estimated product warranties; and
●	An increase in the volume rebate earned by our largest distributor.

FISCAL 2014 VERSUS FISCAL 2013

Product Sales

Product sales decreased 6%, or $0.7 million, in fiscal 2014 as compared to fiscal 2013. The change in total revenue is due to the following:

●	Cardiovascular sales decreased 2.7%, or $0.3 million, primarily due to reduced sales in China as a result of the transition to new distribution partners in the fourth quarter of 2013; and

●

Infectious disease, Biodefense and West Nile Virus sales decreased 29%, or $0.4 million, primarily due to lower sales of Influenza tests during the first quarter of 2014 compared with the first quarter of 2013, because the flu season was more severe during the first quarter of 2013;

Collaborative Revenue

Collaborative revenue was $0.2 million in fiscal 2014 due to recognition of revenue associated with the collaboration with Joinstar signed in the fourth quarter of 2014. We did not record any collaborative revenue in 2013.

Gross Profit

Gross profit decreased 12%, or $0.6 million, in fiscal 2014 as compared to fiscal 2013. The change in total gross profit is primarily due to the decrease in product sales of 6% and a decrease in gross margin on product sales to 38.6% from 42.9% in fiscal 2013. This decrease in gross margin is primarily due to the following:

●	A decrease in the sale of our higher margin products (Infectious disease, Biodefense, and West Nile Virus ) described under Product Sales above;
●	An increase in promotional reader placement programs implemented during the year intended to stimulate future test sale growth;
●	A $0.3 million increase in the amount of inventory provided for or written off related to scrapped, expired, obsolete or damaged inventory; and
●	A 2%, increase in unit manufacturing costs as inflationary cost factors outweighed productivity gains during the year.

OPERATING EXPENSES (IN THOUSANDS EXCEPT PERCENTAGES)

	Year ended December 31,			Change 2014 to 2015			Change 2013 to 2014
	2015	2014	2013	Increase / (Decrease)	Percent Change		Increase / (Decrease)	Percent Change
Research and development	2,901	3,525	2,402	(624)	(18%	)	1,123	47%
General and administrative	2,564	3,297	3,574	(733)	(22%	)	(277)	(8% )
Sales and marketing	2,329	2,578	2,171	(249)	(10%	)	407	19%
Total operating expenses	7,794	9,400	8,147	(1,606)	(17%	)	1,253	15%

FISCAL 2015 VERSUS 2014

Research and Development Expenses

Research and development expenses decreased by 18%, or $0.6 million. This was the result of lower legal and professional costs associated with the timing of clinical and regulatory work being done in 2015, which were partially offset by higher development costs related to the Joinstar collaboration and development of our new PCT and Dengue tests.

General and Administrative Expenses

General and administrative expenses decreased by 22%, or $0.7 million. The decrease is primarily due to decreased stock based compensation and salaries and wages as a result of the resignation of our former CEO in the third quarter of 2014 and an associated severance accrual in 2014.

Sales and Marketing Expenses

Sales and marketing expenses decreased by 10%, or $0.2 million. This was primarily the result of lower salaries and wages due to a smaller staff and severance accrued for the resignation of our senior vice president of sales in 2014 offset by higher marketing costs incurred in China.

FISCAL 2014 VERSUS FISCAL 2013

Research and Development Expenses

Research and development expenses increased by 47%, or $1.1 million. The increase is primarily due to a $0.9 million increase in professional fees and development costs associated with increased product development, clinical and regulatory work and a $0.2 million increase in salaries and wages primarily the result of a reduction in government funding support that funds some of our research and development salaries and wages.

General and Administrative Expenses

General and administrative expenses decreased by 8%, or $0.3 million. The decrease is primarily due to a $0.3 million decrease in stock based compensation expense, a $0.2 million decrease in legal and professional fees and overhead costs due primarily to a decrease in the amount of legal work required in 2014. This was offset by a $0.1 million increase in salaries and wages as a result of higher severance costs that more than offset the savings from reduced headcount in 2014.

Sales and Marketing Expenses

Sales and marketing expenses increased by 19%, or $0.4 million. The increase is primarily due to a $0.3 million increase in salaries and wages and recruiting costs as a result of severance incurred in 2014 and an increase in the number of sales employees in the U.S. and China. The remaining increase is due to higher travel and marketing expenditures due to an increase tradeshow and conference presence.

OTHER EXPENSE/(INCOME), NET (IN THOUSANDS EXCEPT PERCENTAGES)

	Year ended December 31,			Change 2014 to 2015			Change 2013 to 2014
	2015	2014	2013	Increase / (Decrease)	Percent Change		Increase / (Decrease)	Percent Change
Interest expense and amortization of deferred financing costs and debt discount	878	874	696	4	0%		178	26%
Interest income	(10)	(15)	(15)	5	(33%	)	-	0%
Other (income)/expense	43	68	(17)	(25)	(37%	)	85	(500%	)
Foreign exchange loss	472	132	16	340	258%		116	725%
Unrealized (gain) loss on revaluation of warrant liability	(948)	(4,002)	2,114	3,054	(76%	)	(6,116)	(289%	)
Total Other Expenses /(Income)	435	(2,943)	2,794	3,378	(115%	)	(5,737)	(205%	)

FISCAL 2015 VERSUS 2014

Interest Expense and Amortization of Deferred Financing Costs and Debt Discount

Interest expenses and amortization of deferred financing costs and debt discount increased by $4,000. The increase is primarily due to the interest and amortization costs related to the SVB debt offset by a decrease in interest paid on the repayable leasehold improvement allowance as a result of a decrease in principal in 2015 versus 2014.

Other (Income)/Expense

Other expenses represent business taxes paid for the operations of our representative office in Shanghai, China. Tax is owed based on a percentage of operating expenses incurred. The expense decreased due to reduced costs in 2015 in our representative office.

Foreign exchange loss

Foreign exchange loss increased by 258%, or $0.3 million. Foreign exchange gains and losses are largely due to U.S. dollar balances of cash and cash equivalents, accounts receivable, accounts payable, and debt affected by the fluctuations in the value of the U.S. dollar as compared to the Canadian dollar. The increase in the loss is due to the appreciation of the U.S. dollar in 2015 versus 2014 on our net US dollar liabilities.

Unrealized (gain) loss on revaluation of warrant liability

The unrealized gain on revaluation of the warrant liability is solely due to the mark-to-market revaluation of the outstanding warrants each reporting period. The fair market value decreased from December 31, 2014 resulting in an unrealized gain of $0.9 million. The fair market value is calculated using a Black-Scholes model with inputs for volatility, risk free interest rate, and expected life of the warrants. The primary reason for the decrease in the value of the liability is the decrease in the fair market value of the shares of the Company in relation to December 31, 2014. A small change in the estimates used in the Black-Scholes pricing model may have a relatively large change in the estimated valuation of the common stock warrants.

FISCAL 2014 VERSUS 2013

Interest Expense and Amortization of Deferred Financing Costs and Debt Discount

Interest expenses and amortization of deferred financing costs and debt discount increased by 26%, or $0.2 million. The increase is primarily due to the interest and amortization costs related to the SVB debt offset by a decrease in interest paid on the repayable leasehold improvement allowance as a result of a decrease in principal in 2014 versus 2013.

Other (Income)/Expense

Other expenses represent business taxes paid for the operations of our representative office in Shanghai, China. Tax is owed based on a percentage of operating expenses incurred. The increase is due to tax paid on a full year’s of expenses in 2014 versus a partial year in 2013.

Foreign exchange loss

Foreign exchange loss increased by 725%, or $0.1 million. Foreign exchange gains and losses are largely due to U.S. dollar balances of cash and cash equivalents, accounts receivable, accounts payable, and debt affected by the fluctuations in the value of the U.S. dollar as compared to the Canadian dollar.

Unrealized (gain) loss on revaluation of warrant liability

The unrealized gain on revaluation of the warrant liability is solely due to the mark-to-market revaluation of the outstanding warrants each reporting period. The fair market value decreased from December 31, 2013 resulting in an unrealized gain of $4.0 million. The fair market value is calculated using a Black-Scholes model with inputs for volatility, risk free interest rate, and expected life of the warrants. The primary reason for the decrease in the value of the liability is the decrease in the fair market value of the shares of the Company in relation to December 31, 2013. A small change in the estimates used in the Black-Scholes pricing model may have a relatively large change in the estimated valuation of the common stock warrants.

LIQUIDITY AND CAPITAL RESOURCES (IN THOUSANDS EXCEPT PERCENTAGES)

Total cash and cash equivalents and working capital at December 31, 2015 and 2014 were as follows:

	2015	2014
Cash and cash equivalents	$2,511	$3,221
Percentage of total assets	21%	24%
Working capital	(1,315)	(774)
Warrant liability	301	1,249
Working capital, excluding Warrant liability	(1,014)	475

As at December 31, 2015, the Company had a negative working capital balance. Included in current liabilities is a warrant liability that is required to be measured at fair value and is presented as a current liability in accordance with ASC 815. Each warrant may only be exercised on a net cashless exercise basis and no warrant may be exercised at a time when the exercise price equals or exceeds the current market price, which means that the potential settlement of any warrant does not require any cash disbursement. Without taking into account the warrant liability mentioned above, the Company’s working capital as at December 31, 2015 is negative $1.0 million (December 31, 2014 - $0.5 million). The decrease of $1.5 million during the year ended December 31, 2015 is primarily due to the cash used in investing and financing activities.

FINANCIAL CONDITION

We have financed our operations primarily through equity and debt financings. As of December 31, 2015, the Company has raised approximately $107.8 million from the sale and issuance of equity securities and debt, net of issue costs. On October 15, 2014, we entered into a funded Technology Development Agreement and on February 16, 2015, a Collaboration Agreement with Joinstar to support the co-development by Response and Joinstar of components and multiple assays that will run on a high throughput rapid immunoassay analyzer developed by Joinstar. Under the terms of the agreements, we have received milestones totaling US$3.0 million to date and are eligible to receive a further US$0.8 million in development milestones over the remaining six month project period. We expect these funds, in part, to be used to reduce working capital deficiencies, if any, at the time they are received. In conjunction with the signing of the Collaborative Agreement, we entered into a definitive Supply Agreement with Joinstar whereby we will provide certain materials required for Joinstar to manufacture and sell the developed assays specifically to run on their analyzer. Under the terms of the Supply Agreement, we are eligible to receive a guaranteed US$1.78 million in revenue-based payments over the first five years of commercialization of the co-developed assays. In addition to the Joinstar agreements, the Company has a term loan from SVB with an outstanding principal balance of approximately US$0.9 million as of December 31, 2015.

Sales to the Company’s national distributor in China represented 62% of product sales during the year ended December 31, 2015. While this distributor met its contractual minimums for purchases of products from the Company in the first six months of the year, it advised the Company that it has built up inventory at a higher rate than its current sales to end-users. Consequently, this distributor made lower purchases from the Company during the last two quarters of 2015 compared to the first two quarters of 2015. We are continuing to work with the national distributor we used in 2015 on a non-exclusive basis while it is in the process of expanding into additional territories within China and determining end-user buying patterns. No returns of the products purchased by the national distributor are either expected or permitted under the terms of its distribution agreement.

In order to address this recent and expected temporary decline in our shipments to this China distributor, we implemented several cash conservation and cost reduction initiatives to extend our available cash resources during the year. These actions included selected staff layoffs and work-sharing programs, reductions in discretionary spending, and additional efforts to sell inventory accumulated late in the second quarter in anticipation of Q3 sales in China. In parallel, our China office staff are now actively engaged in increasing our sales and marketing activities in China working with our distributor and expanding distribution. As a further step to strengthen our financial position, the Company is also seeking additional financing alternatives. While the Company is pursuing these various cost, sales, and financing initiatives, there is no assurance that these efforts will be sufficient to fund the Company’s operations.

Cash flows from operations are generally impacted by our level of quarterly sales and our ability to manage operating expenses. However, increased quarter over quarter growth also requires additional working capital in the form of higher accounts receivable and greater inventory balances to meet the increased demand. We expect that we will have net negative cash flow over the next several quarters until our growth initiatives and Joinstar milestone provide sufficient cash flow to cover internal operating expenses, capital purchases and provide the additional working capital required to support the growth. In addition, we continue to require cash for our contractual debt and other obligations outlined below.

We believe that with a combination of some or all of the various cost reduction, cash conservation, sales and marketing, and, if necessary, financing initiatives and with the targeted execution under the Joinstar Agreements and strengthening of our China sales/distribution, based on the projected level of operations, our cash and cash equivalent balances, including cash generated from operations, will be sufficient to meet our anticipated cash requirements through the next twelve months. However, due to our history of losses, the challenges of our sales activities in our China market and uncertain success of our various cost, cash, and financing efforts, there is substantial doubt over our ability to continue as a going concern as we are dependent on meeting the development milestones required to earn the additional US$0.8 million under the Collaboration Agreement with Joinstar, achieving profitable operations, and/or additional financings, the outcomes of which cannot be predicted at this time.

ONGOING SOURCES AND USES OF CASH

Changes in Cash Flows (in thousands):

Year ended December 31,	2015	2014	2013
Cash provided by (used in) operating activities	813	(2,292)	(1,272)
Cash used in investing activities	(449)	(410)	(196)
Cash provided by (used in) financing activities	(1,093)	2,954	2,348
Increase/(decrease) in cash during the period	$(710)	$263	$878

As at December 31, 2015, the Company had cash and cash equivalents balance of $2.5 million as a result of a $0.7 million decrease in cash during the year. The cash decrease was primarily the result of cash used in investing and financing activities offset by cash provided by operating activities described below:

Cash Provided by / (Used in) Operating Activities (in thousands):

During the year ended December 31, 2015, we generated $0.8 million in cash from operating activities, compared to using $2.3 million and $1.3 million during the years ended December 31, 2014 and 2013 respectively. The cash generated from operating activities was the result of a net loss of $0.1 million, adjusted for the total effects of non-cash adjustments of $0.9 million. In addition, changes in working capital excluding cash were as follows:

Year ended December 31,	2015	2014	2013
Trade receivables	242	175	662
Other receivables	(11)	23	25
Inventories	237	194	(459)
Prepaid expenses and other	50	(57)	90
Accounts payable and accrued liabilities	(680)	1,196	956
Deferred revenue	247	777	(181)
Net change in working capital excluding cash	$85	$2,308	$1,093

The net changes in working capital during 2015 were primarily due to the following:

●

Accounts payable and accrued liabilities decreased from $3.9 million to $3.3 million due to the payment of severance costs accrued but not fully paid in 2014 and the timing of vendor payments during the year;

●	Deferred revenue increased from $873,000 to $1.3 million primarily the result of the increase in prepaid orders and volume rebates accrued for future sales;
●	Trade receivable balances decreased from $702,000 to $466,000 as a result of more product sales that were prepaid during the year; and
●

Inventory balances decreased from $2.1 million to $1.8 million primarily due to an effort to reduce raw material inventories in response to the reduction in Chinese product sales mentioned above and improved inventory management processes.

Cash Used in Investing Activities

Net cash used in investing activities for the years ended December 31, 2015, 2014, and 2013 was $449,000, $410,000, and $196,000. This cash was primarily used for the purchase of equipment used in manufacturing and research and development activities.

Cash Provided by (Used In) Financing Activities

Net cash used in financing activities during the year ended December 31, 2015 of $1.1 million was used to repay the SVB debt and repayable leasehold improvements allowance during the year.

The net cash provided by financing activities during the year ended December 31, 2014 of $3.0 million was primarily due to the private placement with Joinstar for gross proceeds of $2.2 million offset by $154,000 of financing costs. In addition, we received $1.7 million of debt proceeds from SVB during the year. These proceeds were offset by the repayment of the SVB debt and the leasehold improvements allowance.

The net cash provided by financing activities for the years ended December 31, 2013 were primarily the result of the private placements completed in 2013 for gross proceeds of $3.1 million less $388,000 of financing costs. This offset the repayment of the repayable leasehold improvement allowance of $371,000.

CONTRACTUAL OBLIGATIONS AND CONTINGENCIES

The following table summarizes our contractual commitments as of December 31, 2015 and the effect those commitments are expected to have on liquidity and cash flow in future periods (in thousands):

Payments due by Period
Contractual Obligations	Total	Less than 1 Year	1-3 years	3 - 5 years	More than 5 years
Long-term debt obligations (1)	6,561	1,426	1,657	1,511	1,967
Operating lease obligations (2)	7,984	1,040	2,163	2,278	2,502
Purchase obligations (3)	2,352	1,727	446	179	-
Total	$16,897	$4,193	$4,266	$3,968	$4,469

(1) Long-term debt obligations consist of the principle and interest payments of our term loan with SVB and repayable leasehold improvement allowance. The term of the SVB debt ends on May 1, 2017. The term of the repayable leasehold improvement allowance coincides with the term of the lease mention in note (2).

(2) Operating lease obligations consist of leases of the facilities and property, plant, and equipment. These lease obligations expire on various dates between 2017 and 2023. The lease for the facility, which commenced in 2008, has a term of 15 years.

(3) Purchase obligations consist of obligations to purchase raw materials, manufacturing equipment, and other supplies from suppliers.

OFF-BALANCE-SHEET ARRANGEMENTS

As of December 31, 2015, we have no material off-balance sheet arrangement as defined in Item 303(a)(4)(ii) of SEC Regulation S-K.

RELATED PARTY TRANSACTIONS

We received US$1.28 million from Joinstar, a significant shareholder, upon signing of the Technology Development Agreement and Collaboration Agreement. These upfront payments are being recognized into income over the expected development period of which $972,000 was recognized during the year ended December 31, 2015. These development fees are included under collaborative revenue in the consolidated statements of loss and comprehensive loss. The unrecognized portion of the development fees are included under deferred revenue on the consolidated balance sheet.

In addition, we received US $1.73 million upon achieving the third, fourth, and fifth milestones under the Collaboration Agreement with Joinstar in 2015. For the year ended December 31, 2015, $2.4 million was included under collaborative revenue in the consolidated statements of loss and comprehensive loss.

During the year, we paid Orbimed Advisors, LLC, a majority shareholder, $12,000 relating to financing costs that are included under general and administrative expenses in the consolidated statements of loss and comprehensive loss.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

A summary of the significant accounting policies is as follows:

USE OF ESTIMATES

Our consolidated financial statements are prepared in accordance with U.S. GAAP. In the application of U.S. GAAP, we are required to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities in our consolidated financial statements. Changes in the accounting estimates from period to period are reasonably likely to occur. Accordingly, actual results could differ significantly from the estimates made by management. To the extent that there are material differences between these estimates and actual results, our future financial statement presentation of our financial condition or results of operations may be affected.

On an ongoing basis, we evaluate our estimates, including those related to revenue recognition including the recognizing of revenue under the milestone method, valuation of stock based compensation, valuation of long-lived assets, tax related contingencies, recoverability of receivables, valuation of inventories, and warranty accruals. We base our estimates on historical experience and on various other assumptions, including expected trends that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

In addition to making critical accounting estimates, we must ensure that our financial statements are properly stated in accordance with U.S. GAAP. In many cases, the accounting treatment of a particular transaction is specifically dictated by U.S. GAAP and does not require a high degree of management judgment in its application, while in other cases, management’s judgment is required in selecting among available alternative accounting standards that allow different accounting treatment for similar transactions.

Our significant accounting policies are discussed in Note 3, “Significant Accounting Policies,” to the consolidated financial statements included in Item 8 of this Annual Report. We believe that the following are our most critical accounting policies and estimates, each of which is critical to the portrayal of our financial condition and results of operations and requires our most difficult, subjective and complex judgments. Our management has reviewed our critical accounting policies and the related disclosures with the Audit Committee of our Board of Directors.

INVENTORIES

Raw material, finished goods, and work in progress inventories are carried at the lower of actual cost, determined on a first-in first-out basis, and market value. Cost of finished goods and work in progress inventories includes direct materials, direct labour and applicable overhead. We write down our inventory balances for estimates of excess and obsolete amounts. These write-downs are recorded as a component of cost of sales. At the point of the write-down, a new, lower-cost basis for that inventory is established, and any subsequent improvements in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

LONG LIVED ASSET IMPAIRMENT

Long-lived assets to be held and used are periodically reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, we base our evaluation on such impairment indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. In the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized for the difference between the carrying value and the fair value.

REVENUE RECOGNITION

Product sales are recognized when legal title passes to distributors or customers, the sales price is fixed and determinable, collection of the resulting receivables is reasonably assured and no uncertainties with regard to customer acceptance exist. Sales are recorded net of discounts and sales returns.

When arrangements include multiple elements, we use objective evidence of fair value to allocate revenue to the elements, and recognize revenue when the criteria for revenue recognition have been met for each element, in accordance with authoritative guidance on multiple-element arrangements.

Upfront fees from collaborative research arrangements that are non-refundable, require the ongoing involvement of the Company and are directly linked to specific milestones are deferred and amortized into income as services are rendered. Upfront fees from collaborative research arrangements that are non-refundable, require the ongoing involvement of the Company and are not directly linked to specific milestones are deferred and amortized into income on a straight-line basis over the term of ongoing development. Upfront fees from collaborative research arrangements that are refundable are deferred and recognized once the refundable period has lapsed.

Milestone Revenue – Our collaboration agreements generally include contingent contractual payments related to achievement of specific research, development and regulatory milestones that are based in whole or in part upon our performance. Research, development and regulatory contingent contractual payments and milestone payments are typically payable under our collaborations upon completion of assay development, upon completion of clinical trial testing of the developed assay, and upon receipt of actual marketing approvals of a developed assay.

At the inception of each arrangement that includes contingent contractual payments, we evaluate whether each potential payment and milestone is substantive and at risk to both parties based on the basis of the contingent nature of the milestone event. We evaluate factors such as scientific, regulatory, and other risks that we must overcome to achieve the respective milestone event, whether the contractual payments due at each milestone event is reasonable relative to all deliverables and payment terms in the arrangement in making this assessment and whether the contingent contractual payment relates solely to past performance. The determination of whether a milestone is substantive requires judgment by the Company.

We recognize any payment that is contingent upon the achievement of a substantive milestone entirely in the period in which the milestone is achieved. A milestone is defined as an event that can only be achieved based in whole or in part either on our performance, or the performance of our collaborators, or the occurrence of a specific outcome resulting from our past performance for which there is a substantive uncertainty at the date the arrangement is entered into that the event will be achieved.

WARRANT LIABILITY

We account for warrants, issued in the 2011 rights offering, pursuant to the authoritative guidance on accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock. We have classified the warrants on the consolidated balance sheet as a liability that is revalued at each balance sheet date subsequent to the initial issuance. Determining the appropriate fair-value model, and calculating the fair value of warrants requires considerable judgment, including estimating stock price volatility and expected warrant life. The computation of expected volatility was based on the historical volatility of shares of our common stock for a period that coincides with the expected life of the warrants. A small change in the estimates used may have a relatively large change in the estimated valuation. We use the Black-Scholes pricing model to value the warrants.

STOCK-BASED COMPENSATION

The Company uses the fair value method of accounting for all stock-based awards for non-employees and for all stock-based awards to employees that were granted, modified or settled since January 1, 2003. The fair value of stock options is determined using the Black-Scholes option-pricing model, which requires certain assumptions, including future stock price volatility, estimated forfeiture rates and expected time to exercise. Stock-based compensation expense is recorded net of estimated forfeitures such that expense is recorded only for those stock-based awards that are expected to vest. A forfeiture rate is estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates. Changes to any of these assumptions could produce different fair values for stock-based compensation. The expense is amortized on a straight-line basis over the graded vesting period.

For information on the recent accounting pronouncements impacting our business, see Note 4 of the Notes to Consolidated Financial Statements included in Item 8.

ITEM 8.     FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

RESPONSE BIOMEDICAL CORP.

CONSOLIDATED FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

(PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPALS USED IN THE UNITED STATES OF AMERICA (U.S. GAAP))

AS AT DECEMBER 31, 2015 AND 2014, AND FOR EACH OF THE THREE YEARS ENDED

DECEMBER 31, 2015

MANAGEMENT’S RESPONSIBILITY FOR FINANCIAL REPORTING

The consolidated financial statements contained in this annual report have been approved by the board of directors and were prepared by management in accordance with United States generally accepted accounting principles. Management is responsible for the preparation and integrity of the consolidated financial statements and all other information in the annual report, and for ensuring that this information is consistent, where appropriate, with the information contained in the financial statements.

Management has developed and is maintaining a system of policies and procedures and internal controls to obtain reasonable assurance that the Company’s assets are safeguarded, transactions are authorized and financial information is reliable.

The Board of Directors is responsible for ensuring that management fulfills its responsibility for financial reporting and internal control. The Board of Directors exercises this responsibility principally through the Audit Committee. The Audit Committee consists of directors not involved in the daily operations of the Company. The Audit Committee meets with management, and, the independent registered public accounting firm, satisfied itself that management’s responsibilities are properly discharged, and reviewed the financial statements prior to their presentation to the Board of Directors for approval. The independent registered public accounting firm, PricewaterhouseCoopers LLP, conducted an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Their report expresses their opinion on the consolidated financial statements of the Company. The external auditors have free and full access to the Audit Committee with respect to their findings.

/s/ Dr. Barbara R. Kinnaird	/s/ William J. Adams

Dr. Barbara R. Kinnaird	William J. Adams

Chief Executive Officer	Chief Financial Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of

Response Biomedical Corp.

We have audited the accompanying consolidated balance sheets of Response Biomedical Corp. and its subsidiaries as of December 31, 2015 and December 31, 2014 and the related consolidated statements of loss and comprehensive loss, shareholders’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2015. Management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We were not engaged to perform an audit of the company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Response Biomedical Corp. and its subsidiaries as of December 31, 2015 and December 31, 2014 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

Emphasis of matter

The accompanying consolidated financial statements have been prepared assuming the company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the company has incurred recurring losses from operations and has an accumulated deficit at December 31, 2015 that raises substantial doubt about its ability to continue as a going concern. Management’s plans in this regard are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(signed) PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, Canada

March 24, 2016

RESPONSE BIOMEDICAL CORP.

CONSOLIDATED BALANCE SHEETS

[SEE NOTE 2 - BASIS OF PRESENTATION AND GOING CONCERN UNCERTAINTY]

(IN THOUSANDS OF CANADIAN DOLLARS)

	December 31, 2015	December 31, 2014
ASSETS	$	$
Current
Cash and cash equivalents	2,511	3,221
Trade receivables, net [note 6]	466	702
Other receivables	100	89
Inventories [note 7]	1,819	2,056
Prepaid expenses and other	134	183
Deferred debt financing costs - current portion [note 11]	90	88
Total current assets	5,120	6,339
Deferred debt financing costs [note 11]	3	45
Long-term prepaid expenses	93	93
Restricted deposits [note 10]	901	901
Property, plant and equipment [note 8]	5,689	6,250
Total assets	11,806	13,628

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current
Accounts payable and accrued liabilities [note 6 and 9]	3,297	3,867
Term loan - current portion [note 11]	843	494
Lease inducements - current portion [note 10]	169	169
Repayable leasehold improvement allowance - current portion [note 6 and 10]	514	461
Deferred revenue	1,311	873
Warrant liability [notes 5 and 12]	301	1,249
Total current liabilities	6,435	7,113
Term loan (note 11)	360	1,004
Lease inducements [note 10]	1,028	1,197
Repayable leasehold improvement allowance [note 10]	4,694	5,208
	12,517	14,522
Commitments [note 15]
Shareholders' deficit
Common shares [note 12]	104,314	104,124
Additional paid-in capital [note 12]	15,384	15,241
Deficit	(120,409)	(120,259)
Total shareholders' deficit	(711)	(894)
Total liabilities and shareholders’ deficit	11,806	13,628

See accompanying notes

RESPONSE BIOMEDICAL CORP.

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(IN THOUSANDS OF CANADIAN DOLLARS)

	2015	2014	2013
	$	$	$
REVENUE
Product sales [note 16]	11,973	10,828	11,531
Collaborative revenue [note 2 and 13]	3,445	186	0
Total revenue	15,418	11,014	11,531

Cost of sales [notes 7, 8, 12 and 15]	7,339	6,647	6,588
Gross profit	8,079	4,367	4,943

EXPENSES [notes 8, 10, 12, 13 and 15]
Research and development	2,901	3,525	2,402
General and administrative	2,564	3,297	3,574
Sales and marketing	2,329	2,578	2,171
Total operating expenses	7,794	9,400	8,147

OTHER EXPENSES (INCOME)
Interest expense and amortization of deferred financing costs and debt discount [note 11]	878	874	696
Interest income	(10)	(15)	(15)
Other expense/(income)	43	68	(17)
Foreign exchange loss	472	132	16
Unrealized (gain) loss on revaluation of warrant liability [note 5]	(948)	(4,002)	2,114
Total other expenses (income)	435	(2,943)	2,794
Net loss and comprehensive loss for the year	(150)	(2,090)	(5,998)

Loss per common share - basic and diluted [note 12]	(0.02)	(0.26)	(0.89)

Weighted average number of common shares outstanding - basic and diluted [note 12]	9,879,148	8,025,143	6,747,369

See accompanying notes

RESPONSE BIOMEDICAL CORP.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT SHARE DATA)

	Common Stock Issued and Outstanding	Additional paid in capital		Deficit	Total Shareholders' Deficit
	# of shares	$	$	$	$
Balance at December 31, 2013	7,870,925	101,945	14,742	(118,169)	(1,482)
Net loss	-	-	-	(2,090)	(2,090)
Private placement, net of issue costs	1,800,000	2,024	-	-	2,024
Net shares issued upon conversion of restricted share units	88,635	155	(155)	-	-
Net warrants issued per terms of loan	-	-	113	-	113
Stock-based compensation expense	-	-	381	-	381
Restricted share units	-	-	160	-	160
Balance at December 31, 2014	9,759,560	104,124	15,241	(120,259)	(894)
Net loss	-	-	-	(150)	(150)
Net shares issued upon conversion of restricted share units	165,696	190	(190)	-	-
Stock-based compensation expense	-	-	218	-	218
Restricted share units	-	-	115	-	115
Balance at December 31, 2015	9,925,256	104,314	15,384	(120,409)	(711)

See accompanying notes

RESPONSE BIOMEDICAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS OF CANADIAN DOLLARS)

Year Ended December 31,	2015	2014	2013
OPERATING ACTIVITIES	$	$	$
Net loss for the year	(150)	(2,090)	(5,998)
Add (deduct) items not involving cash:
Depreciation of property, plant and equipment	1,003	994	992
Amortization of deferred lease inducements	(169)	(170)	(171)
Amortization of deferred financing costs	88	99	-
Amortization of discount on debt	52	34	-
Restricted stock compensation	28	-	-
Stock-based compensation	218	381	660
Unrealized loss (gain) on revaluation of warrant liability	(948)	(4,002)	2,114
Unrealized foreign currency transactions	606	154	38
Changes in non-cash working capital:
Trade receivables	242	175	662
Other receivables	(11)	23	25
Inventories	237	194	(459)
Prepaid expenses and other	50	(57)	90
Accounts payable and accrued liabilities	(680)	1,196	956
Deferred revenue	247	777	(181)
Cash provided by (used in) operating activities	813	(2,292)	(1,272)

INVESTING ACTIVITIES
Purchase of property, plant and equipment	(449)	(410)	(196)
Cash used in investing activities	(449)	(410)	(196)

FINANCING ACTIVITIES
Repayment of repayable leasehold improvement allowance	(461)	(413)	(371)
Proceeds from issuance of common shares, net of share issue costs	-	2,024	2,055
Proceeds from issuance of warrants, net of warrant issue costs	-	-	695
Proceeds from debt	-	1,661	-
Repayment of term loan	(606)	(159)	-
Debt financing cost	(26)	(159)	(31)
Cash provided by (used in) financing activities	(1,093)	2,954	2,348

Effect of exchange rate changes on cash and cash equivalents	19	11	(2)

Increase/(decrease) in cash during the year	(710)	263	878
Cash and cash equivalents, beginning of year	3,221	2,958	2,080
Cash and cash equivalents, end of year	2,511	3,221	2,958
Supplemental Disclosure:
Interest paid in cash	699	731	696
Taxes paid in cash	50	50	27

See accompanying notes

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

1. DESCRIPTION OF BUSINESS

Response Biomedical Corp. (“Response” or the “Company”) was incorporated on August 20, 1980 under the predecessor to the Business Corporations Act (British Columbia). The Company’s wholly owned US subsidiary, Response Point of Care Inc., was incorporated on November 9, 2012 in the State of Delaware. The Company is engaged in the research, development, commercialization and distribution of diagnostic technologies for the medical point of care (POC), laboratory and on-site environmental testing markets. POC and on-site diagnostic tests (or assays) are simple, non-laboratory based tests performed using portable hand-held devices, compact desktop analyzers, single-use test cartridges and/or dipsticks. Since 1996, the Company has developed and commercialized a proprietary diagnostic system called RAMP®.

The RAMP® System is a portable fluorescence immunoassay-based diagnostic technology that combines the performance of a clinical lab with the convenience of a dipstick test, establishing a new paradigm in diagnostic testing. Immunoassays are extremely sensitive and specific tests used to identify and measure small quantities of materials, such as proteins. A large variety of biological molecules and inorganic materials can be targeted. Accordingly, the RAMP® technology is applicable to multiple distinct market segments and many products within those segments. RAMP® tests are now commercially available for use in the early detection of heart attack, congestive heart failure, influenza A+B, the respiratory syncytial virus, environmental detection of West Nile Virus and Dengue Virus, and biodefense applications including the rapid on-site detection of anthrax, smallpox, ricin and botulinum toxin.

2. BASIS OF PRESENTATION AND GOING CONCERN UNCERTAINTY

These consolidated financial statements have been prepared by management in Canadian dollars in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and liabilities and commitments in the normal course of business.

During the year ended December 31, 2015, the Company has incurred a net loss of $150,000 and negative cash flows of $710,000. As of December 31, 2015, the Company had a cash balance of $2.5 million, an accumulated deficit of $120.4 million, a shareholders’ deficit of $711,000, and a negative working capital balance of $1.3 million. In addition, the Company has various operating leases and purchase commitments for inventory (refer to note 15). Included in current liabilities is a warrant liability in the amount of $301,000 that is required to be measured at fair value and is presented as a current liability in accordance with Accounting Standards Codification Topic 815 – Derivatives and Hedging (“ASC 815”). Each warrant may only be exercised on a net cashless exercise basis and no warrant may be exercised at a time when the exercise price equals or exceeds the current market price meaning the potential settlement of any warrant does not require any cash disbursement. Without taking into account the warrant liability mentioned above, current liabilities exceed current assets by $1.0 million.

Sales to the Company’s national distributor in China represented 62% of product sales during the year ended December 31, 2015. While this distributor met its contractual minimums for purchases of products from the Company in the first six months of the year, it advised the Company that it has built up inventory at a higher rate than its current sales to end-users. Consequently, this distributor made lower purchases from the Company during the second half of 2015 compared to the first two quarters of 2015. No returns of the products purchased by the national distributor are either expected or permitted under the terms of its distribution agreement.

As a result, to address the recent expected near term reductions in product sales, the Company implemented several cash conservation and cost reduction initiatives to extend its available cash resources. In addition, the Company is also seeking additional financing alternatives. While the Company is pursuing these various initiatives, there is no assurance that these efforts will be sufficient to fund the Company’s operations or that quarter-over-quarter product sales will increase.

The ability of the Company to continue as a going concern is uncertain and dependent on the Company’s ability to obtain additional financing and/or achieve sustained cash flow positive operations. Management has, thus far, financed the operations through a series of equity financings, debt financing, and collaborative arrangements. The Company has received milestones totaling US$3.0 million to date from the Joinstar Agreements described in Note 2 and is eligible to receive a further US$0.8 million from the last development milestone during the remaining six month project period. In addition, under the terms of the Supply Agreement with Joinstar, Response is eligible to receive a guaranteed US$1.78 million in revenue-based payments over the first five years of commercialization of the co-developed assays.

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

In addition to the Joinstar agreements, the Company has a term loan from Silicon Valley Bank (“SVB”) with an outstanding principal balance of approximately US$0.9 million as of December 31, 2015. Refer to note 11 for the significant terms of the loan.

Management believes that, with a combination of some or all of the various cost reduction, cash conservation, sales and marketing, and, if necessary, financing initiatives, and with the targeted execution under the Joinstar Agreements and strengthening of our China sales and distribution, based on the current level of operations and excluding out of the ordinary cash management measures, the Company’s cash and cash equivalent balances, including cash generated from operations, will be sufficient to meet the anticipated cash requirements through the next twelve months. However, due to the Company’s history of losses, there is substantial doubt over the Company’s ability to continue as a going concern as it is dependent on meeting the development milestones required to earn the additional US$0.8 million in development fees under the Collaboration Agreement with Joinstar, achieving profitable operations, or obtaining additional financing, the outcomes of which cannot be predicted at this time. The consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

3. SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies is as follows:

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Areas of significant estimates include revenue recognition, stock-based compensation expense, the value of the warrant liability, the resolution of uncertain tax positions, recoverability of long-lived assets and provisions for doubtful accounts, inventory obsolescence, inventory valuation, warranty accruals, and going concern assessments. Actual results could differ from those estimates.

Certain Significant Risks and Uncertainties

The Company is subject to certain risks and uncertainties and believes that changes in any of the following areas could have a material adverse effect on its future financial position or results of operations: continued regulatory compliance or regulatory changes; the ability to develop new products and services that are accepted in the marketplace; competition, including, but not limited to, pricing and products or product features and services; litigation or other claims; the adequate and timely sourcing and manufacturing of inventories; and the hiring, training and retention of key employees.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less, when acquired, to be cash equivalents.

Inventories

Raw material, finished goods and work in progress inventories are carried at the lower of actual cost, determined on a first-in first-out basis, and market value. The cost of finished goods and work in progress inventories includes direct materials, direct labour and applicable overhead. The Company writes down its inventory balances for estimates of excess and obsolete amounts. These write-downs are recorded as a component of cost of sales. At the point of the write-down, a new, lower-cost basis for that inventory is established, and any subsequent improvements in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

Property, plant and equipment

Property, plant and equipment is recorded at cost and depreciated over the estimated useful lives using the straight-line method as follows:

Office and laboratory furniture and equipment (years)		5
Computer hardware and software (years)	2	-	3
Manufacturing equipment (years)	2	-	10
Leasehold improvements		Initial term of lease

Long Lived Asset Impairment

Long-lived assets to be held and used by the Company are periodically reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on impairment indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. In the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized for the difference between the carrying value and the fair value.

Leases

Leases are classified as either capital or operating leases. Leases that transfer substantially all the benefits and risks of ownership of the property to the Company are accounted for as capital leases. All other leases are accounted for as operating leases wherein rental payments are expensed in a manner that results in the total rent payments being recognized on a straight-line basis over the term of the lease.

Deferred lease inducements

Lease inducements arising from rent-free inducements and non-repayable leasehold improvement allowances received from the landlord are being amortized over the term of the lease on a straight-line basis.

Revenue recognition

Product sales are recognized when legal title passes to distributors or customers, the sales price is fixed and determinable, collection of the resulting receivables is reasonably assured and no uncertainties with regard to customer acceptance exist. Sales are recorded net of discounts and sales returns.

When arrangements include multiple elements, we use objective evidence of fair value to allocate revenue to the elements, and recognize revenue when the criteria for revenue recognition have been met for each element, in accordance with authoritative guidance on multiple-element arrangements.

Upfront fees from collaborative research arrangements that are non-refundable, require the ongoing involvement of the Company and are directly linked to specific milestones are deferred and amortized into income as services are rendered. Upfront fees from collaborative research arrangements that are non-refundable, require the ongoing involvement of the Company and are not directly linked to specific milestones are deferred and amortized into income on a straight-line basis over the term of ongoing development. Upfront fees from collaborative research arrangements that are refundable are deferred and recognized once the refundable period has lapsed.

Milestone Revenue - The Company’s collaboration agreements generally include contingent contractual payments related to achievement of specific research, development and regulatory milestones that are based in whole or in part upon the performance of the Company. Research, development and regulatory contingent contractual payments and milestone payments are typically payable under our collaborations upon completion of assay development, upon completion of clinical trial testing of the developed assay, and upon receipt of actual marketing approvals of a developed assay.

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

At the inception of each arrangement that includes contingent contractual payments, we evaluate whether each potential payment and milestone is substantive and at risk to both parties based on the basis of the contingent nature of the milestone event. We evaluate factors such as scientific, regulatory, and other risks that we must overcome to achieve the respective milestone event, whether the contractual payments due at each milestone event is reasonable relative to all deliverables and payment terms in the arrangement in making this assessment and whether the contingent contractual payment relates solely to past performance.

We recognize any payment that is contingent upon the achievement of a substantive milestone entirely in the period in which the milestone is achieved. A milestone is defined as an event that can only be achieved based in whole or in part either on our performance, or the performance of our collaborators, or the occurrence of a specific outcome resulting from our past performance for which there is a substantive uncertainty at the date the arrangement is entered into that the event will be achieved.

Collaborative Research Agreement with Joinstar – On October 15, 2014, the Company entered into a funded Technology Development Agreement with Hangzhou Joinstar Biomedical Technology Co. Ltd. (“Joinstar”) to support the co-development by Response and Joinstar of components and multiple assays that will run on a high throughput rapid immunoassay analyzer developed by Joinstar. Under the terms of the Technology Development Agreement, Joinstar paid US$560,000 upon the signing of the Technology Development Agreement on October 15, 2014 and US$720,000 upon the signing of the Collaborative Agreement, which was signed on February 16, 2015. We received three additional milestones in 2015 totaling a further US$1.73 million. Response is eligible to receive a further US$792,000 in development milestones over the project period. In conjunction with the signing of the Collaborative Agreement, Response and Joinstar entered into a definitive Supply Agreement whereby Response will provide certain materials required for Joinstar to manufacture and sell the developed assays specifically to run on their analyzer. Under the terms of the Supply Agreement, Response is eligible to receive a guaranteed US$1.78 million in revenue-based payments over the first five years of commercialization of the co-developed assays.

The Company determined that the deliverables under the arrangement were the participation on the Joint Steering Committee required in the agreement and the achievement of the development milestones outlined in the agreement. The Company determined that the milestone payments upon the signing of the Technology Development Agreement and Collaborative Agreement were not substantive milestones and the consideration related to these upfront payments is being amortized over the term of the project. The Company determined that the remaining four contingent payments are substantive milestones. The US$2.52 million in contingent milestones are broken down as follows: US$360,000 upon the delivery by Response of certain prototype components for the analyzer developed by Joinstar; US$648,000 upon the delivery of multiple assays by Response to Joinstar; US$720,000 upon the receipt of certain testing reports for the analyzer developed by Joinstar; and US$792,000 upon regulatory approval and completion of the project. Response determined that these milestones are all substantive because they are commensurate with the Company’s performance to achieve the milestones, they relate solely to past performance, and they are reasonable relative to all of the deliverables and payment terms within the arrangement. As of December 31, 2015, the Company earned all development milestones except the final one, which is to be earned upon regulatory approval and completion of the development project.

Accounts Receivable

For product sales, the Company typically invoices its customers at shipment for the sales order value of products shipped. For contract revenue, invoicing occurs based upon the terms of the specific research contract, typically one month in arrears for services rendered and any other allowable direct costs. Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company does not have any off-balance sheet credit exposure related to any of its customers.

Allowance for Doubtful Accounts

The Company evaluates the collectability of accounts receivable based on a combination of factors. In cases where the Company becomes aware of circumstances that may impair a specific customer’s ability to meet its financial obligations subsequent to the original sale, the Company will record an allowance against amounts due, and thereby reduce the net recognized receivable to the amount the Company reasonably believes will be collected. For all other customers, the Company recognizes an allowance for doubtful accounts based on the length of time the receivables are past due and consideration of other factors such as industry conditions, the current business environment and its historical experience.

Deferred Financing Costs

The Company capitalizes incremental costs directly attributable to obtaining debt. The deferred financing costs are subsequently amortized using the effective interest rate method to interest expense over the contractual life of the debt. Under a modification to a debt arrangement, only the incremental costs directly paid to the lender are capitalized and amortized over the contractual life of the debt. All incremental costs paid to third parties are expensed when incurred and are included in general and administrative expenses on the consolidated statements of loss and comprehensive loss.

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

Warranty accrual

The Company offers a standard limited warranty on its products. The Company estimates costs that may be incurred under its warranty program as liabilities at the time the products are sold. Factors that affect the Company’s warranty liability include the number of units sold, anticipated rate of warranty claims, and costs per claim, which require management to make estimates about future costs. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary. The initial recognition of and subsequent adjustments to the warranty accrual are recorded to cost of sales.

Research and development costs

Research and development costs are expensed as incurred and include expenses associated with new product research and regulatory activities.

Shipping and Handling Costs

Shipping and handling costs are included in cost of revenues and are recognized as a period expense during the period in which they are incurred.

Stock-based compensation

The Company uses the fair value method of accounting for all stock-based awards for non-employees and for all stock-based awards to employees that were granted, modified or settled since January 1, 2003. The fair value of stock options is determined using the Black-Scholes option-pricing model, which requires certain assumptions, including future stock price volatility, estimated forfeiture rates and expected time to exercise. Stock-based compensation expense is recorded net of estimated forfeitures such that expense is recorded only for those stock-based awards that are expected to vest. A forfeiture rate is estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates. Changes to any of these assumptions could produce different fair values for stock-based compensation. The expense is amortized on a straight-line basis over the graded vesting period.

Restricted deposits

Restricted deposits consist of long-term deposits pledged as security as part of certain contractual obligations. The interest earned on these deposits is recorded in interest income on the consolidated statements of loss and comprehensive loss.

Financial Instruments

Financial instruments include cash, cash equivalents, receivables, restricted deposits, accounts payable, accrued and other liabilities, term loan, warrant liability, and the repayable leasehold improvement allowance. The Company has classified restricted deposits as held-to-maturity. Trade receivables and other receivables are classified as loans and receivables. Accounts payable, accrued and other liabilities, term loan, warrant liability and the repayable leasehold improvement allowance are classified as other financial liabilities.

Held-for-trading financial instruments are initially measured at fair value with subsequent changes in fair value recorded to net income. Held-to-maturity investments are measured at amortized cost using the effective interest method with changes in amortized cost recorded to net income. Loans and receivables and other financial liabilities are initially measured at amortized cost with subsequent changes in amortized cost recorded to net income. Transaction costs (except for transaction costs related to held-for-trading financial instruments, which are expensed as incurred) are included in the carrying amounts of financial instruments as they are carried on the consolidated balance sheet.

Warrants

The Company accounts for warrants, issued in the 2011 rights offering, pursuant to the authoritative guidance on accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock. The Company classifies warrants on the consolidated balance sheet as a liability that is revalued at each balance sheet date subsequent to the initial issuance. Determining the appropriate fair-value model, and calculating the fair value of warrants requires considerable judgment, including estimating stock price volatility and expected warrant life. The computation of expected volatility was based on the historical volatility of shares of the Company’s common stock for a period that coincides with the expected life of the warrants. A small change in the estimates used may have a relatively large change in the estimated valuation. The Company uses the Black-Scholes pricing model to value the warrants. Changes in the fair market value of the warrants are reflected in the consolidated statement of loss as Unrealized (gain)/loss on revaluation of warrant liability.

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

Foreign currency translation

Monetary items denominated in foreign currencies are translated into Canadian dollars using exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical exchange rates. Revenue and expense items are translated at the average exchange rate for the period. Foreign exchange gains and losses are included in the determination of loss for the year.

Income taxes

The Company accounts for income taxes using the liability method of tax allocation. Deferred income taxes are recognized for the future income tax consequences attributable to differences between the carrying values of assets and liabilities and their respective income tax bases. Deferred income tax assets and liabilities are measured using substantively enacted income tax rates expected to apply to taxable income in the years in which temporary differences are expected to reverse. The effect on deferred income tax assets and liabilities of a change in substantively enacted rates is included in earnings in the period that includes the substantive enactment date. Deferred income tax assets, net of a valuation allowance, are recorded in the consolidated financial statements if realization is considered more likely than not.

The Company accounts for uncertain tax positions using a “more-likely-than-not” threshold for recognizing and resolving uncertain tax positions. The Company evaluates uncertain tax positions on a quarterly basis and considers various factors, including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position. The Company includes interest and penalties related to gross unrecognized tax benefits in the provision for income taxes.

Scientific Research and Development Tax Credits

The benefits of tax credits for scientific research and development expenditures are recognized in the year the qualifying expenditure is made provided there is reasonable assurance of recoverability. The tax credits recorded are based on the Company’s estimates of amounts expected to be recovered and are subject to audit by taxation authorities. All qualifying expenditures are eligible for non-refundable tax credits only.

Loss per common share

Basic loss per common share is calculated using the weighted average number of common shares outstanding during the year, excluding contingently issuable shares. Diluted loss per common share is computed in accordance with the treasury stock method that uses the weighted average number of common shares outstanding during the period. The effect of potentially issuable common shares from outstanding stock options and outstanding warrants is anti-dilutive for all periods presented.

Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is its senior management team. The Company has one operating segment that is dedicated to the manufacture and sale of RAMP® tests. In note 16, the Company discloses information about Products and Services, Geographic Areas, and Major Customers.

4. RECENT ACCOUNTING PRONOUNCEMENTS

Accounting Pronouncements Not Yet Adopted

In April 2015, the FASB issued ASU 2015-03, Interest-Imputation of Interest (Subtopic 835-30) (“ASU 2015-03”). ASU 2015-03 was issued to simplify the presentation of debt issuance costs. The guidance requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by these amendments. This guidance should be applied on a retrospective basis, wherein the balance sheet of each individual period presented should be adjusted to reflect the period-specific effects of applying the new guidance. The guidance will be effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted for financial statements that have not been previously issued. The adoption of this newly issued guidance would result in the reclassification of the Deferred Debt Financing Costs (both current and long term), which are included under the assets section of the consolidated balance sheet, as a deduction of the Term loan (both current and long term) on the consolidated balance sheet.

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” (Topic 606) (“ASU 2014-09”), which supersedes the revenue recognition requirements in Accounting Standards Codification 605, “Revenue Recognition.” ASU 2014-09 is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. It also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. On July 9, 2015, the FASB decided to delay the effective date of the new standard by one year. ASU 2014-09 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. We are evaluating the impact of adopting this pronouncement.

In July 2015, the FASB issued ASU No. 2015-11, “Simplifying the Measurement of Inventory,” (Topic 330) (“ASU 2015-11”), which amends the guidelines for the measurement of inventory. Under the amendments, an entity should measure inventory valued using a first-in, first-out or average cost method at the lower of cost and net realizable value. Net realizable value is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted. We are evaluating the impact of adopting this pronouncement.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 2015-40) (“ASU 2014-15”). ASU 2014-15 provides guidance to U.S. GAAP about management’s responsibility to evaluate whether there is a substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. This new rule requires management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles currently in the U.S. auditing standards. Specifically, ASU 2014-15 (1) defines the term substantial doubt, (2) requires an evaluation of every reporting period including interim periods, (3) provides principles for considering the mitigating effect of management’s plans, (4) requires an express statement and other disclosures when substantial doubt is not alleviated, and (5) requires an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). This guidance is effective for annual periods ending after December 15, 2016. The Company is currently evaluating the potential effect of this ASU on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 requires lessees to put most leases on their balance sheets as a liability for the obligation to make lease payments and as a right-of-use asset, but recognize expenses on the income statements in a manner similar to today’s accounting. The guidance also eliminates the current real estate-specific provisions for all entities. This guidance is effective for annual period beginning after December 15, 2018. Early adoption is permitted for all entities. The Company has not chosen early adoption for this ASU and is currently evaluating its effect on the Company’s consolidated financial statements

5. FAIR VALUE MEASUREMENTS

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (“exit price”) in an orderly transaction between market participants at the measurement date. Fair value measurements of financial instruments are determined by using a fair value hierarchy that prioritizes the inputs to valuation techniques into three levels according to the relative reliability of the inputs used to estimate the fair values.

The three levels of inputs used to measure fair value are as follows:

Level 1 – Unadjusted quoted prices in active markets for identical financial instruments;

Level 2 – Inputs other than quoted prices that are observable for the financial instrument either directly or indirectly; and

Level 3 – Inputs that are not based on observable market data.

In determining fair value measurements, the Company uses the most observable inputs when available.

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

For certain of the Company’s financial instruments, including cash and cash equivalents, trade receivables, other receivables, and accounts payable and accrued liabilities the carrying amounts approximate fair values due to their short-term nature. The carrying value of the restricted deposits approximates its fair value due to the nature of the cash deposit. The fair value of the term loan approximates its carrying value as the effective interest rate in the term loan with SVB approximates the current market rate for the term loan. The fair value of the repayable leasehold improvement allowance approximates its carrying value as the fixed interest rate of 11% is considered to approximate the current market rate.

The fair value hierarchy level at which a financial instrument is categorized is determined on the basis of the lowest level input that is significant to the fair value measurement (in thousands):

Financial Instrument carried at fair value as of December 31, 2015

	Level 1	Level 2	Level 3	Total
Liabilities	$	$	$	$
Warrant Liability	-	-	301	301

Financial Instrument carried at fair value as of December 31, 2014

Liabilities	$	$	$	$
Warrant Liability	-	-	1,249	1,249

As of December 31, 2015, the warrant liability is recorded at its fair value of $301,000. The Company reassesses the fair value of the common stock warrants at each reporting date utilizing a Black-Scholes pricing model. Inputs used in the pricing model include estimates of stock price volatility, contractual term of the warrant, and risk-free interest rate (refer to note 12[g]). The computation of expected volatility was based on the historical volatility of the Company’s stock. A small change in the estimates used in the Black-Scholes pricing model may have a relatively large change in the estimated valuation of the common stock warrants.

The following table presents the changes in fair value of the Company’s total Level 3 financial liabilities for the year ended December 31, 2015 (in thousands):

	Balance at December 31, 2014	Unrealized loss	Exercise of Warrants	Balance at December 31, 2015
Warrant Liability	1,249	(948)	-	301

Quantitative information about unobservable inputs used in Level 3 fair value measurements is presented below:

	Valuation Technique	Unobservable Input	As at December 31, 2015	As at December 31, 2014
Warrant Liability	Option Model	Stock Price Volatility	128%	106%

A 5% increase or decrease in stock price volatility would cause an approximate corresponding $32,000 increase or decrease to the Warrant Liability ($82,000 – December 31, 2014).

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

6. FINANCIAL INSTRUMENTS

Credit Risk

Credit risk is the risk of a financial loss if a customer or counterparty to a financial instrument fails to meet its obligations under a contract. The risk arises primarily from the Company’s cash, cash equivalents, restricted deposits and receivables from customers.

Cash, cash equivalents and restricted deposits are placed with high quality financial institutions and are regularly monitored by management. These deposits are in excess of the amount of the insurance provided by governmental agencies on such deposits. To date, the Company has not experienced any losses on such deposits.

The Company’s exposure to credit risk related to its receivables is dependent upon the characteristics of each customer. The Company continually monitors the credit of its customers and requires orders to be prepaid by certain customers.

The Company is subject to concentration risk related to its accounts receivable. The Company defines concentration risk as customers whose outstanding receivable is 10% or greater than the total receivable balance or who represent 10% or greater of total revenue. At December 31, 2015, three customers represent 58% [2014 - three customers represent 87%] of the trade receivables balance. Refer to note 16 for a discussion of concentration risk on the Company’s revenues.

The Company reviews the collectability of its accounts receivable on a regular basis and establishes an allowance for doubtful accounts based on its best estimates of any potentially uncollectible accounts. As at December 31, 2015, the balance of the Company’s allowance for doubtful accounts was nil [2014 – nil]. The amount written off during the year ended December 31, 2015 was nil [2014 - $8,000 and 2013 - nil].

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they are due. The Company continuously monitors actual and forecasted cash flows to ensure there is sufficient working capital to satisfy its operating requirements. Refer to note 2 for a discussion of the Company’s liquidity plans.

Pursuant to their respective terms, accounts payables, accrued liabilities, the term loan, and the repayable leasehold improvement allowance are aged as follows (in thousands):

	2016	2017	2018	2019	2020	Thereafter
	$	$	$	$	$	$
Accounts payable and accrued liabilities	3,297	-	-	-	-	-
Term loan	868	362	-
Repayable leasehold improvement allowance	514	574	640	714	797	1,969
	4,679	936	640	714	797	1,969

7. INVENTORIES

Inventories are comprised of the following (in thousands):

	December 31, 2015	December 31, 2014
	$	$
Raw materials	1,083	1,212
Work in progress	328	309
Finished goods	408	535
	1,819	2,056

The carrying value of inventory as of December 31, 2015 includes a write-down and a provision for expired, obsolete, and damaged inventory in the amount of $51,000 [December 31, 2014 - $135,000]. For the year ended December 31, 2015, inventory write-downs and obsolescence charges were $272,000 [2014 - $285,000; 2013 - $25,000].

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

8. PROPERTY, PLANT AND EQUIPMENT

Property, plant, and equipment is comprised of the following (in thousands):

		Accumulated	Net book
	Cost	amortization	value
	$	$	$

December 31, 2015
Office and laboratory furniture and equipment	1,564	1,543	21
Computer hardware and software	1,150	1,067	83
Manufacturing equipment	3,730	2,847	883
Leasehold improvements	9,828	5,126	4,702
	16,272	10,583	5,689

December 31, 2014
Office and laboratory furniture and equipment	1,549	1,537	12
Computer hardware and software	1,166	964	202
Manufacturing equipment	3,312	2,622	690
Leasehold improvements	9,810	4,464	5,346
	15,837	9,587	6,250

The following table shows depreciation expense allocated by type of cost (in thousands):

Years ended December 31,	2015	2014	2013
Cost of sales	622	628	614
Research and development	250	241	252
General and administrative	65	66	73
Sales and marketing	66	59	53
	1,003	994	992

As at December 31, 2015, $464,000 [2014 - $187,000] of manufacturing equipment was in the validation phase and not ready for use and therefore has not been depreciated.

9. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities comprise (in thousands):

	December 31, 2015	December 31, 2014
	$	$
Trade accounts payable	966	1,624
Employee related accounts payable and accrued liabilities	1,035	1,307
Royalties	325	287
Other accrued liabilities	971	649
	3,297	3,867

Accounts payable and accrued liabilities include $8,000 [2014 - $15,000] of additions to property, plant, and equipment and $22,000 of additions to deferred financing costs [2014 – nil] as at December 31, 2015. These amounts have been excluded from cash used in investing activities and cash provided by/(used in) financing activities respectively on the consolidated statements of cash flows for the year ended December 31, 2015, as the cash had not been disbursed. Consequently, they have also been excluded from cash provided by/(used in) operating activities.

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

10. LEASE INDUCEMENTS

Lease agreements entered into by the Company for its offices provides for lease inducements to be provided by the landlord to the Company, which are summarized as follows (in thousands):

	December 31, 2015	December 31, 2014
	$	$
Current Portion
Rent-free inducement [i]	54	54
Non-repayable leasehold improvement allowance [ii]	115	115
	169	169
Repayable leasehold improvement allowance [iii]	514	461
Total Current Portion	683	630

Long-Term Portion
Rent-free inducement [i]	330	385
Non-repayable leasehold improvement allowance [ii]	698	812
	1,028	1,197
Repayable leasehold improvement allowance [iii]	4,694	5,208
Total Long-Term Portion	5,722	6,405
Total	6,405	7,035

The lease inducements disclosed on the consolidated balance sheets as a result of these benefits is comprised of the following:

[i]      In 2007, the Company entered into a long-term facility lease agreement that included an eight and one half month rent-free period from May 17, 2007 to February 1, 2008. The lease inducement benefit arising from the rent-free period is being amortized on a straight-line basis over the term of the operating lease as a reduction to rental expense Amortization expense for the year ended December 31, 2015 amounted to $54,000 [2014 - $54,000; 2013 - $54,000].

[ii]      The Company received a non-repayable allowance for an amount of $1.7 million for expenditures related to general upgrades to the facility. The lease inducement benefit arising from the non-repayable leasehold improvement allowance is being amortized on a straight-line basis over the balance of the term of the lease beginning April 1, 2008 as a reduction to rental expense. Amortization expense for the year ended December 31, 2015 amounted to $115,000 [2014 - $115,000; 2013 - $115,000].

[iii]     The Company received a repayable leasehold improvement for an amount of $7.8 million used for additional improvements to the facility. This lease inducement is being repaid over the term of the operating lease commencing February 1, 2008 at approximately $89,000 per month including interest calculated at an interest rate negotiated between the Company and the landlord. Principal repayments for the year ended December 31, 2015 amounted to $461,000 [2014 - $413,000; 2013 - $370,000], respectively. Interest payments for the year ended December 31, 2015 amounted to $601,000 [2014 - $649,000; 2013 - $691,000].

To secure the lease, the Company is maintaining a security deposit with the landlord in the form of an irrevocable letter of credit in the amount of $871,000 collateralized by a term deposit with a market value of $871,000 that is presented as part of restricted deposits in the long-term asset section of the balance sheets.

11. TERM LOAN

On February 11, 2014, the Company entered into a loan and security agreement with SVB providing for up to a US$2.5 million term loan. The loan is secured by substantially all of the assets of the Company. The loan included financial covenants that were later removed in an amendment (refer to discussion below). The loan also includes certain non-financial covenants as well as a subjective acceleration clause. Under the terms of the original loan agreement, the loan bears an interest rate of Wall Street Journal Prime Rate plus 2.5% annually. Interest only payments were made until October 1, 2014 at which time, 32 equal monthly installments of principal plus accrued interest started to be made. On December 15, 2014, the Company entered into an amendment to the original loan agreement with SVB. Under the amendment, SVB agreed to continue to advance the remaining outstanding principal of US$1.4 million for the same term and interest rate under the original agreement. In addition, SVB waived its rights in respect of certain breaches and removed any future financial covenants. Interest only payments were made until April 1, 2015, at which time, 26 equal monthly installments of principal plus accrued interest are being made through to maturity on May 1, 2017. In addition, the Company will pay an additional final payment of up to 4% of the outstanding principal advanced upon repayment. The loan contains a voluntary prepayment option whereby the principal amount can be prepaid in whole, or in part, for a fixed fee if a prepayment is made on or before December 15, 2016.

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

In connection with the original loan and amendment discussed above, 107,701 warrants with exercise prices ranging from $1.00 to $1.831 per warrant and a term of 10 years were granted to SVB. These warrants were measured at their fair market value using the Black-Scholes model on the date of their grants and had a combined estimated fair market value of $113,000, which was recorded as a debt discount that is being amortized into income over the term of the loan using the effective interest method. In addition, there were $233,000 of fees related to the term loan that are also being amortized over the term of the loan using the effective interest method.

Amortization of the deferred financing costs for the year ended December 31, 2015 was $88,000 (2014-$99,000 and 2013 – nil) and amortization of the debt discount for the year ended December 31, 2015 was $52,000 (2014-$34,000 and 2013 – nil). Both of these amounts are included in interest expense and amortization of deferred financing costs and debt discount on the consolidated statements of loss and comprehensive loss.

The term loan is comprised of the following amounts (in thousands):

	December 31, 2015	December 31, 2014
	$	$
Current portion of term loan	868	546
Current portion of unamortized debt discount	(25)	(52)
Current portion of term loan, net debt discount	843	494

Long-term portion of term loan	362	1,031
Long-term portion of unamortized debt discount	(2)	(27)
Long-term portion of term loan, net debt discount	360	1,004
Total	1,203	1,498

Future principal payments for the term loan as of December 31, 2015, are as follows (in thousands):

December 31,	$
2016	868
2017	362
Total	1,230

12. SHARE CAPITAL AND ADDITIONAL PAID-IN CAPITAL

[a]     Authorized - Unlimited common shares without par value.

[b]      Issued

2014 Private Placement

On December 12, 2014, the Company closed a private placement with Joinstar related entities consisting of 1,800,000 common shares at a price of $1.21 per share for total gross proceeds of $2,178,000. The net proceeds were $2,024,000 after deduction of $154,000 of financing costs.

[c]      Stock option plan

At the Annual General Meeting held September 3, 2008, the Company’s shareholders approved a new stock option plan (“2008 Plan”). Under the plan, the Company may grant options to purchase common shares in the Company to employees, directors, officers and consultants of the Company. The exercise price of the options is determined by the Board but is equal to the fair market value of the common shares at the grant date. The Company estimates the fair value of options on the date of the grant. The options vest over the requisite service period in accordance with terms as determined by the Board, typically over four years. Stock options expire no later than ten years from the date of grant.

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

At the Annual General and Special Meeting held on June 18, 2013, the Company’s shareholders’ approved a change to the Company’s 2008 stock option plan permitting the maximum shares authorized to be issued under the plan to be up to 20% of the issued and outstanding common shares outstanding at any point in time.

Of the 1,985,051 stock options authorized for grant under the 2008 Plan as at December 31, 2015, options for 1,533,022 shares were outstanding and 452,029 stock options were available for future grant.

The following assumptions were used to estimate the fair value of options granted during the years ended December 31, 2015, 2014, and 2013 using a Black-Scholes option-pricing model:

Year ended December 31,	2015	2014	2013
Risk-free interest rates	1.23%	1.98%	1.69%
Expected dividend yield	0%	0%	0%
Expected life (in years)	5.95	5.96	5.76
Expected volatility	122%	126%	123%
Fair value per stock option	$0.60	$1.20	$2.63

The expected volatility reflects the assumption that the historical volatility of common stock of the Company over a period similar to the expected life of the options is indicative of future trends. The Company estimates the risk-free interest rate using the Bank of Canada bond yield with a remaining term equal to the expected life of the option. The Company uses the simplified method for estimating the stock option term for stock option grants during the year ended December 31, 2015 as the Company has determined that the stock options are “plain vanilla” and historical share option exercises do not apply as the vesting term and contractual lives have significantly changed from those stock options exercised previously.

The total fair value of options vested during the years ended December 31, 2015, 2014, and 2013 was $217,000, $357,000, and $605,000 respectively.

Total aggregate intrinsic value represents the pre-tax intrinsic value, based on the Company’s closing stock price as of December 31, 2015, that would have been received by the option holders had all option holders exercised their stock options as of that date. The intrinsic value of the options outstanding as at December 31, 2015, 2014, 2013 was nil, nil, and $31,000 respectively. There were no stock option exercises during the years ended December 31, 2015, 2014, and 2013.

At December 31, 2015, the following stock options were outstanding:

Range of exercise price			Number of shares under option	Weighted average remaining contractual life	Weighted average exercise price	Number of options currently exercisable	Weighted average exercise price
$			#	(years)	$	#	$
0.60	-	0.92	807,924	9.63	0.70	18,190	0.88
1.02	-	1.80	228,007	7.48	1.49	166,965	1.47
2.20			354,145	6.28	2.20	345,983	2.20
3.00	-	3.10	142,321	7.22	3.09	136,071	3.10
6.80			625	0.48	6.80	625	6.80
0.6	-	6.80	1,533,022	8.31	1.39	667,834	2.17

The options expire at various dates from June 22, 2016 to December 21, 2025.

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

Stock option transactions and the number of stock options outstanding are summarized as follows:

	Number of optioned	Weighted average
	common shares	exercise price
	#	$
Balance, December 31, 2013	1,130,628	2.08
Options granted	506,780	1.36
Options forfeited	(629,194)	1.62
Options expired	(585)	23.00
Balance at December 31, 2014	1,007,629	1.99
Options granted	869,253	0.69
Options forfeited	(342,691)	1.38
Options expired	(1,169)	8.20
Balance, December 31, 2015	1,533,022	1.38

[d]      Restricted share unit plan

At the Annual General and Special Meeting held on June 18, 2013, the Company’s shareholders approved a new restricted share unit plan (“RSU Plan”). Under the plan, the Company may grant Restricted Share Units (“RSUs”) to employees, directors, and eligible consultants which entitle each participant to either one common share of the Company on a time vested basis or a cash payout equal to the number of vested RSUs multiplied by the then current market value of the RSUs. The fair market value of the RSUs is determined based upon the number of RSUs granted and the quoted closing price of the Company’s stock on the trading day immediately preceding the date of determination. The duration of the vesting period and other vesting terms applicable to the grant of the RSUs shall be determined by the Board.

	Number	Weighted average
	of RSUs	exercise price
	#	$
Balance at December 31, 2013	98,325	1.88
RSUs granted	126,688	1.27
RSUs converted to common shares	(88,665)	1.75
RSUs forfeited	-	-
RSUs expired	-	-
Balance, December 31, 2014	136,348	1.39
RSUs granted	141,837	0.81
RSUs converted to common shares	(165,696)	(1.15)
RSUs forfeited	-	-
RSUs expired	-	-
Balance, December 31, 2015	112,489	1.02

The RSUs that were granted during the years ended December 31, 2015 and 2014 were to settle a director compensation liability that was recorded in accounts payable and accrued liabilities on the consolidated balance sheets. The $115,000 of director fees paid by RSUs during the year ended December 31, 2015 (2014 - $160,000) were excluded from the change in accounts payable and accrued liabilities on the statement of cash flows.

Of the 248,131 RSUs authorized for grant under the RSU Plan as at December 31, 2015, 135,642 RSUs are available for grant.

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

[e]     Deferred share unit plan

At the Annual General and Special Meeting held on June 18, 2013, the Company’s shareholders approved a new non-employee director deferred share unit plan (“DSU Plan”). A Deferred Share Unit (“DSU”) is a right granted to non-employee directors which entitle each participant to either one common share of the Company on a time vested basis or a cash payout equal to the number of DSUs multiplied by the then current market value of the DSUs. The fair market value of the DSU’s is determined based upon the number of DSUs granted and the quoted price of the Company’s stock on the trading day immediately preceding the determination date. The duration of the vesting period and other vesting terms applicable to the grant of the DSU’s shall be determined by the Board.

Of the 248,131 DSUs authorized for grant under the DSU Plan as at December 31, 2015, all are available for grant.

[f] Stock-based compensation

The following table shows stock-based compensation allocated by type of cost (in thousands):

Year ended December 31,	2015	2014	2013
	$	$	$
Cost of sales	31	36	29
Research and development	43	45	44
General and administrative	113	259	551
Sales and marketing	31	41	36
	218	381	660

As of December 31, 2015, the total unrecognized compensation expense related to stock options granted amounts to $524,000, which is expected to be recognized over a weighted average service period of 2.8 years.

[g] Common share purchase warrants

At December 31, 2015, there were 86,848,002 warrants outstanding to purchase shares of common stock, with expiry dates ranging from November 7, 2016 to December 15, 2024. Of the total 86,848,002 warrants outstanding, 86,103,744 warrants (the warrants related to the 2011 financing) entitle the holder thereof to purchase 1/20th of a common share of the Company at a price of $1.461 per whole common share; 636,557 warrants (the private placement warrants) entitle the holder thereof to purchase one common share of the Company at a price of $3.58 per common share; 52,796 warrants entitle the holder thereof to purchase one common share of the Company at a price of $1.831 per common share, and 54,905 warrants entitle the holder thereof to purchase one common share of the Company at a price of $1.00 per common share.

Common share purchase warrant transactions are summarized as follows:

	Number of	Weighted average
	warrants	exercise price
	#	$
Balance, December 31, 2013	86,757,990	0.1088
Warrants issued	107,701	1.4074
Balance, December 31, 2014	86,865,691	0.1024
Expiration of warrants	(17,689)	2.4500
Balance, December 31, 2015	86,848,002	0.1004

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

The estimated fair value of the warrants related to the 2011 financing is reassessed at each balance sheet date using the Black-Scholes option pricing model. The following assumptions were used to value the warrants on the following balance sheet dates:

	2015	2014	2013
Risk-free interest rates	0.48%	1.00%	1.10%
Expected dividend yield	0%	0%	0%
Expected life (in years)	1	2	3
Expected volatility	128%	111%	140%
Fair value of warrant	$0.0035	$0.0355	$0.0610

[h]     Earnings per common share

Basic net income per share is computed by dividing the net income attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net income per share is computed by dividing the net income attributable to common shareholders by the weighted average number of common shares that would have been outstanding during the period assuming the issuance of common shares for all potential dilutive common shares outstanding using the treasury stock method. Dilutive potential common shares outstanding include outstanding warrants, stock options, and restricted share units.

86,848,002 warrants, 1,533,022 stock options and 112,489 restricted share units have been excluded from the computation of diluted earnings per share for the year ended December 31, 2015 as the Company has incurred a net loss during the year and their inclusion would be anti-dilutive to the loss per share (2014 – 86,865,691 warrants, 1,007,629 stock options and 136,348 restricted share units were excluded).

13. RELATED PARTY TRANSACTIONS

On October 15, 2014, the Company entered into a funded Technology Development Agreement and on February 16, 2015, a Collaboration Agreement with Hangzhou Joinstar Biomedical Technology Co. Ltd. (“Joinstar”) to support the co-development by Response and Joinstar of components and multiple assays that will run on a high throughput rapid immunoassay analyzer developed by Joinstar. Under the terms of the agreements, Response has received milestones totaling US$3.0 million to date and is eligible to receive a further US$0.8 million in development milestones over the remaining project period. In conjunction with the signing of the Collaborative Agreement, Response and Joinstar entered into a definitive Supply Agreement whereby Response will provide certain materials required for Joinstar to manufacture and sell the developed assays specifically to run on their analyzer. Under the terms of the Supply Agreement, Response is eligible to receive a guaranteed US$1.78 million in revenue-based payments over the first five years of commercialization of the co-developed assays. In addition, Joinstar related entities purchased 1,800,000 of the Company’s common shares of at a price of $1.21 per share for net proceeds of $2.0 million on December 12, 2014 making them a significant shareholder.

The Company received US$1.28 million from Joinstar upon signing of the Technology Development Agreement and Collaboration Agreement. These upfront payments are being recognized into income over the expected development period and for the year ended December 31, 2015, $972,000 was recognized (2014 – $186,000 and 2013-nil). These development fees are included under collaborative revenue in the consolidated statements of loss and comprehensive loss. The unrecognized portion of the development fees are included under deferred revenue on the consolidated balance sheet.

In addition, the Company received US $1.73 million upon achieving the third, fourth, and fifth milestones under the Collaboration Agreement with Joinstar in 2015. For the year ended December 31, 2015, $2.4 million (2014 – nil and 2013-nil) was included under collaborative revenue in the consolidated statements of loss and comprehensive loss.

During the year, the Company paid Orbimed Advisors, LLC (“OrbiMed”), a majority shareholder, $12,000 relating to financing costs that are included under general and administrative expenses in the consolidated statements of loss and comprehensive loss.

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

14. INCOME TAXES

At December 31, 2015, the Company had approximately $53.1 million [2014 - $60.0 million] of non-capital loss carry forwards, approximately $3.3 million [2014 - $3.1 million] of federal investment tax credits and approximately $876,000 [2014 - $794,000] of provincial investment tax credits available to reduce taxable income and taxes payable for future years. These losses and investment tax credits expire as follows (in thousands):

Year of Expiry	Provincial investment tax credit	Federal investment tax credits	Non-capital loss carryforwards
2016	142	-	-
2017	205	-	-
2018	198	151	-
2019	56	227	-
2020	-	430	-
2021	28	384	-
2022	53	233	-
2023	20	168	-
2024	32	36	-
2025	142	105	-
2026	-	256	7,669
2027	-	370	8,560
2028	-	357	4,107
2029	-	101	7,217
2030	-	-	9,266
2031	-	50	5,796
2032	-	96	3,887
2033	-	35	3,166
2034	-	43	3,402
2035	-	255	-
	876	3,297	53,070

In addition, the Company has unclaimed tax deductions of approximately $13.5 million [2014 - $12.5 million] related to scientific research and experimental development expenditures available to carry forward indefinitely to reduce taxable income of future years and other deductible temporary differences of approximately $19.4 million [2014 - $19.8 million].

Significant components of the Company’s deferred tax assets are shown below (in thousands):

	2015	2014
	$	$
Future Tax Assets:
Book amortization in excess of tax capital cost allowance	2,923	2,647
Non-capital loss carry forwards	13,798	15,609
Research and development deductions and credits	6,847	6,336
Share issue costs	54	113
Unearned revenue	341	227
Free rent liability	96	110
Non-repayable lease inducements	203	232
Repayable lease inducements	1,302	1,417
Other	51	86
Total future tax assets	25,615	26,777
Valuation allowance	(25,615)	(26,777)
Net future tax assets	-	-

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

The potential income tax benefits relating to these deferred tax assets have not been recognized in the consolidated financial statements as their realization does not meet the requirements of “more likely than not” under the liability method of tax accounting. Accordingly, a valuation allowance has been recorded and no deferred tax assets have been recognized as at December 31, 2015 and 2014.

The reconciliation of income tax attributable to operations computed at the statutory tax rate to income tax expense, using a 26.0% [2014 – 26.0%; 2013 – 25.0%] statutory tax rate is as follows (in thousands):

	2015	2014	2013
	$	$	$
Income tax expense (recovery) at statutory rates	22	(526)	(1,500)
Expenses not deductible for tax purposes	(59)	(923)	691
Non-capital losses for which no benefit has been recognized	(180)	907	755
Other temporary differences for which no benefit has been recognized	217	542	54
Total income tax expense	-	-	-

The reconciliation of the unrecognized tax benefits of uncertain tax positions is as follows (in thousands):

$
Balance at December 31, 2013	44
Balance at December 31, 2014	44
Additions based on tax positions related to the current year	-
Balance at December 31, 2015	44

As of December 31, 2015, unrecognized benefits of approximately $44,000, if recognized, would affect the Company’s effective tax rate, and would reduce the Company’s deferred tax assets. Interest and penalties related to the unrecognized tax benefits that are accrued in the Company’s balance sheets as at December 31, 2015 were $24,000.

The Company is subject to taxes in Canada, the United States of America, and China. The tax years which remain subject to examination as of December 31, 2015 for Canada include 2008 to 2015. The tax years which remain subject to examination as of December 31, 2015 for the United States of America and China include 2013 to 2015.

15. COMMITMENTS

[a]     License agreements

The Company entered into a non-exclusive license agreement, effective July 2005, as amended June 2008, to use and sublicense certain technology (“Technology”) for one of the Company’s cardiac tests. In consideration for these rights, the Company paid a non-refundable license issuance fee of $2.0 million in the first two years after execution of the agreement and is required to pay quarterly royalties on the sale of products that incorporate the Technology. For the year ended December 31, 2015, the Company incurred an expense of $878,000 [2014 - $628,000; 2013 - $616,000] for royalties. Royalty and license fees incurred are included in cost of sales

[b]     Supply agreement

The Company entered into a supply agreement, effective September 2003 for certain reagents for the Company’s RAMP® West Nile Virus Test. In addition to paying for the reagent purchased, the Company is required to pay the supplier semi-annual royalties equal to 10% of net revenue generated from the sale of the Company’s RAMP® West Nile Virus Test. The initial term of the agreement was three years from the effective date and is automatically renewed for successive periods of one year until either party terminates the agreement. For the year ended December 31, 2015, the Company incurred an expense of $61,000 [2014 - $49,000; 2013 - $56,000] for royalties to the supplier. These royalties are included in cost of sales.

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

[c]     Lease agreements

[i]     The Company entered into a long-term agreement to lease a single tenant 46,000 square foot facility to house all of the Company’s operations beginning March 2008. Rent is payable from February 1, 2008 to January 31, 2023. The Company is required to pay the landlord total gross monthly payments of approximately $175,000, which is comprised of base rent, administrative and management fees, estimated property taxes and repayments of the repayable leasehold improvement allowance [note 10[iii]].

[ii]     The Company had entered into a lease agreement for office space for its Representative Office in China on November 18, 2012 where the Company was required to make monthly payments of approximately $5,000 for base rent and management fees. The lease agreement expired on September 17, 2014. Subsequently, the Company entered into a new lease agreement for new office space that has since expired on September 9, 2015 where the Company was required to make monthly payments of approximately $8,000 for base rent and management fees. The Company has entered into a new lease agreement for new office space as of December 01, 2015 that expires on November 30, 2017. The Company is required to make monthly payments of approximately $5,000 for base rent and management fees under the new lease agreement.

[ii]     The Company has entered into operating leases for administrative equipment.

[iii]     The minimum annual cost of lease commitments is estimated as follows (in thousands):

	Premise	Equipment	Total
December 31,	$	$	$
2016	2,154	13	2,167
2017	2,181	16	2,197
2018	2,157	14	2,171
2019	2,186	14	2,200
2020	2,216	14	2,230
Thereafter	4,714	4	4,718
	15,608	75	15,683

For the year ended December 31, 2015, $814,000 [2014 - $802,000; 2013 - $807,000] was incurred for expenses related to base rent, administrative and management fees and estimated property taxes offset by amortization of both the rent-free inducement [note 10[i]] and non-repayable leasehold improvement allowance [note 10[ii]]. These expenses are allocated to cost of sales, research and development, general and administrative, and sales and marketing expenses.

[d] Purchase Commitments

As at December 31, 2015, the Company has outstanding purchase commitments to purchase inventory, equipment, and other services. The purchase commitments are summarized as follows (in thousands):

December 31,	$
2016	1,727
2017	213
2018	233
2019	179
2,352

[e] Indemnification of directors and officers

Under the Articles of the Company, applicable law and agreements with its directors and officers, the Company, in circumstances where the individual has acted legally, honestly and in good faith, may, or is required to indemnify its directors and officers against certain losses. The Company's liability in respect of the indemnities is not limited. The maximum potential of the future payments is unlimited. However, the Company maintains appropriate liability insurance that limits the exposure and enables the Company to recover any future amounts paid, less any deductible amounts pursuant to the terms of the respective policies, the amounts of which are not considered material.

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

[f] Indemnification of third parties

The Company has entered into license and research agreements with third parties that include indemnification provisions that are customary in the industry. These indemnifications generally require the Company to compensate the other party for certain damages and costs incurred as a result of third party claims for damages arising from these transactions. The nature of the indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount that it could be required to pay. To date, the Company has not made any indemnification payments under such agreements and no amount has been accrued in these consolidated financial statements with respect to these indemnification obligations.

16. SEGMENTED INFORMATION

The Company operates primarily in one business segment, the research, development, commercialization and distribution of diagnostic technologies, with primarily all of its assets and operations located in Canada. The Company’s revenues are generated from product sales primarily in the United States, Europe, Asia and Canada. Expenses are primarily incurred from purchases made from suppliers in Canada and the United States.

Customers that represent a concentration risk are those whose outstanding receivable is 10% or greater than the total balance or those customers who represent 10% or greater of our total revenue. Refer to note 6 for a discussion of concentration risk in relation to outstanding receivables. For the year ended December 31, 2015, $7.4 million (62%) in product sales was generated from one customer [2014 - $6.3 million (58%) from two customers of which one customer represented 33% and the other customer 25%; 2013 - $5.8 million (50%) from two customers of which one customer represented 36% and the other customer 14%].

Sales attributable to a geographic area based upon the customer’s country of domicile. Sales in a country that represent 5% or more of total product sales are as follows (in thousands):

Years ended December 31,	2015	2014	2013
	$	$	$
China	7,516	6,906	7,153
United States	1,379	1,246	1,670
Russia	991	1,031	918
Japan	521	378	625
Canada	42	73	35
Other	1,524	1,194	1,130
Total	11,973	10,828	11,531

Product sales by type of product were as follows (in thousands):

Years ended December 31,	2015	2014	2013
	$	$	$
Cardiovascular	10,826	9,785	10,056
Infectious Diseases	122	163	450
Biodefense products	312	360	403
Environmental	713	520	622
Total	11,973	10,828	11,531

RESPONSE BIOMEDICAL CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (in Canadian dollars unless US noted)

17. COMPARATIVE FIGURES

Certain comparative figures have been reclassified from the amounts previously reported to conform to the presentation adopted in the current year. For the years ended December 31, 2014 and 2013, $68,000 and $41,000 respectively of taxes paid in China for the representative office previously presented as income taxes have been retroactively reclassified as other expenses.

ANNEX H

Response Biomedical Corp.

Quarterly Report on Form 10-Q for the Three Months Ended March 31, 2016

(selected portions)

i

PART I.     FINANCIAL INFORMATION

ITEM 1.     FINANCIAL STATEMENTS

Response Biomedical Corp.

Consolidated Financial Statements

(Unaudited)

(Expressed in Thousands of Canadian dollars, Except Share Data)

As of March 31, 2016 and December 31, 2015 and for the Three Month Periods Ended
March 31, 2016 and 2015.

RESPONSE BIOMEDICAL CORP.

CONSOLIDATED BALANCE SHEETS

[See Note 2 - Basis of Presentation and Going Concern Uncertainty]

(Unaudited)

(In thousands of Canadian dollars)

	March 31, 2016	December 31, 2015
	$	$
ASSETS
Current
Cash and cash equivalents	1,021	2,511
Trade receivables, net	614	466
Other receivables	96	100
Inventories [note 5]	2,142	1,819
Prepaid expenses and other	109	182
Total current assets	3,982	5,078
Long-term prepaid expenses	93	93
Restricted deposits [note 8]	317	901
Property, plant and equipment	5,573	5,689
Total assets	9,965	11,761

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current
Accounts payable and accrued liabilities [note 6]	3,586	3,297
Term loan - current portion [note 7]	766	801
Lease inducements - current portion [note 8]	169	169
Repayable leasehold improvement allowance - current portion [note 8]	529	514
Deferred revenue	192	1,311
Warrant liability [notes 4 and 9]	742	301
Total current liabilities	5,984	6,393
Term loan [note 7]	136	357
Lease inducements [note 8]	985	1,028
Repayable leasehold improvement allowance [note 8]	4,556	4,694
Total liabilities	11,661	12,472
Commitments [note 11]
Shareholders' deficit
Common shares [note 9]	104,314	104,314
Additional paid-in capital [note 9]	15,649	15,384
Deficit	(121,659)	(120,409)
Total shareholders' deficit	(1,696)	(711)
Total liabilities and shareholders’ deficit	9,965	11,761

See accompanying notes

RESPONSE BIOMEDICAL CORP.

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(UNAUDITED)

(In thousands of Canadian dollars)

Three Months Ended March 31,	2016	2015
	$	$
REVENUE
Product sales [note 12]	2,091	3,271
Collaborative revenue [note 10]	113	269
Total revenue	2,204	3,540

Cost of sales [notes 5, 9, and 11]	1,177	2,176
Gross profit	1,027	1,364

EXPENSES [notes 9 and 11]
Research and development	562	813
General and administrative	761	675
Sales and marketing	496	664
Total operating expenses	1,819	2,152

OTHER EXPENSES (INCOME)
Interest expense and amortization of deferred financing costs and debt discount [note 7]	191	235
Other expense	28	19
Foreign exchange (gain) loss	(202)	113
Unrealized loss(gain) on revaluation of warrant liability [note 4]	441	(55)
Total other expenses	458	312
Net loss and comprehensive loss for the period	(1,250)	(1,100)

Loss per common share - basic and diluted [note 9]	(0.13)	(0.11)

Weighted average number of common shares outstanding - basic and diluted [note 9]	9,925,256	9,774,890

See accompanying notes

RESPONSE BIOMEDICAL CORP.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

(Unaudited)

(In thousands of Canadian dollars, except share data)

	Common Stock Issued and Outstanding		Additional paid in capital	Deficit	Total Shareholders' Deficit
	# of shares	$	$	$	$
Balance at December 31, 2014	9,759,560	104,124	15,241	(120,259)	(894)
Net loss	-	-	-	(150)	(150)
Net shares issued upon conversion of restricted share units	165,696	190	(190)	-	-
Stock-based compensation expense	-	-	218	-	218
Restricted share units	-	-	115	-	115
Balance at December 31, 2015	9,925,256	104,314	15,384	(120,409)	(711)
Net loss	-	-	-	(1,250)	(1,250)
Stock-based compensation expense	-	-	91	-	91
Restricted share units	-	-	100	-	100
Deferred share units	-	-	74	-	74
Balance at March 31, 2016	9,925,256	104,314	15,649	(121,659)	(1,696)

See accompanying notes

RESPONSE BIOMEDICAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands of Canadian dollars)

Three Months Ended March 31,	2016	2015
OPERATING ACTIVITIES	$	$
Net loss for the period	(1,250)	(1,100)
Add (deduct) items not involving cash:
Depreciation of property, plant and equipment	249	253
Amortization of deferred lease inducements	(43)	(43)
Amortization of deferred financing costs	15	26
Amortization of discount on debt	9	15
Stock-based compensation	91	55
Unrealized loss (gain) on revaluation of warrant liability	441	(55)
Unrealized foreign currency transactions	(155)	286
Changes in non-cash working capital:
Trade receivables	(159)	(1,010)
Other receivables	4	(77)
Inventories	(323)	(443)
Prepaid expenses and other	49	(114)
Accounts payable and accrued liabilities	479	706
Deferred revenue	(1,119)	215
Cash used in operating activities	(1,712)	(1,286)

INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(21)	(345)
Reduction of restricted cash	584	-
Cash generated from (used in) investing activities	563	(345)

FINANCING ACTIVITIES
Repayment of repayable leasehold improvement allowance	(123)	(110)
Repayment of term loan	(216)	-
Cash used in financing activities	(339)	(110)

Effect of exchange rate changes on cash and cash equivalents	(2)	(41)

Decrease in cash during the period	(1,490)	(1,782)
Cash and cash equivalents, beginning of period	2,511	3,221
Cash and cash equivalents, end of period	1,021	1,439

See accompanying notes

RESPONSE BIOMEDICAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.     DESCRIPTION OF BUSINESS

Response Biomedical Corp. (“Response” or the “Company”) was incorporated on August 20, 1980 under the predecessor to the Business Corporations Act (British Columbia). The Company’s wholly owned US subsidiary, Response Point of Care Inc., was incorporated on November 9, 2012 in the State of Delaware. The Company is engaged in the research, development, commercialization and distribution of diagnostic technologies for the medical point of care (POC), laboratory and on-site environmental testing markets. POC and on-site diagnostic tests (or assays) are simple, non-laboratory based tests performed using portable hand-held devices, compact desktop analyzers, single-use test cartridges and/or dipsticks. Since 1996, the Company has developed and commercialized a proprietary diagnostic system called RAMP®.

The RAMP® System is a portable fluorescence immunoassay-based diagnostic technology that combines the performance of a clinical lab with the convenience of a dipstick test, establishing a new paradigm in diagnostic testing. Immunoassays are extremely sensitive and specific tests used to identify and measure small quantities of materials, such as proteins. A large variety of biological molecules and inorganic materials can be targeted. Accordingly, the RAMP® technology is applicable to multiple distinct market segments and many products within those segments. RAMP® tests are now commercially available for use in the early detection of heart attack, congestive heart failure, influenza A+B, the respiratory syncytial virus, environmental detection of West Nile Virus and Dengue Virus, and biodefense applications including the rapid on-site detection of anthrax, smallpox, ricin and botulinum toxin.

2.     BASIS OF PRESENTATION AND GOING CONCERN UNCERTAINTY

These unaudited interim consolidated financial statements have been prepared by management in Canadian dollars in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required to be presented for complete financial statements. The accompanying unaudited consolidated financial statements reflect, in the opinion of management, all adjustments (which include reclassifications and normal recurring adjustments) necessary for a fair presentation of the results for the interim periods presented. The accompanying consolidated balance sheet at December 31, 2015 has been derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year then ended. The consolidated financial statements and related disclosures have been prepared with the assumption that users of the interim financial information have read or have access to the audited consolidated financial statements for the preceding fiscal year. Accordingly, these unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the United States Securities and Exchange Commission (“SEC”) on March 24, 2016.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and liabilities and commitments in the normal course of business.

During the three month period ended March 31, 2016, the Company incurred a net loss of $1.2 million and negative cash flows of $1.5 million. As of March 31, 2016, the Company had a cash balance of $1.0 million, an accumulated deficit of $121.6 million, a shareholders’ deficit of $1.6 million, and a working capital deficit of $2.0 million. In addition, the Company has various operating leases and purchase commitments for inventory (refer to note 11). Included in current liabilities is a warrant liability in the amount of $742,000 that is required to be measured at fair value and is presented as a current liability in accordance with Accounting Standards Codification Topic 815 – Derivatives and Hedging (“ASC 815”). Each warrant may only be exercised on a net cashless exercise basis and no warrant may be exercised at a time when the exercise price equals or exceeds the current market price meaning the potential settlement of any warrant does not require any cash disbursement. Without taking into account the warrant liability mentioned above, current liabilities exceed current assets by $1.3 million.

Sales to the Company’s former national distributor in China represented 50% of product sales during the quarter ended March 31, 2016. The purchases of products from the Company in the first quarter of 2016 were in satisfaction of rebates that were accrued in 2015. The Company received the payment for these products in the first half of 2015 and therefore, no additional cash was received during the quarter ended March 31, 2016 for these products. In addition, this distributor advised the Company in early summer 2015 that it had built up inventory at a higher rate than its current sales to end-users. Consequently, this distributor made fewer purchases from the Company during the second half of 2015 and first quarter of 2016 compared to the first two quarters of 2015. In the second half of 2015 and in early 2016, the Company worked with the exclusive distributor to expand its sales and explored alternative approaches to increasing sales to end users in China. The Company converted this distributor’s national distribution rights to non-exclusive effective March 3, 2016. The Company has now contracted with new distributors in China and continues to seek additional new distributors to attempt to improve our current sales levels. No returns of the products purchased by the former national distributor are either expected or permitted under the terms of its distribution agreement.

To address the recent currently expected continued near term reductions in product sales in China during this transition period and the resulting significant deterioration of the Company's near term cash position, the Company has implemented several cash conservation and cost reduction initiatives including reducing staff levels and delaying certain research and development projects to extend its available cash resources. In addition, the Company is also actively negotiating additional financing alternatives. While the Company is pursuing these various initiatives, there is no assurance that these efforts will be sufficient to fund the Company's operations.

The ability of the Company to continue as a going concern is uncertain and dependent on the Company’s ability to obtain additional financing, earn collaboration milestones and/or achieve sustained cash flow positive operations. Management has, thus far, financed the operations through a series of equity financings, debt financing, and collaborative arrangements. The Company has received milestones totaling US$3.0 million to date from a collaborative agreement with Hangzhou Joinstar Biomedical Technology Co., Ltd. the (“Joinstar Agreements”) and is eligible to receive a further US$0.8 million from the last development milestone during the remaining project period. In addition, under the terms of a Supply Agreement with Joinstar, Response will receive a guaranteed US$1.78 million in revenue-based payments over the first five years of commercialization of the co-developed assays.

The Company is striving to meet its ongoing cash needs through continued efforts to improve sales in China and other markets, reduce costs and otherwise conserve cash, and raise additional financing. The Company is also considering various strategic alternatives. Without additional financing, the Company’s current cash may not be sufficient to allow the Company to continue as a going concern beyond the second quarter of 2016. Management is actively pursuing additional financing and believes that such financing along with a combination of some or all of the various cost reduction, cash conservation, sales and marketing initiatives, and completion of our collaboration with Joinstar, including short term out of the ordinary cash management measures, will be required to meet its anticipated short term cash requirements. Due to the Company’s history of losses and recent significant decreases in China product sales, there is substantial doubt over the Company’s ability to continue as a going concern as it is dependent on obtaining additional financing and achieving profitable operations, the outcomes of which cannot be predicted at this time. The consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

 3.     RECENT ACCOUNTING PRONOUNCEMENTS

 Newly Adopted Accounting Pronouncements

In April 2015, the FASB issued ASU 2015-03, Interest-Imputation of Interest (Subtopic 835-30) (“ASU 2015-03”). ASU 2015-03 was issued to simplify the presentation of debt issuance costs. The guidance requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by these amendments. This guidance should be applied on a retrospective basis, wherein the balance sheet of each individual period presented should be adjusted to reflect the period-specific effects of applying the new guidance. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The adoption of this newly issued guidance resulted in the reclassification of the previously recorded Deferred Debt Financing Costs (both current and long term), which were previously included under the assets section of the consolidated balance sheet, as a deduction of the Term loan (both current and long term) on the consolidated balance sheet.

Accounting Pronouncements Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” (Topic 606) (“ASU 2014-09”), which supersedes the revenue recognition requirements in Accounting Standards Codification 605, “Revenue Recognition.” ASU 2014-09 is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. It also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. On July 9, 2015, the FASB decided to delay the effective date of the new standard by one year. ASU 2014-09 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. We are evaluating the impact of adopting this pronouncement.

In July 2015, the FASB issued ASU No. 2015-11, “Simplifying the Measurement of Inventory,” (Topic 330) (“ASU 2015-11”), which amends the guidelines for the measurement of inventory. Under the amendments, an entity should measure inventory valued using a first-in, first-out or average cost method at the lower of cost and net realizable value. Net realizable value is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted. The Company has not chosen early adoption for this ASU is currently evaluating the impact of adopting this pronouncement.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 2015-40) (“ASU 2014-15”). ASU 2014-15 provides guidance to U.S. GAAP about management’s responsibility to evaluate whether there is a substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. This new rule requires management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles currently in the U.S. auditing standards. Specifically, ASU 2014-15 (1) defines the term substantial doubt, (2) requires an evaluation of every reporting period including interim periods, (3) provides principles for considering the mitigating effect of management’s plans, (4) requires an express statement and other disclosures when substantial doubt is not alleviated, and (5) requires an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). This guidance is effective for annual periods ending after December 15, 2016. The Company is currently evaluating the potential effect of this ASU on its financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 requires lessees to put most leases on their balance sheets as a liability for the obligation to make lease payments and as a right-of-use asset, but recognize expenses on the income statements in a manner similar to today’s accounting. The guidance also eliminates the current real estate-specific provisions for all entities. This guidance is effective for annual period beginning after December 15, 2018. Early adoption is permitted for all entities. The Company has not chosen early adoption for this ASU and is currently evaluating its effect on the Company’s consolidated financial statements

4.     FAIR VALUE MEASUREMENTS

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (“exit price”) in an orderly transaction between market participants at the measurement date. Fair value measurements of financial instruments are determined by using a fair value hierarchy that prioritizes the inputs to valuation techniques into three levels according to the relative reliability of the inputs used to estimate the fair values.

The three levels of inputs used to measure fair value are as follows:

Level 1 – Unadjusted quoted prices in active markets for identical financial instruments;

Level 2 – Inputs other than quoted prices that are observable for the financial instrument either directly or indirectly; and

Level 3 – Inputs that are not based on observable market data.

In determining fair value measurements, the Company uses the most observable inputs when available.

For certain of the Company’s financial instruments, including cash and cash equivalents, trade receivables, other receivables, and accounts payable and accrued liabilities the carrying amounts approximate fair values due to their short-term nature. The carrying value of the restricted deposits approximates its fair value due to the nature of the cash deposit. The fair value of the term loan approximates its carrying value as the effective interest rate in the term loan with SVB approximates the current market rate for the term loan. The fair value of the repayable leasehold improvement allowance approximates its carrying value as the fixed interest rate of 11% is considered to approximate the current market rate.

The fair value hierarchy level at which a financial instrument is categorized is determined on the basis of the lowest level input that is significant to the fair value measurement (in thousands):

Financial Instruments carried at fair value as of March 31, 2016

	Level 1	Level 2	Level 3	Total
Liabilities	$	$	$	$
Warrant Liability	-	-	742	742

As of March 31, 2016, the warrant liability is recorded at its fair value of $742,000. The Company reassesses the fair value of the common stock warrants at each reporting date utilizing a Black-Scholes pricing model. Inputs used in the pricing model include estimates of stock price volatility, contractual term of the warrant, and risk-free interest rate (refer to note 9[f]). The computation of expected volatility was based on the historical volatility of the Company’s stock. A small change in the estimates used in the Black-Scholes pricing model may have a relatively large change in the estimated valuation of the common stock warrants.

The following table presents the changes in fair value of the Company’s total Level 3 financial liabilities for the three month period ended March 31, 2016 (in thousands):

	Balance at December 31, 2015	Unrealized loss	Exercise of Warrants	Balance at March 31, 2016
Warrant Liability	$301	$441	$-	$742

Quantitative information about unobservable inputs used in Level 3 fair value measurements is presented below:

	Valuation Technique	Unobservable Input	As at March 31, 2016	As at December 31, 2015
Warrant Liability	Option Model	Stock Price Volatility	134%	128%

A 5% increase or decrease in stock price volatility would cause an approximate corresponding $50,000 increase or decrease to the Warrant Liability ($32,000 – December 31, 2015).

5.     INVENTORIES

Inventories are comprised of the following (in thousands):

	March 31, 2016	December 31, 2015
	$	$
Raw materials	1,082	1,083
Work in progress	270	328
Finished goods	790	408
	2,142	1,819

The carrying value of inventory as of March 31, 2016 includes a write-down and a provision for expired, obsolete, and damaged inventory in the amount of $70,000 [December 31, 2015 - $51,000]. For the three month period ended March 31, 2016, inventory write-downs and obsolescence charges were $34,000 [2015 - $67,000].

6.     ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities comprise (in thousands):

	March 31, 2016	December 31, 2015
	$	$
Trade accounts payable	1,479	966
Employee related accounts payable and accrued liabilities	900	1,035
Royalties	445	325
Other accrued liabilities	762	971
	3,586	3,297

Accounts payable and accrued liabilities include $120,000 [December 31, 2015 - $8,000] of additions to property, plant, and equipment as at March 31, 2016. These amounts have been excluded from cash generated from investing activities and cash used in financing activities respectively on the consolidated statements of cash flows for the three months ended March 31, 2016, as the cash had not been disbursed. Consequently, they have also been excluded from cash used in operating activities.

7.     TERM LOAN

On February 11, 2014, the Company entered into a loan and security agreement with SVB providing for up to a US$2.5 million term loan. The loan is secured by substantially all of the assets of the Company. The loan included financial covenants that were later removed in an amendment (refer to discussion below). The loan also includes certain non-financial covenants as well as a subjective acceleration clause. Under the terms of the original loan agreement, the loan bears an interest rate of Wall Street Journal Prime Rate plus 2.5% annually. Interest only payments were made until October 1, 2014 at which time, 32 equal monthly installments of principal plus accrued interest started to be made. On December 15, 2014, the Company entered into an amendment to the original loan agreement with SVB. Under the amendment, SVB agreed to continue to advance the remaining outstanding principal of US$1.4 million for the same term and interest rate under the original agreement. In addition, SVB waived its rights in respect of certain breaches and removed any future financial covenants. Interest only payments were made until April 1, 2015, at which time, 26 equal monthly installments of principal plus accrued interest are being made through to maturity on May 1, 2017. In addition, the Company will pay an additional final payment of up to 4% of the outstanding principal advanced upon repayment. The loan contains a voluntary prepayment option whereby the principal amount can be prepaid in whole, or in part, for a fixed fee if a prepayment is made on or before December 15, 2016.

In connection with the original loan and amendment discussed above, 107,701 warrants with exercise prices ranging from $1.00 to $1.831 per warrant and a term of 10 years were granted to SVB. These warrants were measured at their fair market value using the Black-Scholes model on the date of their grants and had a combined estimated fair market value of $113,000, which was recorded as a debt discount that is being amortized into income over the term of the loan using the effective interest method. In addition, there were $233,000 of fees related to the term loan that are also being amortized over the term of the loan using the effective interest method.

Amortization of the deferred financing costs for the period ended March 31, 2016 was $15,000 (2015 – $26,000) and amortization of the debt discount for the period ended March 31, 2016 was $9,000 (2015 – $15,000). Both of these amounts are included in interest expense and amortization of deferred financing costs and debt discount on the consolidated statements of loss and comprehensive loss.

The term loan is comprised of the following amounts (in thousands):

	March 31, 2016	December 31, 2015
	$	$
Current portion of term loan	814	868
Current portion of unamortized debt financing costs	(30)	(42)
Current portion of unamortized debt discount	(18)	(25)
Current portion of term loan, net of debt discount	766	801

Long-term portion of term loan	136	362
Long-term portion of unamortized debt financing costs	-	(3)
Long-term portion of unamortized debt discount	-	(2)
Long-term of term loan, net of debt discount	136	357
Total	902	1,158

Future principal payments for the term loan as of March 31, 2016, are as follows (in thousands):

March 31,	$
2016	814
2017	136
Total	950

8.     LEASE INDUCEMENTS

Lease agreements entered into by the Company for its offices provides for lease inducements to be provided by the landlord to the Company, which are summarized as follows (in thousands):

	March 31, 2016	December 31, 2015

Current Portion
Rent-free inducement [i]	54	54
Non-repayable leasehold improvement allowance [ii]	115	115
	169	169
Repayable leasehold improvement allowance [iii]	529	514
Total Current Portion	698	683

Long-Term Portion
Rent-free inducement [i]	317	330
Non-repayable leasehold improvement allowance [ii]	668	698
	985	1,028
Repayable leasehold improvement allowance [iii]	4,556	4,694
Total Long-Term Portion	5,541	5,722
Total	6,239	6,405

The lease inducements disclosed on the consolidated balance sheets as a result of these benefits are comprised of the following:

[i]     In 2007, the Company entered into a long-term facility lease agreement that included an eight and one half month rent-free period from May 17, 2007 to February 1, 2008. The lease inducement benefit arising from the rent-free period is being amortized on a straight-line basis over the term of the operating lease as a reduction to rental expense. Amortization expense for the three month period ended March 31, 2016 amounted to $14,000 [2015 - $14,000].

[ii]     The Company received a non-repayable allowance for an amount of $1.7 million for expenditures related to general upgrades to the facility. The lease inducement benefit arising from the non-repayable leasehold improvement allowance is being amortized on a straight-line basis over the balance of the term of the lease beginning April 1, 2008 as a reduction to rental expense. Amortization expense for the three month period ended March 31, 2016 amounted to $29,000 [2015 - $29,000].

[iii]     The Company received a repayable leasehold improvement for an amount of $7.8 million used for additional improvements to the facility. This lease inducement is being repaid over the term of the operating lease commencing February 1, 2008 at approximately $89,000 per month including interest calculated at an interest rate negotiated between the Company and the landlord. Principal repayments for the three month period ended March 31, 2016 amounted to $123,000 [2015 - $110,000]. Interest payments for the three month period ended March 31, 2016 amounted to $142,000 [2015 - $155,000].

To secure the lease, the Company is maintaining a security deposit with the landlord in the form of an irrevocable letter of credit in the amount of $317,000 collateralized by a term deposit with a market value of $317,000 that is presented as part of restricted deposits in the long-term asset section of the balance sheets. The face value of the letter of credit was reduced by 67% in March 2016 from its original face value due to the Company achieving an operating profit during the year ended December 31, 2015. The reduction of $584,000 is included in cash generated from investing activities in the consolidated statements of cash flows.

9.     SHARE CAPITAL AND ADDITIONAL PAID-IN CAPITAL

[a]     Authorized - Unlimited common shares without par value.

 [b]     Stock option plan

At the Annual General Meeting held September 3, 2008, the Company’s shareholders approved a stock option plan (“2008 Plan”). Under the plan, the Company may grant options to purchase common shares in the Company to employees, directors, officers and consultants of the Company. The exercise price of the options is determined by the Board to be equal to the fair market value of the commons shares on the grant date. The Company estimates the fair value of options on the date of the grant. The options vest over the requisite service period in accordance with terms as determined by the Board, typically over four years. Stock options expire no later than ten years from the date of grant.

At the Annual General and Special Meeting held on June 18, 2013, the Company’s shareholders’ approved a change to the Company’s 2008 stock option plan permitting the maximum shares authorized to be issued under the plan to be up to 20% of the issued and outstanding common shares outstanding at any point in time.

Of the 1,985,051 stock options authorized for grant under the 2008 Plan as at March 31, 2016, options for 1,572,155 shares were outstanding and 412,896 stock options were available for future grant.

The following assumptions were used to estimate the fair value of options granted during the three month period ended March 31, 2016, and 2015 using a Black-Scholes option-pricing model:

Three months ended March 31,	2016	2015
Risk-free interest rates	1.04%	0.98%
Expected dividend yield	0%	0%
Expected life (in years)	5.7	6.1
Expected volatility	125%	121%
Fair value per stock option	$0.74	$0.80

The expected volatility reflects the assumption that the historical volatility of common stock of the Company over a period similar to the expected life of the options is indicative of future trends. The Company estimates the risk-free interest rate using the Bank of Canada bond yield with a remaining term equal to the expected life of the option. The Company uses the simplified method for estimating the stock option term for stock option grants during the three month period ended March 31, 2016 as the Company has determined that the stock options are “plain vanilla” and historical share option exercises do not apply as the vesting term and contractual lives have significantly changed from those stock options exercised previously.

At March 31, 2016, the following stock options were outstanding:

Range of exercise price			Number of shares under option	Weighted average remaining contractual life	Weighted average exercise price	Number of options currently exercisable	Weighted average exercise price
		$	#	(years)	$	#	$
0.60	-	0.92	847,924	9.41	0.71	72,568	0.91
1.02	-	1.80	227,140	7.23	1.49	176,654	1.47
	2.20		354,145	6.03	2.20	352,100	2.20
3.00	-	3.10	142,321	6.97	3.09	136,970	3.10
	6.80		625	0.23	6.80	625	6.80
0.60	-	6.80	1,572,155	8.11	1.37	738,917	2.07

The options expire at various dates from June 22, 2016 to March 23, 2026.

Stock option transactions and the number of stock options outstanding are summarized below:

	Number of optioned	Weighted average
	common shares	exercise price
	#	$
Balance, December 31, 2015	1,533,022	1.38
Options granted	42,000	0.85
Options forfeited	(2,867)	0.85
Balance, March 31, 2016	1,572,155	1.37

[c]     Restricted share unit plan

At the Annual General and Special Meeting held on June 18, 2013, the Company’s shareholders approved a new restricted share unit plan (“RSU Plan”). Under the plan, the Company may grant Restricted Share Units (“RSUs”) to employees, directors, and eligible consultants which entitle each participant to either one common share of the Company on a time vested basis or a cash payout equal to the number of vested RSUs multiplied by the then current market value of the RSUs. The fair market value of the RSUs is determined based upon the number of RSUs granted and the quoted closing price of the Company’s stock on the trading day immediately preceding the date of determination. The duration of the vesting period and other vesting terms applicable to the grant of the RSUs shall be determined by the Board.

	Number	Weighted average
	of RSUs	exercise price
	#	$
Balance, December 31, 2015	112,489	1.02
RSUs granted	118,527	0.85
Balance, March 31, 2016	231,016	0.93

The restricted share units that were granted during the three month period ended March 31, 2016 were to settle a director compensation liability that was recorded in accounts payable and accrued liabilities. The $100,000 liability has been excluded from the change in accounts payable and accrued liabilities on the consolidated statement of cash flows.

Of the 248,131 RSUs authorized for grant under the RSU Plan as at March 31, 2016, 17,115 RSUs are available for grant.

[d]     Deferred share unit plan

At the Annual General and Special Meeting held on June 18, 2013, the Company’s shareholders approved a new non-employee director deferred share unit plan (“DSU Plan”). A Deferred Share Unit (“DSU”) is a right granted to non-employee directors which entitle each participant to either one common share of the Company on a time vested basis or a cash payout equal to the number of DSUs multiplied by the then current market value of the DSUs. The fair market value of the DSU’s is determined based upon the number of DSUs granted and the quoted price of the Company’s stock on the trading day immediately preceding the determination date. The duration of the vesting period and other vesting terms applicable to the grant of the DSU’s shall be determined by the Board.

	Number	Weighted average
	of DSUs	exercise price
	#	$
Balance, December 31, 2015	-	-
DSUs granted	86,918	0.85
Balance, March 31, 2016	86,918	0.85

The deferred share units that were granted during the three month period ended March 31, 2016 were to settle a director compensation liability that was recorded in accounts payable and accrued liabilities. The $74,000 liability has been excluded from the change in accounts payable and accrued liabilities on the consolidated statement of cash flows.

Of the 248,131 DSUs authorized for grant under the DSU Plan as at March 31, 2016, 161,213 DSUs are available for grant.

[e]     Stock-based compensation

The following table shows stock-based compensation allocated by type of cost (in thousands):

Three months ended March 31,	2016	2015
	$	$
Cost of sales	10	8
Research and development	10	11
General and administrative	58	23
Sales and marketing	13	13
Total	91	55

As of March 31, 2016, the total unrecognized compensation related to stock options granted amounts to $463,000, which is expected to be recognized over a weighted average service period of 2.78 years.

[f]     Common share purchase warrants

At March 31, 2016, there were 86,848,002 warrants outstanding to purchase shares of common stock, with expiry dates ranging from November 7, 2016 to December 15, 2024. Of the total 86,848,002 warrants outstanding, 86,103,744 warrants (the warrants related to the 2011 financing) entitle the holder thereof to purchase 1/20th of a common share of the Company at a price of $1.461 per whole common share; 636,557 warrants (the private placement warrants) entitle the holder thereof to purchase one common share of the Company at a price of $3.58 per common share; 52,796 warrants entitle the holder thereof to purchase one common share of the Company at a price of $1.831 per common share; and 54,905 warrants entitle the holder thereof to purchase one common share of the Company at a price of $1.00 per common share.

There have been no common share purchase warrant transactions during the three months ended March 31, 2016.

The estimated fair value of the warrants related to the 2011 financing is reassessed at each balance sheet date using the Black-Scholes option pricing model. The following assumptions were used to value the warrants on the following balance sheet dates:

As at March 31,	2016	2015
Risk-free interest rates	0.54%	0.50%
Expected dividend yield	0%	0%
Expected life (in years)	0.75	1.75
Expected volatility	134%	102%
Fair value of warrant	$0.0086	$0.0139

[g]     Earnings per common share

Basic net income per share is computed by dividing the net income attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net income per share is computed by dividing the net income attributable to common shareholders by the weighted average number of common shares that would have been outstanding during the period assuming the issuance of common shares for all potential dilutive common shares outstanding using the treasury stock method. Dilutive potential common shares outstanding include outstanding warrants, stock options, restricted share units and deferred share units.

86,848,002 warrants, 1,572,155 stock options, 231,016 restricted share units, and 86,918 deferred share units have been excluded from the computation of diluted earnings per share for the three month period ended March 31, 2016 as the Company has incurred a net loss during the period and their inclusion would be anti-dilutive to the loss per share (2015 – 86,865,691 warrants, 1,052,983 stock options and 84,952 restricted share units were excluded).

10.   RELATED PARTY TRANSACTIONS

The Company received US$1.28 million from Joinstar upon signing of the Technology Development Agreement and Collaboration Agreement. These upfront payments are being recognized into income over the expected development period and for the three months ended March 31, 2016, $113,000 was recognized (2015 – $269,000). These development fees are included under collaborative revenue in the consolidated statements of loss and comprehensive loss. The unrecognized portion of these upfront payments of development fees are included under deferred revenue on the consolidated balance sheet.

11.   COMMITMENTS

[a]     License agreements

The Company entered into a non-exclusive license agreement, effective July 2005, as amended June 2008, to use and sublicense certain technology (“Technology”) for one of the Company’s cardiac tests. In consideration for these rights, the Company paid a non-refundable license issuance fee of $2.0 million in the first two years after execution of the agreement and is required to pay quarterly royalties on the sale of products that incorporate the Technology. For the three month period ended March 31, 2016, the Company incurred an expense of $178,000 [2015 - $217,000] for royalties. Royalty and license fees incurred are included in cost of sales.

[b]     Supply agreement

The Company entered into a supply agreement, effective September 2003 for certain reagents for the Company’s RAMP® West Nile Virus Test. In addition to paying for the reagent purchased, the Company is required to pay the supplier semi-annual royalties equal to 10% of net revenue generated from the sale of the Company’s RAMP® West Nile Virus Test. The initial term of the agreement was three years from the effective date and is automatically renewed for successive periods of one year until either party terminates the agreement. For the three month period ended March 31, 2016, the Company incurred an expense of $14,000 [2015 – $8,000] for royalties to the supplier. These royalties are included in cost of sales.

[c]     Lease agreements

[i]     The Company entered into a long-term agreement to lease a single tenant 46,000 square foot facility to house all of the Company’s operations beginning March 2008. Rent is payable from February 1, 2008 to January 31, 2023. The Company is required to pay the landlord total gross monthly payments of approximately $175,000, which is comprised of base rent, administrative and management fees, estimated property taxes and repayments of the repayable leasehold improvement allowance [note 8[iii]].

[ii]     The Company has entered into a new lease agreement for new office space in Shanghai, China as of December 01, 2015 that expires on November 30, 2017. The Company is required to make monthly payments of approximately $5,000 for base rent and management fees under the new lease agreement.

[iii]   The Company has entered into operating leases for administrative equipment.

For the three month period ended March 31, 2016, $188,000 [2015 - $209,000] was incurred for expenses related to base rent, administrative and management fees and estimated property taxes offset by amortization of both the rent-free inducement [note 8[i]] and non-repayable leasehold improvement allowance [note 8[ii]]. These expenses are allocated to cost of sales, research and development, general and administrative, and sales and marketing expenses.

[d]     Purchase Commitments

As at March 31, 2016, the Company has outstanding purchase commitments of $2.0 million to purchase inventory, capital equipment and other services over the next five years of which $1.4 million will be completed within the next twelve months.

[e]     Indemnification of directors and officers

Under the Articles of the Company, applicable law and agreements with its directors and officers, the Company, in circumstances where the individual has acted legally, honestly and in good faith, may, or is required to indemnify its directors and officers against certain losses. The Company's liability in respect of the indemnities is not limited. The maximum potential of the future payments is unlimited. However, the Company maintains appropriate liability insurance that limits the exposure and enables the Company to recover any future amounts paid, less any deductible amounts pursuant to the terms of the respective policies, the amounts of which are not considered material.

[f]     Indemnification of third parties

The Company has entered into license and research agreements with third parties that include indemnification provisions that are customary in the industry. These indemnifications generally require the Company to compensate the other party for certain damages and costs incurred as a result of third party claims for damages arising from these transactions. The nature of the indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount that it could be required to pay. To date, the Company has not made any indemnification payments under such agreements and no amount has been accrued in these consolidated financial statements with respect to these indemnification obligations.

12.   SEGMENTED INFORMATION

The Company operates primarily in one business segment, the research, development, commercialization and distribution of diagnostic technologies, with primarily all of its assets and operations located in Canada. The Company’s revenues are generated from product sales primarily in Asia, the United States, and Europe. Expenses are primarily incurred from purchases made from suppliers in Canada and the United States.

Customers that represent a concentration risk are those whose outstanding receivable is 10% or greater than the total balance or those customers who represent 10% or greater of our total revenue. For the three month period ended March 31, 2016, $1.0 million (50%) in product sales was generated from one customer [2015 - $2.4 million (72%) from one customer].

Product sales by customer location were as follows (in thousands):

Three months ended March 31,	2016	2015
	$	$
China	1,060	2,378
United States	320	254
Russia	203	162
Iran	152	191
Japan	108	89
Canada	4	7
Other	244	190
Total	2,091	3,271

Product sales by type of product were as follows (in thousands):

Three months ended March 31,	2016	2015
	$	$
Cardiovascular	1,828	3,089
Infectious Diseases	54	49
Biodefense products	140	55
Environmental	69	78
Total	2,091	3,271

13.   COMPARATIVE FIGURES

Certain comparative figures have been reclassified from the amounts previously reported to conform to the presentation adopted in the current year. As mentioned in Note 3, deferred financing costs have been reclassified from current and long term assets to the term loan in the liabilities section on the consolidated balance sheet.

ITEM 2.     MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes. Unless otherwise specified, all dollar amounts are in Canadian dollars.

OVERVIEW

Response Biomedical develops manufactures and sells diagnostic tests for use with its proprietary RAMP® System, a portable fluorescence immunoassay-based diagnostic testing platform. Our RAMP® technology utilizes a unique method to account for sources of error inherent in conventional lateral flow immunoassay technologies, thereby providing the ability to quickly and accurately detect and quantify an analyte present in a liquid sample. Consequently, an end-user in a medical facility’s central-lab or in a point-of-care diagnostic testing setting can rapidly obtain important diagnostic information. We currently have thirteen tests available for clinical and environmental testing applications, and we have plans to commercialize additional tests.

We generally operate with a limited order backlog because our products are typically shipped shortly after orders are received. Product sales in any quarter are generally dependent on orders booked and shipped in that quarter. Our sales for any future periods are not predictable with a significant degree of certainty, and may depend on a number of factors outside of our control, including but not limited to the performance of our distributors including their inventory or timing considerations, their changing local competitive and/or reimbursement environments, and/or their ability or failure to meet minimum purchase commitments. As a result, any revenue shortfall would negatively affect our operating results and financial condition. In addition, our sales may be adversely impacted by pricing pressure and new product offerings from competitors. Our ability to be consistently profitable will depend, in part, on our ability to increase the sales volumes of our products, improve our gross margins, control our expenses and to successfully compete with other competitors. In addition, individual shipments to our largest distributors are sometimes very large—up to 50% of a quarter’s revenue may be in a single shipment. Timing of these large shipments can have a large impact on individual quarter revenues. Our financial performance from quarter to quarter may vary substantially based on timing of one or two large shipments, and as a result, we believe that period to period comparisons of our quarterly results of operations are not necessarily meaningful indicators of future results.

Sales to our former national distributor in China represented 50% of product sales during the quarter ended March 31, 2016. The purchases of products from the Company in the first quarter of 2016 were in satisfaction of rebates that were accrued in 2015. We received the payment for these products in the first half of 2015 and therefore no additional cash was received during the quarter ended March 31, 2016 for these products. In addition, this distributor advised us in early summer 2015 that it had built up inventory at a higher rate than its current sales to end-users. Consequently, this distributor made fewer purchases from us during the second half of 2015 and first quarter of 2016 compared to the first two quarters of 2015. In the second half of 2015 and in early 2016, we worked with the exclusive distributor to expand its sales and explored alternative approaches to increasing sales to end users in China. We have converted this distributor’s national distribution rights to non-exclusive effective March 3, 2016 and have now contracted with new distributors in China and continue to seek additional new distributors to attempt to improve our current sales levels. No returns of the products purchased by the former national distributor are either expected or permitted under the terms of its distribution agreement.

To address the recent currently expected continued near term reductions in product sales in China during this transition period and the resulting significant deterioration of our near term cash position, we have implemented several cash conservation and cost reduction initiatives including reducing staff levels and delaying certain research and development projects to extend our available cash resources. As a further step to strengthen our financial position, we are also actively negotiating additional financing alternatives. While we are pursuing these various initiatives, there is no assurance that these efforts will be sufficient to fund our operations.

Our ability to continue as a going concern is uncertain and dependent on our ability to obtain additional financing, earn collaboration milestones and/or achieve sustained cash flow positive operations. Management has, thus far, financed the operations through a series of equity financings, debt financing, and collaborative arrangements. We have received milestones totaling US$3.0 million to date from a collaborative agreement with Joinstar described in Note 2 and we are eligible to receive a further US$0.8 million from the last development milestone during the remaining project period. In addition, under the terms of a Supply Agreement with Joinstar, we will receive a guaranteed US$1.78 million in revenue-based payments over the first five years of commercialization of the co-developed assays.

We are striving to meet our ongoing cash needs through continued efforts to improve sales in China and other markets, reduce costs and conserve cash, and raise additional financing. We are also considering various strategic alternatives. Without additional financing, our current cash may not be sufficient to allow us to continue as a going concern beyond the second quarter of 2016. We are actively pursuing additional financing and believe that such financing along with a combination of some or all of the various cost reduction, cash conservation, sales and marketing initiatives, and completion of our collaboration with Joinstar, including short term out of the ordinary cash management measures, will be required to meet our anticipated short term cash requirements. Due to our history of losses and recent significant decreases in China product sales, there is substantial doubt over our ability to continue as a going concern as we are dependent on obtaining additional financing and achieving profitable operations, the outcomes of which cannot be predicted at this time.

RECENT DEVELOPMENTS

●

On January 11, 2016, we announced that we received Health Canada approval and CE Mark for our new RAMP® diagnostic test that measures levels of Procalcitonin (“PCT”). PCT is a biomarker elevated in the blood of patients suffering from sepsis.

●

On February 18, 2016, we announced that we launched the RAMP® Dengue Environmental test at the American Mosquito Control Association annual general meeting. The RAMP® Dengue Environmental test is a rapid, quantitative test for detection of Dengue antigen in mosquitoes that transmit Dengue virus

 RESULTS OF OPERATIONS

For the three month periods ended March 31, 2016 and 2015:

Revenues, Cost of Goods Sold and Gross Margin (in $thousands)

	Three Months Ended March 31,		Change 2015 to 2016
	2016	2015	Increase / (Decrease)	Percent Change
Product sales	$2,091	$3,271	$(1,180)	(36%)
Collaborative revenue	113	269	(156)	(58%)
Total revenue	$2,204	$3,540	$(1,336)	(38%)
Cost of sales	1,177	2,176	(999)	(46%)
Gross profit	$1,027	$1,364	$(337)	(25%)
Gross margin on product sales	43.7%	33.5%

Product Sales

Product sales decreased 36%, or $1.2 million, during the three month period ended March 31, 2016 as compared to March 31, 2015. The change is due to lower sales in cardiovascular test sales in China, partially offset by increases in instrument and test sales outside of China.

Collaborative Revenue

Collaborative revenue decreased 58% or, $0.2 million, during the three month period ended March 31, 2016 as compared to March 31, 2015. This revenue represents the recognition of the initial payments received from Joinstar in the fourth quarter of 2014 and first quarter of 2015. The decrease is the result of a change of estimate of the total amortization period.

Gross Profit

Gross profit decreased 25% during the three month period ended March 31, 2016 in comparison to the same period in 2015. Excluding the collaborative revenue, gross profit decreased 17%, or $0.2 million. The gross profit decrease is primarily the result of a decrease in product sales. Gross margin increased to 43.7% from 33.5% due to an increase of our higher margin products outside of China, reductions in manufacturing overhead costs and a decrease of estimated product warranties.

Operating Expenses (in thousands)

	Three Months Ended March 31,		Change 2015 to 2016
	2016	2015	Increase / (Decrease)	Percent Change
Research and development	$562	$813	$(251)	(31%)
General and administrative	706	675	31	5%
Sales and marketing	496	664	(168)	(25%)
Total operating expenses	$1,764	$2,152	$(388)	(18%)

Research and Development Expenses

Research and development expenses decreased by 31%, or $0.3 million, during the three month period ended March 31, 2016 in comparison to the same period ended March 31, 2015. The decrease is primarily due to a reduction in professional fees and development costs associated with decreased product development, clinical, and regulatory work this quarter as the PCT and dengue fever tests were developed in the prior year. We expect research and development expenses to decrease in the near term as a result of our cost reduction initiatives.

General and Administrative Expenses

General and administrative expenses increased by 5%, or $31,000, during the three month period ended March 31, 2016 in comparison to the same period ended March 31, 2015. The increase is primarily due to higher salary costs and stock based compensation expenses. We expect general and administrative expenses to decrease in the near term as a result of our cost reduction initiatives.

Sales and Marketing Expenses

Sales and marketing expenses decreased by 25%, or $0.2 million, during the three month period ended March 31, 2016 in comparison to the same period ended March 31, 2015 primarily due to lower salaries and wages and recruiting costs as a result of a decrease in the number of sales employees in the U.S. In addition, there were lower legal costs incurred as the Joinstar supply agreement was entered into in the prior year. We expect sales and marketing expenses to decrease in the near term as a result of our cost reduction initiatives.

Other Expenses (Income), Net (in $thousands)

	Three Months Ended March 31,		Change 2015 to 2016
	2016	2015	Increase / (Decrease)	Percent Change
Interest expense and amortization of deferred financing costs and debt discount	$191	$235	$(44)	(19%)
Interest income	(1)	(3)	2	(67%)
Other expense	29	22	7	32%
Foreign exchange (gain) loss	(202)	113	(315)	(279%)
Unrealized (gain) loss on revaluation of warrant liability	441	(55)	496	(902%)
Total Other Expenses	$458	$312	$146	47%

Interest Expense and Amortization of Deferred Financing Costs and Debt Discount

Interest expenses and amortization of deferred financing costs and debt discount decreased by 19%, or $44,000, during the three month period ended March 31, 2016 compared to the same period ended March 31, 2015. The decrease is primarily lower principal balances on the SVB debt and the repayable leasehold improvement allowance resulting in lower interest charges.

Foreign Exchange (Gain) Loss

Foreign exchange gain increased by 279%, or $315,000. Foreign exchange gains and losses are largely due to U.S. dollar balances of cash and cash equivalents, accounts receivable, accounts payable, and debt affected by the fluctuations in the value of the U.S. dollar as compared to the Canadian dollar. The increase in the gain is due to the depreciation of the U.S. dollar during the first quarter on our net U.S. dollar liabilities.

Unrealized (Gain) Loss on Revaluation of Warrant Liability

The unrealized gain on revaluation of the warrant liability is solely due to the mark-to-market revaluation each reporting period of the outstanding warrants, issued during our 2011 rights offering. The fair market value increased from December 31, 2015 resulting in an unrealized loss of $441,000. The fair market value is calculated using a Black-Scholes model with inputs for volatility, risk free interest rate, and expected life of the warrants. The primary reason for the decrease in the value of the liability is the decrease in the expected life, as the share price remained relatively the same. A small change in the estimates used in the Black-Scholes pricing model may have a relatively large change in the estimated valuation of the common stock warrants.

Liquidity and Capital Resources

Total cash and cash equivalents and working capital at March 31, 2016, and December 31, 2015 were as follows (in thousands):

As at,	March 31, 2016	December 31, 2015
Cash and cash equivalents	$1,021	$2,511
Percentage of total assets	10%	21%
Working capital	$(2,003)	$(1,315)
Warrant liability	$742	$301
Working capital, excluding Warrant liability	$(1,261)	$(1,014)

As of March 31, 2016, the Company had a working capital deficit. Included in current liabilities is a warrant liability that is required to be measured at fair value and is presented as a current liability in accordance with ASC 815. Each warrant may only be exercised on a net cashless exercise basis and no warrant may be exercised at a time when the exercise price equals or exceeds the current market price. As a result, the potential settlement of any warrant does not require any cash disbursement. Without taking into account the warrant liability mentioned above, the Company’s working capital as at March 31, 2016 is negative $1.3 million (December 31, 2015 – negative $1.0 million). The decrease of $0.3 million during the three months ended March 31, 2016 is primarily due to the cash used in operating and investing activities as described below.

Financial Condition

We have financed our operations primarily through equity and debt financings. As of March 31, 2016, the Company has raised approximately $107.8 million from the sale and issuance of equity securities and debt, net of issue costs. On October 15, 2014, we entered into a funded Technology Development Agreement and on February 16, 2015, a Collaboration Agreement with Joinstar to support the co-development by Response and Joinstar of components and multiple assays that will run on a high throughput rapid immunoassay analyzer developed by Joinstar. Under the terms of the agreements, we have received milestones totaling US$3.0 million to date and are eligible to receive a further US$0.8 million in development milestones over the remaining project period. We expect these funds, in part, to be used to reduce working capital deficiencies, if any, at the time they are received In conjunction with the signing of the Collaborative Agreement, we entered into a definitive Supply Agreement with Joinstar whereby we will provide certain materials required for Joinstar to manufacture and sell the developed assays specifically to run on their analyzer. Under the terms of the Supply Agreement, we will receive a guaranteed US$1.78 million in revenue-based payments over the first five years of commercialization of the co-developed assays. In addition to the Joinstar agreements, the Company has a term loan from SVB with an outstanding principal balance of approximately US$0.7 million as of March 31, 2016.

Sales to our former national distributor in China represented 50% of product sales during the quarter ended March 31, 2016. The purchases of products from the Company in the first quarter of 2016 were in satisfaction of rebates that were accrued in 2015. We received the payment for these products in the first half of 2015 and therefore no additional cash was received during the quarter ended March 31, 2016 for these products. In addition, this distributor advised us in early summer 2015 that it had built up inventory at a higher rate than its current sales to end-users. Consequently, this distributor made fewer purchases from us during the second half of 2015 and first quarter of 2016 compared to the first two quarters of 2015. In the second half of 2015 and in early 2016, we worked with the exclusive distributor to expand its sales and explored alternative approaches to increasing sales to end users in China. We have converted this distributor’s national distribution rights to non-exclusive effective March 3, 2016 and have now contracted with new distributors in China and continue to seek additional new distributors to attempt to improve our current sales levels. No returns of the products purchased by the former national distributor are either expected or permitted under the terms of its distribution agreement.

To address the currently expected near term reductions in product sales in China during this transition period and the consequential deterioration of our near term cash position, we have implemented several cash conservation and cost reduction initiatives including reducing staff levels and delaying certain research and development projects to extend our available cash resources. As a further step to strengthen our financial position, we are also actively negotiating additional financing alternatives. While we are pursuing these various initiatives, there is no assurance that these efforts will be sufficient to fund our operations.

Our ability to continue as a going concern is uncertain and dependent on our ability to obtain additional financing, earn collaboration milestones and/or achieve sustained cash flow positive operations. We have, thus far, financed our operations through a series of equity financings, debt financing, and collaborative arrangements. We have received milestones totaling US$3.0 million to date from a collaborative agreement with Joinstar and we are eligible to receive a further US$0.8 million from the last development milestone during the remaining project period. In addition, under the terms of a Supply Agreement with Joinstar, we are eligible to receive a guaranteed US$1.78 million in revenue-based payments over the first five years of commercialization of the co-developed assays.

Cash flows from operations are generally impacted by our level of quarterly sales and our ability to manage operating expenses. However, increased quarter over quarter growth also requires additional working capital in the form of higher accounts receivable and greater inventory balances to meet the increased demand. We expect that we will have net negative cash flow from operations over the next several quarters, excluding development milestones from Joinstar, until our growth initiatives provide sufficient cash flow to cover internal operating expenses and provide the additional working capital required to support the growth. In addition, we continue to require cash for our contractual debt and other obligations outlined below.

We are striving to meet our ongoing cash needs through continued efforts to improve sales in China and other markets, reduce costs and conserve cash, and raise additional financing. We are also considering various strategic alternatives. It is uncertain how long our current cash will last. We are actively pursuing additional financing and believe that such financing along with a combination of some or all of the various cost reduction, cash conservation, sales and marketing initiatives, and completion of our collaboration with Joinstar, including short term out of the ordinary cash management measures, will be required to meet our anticipated cash requirements. Due to our history of losses and recent decreases in China product sales, there is substantial doubt over our ability to continue as a going concern as we are dependent on achieving profitable operations and obtaining additional financing, the outcomes of which cannot be predicted at this time.

Ongoing Sources and Uses of Cash

Changes in Cash Flows

Changes in cash flows were as follows (in thousands):

For the Three Months Ended March 31,	2016	2015
Cash used in operating activities	(1,712)	(1,327)
Cash generated from (used in) investing activities	563	(345)
Cash used in financing activities	(339)	(110)
Decrease in cash during the period	$(1,490)	$(1,782)

As at March 31, 2016, our cash and cash equivalents balance was $1.0 million. The decrease in our cash and cash equivalents during the three months ended March 31, 2016 was primarily the result of $1.7 million of cash used in operating activities and $0.3 million of cash used in financing activities offset by $0.6 million of cash generated from investing activities as described below:

Cash Used In Operating Activities

Cash used in operating activities during the three month period ended March 31, 2016 was $1.7 million versus the $1.3 million of cash in the prior year. The net cash used in operating activities in 2015 was primarily the result of a net loss of $1.3 million adjusted for the total effects of non-cash adjustments of $0.6 million. In addition, changes in working capital excluding cash were as follows (in $thousands):

For the Three Months Ended March 31,	2016	2015
Trade receivables	(159)	(1,004)
Other receivables	4	(77)
Inventories	(323)	(443)
Prepaid expenses and other	49	(118)
Accounts payable and accrued liabilities	479	807
Deferred revenue	(1,119)	210
Total change in non-cash working capital	$(1,069)	$(625)

Explanations of the more significant net changes in working capital during the three month period ended March 31, 2016 are as follows:

●	Trade receivable balances increased from $466,000 to $614,000 million as a result of the timing of shipments during the quarter and changes in the percentage of shipments that had been prepaid;
●	Inventory balances increased from $1.8 million to $2.1 million as a result of the stocking of inventory for expected sales to be made in the following quarters;
●	Accounts payable and accrued liabilities increased from $3.3 million to $3.6 million due to the timing of vendor payments; and
●	Deferred revenue decreased from $1.3 million to $0.2 million due to the recognition of revenue that was prepaid in prior periods.

Cash Generated From (Used In) Investing Activities

Net cash generated from investing activities for the three month period ended March 31, 2016 was $563,000 compared to net cash used in investing activities for the three month period ended March 31, 2015 of $345,000. The cash generated this quarter was the result of $584,000 of restricted cash that was released as a result of achieving an operating profit during the year ended December 31, 2015 as outlined in our lease agreement. This was offset by $21,000 of cash used for the purchase of manufacturing equipment.

Cash Used In Financing Activities

Net cash used in financing activities for the three month period ended March 31, 2016 and 2015 was $339,000 and $110,000. The increase represents the repayment of the term loan with Silicon Valley Bank that was interest only during the first quarter of 2015.

Off-Balance-Sheet Arrangements

The Company does not have any off-balance sheet financing arrangements at March 31, 2016.

Tabular Disclosure of Contractual Obligations

There have been no material changes, outside of the ordinary course of business, in our outstanding contractual obligations from those disclosed within “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as contained in our Annual Report on Form 10K filed by the Company with the SEC on March 24, 2016.

Related Party Transactions

We received US$1.28 million from Joinstar upon signing of the Technology Development Agreement and Collaboration Agreement with these upfront payments being recognized into income over the expected development period. For the three months ended March 31, 2016, $113,000 was recognized into income. These development fees are included under collaborative revenue in the consolidated statements of loss and comprehensive loss. The unrecognized portion of the development fees are included under deferred revenue on the consolidated balance sheet.

Critical Accounting Policies and Estimates

A summary of the significant accounting policies is as follows:

Use of Estimates

Our consolidated financial statements are prepared in accordance with U.S. GAAP. In the application of U.S. GAAP, we are required to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities in our consolidated financial statements. Changes in the accounting estimates from period to period are reasonably likely to occur. Accordingly, actual results could differ significantly from the estimates made by management. To the extent that there are material differences between these estimates and actual results, our future financial statement presentation of our financial condition or results of operations may be affected.

On an ongoing basis, we evaluate our estimates, including those related to revenue recognition including the recognizing of revenue under the milestone method, valuation of stock based compensation, valuation of long-lived assets, tax related contingencies, recoverability of receivables, valuation of inventories, and warranty accruals. We base our estimates on historical experience and on various other assumptions, including expected trends that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

In addition to making critical accounting estimates, we must ensure that our financial statements are properly stated in accordance with U.S. GAAP. In many cases, the accounting treatment of a particular transaction is specifically dictated by U.S. GAAP and does not require a high degree of management judgment in its application, while in other cases, management’s judgment is required in selecting among available alternative accounting standards that allow different accounting treatment for similar transactions.

Our significant accounting policies are discussed in Note 3, “Significant Accounting Policies,” to the consolidated financial statements included in Item 8 of our Annual Report on Form 10-K that we filed with the SEC on March 24, 2016. We believe that the following are our most critical accounting policies and estimates, each of which is critical to the portrayal of our financial condition and results of operations and requires our most difficult, subjective and complex judgments. Our management has reviewed our critical accounting policies and the related disclosures with the Audit Committee of our Board of Directors.

Inventories

Raw material, finished goods, and work in progress inventories are carried at the lower of actual cost, determined on a first-in first-out basis, and market value. Cost of finished goods and work in progress inventories includes direct materials, direct labor and applicable overhead. We write down our inventory balances for estimates of excess and obsolete amounts. These write-downs are recorded as a component of cost of sales. At the point of the write-down, a new, lower-cost basis for that inventory is established, and any subsequent improvements in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Long Lived Asset Impairment

Long-lived assets to be held and used are periodically reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, we base our evaluation on such impairment indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. In the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized for the difference between the carrying value and the fair value.

Revenue recognition

Product sales are recognized when legal title passes to distributors or customers, the sales price is fixed and determinable, collection of the resulting receivables is reasonably assured and no uncertainties with regard to customer acceptance exist. Sales are recorded net of discounts and sales returns.

When arrangements include multiple elements, we use objective evidence of fair value to allocate revenue to the elements, and recognize revenue when the criteria for revenue recognition have been met for each element, in accordance with authoritative guidance on multiple-element arrangements.

Upfront fees from collaborative research arrangements that are non-refundable, require the ongoing involvement of the Company and are directly linked to specific milestones are deferred and amortized into income as services are rendered. Upfront fees from collaborative research arrangements that are non-refundable, require the ongoing involvement of the Company and are not directly linked to specific milestones are deferred and amortized into income on a straight-line basis over the term of ongoing development. Upfront fees from collaborative research arrangements that are refundable are deferred and recognized once the refundable period has lapsed.

Milestone Revenue – Our collaboration agreements generally include contingent contractual payments related to achievement of specific research, development and regulatory milestones that are based in whole or in part upon our performance. Research, development and regulatory contingent contractual payments and milestone payments are typically payable under our collaborations upon completion of assay development, upon completion of clinical trial testing of the developed assay, and upon receipt of actual marketing approvals of a developed assay.

At the inception of each arrangement that includes contingent contractual payments, we evaluate whether each potential payment and milestone is substantive and at risk to both parties based on the basis of the contingent nature of the milestone event. We evaluate factors such as scientific, regulatory, and other risks that we must overcome to achieve the respective milestone event, whether the contractual payments due at each milestone event is reasonable relative to all deliverables and payment terms in the arrangement in making this assessment and whether the contingent contractual payment relates solely to past performance. The determination of whether a milestone is substantive requires judgment by the Company.

We recognize any payment that is contingent upon the achievement of a substantive milestone entirely in the period in which the milestone is achieved. A milestone is defined as an event that can only be achieved based in whole or in part either on our performance, or the performance of our collaborators, or the occurrence of a specific outcome resulting from our past performance for which there is a substantive uncertainty at the date the arrangement is entered into that the event will be achieved.

Warrant Liability

We account for warrants, issued in the 2011 rights offering, pursuant to the authoritative guidance on accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock. We have classified the warrants on the consolidated balance sheet as a liability that is revalued at each balance sheet date subsequent to the initial issuance. Determining the appropriate fair-value model, and calculating the fair value of warrants requires considerable judgment, including estimating stock price volatility and expected warrant life. The computation of expected volatility was based on the historical volatility of shares of our common stock for a period that coincides with the expected life of the warrants. A small change in the estimates used may have a relatively large change in the estimated valuation. We use the Black-Scholes pricing model to value the warrants.

Stock-based Compensation

The Company uses the fair value method of accounting for all stock-based awards for non-employees and for all stock-based awards to employees that were granted, modified or settled since January 1, 2003. The fair value of stock options is determined using the Black-Scholes option-pricing model, which requires certain assumptions, including future stock price volatility, estimated forfeiture rates and expected time to exercise. Stock-based compensation expense is recorded net of estimated forfeitures such that expense is recorded only for those stock-based awards that are expected to vest. A forfeiture rate is estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from initial estimates. Changes to any of these assumptions could produce different fair values for stock-based compensation. The expense is amortized on a straight-line basis over the graded vesting period.

See note 3, “Recent Accounting Pronouncements,” of the consolidated financial statements in Item 1 for information related to upcoming new accounting standards introduced by the FASB. We are evaluating the impact of these upcoming standards.

ANNEX I

ADDITIONAL INFORMATION ABOUT THE FILING PERSONS

Unless otherwise noted below, neither the filing persons identify on this Annex I, nor any of their directors, executive officers, partners (if a general partnership), general partners (if a limited partnership) or control persons, each as identified below, (i) have been convicted in a criminal proceeding during the past 5 years, or (ii) is now or has been, within the past 5 years, a party to any judicial or administrative proceeding that resulted in a judgement, final order or decree enjoining the person from future violations of federal/state securities laws or otherwise finding a violation of such laws.

RESPONSE BIOMEDICAL CORP.

Unless otherwise noted below, the principal business address of the following individuals is 1781-75th Avenue W., Vancouver, BC, V6P 6P2 Canada.

Executive Officers

Barbara R. Kinnaird, Ph.D., British Columbia, Canada

Dr. Barbara R. Kinnaird has over 25 years of research and business experience primarily in the fields of point of care (POC) testing and in vitro diagnostics. Since joining Response Biomedical Corp. in August 2004, Dr. Kinnaird has held several key management positions including responsibilities for Product Development, Quality, Regulatory, Manufacturing and Sales. Dr. Kinnaird has consistently demonstrated her ability to deliver results from her areas of responsibility. During Dr. Kinnaird’s tenure in these positions, she has lead teams to improve the product design control, operational efficiencies, gross margins and sales. Additionally under her direction, the Company obtained and maintains regulatory approvals to support sales in several global jurisdictions such as China, Japan, United States and Canada. Dr. Kinnaird’s strengths include her extensive experience in empowering a team to manage through organizational changes that improve the Company processes, decrease costs and accelerate business performance. Dr. Kinnaird holds a Ph.D. in Microbiology and Immunology from the University of British Columbia at the B.C. Children’s Hospital in the Department of Pediatrics. She conducted her post-doctoral research at the Michael Smith Laboratories in genomics and gene expression profiling, in collaboration with the B.C. Genome Sciences Centre and consulted for the Proteomics division of Incyte Genomics Inc.

William J. Adams, CPA,CA, Chief Financial Officer

Mr. William J. Adams is a Chartered Professional Accountant, CA, with over 23 years of strategic financial management experience in both public and private companies. He was Chief Financial Officer of CellFor Inc., a privately held forestry biotechnology company that manufactures tree seedlings for international markets, from August 2008 to August 2012. Prior to his position at CellFor, Mr. Adams was the Chief Financial Officer of a privately held bio-pharmaceutical company, Patos Therapeutics Inc. from January 2007 to August 2008. Prior to his tenure at Patos, he was Chief Financial Officer with the publicly listed bio-pharmaceutical company, AnorMED Inc., from its startup, to IPO and through to its successful sale to a U.S.-based international bio-pharmaceutical company. Before joining AnorMED in 1996, Mr. Adams was Chief Financial Officer of Epic Data International Inc., a TSX listed technology company with an international customer base for its manufacturing hardware and software system solutions, and prior to that he was an audit manager with KPMG. He is a Chartered Professional Accountant, CA, and holds a Bachelor of Commerce Degree from the University of British Columbia.

Board of Directors

Anthony F. Holler, M.D., British Columbia, Canada

Dr. Anthony F. Holler joined Response Biomedical’s Board of Directors as a Director in March 2006 and served on the Audit Committee and the Compensation Committee until August 2014. Dr. Holler served as our interim CEO from August 2014 through May 2015 and was appointed Vice-Chairman of the Board in November 2015. He was one of the original founders of ID Biomedical Corporation, and has served as its director since 1991 and served as CEO from 1999 until 2006 when the Company was acquired by GlaxoSmithKline. Dr. Holler has been the Non-Executive Chairman of CRH Medical Corporation (Formerly Medsurge Medical Products Corp.) since December 2005 and was also the Chairman of Trevali Mining Corporation from October 2010 to 2014. He was a director of Neptune Technologies & BioResources, Inc. from July 2011 until June 2012. Dr. Holler served as Non-Executive Chairman of Corriente Resources Inc. from until June 2010 when the Company was acquired by CRCC-Tongguan Investment (Canada) Co., Ltd. and its director from September 2003. Dr. Holler served as an Emergency physician at University Hospital at the University of British Columbia from 1981 until 1993. He received a Bachelor of Science in 1975 and a Medical Degree in 1979 from the University of British Columbia. Dr. Holler’s medical and business background gives him a perspective that is helpful to the board of directors for understanding the Company’s product markets.

Joseph D. Keegan, Ph.D., California, United States

Dr. Joseph D. Keegan joined Response Biomedical’s Board of Directors as a Director and member of the Compensation Committee in June 2011. Dr. Keegan was appointed as an Audit Committee member in September 2014. Dr. Keegan has more than thirty years of experience in life science businesses. From 2007 to 2012, Dr. Keegan served as CEO at ForteBio, Inc. where he led the Series C financing which raised $25M, established product development and sales strategies that resulted in 2007-11 compounded annual revenue growth of 45%, and exited the company through its sale to Pall Corporation at $159M, including ForteBio cash. During his nine (9) year tenure at Molecular Devices Corporation, Dr. Keegan grew the company’s revenues from $30M to $200M through internal growth and acquisitions. In early 2007, he oversaw its acquisition by MDS for $615M. Dr. Keegan joined MDC from Becton Dickinson and Company where he served as President of Worldwide Tissue Culture and Vice President, General Manager of Worldwide Flow Cytometry. Prior to Becton Dickinson, Dr. Keegan was Vice President of the Microscopy and Scientific Instruments Division of Leica, Inc. He currently serves on the board of directors of ALDA as past Chairman since 2007 , Advanced Cell Diagnostics since 2013, Optfluidics Corporation since 2014, Courtagen Corporation since 2015, Wasatch Microfluidics since 2014 , Unchained Labs since 2015 , Labcyte Corporation as Chairman since 2012 , Seahorse Bioscience Inc. since 2007, Stereotaxis, Inc. since 2011 (Nasdaq: STXS) and the San Francisco Opera. Dr. Keegan holds a B.A. in Chemistry from Boston University and a Ph.D. in Physical Chemistry from Stanford University. Dr. Keegan brings to the Board of Directors a long history of experience in the field of biotechnology and business strategy.

 Barbara R. Kinnaird, Ph.D., British Columbia, Canada

A biography for Dr. Kinnaird can be found under “Executive Officers” above.

Clinton H. Severson, California, United States

Mr. Clinton H. Severson joined Response Biomedical’s Board of Directors as a Director and member of the Audit Committee in June 2011. Mr. Severson was appointed as Corporate Governance Committee member in September 2014. Mr. Severson has been President and Chief Executive Officer of Abaxis Inc. since June 1996. From February 1989 to May 1996, Mr. Severson served as President and CEO of MAST Immunosystems, Inc. Mr. Severson began his career at Syva from 1978 to 1984, and then moved to 3M Diagnostic Systems from 1984 to 1989. He has been Chairman of the Board of Directors of Abaxis Inc. (NASDAQ: ABAX) since May 1998 and a Director since June 1996. Mr. Severson has been Non-Executive Director of Trinity Biotech (NASDAQ: TRIB) since November 2008, a Director of Bioxiness Pharmaceuticals, Inc. and Cutera, Inc. since January 2011 and January 2015 respectively, and a Director of CytoCore, Inc. (OTC QB: CYOE) from November 2006 through February 2012. Mr. Severson received his Bachelors of Business Administration from Minot State University in 1973. Mr. Severson’s years of experience in the life sciences industry are very valuable to the Company as it works to execute its business strategy.

Lewis J. Shuster, California, United States

Mr. Lewis J. Shuster joined Response Biomedical’s Board of Directors as a Director and Audit Committee Chairman in June 2011. Mr. Shuster was appointed Chairman of the Board of Directors in August 2014. Currently, he is the Chief Executive Officer of Shuster Capital. From 2003 to 2007, he served as CEO of Kemia Inc., a drug discovery and development company, and he had previously held executive positions with Invitrogen, including Chief Operating Officer. From 1994 to 1999, while at Pharmacopeia, Inc., Mr. Shuster served as the firm’s Chief Financial Officer and later as COO of Pharmacopeia Labs. Mr. Shuster also served as EVP, Finance and Operations at Human Genome Sciences from 1992 to 1994. Prior to this he served as EVP and then CEO of Microbiological Associates, where he led a successful turnaround of a failing LBO and built a profitable GLP biological testing service business today known as BioReliance from 1986 until 1992. Before joining Microbiological Associates, he held positions with MDL Ltd. and the Boston Consulting Group. He presently serves as a member of the board of directors and Audit Committee Chairman for Cleave Biosciences since 2013, HTG Molecular Diagnostics (NASDAQ: HTGM) since 2014 and Principia Biopharma since 2014 . Mr. Shuster also serves as a board of directors member of TissueNetix Inc. since 2014 and Active Motif since 2014 , and has previously served a board of directors member and Audit Committee Chairman of Complete Genomics, Inc. (NASDAQ: GNOM) from 2010 to 2013, and Sorrento Therapeutics (NASDAQ: SRNE) from 2009 to 2010, and Mast Therapeutics, Inc. (NYSE MKT: MSTX) from April 2011 to March 2016. Mr. Shuster earned an M.B.A. from Stanford University and a B.A. from Swarthmore College. Mr. Shuster’s experience as a chief executive officer, chief financial officer, and board of directors Audit Committee chairman brings to the Board of Directors perspective regarding financial and accounting issues.

Peter A. Thompson, M.D., Washington, United States

Dr. Peter A. Thompson joined Response Biomedical’s Board of Directors as a Director and chair of the Corporate Governance and Nominating Committee in June 2010. He was appointed as the Executive Chairman and Chief Executive Officer in August 2011. He served as interim CEO until April 2012. Dr. Thompson resigned as Chairman of the Board of Directors in August 2014 and became the chair of the Compensation Committee and Corporate Governance Committee in September 2014. Dr. Thompson is a proven biotechnology executive and entrepreneur with over 21 years of experience in the industry. He co-founded Trubion Pharmaceuticals, and served as Chief Executive Officer and Chairman from its inception through its successful IPO on NASDAQ and as a public company until his retirement in 2009. Dr. Thompson is the former Vice President & General Manager of Chiron Informatics at Chiron Corporation and held various executive positions in Becton Dickinson, including Vice President, Research and Technology Department of BD Bioscience, prior to joining Chiron. Dr. Thompson is a co-founder of iMetrikus, a clinical decision support company, where he served as CEO and Chairman. He is a Private Equity Partner at OrbiMed Advisors and the founder and Managing Director of Strategicon Partners, an investment and management services company. He served as a director on the boards of directors of Anthera Pharmaceuticals from 2011 through 2013 (NASDAQ: ANTH), Mirati Therapeutics from 2011 through 2014 (NASDAQ: MRTX), CoDa Therapeutics from 2007 through 2010, ProNAi Therapeutics from 2014 through 2015 and Cardioxyl Pharmaceuticals from 2012 through 2015. He serves as a director on the boards of directors of Cleave Biosciences since 2010 (Co-Founder), Principia Biosciences since 2010, Oxford Oncology since 2013, Corvus Pharmaceuticals since 2014, PMV Pharmaceuticals since 2014, Adaptimmune Ltd. Since 2014, and TranscripTx since 2015. Dr. Thompson is an Ernst & Young Entrepreneur of the Year awardee, an inventor on numerous patents, a board-certified internist and oncologist, and was on staff at the National Cancer Institute following his internal medicine training at Yale University. As an experienced biotechnology entrepreneur, Dr. Thompson is specially qualified to serve on the board of directors because of his detailed knowledge of our operations and markets.

Jonathan J. Wang, Ph.D., Shanghai, China

Dr. Jonathan J. Wang joined Response Biomedical’s Board of Directors as a Director and member of the Compensation Committee in July 2010. Dr. Wang is a Senior Managing Director at OrbiMed Asia, which he co-founded. He has over 21 years of healthcare and life sciences experience, spanning investment, entrepreneurship and research. Previously, he was General Manager, Greater China at Burrill & Company and Managing Director at WI Harper Group. He was or is a Board Director at a number of companies, such as ForteBio (acquired by Pall Corporation), EA and GC-Rise. He is a co-founder and former Chairman of The BayHelix Group, a premier organization of Chinese life sciences business leaders. He holds a Ph.D. in Molecular Neurobiology from Columbia University, where he obtained scientific training under the supervision of Dr. Eric Kandel, a Nobel Laureate. He was rewarded the Howard Hughes Medical Institute (HHMI) Research Fellowship at Columbia. He also earned an MBA from Stanford University. Dr. Wang’s background gives him a perspective that is helpful to the board of directors for understanding the Company’s product market in China.

1077801 B.C. LTD.

Unless otherwise noted below, the principal business address of the following individuals is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

Jonathan J. Wang, Ph.D., Shanghai, China

Dr. Jonathan J. Wang currently serves as the representative of the OrbiMed funds on the board of directors of 1077801B.C. Ltd. (the “Purchaser”). Additional information regarding Dr. Wang’s business experience and background can be found under “Response Biomedical Corp. – Board of Directors” above.

Lui Hui, Shanghai, China

Mr. Hui currently serves as the representative of Shanghai Runda Medical Technology Co., Ltd. on the board of directors of the Purchaser.

THE ORBIMED FUNDS

Unless otherwise noted below, the principal business address of the following individuals is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

OrbiMed Advisors LLC

Samuel D. Isaly, Managing Member

Mr. Isaly is currently the Managing Partner of OrbiMed, a healthcare investment firm, where he has worked since he launched OrbiMed's asset management business in 1989. Mr. Isaly has been active in global healthcare investing and analysis since 1968. During his career, Mr. Isaly has been a pharmaceutical analyst with Chase Manhattan Bank, Merrill Lynch, Legg Mason, and S.G. Warburg. Mr. Isaly has a B.A. in Economics from Princeton University and a M. Sc. (Econ.) from The London School of Economics.

OrbiMed Advisors Limited

Unless otherwise noted, each of the following persons are United States Citizens and have their principal business address at 601 Lexington Avenue, 54th Floor, New York, NY 10022.

Samuel D. Isaly, Director

Mr. Isaly currently serves as a director of OrbiMed Advisors Limited. A biography for Mr. Isaly can be found under “OrbiMed Advisors LLC” above.

Sven H. Borho, CFA, Director

Mr. Borho currently serves as a director of OrbiMed Advisors Limited., and is a founding Partner of OrbiMed, a healthcare investment firm. Mr. Borho heads the public equity team and he is the portfolio manager for OrbiMed's public equity and hedge funds.  Mr. Borho has played an integral role in the growth of OrbiMed's asset management activities. Mr. Borho started his career in 1991 when he joined OrbiMed's predecessor firm as a Senior Analyst covering European pharmaceutical firms and biotechnology companies worldwide.  In 1993, Mr. Borho was promoted to portfolio manager.  Mr. Borho studied business administration at Bayreuth University in Germany and received a M.Sc. (Econs.), Accounting and Finance, from The London School of Economics; he is a citizen of both Germany and Sweden.

Carl L. Gordon, Director

Dr. Gordon currently serves as a director of OrbiMed Advisors Limited. Dr. Gordon serves as General Partner and Co-Head of Private Equity of OrbiMed Advisors LLC, which he co-founded in 1998. From 1995 to 1997 he was a senior biotechnology analyst at Mehta and Isaly, and from 1993 to 1995 he was a Fellow at The Rockefeller University. Dr. Gordon currently serves on the board of directors of numerous private companies. Dr. Gordon has also served on the board of directors of Selecta Biosciences, Acceleron Pharma Inc., Amarin Corporation plc and Pacira Pharmaceuticals, Inc. Dr. Gordon received his B.S. in Chemistry from Harvard College and his Ph.D. in Molecular Biology from MIT. Dr. Gordon's venture capital experience, expertise in the scientific field of molecular biology and financial credentials contributed to our board of directors' conclusion that he should serve as a director of our company.

Jonathan T. Silverstein, Director

Mr. Silverstein currently serves as a director of OrbiMed Advisors Limited. Mr. Silverstein is currently a general partner at OrbiMed, a healthcare investment firm, where he has worked since December 1998. Previously, Mr. Silverstein was a director of life sciences in the investment banking department at Sumitomo Bank. Mr. Silverstein serves on the board of directors of Audentes Therapeutics, Inc., Intercept Pharmaceuticals, Inc., Roka Biosciences Inc., Glaukos Corp and Ascendis Pharma A/S. Mr. Silverstein also serves on the boards of directors of several private companies. Mr. Silverstein holds a B.A. from Denison University and a J.D. and M.B.A. from the University of San Diego.

W. Carter Neild, CFA, Director

Mr. Neild currently serves as a director of OrbiMed Advisors Limited. Mr. Neild is a Partner of OrbiMed. Mr. Neild joined OrbiMed in 2002 and has led the firm's expansion into areas such as biopharmaceutical royalty investments and Asia. Mr. Neild was previously a Director of the UBS Alternative Investments Group. Prior to his tenure at UBS, he spent four years in the investment management division of First Chicago, now part of J.P. Morgan. Mr. Neild received an M.B.A. in Finance from the University of Chicago, a B.A. in Economics from Emory University, and a C.E.P. from the Institute D'Etudes Politiques in Paris. He received the CFA charter in 1995.  Mr. Neild currently serves on the University of Chicago's National Board of Directors Life Sciences Alumni Group.

Geoffrey C. Hsu, CFA, Director

Mr. Hsu currently serves as a director of OrbiMed Advisors Limited. Mr. Hsu is currently a is a Partner of OrbiMed, a healthcare investment firm, where he has worked since he joined the firm in 2002 as a biotechnology analyst. Prior to joining OrbiMed, he worked as a financial analyst in the healthcare investment banking group at Lehman Brothers. Mr. Hsu received his A.B. degree summa cum laude from Harvard University and holds an M.B.A. from Harvard Business School. Prior to business school, he spent two years studying medicine at Harvard Medical School.

Jonathan Wang, Director

Dr. Jonathan J. Wang currently serves as a director of OrbiMed Advisors Limited. Additional information regarding Dr. Wang’s business experience and background can be found under “Response Biomedical Corp. – Board of Directors” above.

Sunny Sharma, Director

Dr. Sharma currently serves as a director of OrbiMed Advisors Limited. Dr. Sharma is a Senior Managing Director on the Asia team. Prior to joining OrbiMed in 2008, Dr. Sharma was with Investor Growth Capital (IGC), the investment arm of Investor AB in North America, and before that with Easton Capital in New York. Earlier in his career, Dr. Sharma worked in the healthcare investment banking group of Lehman Brothers in London, and before that he practiced medicine in northern India. Dr. Sharma holds an M.B.A. from the Indian Institute of Management, Bangalore and a medical degree (M.B.B.S.) from Christian Medical College, Ludhiana where he was awarded the Vipin Khanna Memorial Gold Medal for graduating as the best intern.

David Wang, M.D., Ph.D., Director

Dr. Wang currently serves as a director of OrbiMed Advisors Limited. Dr. Wang has served as a Senior Managing Director, of OrbiMed Asia since 2011. Most recently, he was a Managing Director at WI Harper Group, responsible for healthcare investment in China. Previously, he served as Head of Business Development at Siemens Medical Solutions, where he directed corporate strategy and new businesses in molecular diagnostics and diagnostic imaging. He was co-founder and EVP at First Genetic Trust, a personalized medicine company. During his tenure at Bristol-Myers Squibb, he was Chairman of The SNP Consortium Management Committee, the first group of its kind formed by pharmaceutical and technology industries to support the development of personalized medicine. He received his M.D. from Peking University Medical School. He earned his doctorate in Developmental Biology from California Institute of Technology.

Alexander M. Cooper, Director

Mr. Cooper currently serves as a director of OrbiMed Advisors Limited. Mr. Cooper joined OrbiMed in 2010 as the General Counsel.  Mr. Cooper previously worked at Goldman Sachs from 2003 to 2010, serving as counsel primarily in the Asset Management business and also in the Corporate Governance group.  Prior to Goldman Sachs, he was an attorney at Davis Polk & Wardwell in the Investment Management Group and Litigation Department and a law clerk for the Hon. Lourdes G. Baird of the U.S. District Court for the Central District of California.  Mr. Cooper received his J.D. from Yale Law School, where he was an Essays Editor of the Yale Law Journal, as well as an M.Phil. from Oxford University and an A.B., magna cum laude and Phi Beta Kappa, from Brown University.

SHANGHAI RUNDA MEDCIAL TECHNOLOGY CO. LTD.

Unless otherwise noted below, the principal business address of the following individuals is Room D-I, 15/F,Orient International Science & Technology Mansion, 58 Xiangcheng Rd., Pudong District, Shanghai, P.R. China.

Executive Officers

Liu Hui, Chairman of the Board

Mr. Hui currently serves as the Chairman of the Board of Directors of Shanghai Runda Medical Technology Co. Ltd. (“Runda Medical”), a Shanghai, China corporation, and integrated service provider of medical laboratory, founded in 1999, and listed in the Shanghai Stock Exchange. Runda Medical’s primary operations are located in mainland China. Mr. Hui has been employed by Runda Medical and has served as the Chairman of the Board for the past five years. Mr. Hui is a citizen of the Peoples Republic of China.

Huang Junchao, General Manager and Director

Mr. Junchao currently serves as the General Manager and member of the Board of Directors of Runda Medical, a Shanghai, China corporation, and integrated service provider of medical laboratory, founded in 1999, and listed in the Shanghai Stock Exchange. Runda Medical’s primary operations are located in mainland China. Mr. Junchao has been employed by Runda Medical and has served on its Board for the past five years. Mr. Junchao is a citizen of the Peoples Republic of China.

Chen Zheng, Vice President and Director

Mr. Zheng currently serves as a Vice President and member of the Board of Directors of Runda Medical, a Shanghai, China corporation, and integrated service provider of medical laboratory, founded in 1999, and listed in the Shanghai Stock Exchange. Runda Medical’s primary operations are located in mainland China. Mr. Zheng has been employed by Runda Medical and has served on its Board for the past five years. Mr. Zheng is a citizen of the Peoples Republic of China.

Hu Zhenning, Vice President and Director

Mr. Zhenning currently serves as a Vice President and member of the Board of Directors of Runda Medical, a Shanghai, China corporation, and integrated service provider of medical laboratory, founded in 1999, and listed in the Shanghai Stock Exchange. Runda Medical’s primary operations are located in mainland China. Mr. Zhenning has been employed by Runda Medical and has served on its Board for the past five years. Mr. Zhenning is a citizen of the Peoples Republic of China.

Lu Xiaoyan, Vice President and Secretary

Mr. Xiaoyan currently serves as a Vice President and Secretary of the Board of Directors of Runda Medical, a Shanghai, China corporation, and integrated service provider of medical laboratory, founded in 1999, and listed in the Shanghai Stock Exchange. Runda Medical’s primary operations are located in mainland China. Mr. Xiaoyan has been employed by Runda Medical and has served on its Board for the past five years. Mr. Xiaoyan is a citizen of the Peoples Republic of China.

Ling Haiqing, Finance Director

Mr. Haiqing currently serves as the Finance Director of Runda Medical, a Shanghai, China corporation, and integrated service provider of medical laboratory, founded in 1999, and listed in the Shanghai Stock Exchange. Runda Medical’s primary operations are located in mainland China. Mr. Haiqing has been employed by Runda Medical for the past five years. Mr. Haiqing is a citizen of the Peoples Republic of China.

Wei Ming, Supervisor

Mr. Ming currently serves as a Supervisor of Runda Medical, a Shanghai, China corporation, and integrated service provider of medical laboratory, founded in 1999, and listed in the Shanghai Stock Exchange. Runda Medical’s primary operations are located in mainland China. Mr. Ming has been employed by Runda Medical for the past five years. Mr. Ming is a citizen of the Peoples Republic of China.

Lin Ying, Supervisor

Mr. Ying currently serves as a Supervisor of Runda Medical, a Shanghai, China corporation, and integrated service provider of medical laboratory, founded in 1999, and listed in the Shanghai Stock Exchange. Runda Medical’s primary operations are located in mainland China. Mr. Ying has been employed by Runda Medical for the past five years. Mr. Ying is a citizen of the Peoples Republic of China.

Board of Directors

Liu Hui, Chairman of the Board

A biography for Mr. Hui can be found under “Shanghai Runda Medical Technology Co. Ltd. – Executive Officers” above.

Huang Junchao, General Manager and Director

A biography for Mr. Junchao can be found under “Shanghai Runda Medical Technology Co. Ltd. – Executive Officers” above.

Chen Zheng, Vice President and Director

A biography for Mr. Zheng can be found under “Shanghai Runda Medical Technology Co. Ltd. – Executive Officers” above.

Hu Zhenning, Vice President and Director

A biography for Mr. Zhenning can be found under “Shanghai Runda Medical Technology Co. Ltd. – Executive Officers” above.

Luo Qifeng, Director

Mr. Qifeng currently serves as a member of the Board of Directors of Runda Medical, a Shanghai, China corporation, and integrated service provider of medical laboratory, founded in 1999, and listed in the Shanghai Stock Exchange. Runda Medical’s primary operations are located in mainland China. Mr. Qifeng has been employed by for Shanghai Yonghua Capital Co., Ltd., located in Shanghai, China for the past 5 years. His principal business address is 15/F Zizhu Mansion, No. 1088 Fangdian Rd., Shanghai, China. Mr. Qifeng is a citizen of the Peoples Republic of China.

Wang Hongli, Director

Mr. Hongli currently serves as a member of the Board of Directors of Runda Medical, a Shanghai, China corporation, and integrated service provider of medical laboratory, founded in 1999, and listed in the Shanghai Stock Exchange. Runda Medical’s primary operations are located in mainland China. Mr. Hongli has been employed by for Ruijin Hospital, in Shanghai, China for the past 5 years. His principal business address is 197 Second Ruijin Rd., Shanghai, China. Mr. Hongli is a citizen of the Peoples Republic of China.

He Heping, Director

Mr. Heping currently serves as a member of the Board of Directors of Runda Medical, a Shanghai, China corporation, and integrated service provider of medical laboratory, founded in 1999, and listed in the Shanghai Stock Exchange. Runda Medical’s primary operations are located in mainland China. Mr. Heping has been an accountant with Zhonghua Certified Public Accountants, in Shanghai, China for the past 5 years. His principal business address is 6/F 100 Bund Square, No. 100 South Zhongshan Rd., Shanghai, China. Mr. Heping is a citizen of the Peoples Republic of China.

Xu Jiqiang, Director

Mr. Jiqiang currently serves as a member of the Board of Directors of Runda Medical, a Shanghai, China corporation, and integrated service provider of medical laboratory, founded in 1999, and listed in the Shanghai Stock Exchange. Runda Medical’s primary operations are located in mainland China. Mr. Jiqiang has been employed by the Shanghai University of Finance and Economics for the past 5 years. His principal business address is 777 Guoding Road, Shanghai, China. Mr. Jiqiang is a citizen of the Peoples Republic of China.

Li Qing, Director

Mr. Qing currently serves as the Chairman of the Supervisory Board of Runda Medical, a Shanghai, China corporation, and integrated service provider of medical laboratory, founded in 1999, and listed in the Shanghai Stock Exchange. Runda Medical’s primary operations are located in mainland China. Mr. Qing has been employed by the Kerry Group Kwok Foundation, in Shanghai, China for the past 5 years. His principal business address is 5/F No. 8 Kerry Everbright City. 210 West Tianmu Rd., Shanghai, China. Mr. Qing is a citizen of the Peoples Republic of China.

PRELIMINARY - SUBJECT TO COMPLETION

RESPONSE BIOMEDICAL CORP.

Computershare

8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

RITQ 000001

SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X X9X
CANADA

Security Class
COMMON SHARES

Holder Account Number

C9999999999 IND

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Form of Proxy - Special Meeting to be held on (.), 2016

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.**
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by (.) (Pacific Time) on (.), 2016.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 23456 78901 23456

RITQ_PRX_233683/000001/000001/i

SAM SAMPLE

C9999999999

IND C03

Appointment of Proxyholder

I/We being holder(s) of Response Biomedical Corp. hereby appoint: Anthony F. Holler, or failing him, William J. Adams, or failing him, Barbara R. Kinnaird,

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

As my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of shareholders of Response Biomedical Corp. to be held at 1781 - 75 th Avenue W, Vancouver, B.C., V6P 6P2, on (.) 2016 at (.) (Pacific Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

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	For	Against
2. Advisory Vote on Compensation Vote, on an advisory basis, by ordinary resolution, regarding the compensation of the named executive officers, that will or may become payable in connection with the Arrangement, as more particularly described in the Circular.	☐	☐

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Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

DD / MM / YY

R I T Q 2 3 3 6 8 3 1 P R A R 0 9 9 9 9 9

PRELIMINARY - SUBJECT TO COMPLETION

RESPONSE BIOMEDICAL CORP.

Computershare

8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

RITQ 000002

SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X X9X
AUSTRALIA

Security Class
COMMON SHARES

Holder Account Number
C9999999999 IND

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Form of Proxy - Special Meeting to be held on (.), 2016

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.**
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by (.) (Pacific Time) on (.), 2016.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

312-588-4290 Direct Dial

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 23456 78901 23456

RITQ_PRX_233683/000002/000002/i

SAM SAMPLE

C9999999999

IND C03

Appointment of Proxyholder

I/We being holder(s) of Response Biomedical Corp. hereby appoint: Anthony F. Holler, or failing him, William J. Adams, or failing him, Barbara R. Kinnaird,

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

As my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of shareholders of Response Biomedical Corp. to be held at 1781 - 75 th Avenue W, Vancouver, B.C., V6P 6P2, on (.) 2016 at (.) (Pacific Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

For Against

1. Arrangement

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For Against

2. Advisory Vote on Compensation

Vote, on an advisory basis, by ordinary resolution, regarding the compensation of the named executive officers, that will or may become payable in connection with the Arrangement, as more particularly described in the Circular.

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Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

DD / MM / YY

R I T Q 2 3 3 6 8 3 1 P R A R 0 9 9 9 9 9